As filed with the U.S. Securities and Exchange Commission on October 17, 2023.

Registration No. 333-269043

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Galaxy Payroll Group Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	7361	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25th Floor, Ovest

77 Wing Lok Street

Sheung Wan, Hong Kong

Tel: +852 3105 2611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711

Tel: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Elizabeth Fei Chen, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 Tel: 212-326-0199	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 Tel: 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-1 (the “Registration Statement”) contains two prospectuses, as set forth below.

●	Public offering prospectus. A prospectus to be used for the public offering of 2,000,000 Ordinary Shares, par value $0.000625 per share (the “Ordinary Shares”) of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale prospectus. A prospectus to be used for the resale by the selling shareholder of 2,240,000 Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page 1;

●	they contain different Use of Proceeds sections on page 47;

●	a Selling Shareholder section is included in the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Selling Shareholder Plan of Distribution is included in the Resale Prospectus; and

●	the Legal Matters section in the Resale Prospectus on page Alt-4 deletes the reference to counsel for the underwriter, among others.

The Registrant has included in this Registration Statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED October 17, 2023

2,000,000 Ordinary Shares Offered by Galaxy Payroll Group Limited

Galaxy Payroll Group Limited

This is an initial public offering of Galaxy Payroll Group Limited’s ordinary shares. Hereinafter “the Company”, “we”, us”, or “Galaxy Payroll BVI” are all referring to Galaxy Payroll Group Limited. We are offering on a firm commitment basis our ordinary shares, par value $0.000625 per share (“Ordinary Shares”). Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price to be $4.00 per Ordinary Share. We have submitted the application to the Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “GLXG”. The closing of this initial public offering is conditioned upon Nasdaq’s approval of our listing application. There can be no assurance that the offering will be closed and our Ordinary Shares will be trading on Nasdaq Capital Market.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 22 to read about factors you should consider before buying our Ordinary Shares.

We are a holding company incorporated in the British Virgin Islands, or BVI. As a holding company with no operations, we are not a Chinese operating company. Our operations are conducted by our Operating Entities, which are our indirect wholly-owned subsidiaries, Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”), Galaxy GEO Services Limited (“Galaxy GEO Services”), Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”), Galaxy Human Resources Limited (“Galaxy HR (TW)”), and Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”).

The selling shareholder as defined under Principal Shareholders section of this prospectus is offering 2,240,000 Ordinary Shares to be sold in the offering pursuant to the resale prospectus. Neither we nor the underwriter will receive any proceeds from the sales of any of the Ordinary Shares being offered by the selling shareholder.

This is an offering of the Ordinary Shares of Galaxy Payroll Group Limited, the holding company incorporated in BVI, instead of shares of our Operating Entities. You may never directly hold any equity interest in our Operating Entities.

Our Company faces various legal and operational risks and uncertainties relating to its operations in Hong Kong and in PRC. Our current corporate structure includes a wholly owned subsidiary doing business in PRC. We do not have any variable interest entity (the “VIE”) in PRC and we currently do not have any intention of establishing any VIEs in the future. If in the future there is any significant change to the current political arrangements between PRC and Hong Kong or PRC’s authority in Hong Kong, it could result in the PRC or Hong Kong regulatory authorities disallowing our current corporate structure, which in turn would likely result in a material adverse change in our operations, and cause our securities to decline significantly in value or become worthless. All of our operations are conducted by our Operating Entities in Hong Kong, PRC, Taiwan and Macau as subsidiaries of Galaxy Payroll BVI.

Although we believe that the laws and regulations of the PRC do not currently have any material negative impact on our business, financial condition or results of operations, and our corporate structure is stable without any interference from current applicable laws in Hong Kong, PRC, Taiwan and Macau, we face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to corporate structure, data and cyberspace security, and anti-monopoly concerns, would be applicable to a company like us, given our foreign investment personality, substantial operations in Hong Kong, and the Chinese government’s significant oversight authority over the conduct of business in Hong Kong. See “Risk Factors - Risks Relating to the PRC” and “Risk Factors - Risks Relating to Hong Kong, Taiwan and Macau” for more details.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Administrative Measures stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies, among which, a PRC domestic company that seeks to directly or indirectly offer and list securities in overseas markets, if both explicit conditions set forth under Article 15 (as listed under point (1) below) are satisfied with respect to an “indirect offering and listing”, shall fulfill the filing procedure with the CSRC. Article 15 of the Trial Administrative Measures provides that (1) any overseas offering and listing made by an issuer that meets both the following explicit criteria will be determined as an “indirect overseas offering and listing”: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China (point (1)(a) and (1)(b) collectively, the “Article 15 Explicit Conditions for Filing”); and (2) the determination as to whether or not an overseas offering and listing by PRC domestic companies is an “indirect overseas offering and listing”, shall be made on a “substance over form” basis (the “Discretional Clause”). As of the date of this prospectus, we do not believe that this offering constitutes an “indirect overseas offering and listing”, or that we are required to obtain the approval from or complete the filing with the CSRC pursuant to the Trial Administrative Measures for this offering because we do not meet both of the Article 15 Explicit Conditions for Filing at the same time as set out in the Trial Administrative Measures. No opinion was obtained from our PRC Legal Advisers regarding such matters because the CSRC has the sole discretion to determine whether this offering will be regarded as an “indirect overseas offering and listing” under the Discretional Clause and consequently whether the Company is required to obtain approval from or complete the filing with the CSRC pursuant to the Trial Administrative Measures. As the Trial Administrative Measures were recently published, there are substantial uncertainties as to its implementation and interpretation, and the CSRC may take a view that is contrary to our understanding of the Trial Administrative Measures under the principle of “substance over form” adopted thereby regarding the determination of an “indirect overseas offering and listing by PRC domestic companies”. See “Risk Factor - We believe we are not subject to the filing requirements under Trial Administrative Measures, which took effect on March 31, 2023, because (i) our PRC subsidiary accounted for far less than 50% of any of the Company’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, and (ii) the Company’s main parts of business activities are not conducted in mainland China, nor is its main place of business located in mainland China, and the senior managers in charge of its business operation and management are not mostly Chinese citizens or domiciled in mainland China. However, We cannot assure you that the CSRC will have the same interpretation as us and if they request us to proceed with the filing nevertheless, we cannot give you an estimated time frame for completing such a filing which is beyond our control.” for more details.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our former auditor, Friedman LLP, is headquartered in New York, and has been inspected by the PCAOB on a regular basis. Our current auditor, Marcum Asia CPAs LLP (“Marcum Asia”), is also headquartered in New York, and has been inspected by the PCAOB on a regular basis. Neither of them is headquartered in mainland China or Hong Kong nor was identified in this report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, either PRC regulators take steps to impair the auditing firm’s access to the workpapers in PRC or Hong Kong, or the PCAOB is not able to fully conduct inspections of our auditor’s work papers in mainland China, or the PCAOB expands the scope of the Determination Report so that we are subject to the HFCAA, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets, trading of our securities on a national securities exchange or in the over-the counter may be prohibited under the HFCAA and an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, as part of the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus, would reduce the time before an applicable issuer’s securities may be prohibited from trading or delisted. It can potentially cause delisting as well as depress the price of a foreign issuer’s securities if the issuer’s auditor is beyond the PCAOB’s complete inspection and investigation. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that foreign authorities might take positions at any time that would prevent the PCAOB from inspecting or investigating completely. As required by the HFCAA, if in the future the PCAOB determines it can no longer inspect or investigate completely because of a position taken by any foreign authority, including but is not limited to Hong Kong and mainland China authorities, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Our auditor is headquartered in New York, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act” for more information.

Funds may be transferred to Galaxy HR (SZ), Galaxy HR (TW) and Galaxy HR (Macau) through our subsidiaries in Hong Kong, Galaxy Payroll (China), Galaxy Payroll (TW) and Galaxy Payroll (HK) respectively, by additional capital contributions or shareholder’s loans. The funds were paid directly through Melkweg Cayman after reorganization since the bank account of Galaxy Payroll Group Limited had not been opened until November 15, 2022. Since then the dividends were paid through Galaxy Payroll BVI. The following is a table providing a description of how cash is transferred through our organization. See “Galaxy Payroll Group Limited - Consolidated Statements of Changes in Shareholders’ Equity - For the Two Fiscal Years Ended June 30, 2023 and 2022” and “Galaxy Payroll Group Limited - Consolidated Statements of Cash Flows - For the Two Fiscal Years Ended June 30, 2023 and 2022”.

For the year ended June 30, 2023
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	12,326,969	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	9,790,064	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	9,884,032	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	9,884,032	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	The shareholders of the group	6,004,375	Cash transferred as dividend from the subsidiary in Cayman to its ultimate shareholders’ entities in British Virgin Islands
6	Galaxy Payroll Group Limited	The shareholders of the group	3,879,657	Cash transferred as dividend from the holding company in British Virgin Islands to its ultimate shareholders’ entities in British Virgin Islands

For the year ended June 30, 2022
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	13,454,617	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	5,443,248	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	20,345,600	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	20,274,166	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	The shareholders of the group	18,924,782	Cash transferred as dividend from the subsidiary in Cayman to its ultimate shareholders’ entities in British Virgin Islands

Galaxy Payroll BVI’s ability to pay dividends to its shareholders and to service any debt it may incur may largely depend upon dividends paid by Galaxy Payroll (HK). Galaxy HR (SZ), as an indirect wholly-owned subsidiary of Galaxy Payroll BVI, is statutorily limited because it is required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. See Transfers of Cash to and from Our Subsidiaries on page 3-4 under Prospectus Summary for more details.

As advised by our Hong Kong Legal Advisers, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. In addition, there can be no assurance that in the future the PRC government will not intervene or impose restrictions on Galaxy Payroll (HK)’s ability to transfer or distribute cash/assets to entities outside of Hong Kong, which could result in an inability or prohibition on making transfers or distributions to us and adversely affect our business. Therefore, to the extent funds and/or assets are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds and/or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government. See Risk Factors Summary and “Risk Factor - Restrictions on currency exchange may limit our ability to receive and use our revenue effectively” for more details.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. Currently the Company does not have any contractual cash management policies that dictate how funds are transferred between our subsidiaries, holding company and investors. If we decide to distribute dividends to our investors, we may distribute dividends by way of cash or by other means that we consider appropriate. A decision to declare and pay any dividends would require the approval of our Board and will be at its discretion. In addition, any final dividend for a financial year will be subject to Shareholders’ approval and even if approved, cannot be regarded as an indication of future dividend policy or our payment of dividends in the future. See “Galaxy Payroll Group Limited Consolidated Statements of Changes in Shareholders’ Equity” and “Galaxy Payroll Group Limited Consolidated Statements of Cash Flows”.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 45 of this prospectus for more information.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Initial public offering price(1)	$4.00	$8,000,000	$9,200,000
Underwriter’s discounts(2)	$0.28	$560,000	$644,000
Proceeds to our company before expenses(3)	$3.72	$7,440,000	$8,556,000

(1)	Initial public offering price per share is assumed as $4.00 per share. For more information, see “Underwriting” in this prospectus.

(2)	We have agreed to pay the underwriters a discount equal to 7%.

(3)	We expect our total cash expenses for this offering (including cash expenses payable to our underwriter for its out-of-pocket expenses) not to exceed $200,000, exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation, such as 1% of the total offering amount as the underwriter’s non-accountable expenses. These payments will further reduce proceeds available to us before expenses. For a detailed description of the compensation to be received by the underwriter, see “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the underwriter an option for a period of 45 days after the effective date of this registration statement to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the underwriter exercises the option in full, and assuming an offering price of $4.00 per Ordinary Share, the total gross proceeds to us, before underwriting discounts and expenses, will be $9,200,000.

The underwriter expects to deliver the Ordinary Shares against payment as set forth under “Underwriting” on or about [●], 2023.

Recently, the Chinese government announced that it would step up supervision of Chinese firms listed offshore and/or foreign investments in China based issuers. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data.

The Company does not use variable interest entities in its corporate structure. We do not believe the Company’s current business to be within the targeted areas of concern by the Chinese government. However, because of the Company’s subsidiaries in Hong Kong and mainland China and their operations there, there is a risk that the Chinese government may in the future seek to affect operations of any company with any level of operations in Hong Kong or China through the exertion of increased control, oversight, intervention and influence of our Operating Entities’ operations, our ability to offer securities to investors, list our securities on a U.S. or other foreign exchange, conduct their business or accept foreign investment. Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition. If any or all of the foregoing were to occur, it could, in turn, result in a material change in the Company’s operations and/or the value of its Ordinary Shares and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 17, 2023

You should rely on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus. We are offering to sell, and seeking offers to buy the Ordinary Shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

Neither we nor the underwriter have taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

Until [●], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

We are a holding company incorporated in the British Virgin Islands, or BVI. As a holding company with no operations, we are not a Chinese operating company. Our operations are conducted by our Operating Entities, which include our indirect wholly-owned subsidiaries, such as Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”), Galaxy GEO Services Limited (“Galaxy GEO Services”), Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”), Galaxy Human Resources Limited (“Galaxy HR (TW)”), and Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”), which are incorporated in Hong Kong, PRC, Taiwan and Macau. As a reputable payroll outsourcing service, employment service and consultancy and market research service provider based in Hong Kong, the Company, through our Operating Entities, provides services to our customers which are mainly categorized as (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and/or employment-related matters for their branch offices in different regions; (ii) end-users which are mainly multinational companies/organizations that outsource their payroll and/or employment functions to us directly; (iii) end-users consulting us for their future expansion worldwide. Galaxy HR (SZ), Galaxy Payroll (HK), Galaxy HR (TW) and Galaxy HR (Macau) provide payroll outsourcing services in the mainland China, Hong Kong, Taiwan and Macau; Galaxy HR (SZ), Galaxy Payroll (HK), Galaxy GEO Services and Galaxy HR (TW) provide employment services in the mainland China, Hong Kong and Taiwan; and Galaxy Payroll (HK) provides consultancy and market research services in Hong Kong. End-users of our services may either be (i) our indirect customers engaging us through channels; or (ii) our direct customers. This is an offering of the Ordinary Shares of Galaxy Payroll Group Limited, the holding company incorporated in BVI, instead of shares of our Operating Entities. You may never directly hold any equity interest in our Operating Entities.

In providing payroll outsourcing services, we generally assist our end-users in (i) calculating employees’ salaries and the required employer’s contributions to Hong Kong’s Mandatory Provident Fund (MPF) and PRC’s social security and housing provident funds as well as individual income tax and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment-related tax returns. For the two fiscal years ended June 30, 2023 and 2022, we handled approximately 65,400 and 62,200 payroll transactions for our payroll outsourcing service customers, respectively. Galaxy Payroll (HK) and Galaxy HR (Macau) provide payroll outsourcing services in Hong Kong and Macau directly and cooperate with in-country partners to provide payroll outsourcing services in the PRC and India where appropriate. The contractual arrangements with in-country partners to provide service are as effective as providing services directly. Although we may incur some challenges or additional costs to enforce the terms of the arrangements, we regard such risk to be minimal and remote, since we have maintained stable and long-term relationship with these in-country partners.

In providing employment services, our Operating Entities or our in-country partners (upon our request) (i) act as the employers of record to employ suitable candidates, who are sourced by our end-users, and second them back to our end-users; and (ii) handle the seconded employees’ payroll as their employers of record. Galaxy Payroll (HK), Galaxy GEO Services and Galaxy HR (Macau) provide employment services in Hong Kong and Macau directly and Galaxy Payroll (HK) cooperated with in-country partners to provide employment services in the PRC, Japan, Australia and other Asian countries where appropriate.

In providing consultancy and market research services, our Operating Entities (i) provide consultation for local policy in advanced level and delivery of country profile reports; (ii) deliver general consultation on different topics as well as Q&A session with local experts on a monthly basis. Galaxy Payroll (HK) provides consultancy and market research services in Hong Kong directly. The management of the Group reconsidered the business strategy of the consultancy and market research services and temporarily ceased the provision of the services starting from July 2022. The management of the Group plans to restart the provision of consultancy and market research services once the initial public offering is completed and therefore the Group would have sufficient funds to employ manpower to manage the service line.

With regard to the business the Company and its subsidiaries participated in, the Company has expressly confirmed to have received all requisite permissions or approvals in Taiwan and Macau, based on the knowledge of its own administrative staff who maintains the compliance status regarding Taiwan and Macau. As of the date of this prospectus, as advised by PRC Legal Advisers, the Company has received all requisite permissions or approvals necessary for its business operations in the PRC and as advised by Hong Kong Legal Advisers, the Company has received all requisite licenses, permits and approvals for its business operations in Hong Kong.

CORPORATE STRUCTURE

The following diagram illustrates our corporate structure:

1.	Pine Mountain Holdings Limited, 100% held by Mr. LAO Wai Hong, holds 2,400,000 shares which is 15.0% of the total share capital of Galaxy Payroll Group Limited.

2.	PROFIT OASIS GLOBAL LIMITED, 100% held by Mr. SI Lin Tai, holds 880,000 shares which is 5.5% of the total share capital of Galaxy Payroll Group Limited.

3.	GOLDEN EDGE DEVELOPMENTS LIMITED, 100% held by Ms. SUN Hsiu Na, holds 720,000 shares which is 4.5% of the total share capital of Galaxy Payroll Group Limited.

4.	Agapao Investment Holding Limited, 100% held by Mr. BUT Yiu Kong Kenneth, holds 2,400,000 shares which is 15.0% of the total share capital of Galaxy Payroll Group Limited.

5.	LUCKY PARTNER ENTERPRISES LIMITED, 100% held by Mr. WONG Tin Fat, holds 960,000 shares which is 6.0% of the total share capital of Galaxy Payroll Group Limited.

6.	NEW BASIC GROUP LIMITED, 100% held by Mr. YEUNG Chun Kong Anson, holds 640,000 shares which is 4.0% of the total share capital of Galaxy Payroll Group Limited.

7.	JEAN Oceania Limited, 100% held by Mr. YEUNG Wai Cheung, holds 2,400,000 shares which is 15.0% of the total share capital of Galaxy Payroll Group Limited.

8.	FIRST START INTERNATIONAL LIMITED, 100% held by Mr. TSE Joseph, holds 960,000 shares which is 6.0% of the total share capital of Galaxy Payroll Group Limited.

9.	DYNAMIC ALLY INVESTMENTS LIMITED, 100% held by Mr. WONG Ying Chuen, holds 640,000 shares which is 4.0% of the total share capital of Galaxy Payroll Group Limited.

10.	EPT Development Holdings Limited, 100% held by Mr. CHAN Chi Keung Eric, holds 800,000 shares which is 5.0% of the total share capital of Galaxy Payroll Group Limited.

11.	TOP VIRTUE INTERNATIONAL LIMITED, 100% held by Mr. YIU Pak To, holds 800,000 shares which is 5.0% of the total share capital of Galaxy Payroll Group Limited.

12.	APTC Holdings Limited, 100% held by Mr. POON Tak Ching, holds 720,000 shares which is 4.5% of the total share capital of Galaxy Payroll Group Limited.

13.	VALUE CLASSIC GLOBAL LIMITED, 100% held by Mr. WONG Tai Kuen, holds 960,000 shares which is 6.0% of the total share capital of Galaxy Payroll Group Limited.

14.	GOLDEN BASE VENTURES LIMITED, 100% held by Mr. HUNG Kwok Wing, holds 720,000 shares which is 4.5% of the total share capital of Galaxy Payroll Group Limited.

TRANSFERS OF CASH TO AND FROM OUR SUBSIDIARIES

Galaxy Payroll BVI is a holding company with no operations of its own. We conduct our operations in Hong Kong primarily through Galaxy Payroll (HK), and in China through our subsidiary, Galaxy HR (SZ); in Taiwan through our subsidiary, Galaxy HR (TW); and in Macau through our subsidiary, Galaxy HR (Macau). Galaxy Payroll BVI’s ability to pay dividends to its shareholders and to service any debt it may incur may largely depend upon dividends paid to us by Galaxy Payroll (HK), our largest subsidiary which accounts for over 90% of our revenue. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Galaxy Payroll BVI. In addition, Galaxy HR (SZ) is required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. On September 19, 2023, the Group fully paid the declared dividend payable amount of HKD5,942,366 (US$758,313) to the shareholders. On September 26, 2023, the Group declared additional dividends to the shareholders of HKD9,382,330 (US$1,200,000) and subsequently paid HKD2,350,890 (US$300,000) dividends on October 5, 2023 to the shareholders. During the year ended June 30, 2023, Galaxy Payroll BVI declared the dividends of HKD13,825,353 (US$1,764,271) and made the dividend of HKD9,884,032 (US$1,261,314) to Pine Mountain, Agapao Investment and JEAN Oceania evenly with each entity received HK$3,294,677 (US$420,438) from Galaxy Payroll BVI. During the year ended June 30, 2022, Melkweg Cayman declared the dividends of HK$14,407,426 (US$1,835,996) and made the dividend of HK$18,924,782 (US$2,411,660) to Pine Mountain, Agapao Investment and JEAN Oceania evenly with each entity received HK$6,308,261 (US$803,887) from Melkweg Cayman. The dividends were still paid directly through Melkweg Cayman after reorganization since the bank account of Galaxy Payroll Group Limited had not been opened until November 15, 2022. Since then the dividends were paid through Galaxy Payroll BVI. Galaxy Payroll BVI and Melkweg Cayman pays to the ultimate shareholders based on the cash flow position and its reserve at the beginning of each month, a point when dividend payment is assessed by its management. The total amount paid by Galaxy Payroll BVI to the shareholders is less than the total amount paid from Melkweg Cayman and Melkweg BVI and that originally from Galaxy Payroll HK due to the differences resulted from the exchange rates at different conversion points. As of the date of this prospectus, we do not have any U.S. investors, and thus no dividends or distributions have been made to any U.S. investors.

Cash is transferred through our organization in the manner as follows: (i) we may transfer funds to Galaxy HR (SZ), Galaxy HR (TW) and Galaxy HR (Macau) through our subsidiaries in Hong Kong, Galaxy Payroll (China), Galaxy Payroll (TW) and Galaxy Payroll (HK) respectively, by additional capital contributions or shareholder’s loans, as the case may be; (ii) Payroll funds and service fees are from Galaxy Payroll (HK) to Galaxy HR (SZ), Galaxy HR (TW) and Galaxy HR (Macau); and (iii) dividends are paid from Galaxy Payroll (HK) to Melkweg BVI; then from Melkweg BVI to Melkweg Cayman; and finally from Melkweg Cayman to Galaxy Payroll BVI. As a holding company, we may rely on dividends and other distributions on equity paid by Galaxy Payroll (HK) and other subsidiaries for our cash and financing requirements. If Galaxy Payroll (HK) and other subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to the shareholders. To date, Galaxy Payroll BVI has not raised any capital, and thus, has not transferred funds to Galaxy Payroll (HK) and other subsidiaries. In the future, however, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to Galaxy Payroll (HK) and other subsidiaries via capital contribution or shareholder loans. Galaxy Payroll BVI had not opened its bank account right after the reorganization until November 15, 2022. Therefore, Galaxy Payroll BVI had relied on Melkweg Cayman to distribute the dividend payment prior to its bank account was open. Since November 15, 2022, the dividends were paid through Galaxy Payroll BVI. On September 19, 2023, the Group fully paid the declared dividend payable amount of HKD5,942,366 (US$758,313) to the shareholders. On September 26, 2023, the Group declared additional dividends to the shareholders of HKD9,382,330 (US$1,200,000) and on October 5, 2023, the Group paid HKD2,350,890 (US$300,000) dividends to the shareholders. See “Galaxy Payroll Group Limited Consolidated Statements of Changes in Shareholders’ Equity” and “Galaxy Payroll Group Limited Consolidated Statements of Cash Flows” for the years ended June 30, 2023 and 2022.

Our PRC subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to Galaxy Payroll (China) only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of our PRC subsidiary, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order to pay dividends to our shareholders, we rely on payments made from Galaxy Payroll (HK) to Melkweg BVI, and the distribution of such payments to Melkweg Cayman from Melkweg BVI and to Galaxy Payroll BVI from Melkweg Cayman as dividends. Certain payments from Galaxy Payroll (HK) to Galaxy HR (SZ) and Galaxy HR (TW) are subject to business taxes and VAT. During the year ended June 30, 2023, Galaxy Payroll (HK) paid payroll funds and service fees of HK$9,790,064 (US$1,249,322) to Galaxy HR (SZ); Galaxy Payroll (HK) paid the payroll funds and service fees of HK$12,326,969 (US$1,573,060) to Galaxy HR (TW). During the year ended June 30, 2022, Galaxy Payroll (HK) paid payroll funds and service fees of HK$5,443,248 (US$693,655) to Galaxy HR (SZ); Galaxy Payroll (HK) paid the payroll funds and service fees of HK$13,454,617 (US$1,714,576) to Galaxy HR (TW).

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, issued on February 20, 2009 by the State Administration of Taxation (“SAT”), if the relevant PRC tax authorities determine, in their discretions, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. In addition, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Galaxy Payroll (China). As of the date of this prospectus, Galaxy HR (SZ) currently does not have plan to declare and pay dividends to Galaxy Payroll (China) and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Galaxy Payroll (China) intends to apply for the tax resident certificate when Galaxy HR (SZ) plans to declare and pay dividends to Galaxy Payroll (China). When Galaxy HR (SZ) plans to declare and pay dividends to Galaxy Payroll (China) and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a report on Form 6-K, prior to such actions.

INCREASE OF AUTHORIZED SHARES AND FORWARD SHARE SPLIT

On December 19, 2022, the Company filed Amended and Restated Charter with the Registrar to increase our authorized shares from 50,000 Ordinary Shares, par value of US$1 per share, to unlimited number of Ordinary Shares, par value of US$0.000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 1,600:1.

OUR PRINCIPAL BUSINESS

We, through our subsidiaries (together, our “Group”) provide in-country payroll outsourcing services, and employment services. We have also provided consultancy and market research services to our customers from diversified industries. The table below sets out our customers, scope of services, geographical locations of the employees or seconded employees and service fees charged by our Group under each business during the two fiscal years ended June 30, 2023 and 2022:

Business	Customers	Scope of services	Service fees

Payroll outsourcing services	(i) Channels; and (ii) end-users.	In providing payroll outsourcing services, we assist our end-users in (i) conducting computation of salaries and the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment- related tax returns.

The Operating Entities generally charge service fees for each employee of the end-users at a fixed amount per month, subject to a fixed amount of minimum charge per end-user per month.

Customers are generally required to settle the fees within 30 to 90 days from the dates of our invoices.

During the two fiscal years ended June 30, 2023 and 2022, our Group did not adjust our pricing schedule for our payroll outsourcing services with our customers.

Employment services	(i) Channels; and (ii) end-users.	In providing employment services, the Operating Entities (i) employ candidates directly or through our in-country partners, who are sourced by the end-users themselves and second them back to the end-users; and (ii) handle the seconded employees’ payroll and other administrative matters as their employers of record directly or through our in-country partners.

The Operating Entities charge basic service fees for each seconded employee on a monthly basis during the service period based on an agreed percentage of the seconded employees’ monthly remuneration package or at a fixed fee agreed with our channel customers or our end-users.

Customers are generally required to settle the fees upon receipt of invoice or within 30 days from the dates of our invoices.

During the two fiscal years ended June 30, 2023 and 2022, our Group did not adjust our service fees for employment services with our customers.

Business	Customers	Scope of services	Service fees

Consultancy and market research services	(i) end-users.	In providing consultancy and market research services, the Operating Entities (i) provide consultation for local policy in advanced level and delivery of country profile reports; (ii) deliver general consultation on different topics as well as Q&A session with local experts on a monthly basis.

The Operating Entities charge service fee for (i) consultancy and market research service on a project-by-project basis and (ii) human capital consulting service at a fixed fee agreed with our channel customers or our end-users on a monthly basis.

Customers are generally required to settle the fees within 30 days from the dates of our invoices.

During the fiscal year ended June 30, 2022, our Group did not adjust our pricing schedule for our consultancy and market research services with our customers. The service was temporarily terminated at the beginning of the fiscal year ended June 30, 2023.

CUSTOMERS

Our Group’s customers are mainly categorized as (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and employment-related matters for their branch offices in different regions; and (ii) end-users which are mainly multinational companies/organizations that outsource their payroll or employment functions to us directly. During the two fiscal years ended June 30, 2023 and 2022, end-users of our services included mainly multinational companies/organizations engaging in a wide variety of industries. For payroll outsourcing services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the retail and trading, industrial, IT, financial and professional services industries. For employment services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the IT, retail and trading, industrial, professional institution and education and healthcare industries. For consultancy and market research services, a majority of our end-users during the year ended June 30, 2022 engaged in the IT, industrial, media, advertising and entertainment, professional services.

IN-COUNTRY PARTNERS

For the year ended June 30, 2023, our Operating Entities cooperated with one major in-country partner, China-Key HR Outsourcing Co., Limited, seven other in-country partners in the PRC, CIIC Human Resources Consulting (Zhuhai) Hengqin Branch, FESCO Adecco Shanghai Co. Ltd., Shanghai Foreign Service (Group) co., Ltd., Dalian Pengyu Management Consulting Service Co., Ltd., Shanghai Firstray China Human Resources Service Co. Ltd., CIIC Guangzhou Economic & Technical Cooperation Corp., Shenzhen Yicai Manpower Zi Consultancy Co., Ltd., one in-country partner in Japan, SBC G.K, one in-country partner in Taiwan, Thailand and Malaysia, Eos Global Partners Limited, one in-country partner in Australia, People 2.0 Australia (ESS) Pty Ltd., one in-country partner in India and Bangladesh, Procloz Services Private Limited, one in-country partner in Singapore, Volt Solution Kabushiki Kaisha, one in-country partner in Indonesia, PT. Tuas Solusi Karya and one in-country partner in Vietnam, Tuas Solutions Pte Ltd., on a non-exclusive basis to provide payroll outsourcing services and employment services in the PRC, Taiwan, Japan, Thailand, Malaysia, Australia, India, Indonesia, Vietnam, Singapore, Philippines and Bangladesh, respectively.

For the year ended June 30, 2022, our Operating Entities cooperated with one major in-country partner, China-Key HR Outsourcing Co., Limited, five other in-country partners in the PRC, CIIC Human Resources Consulting (Zhuhai) Hengqin Branch, FESCO Adecco Shanghai Co. Ltd., Shanghai Foreign Service (Group) co., Ltd., Dalian Pengyu Management Consulting Service Co., Ltd., Shanghai Firstray China Human Resources Service Co. Ltd., one in-country partner in Japan, SBC G.K, one in-country partner in Thailand and Malaysia, Eos Global Partners Limited, one in-country partner in Australia, People 2.0 Australia (ESS) Pty Ltd., one in-country partner in India, Procloz Services Private Limited, one in-country partner in Indonesia, PT. Tuas Solusi Karya and one in-country partner in Vietnam, Tuas Solutions Pte Ltd., on a non-exclusive basis to provide payroll outsourcing services and employment services in the PRC, Taiwan, Japan, Thailand, Malaysia, Australia, India, Indonesia and Vietnam, respectively.

OUR COMPETITIVE STRENGTHS

We believe that we have the following competitive strengths which enable us to differentiate ourselves from our competitors:

●	we are a reputable in-country payroll outsourcing and employment service provider engaged by multinational channels and end-users from different industries;

●	we have well-established business relationships with our customers;

●	we are capable of providing high quality payroll outsourcing services and employment services to our customers to ensure compliance with local regulations for our end-users; and

●	we have an experienced and strong management team with proven track record.

For details, please refer to “Business — Competitive Strengths” in this prospectus.

OUR BUSINESS STRATEGIES

Our objective is to leverage on our experience in the payroll outsourcing service industry and employment service industry to expand our business operation in the PRC and Hong Kong, with a focus on the PRC market, by pursuing the following strategies:

●

expand our business operation in the payroll outsourcing service industry and employment service industry in the Asia market by (i) seeking strategic mergers and acquisitions to expand our business presence in the Asia market; or (ii) expanding our operation by providing services directly;

●	expand our service capacity in Hong Kong;

●	enhance our IT system to support our business operation; and

●	develop marketing capability and conduct marketing campaigns to promote our payroll outsourcing services and employment services to direct end-users.

RISK FACTORS SUMMARY

Our business is subject to a number of risks and uncertainties, including the following highlighted risks:

●

a significant portion of our revenue was generated from our five largest customers during the two fiscal years ended June 30, 2023 and 2022 and any significant decrease in the demand from such customers for our services may materially and adversely affect our financial conditions and operating results;

●	our IT system may not perform as anticipated and is vulnerable to damage and interruption, which may lead to leakage of personal data of the employees of our end-users and our seconded employees;

●

The Major In-country Partner accounted for over 35% and 50% of our in-country partner costs throughout the year ended June 30, 2023 and 2022 respectively. Any deterioration, termination of relationship or change of service offerings may adversely affect our business and results of operations;

●	our success depends on our key management personnel;

●	our end-users may consider setting up their own human resources departments to manage their own payroll and employment matters when they expand to a larger scale at the respective regions; and

In particular, we are subject to risks and uncertainties from doing business in China, including:

●	We are a holding company incorporated in British Virgin Islands with most of our business operations in PRC and Hong Kong. Chinese legal system is still very unstable and is undergoing frequent changes following various policy reformation. Therefore, substantial uncertainties are posed on companies to conduct business with very little guidelines. There have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business.

●	There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. The Chinese government is exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money. See Risk Factor - Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition for more details.

●	The Company also operates business in Hong Kong, Taiwan and Macau, any trivial change may have significant impact on the Company’s business. See Risk Factor - Risks relating to the economic, political, legal and social conditions in Hong Kong, Taiwan and Macau for more details.

●	The Trial Administrative Measures effective from March 31, 2023 posed additional filing requirements to PRC domestic companies which seek to offer securities overseas. We believe we are not subject to such requirement, but we cannot assure you that CSRC will interpret the same way as us. See Risk Factor - We believe we are not subject to the filing requirements under Trial Administrative Measures, which took effect on March 31, 2023, because (i) our PRC subsidiary accounted for far less than 50% of any of the Company’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, and (ii) the Company’s main parts of business activities are not conducted in mainland China, nor is its main place of business located in mainland China, and the senior managers in charge of its business operation and management are not mostly Chinese citizens or domiciled in mainland China. However, We cannot assure you that the CSRC will have the same interpretation as us and if they request us to proceed with the filing nevertheless, we cannot give you an estimated time frame for completing such a filing which is beyond our control for more details.

●	The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Such oversight exerted and controlled by the Chinese government over offerings that are conducted overseas and/or foreign investment in China-based issuers may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See Risk Factor - Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements for more details.

●

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. The enactment of such new law inevitably force the Company to bear heavier burden both in cost and in effort to be compliant. Such oversight exerted and controlled by the Chinese government over offerings that are conducted overseas and/or foreign investment in China-based issuers may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See Risk Factor - Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business for more details.

●	Some of our revenue is denominated in China’s currency Renminbi. It is convertible for trade purposes under the current account, but it is not freely convertible under the capital account, which covers portfolio investment and borrowing. As a result, restrictions on currency exchange and on dividend distribution may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders in U.S. dollars. Therefore, to the extent PRC government is enacting regulations to exert more control over convertibility of foreign currency, and that cash and/or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds and/or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. See Risk Factor - Restrictions on currency exchange may limit our ability to receive and use our revenue effectively for more details.

●	In addition, due to Company’s doing business outside the United States, we are not using U.S. dollars as our currency, therefore, various factors, such as changes in China’s political and economic conditions and China’s foreign exchange controls procedure, may lead to the change in value of the Renminbi against the U.S. dollar and other currencies. See Risk Factor - The fluctuation of the Renminbi may have a material adverse effect on your investment for more details.

●	Due to the fact that substantially all of our operations are in China and Hong Kong, substantially all of our assets being in PRC and Hong Kong, and a majority of our directors and officers being nationals and/or residents of countries other than the United States, direct recognition and enforcement in PRC or Hong Kong of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be extremely hard and burdensome, if not impossible. See Risk Factor - You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws for more details.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our former auditor, Friedman LLP, is headquartered in New York, and has been inspected by the PCAOB on a regular basis. Our current auditor, Marcum Asia CPAs LLP (“Marcum Asia”), is also headquartered in New York, and has been inspected by the PCAOB on a regular basis. Neither of them headquartered in mainland China or Hong Kong and were not identified in this report as firms subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, either PRC regulators take steps to impair the auditing firm’s access to the workpapers in PRC or Hong Kong, or the PCAOB is not able to fully conduct inspections of our auditor’s work papers in mainland China, or the PCAOB expands the scope of the Determination Report so that we are subject to the HFCAA, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets, trading of our securities on a national securities exchange or in the over-the counter may be prohibited under the HFCAA and an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, as part of the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus, would reduce the time before an applicable issuer’s securities may be prohibited from trading or delisted. It can potentially cause delisting as well as depress the price of a foreign issuer’s securities if the issuer’s auditor is beyond the PCAOB’s complete inspection and investigation. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that foreign authorities might take positions at any time that would prevent the PCAOB from inspecting or investigating completely. As required by the HFCAA, if in the future the PCAOB determines it can no longer inspect or investigate completely because of a position taken by any foreign authority, including but is not limited to Hong Kong and mainland China authorities, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Our auditor is headquartered in New York, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able to inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act” for more information.

For details, please refer to “Risk Factors” starting page 23 in this prospectus.

OUR CORPORATE INFORMATION

Our principal executive offices are located at 25th Floor, Ovest, 77 Wing Lok Street, Sheung Wan, Hong Kong. Our phone number is +852 3105 2611. Our registered office in the British Virgin Islands is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at www.galaxy-hk.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE, 19711.

RECENT REGULATORY DEVELOPMENT IN PRC

We are a holding company incorporated in the British Virgin Islands with most of our operations conducted by the Operating Entities in Hong Kong, Taiwan, Macau and the PRC. We currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in Hong Kong’s constitutional document, namely, the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe the laws and regulations of the PRC do not currently have any material impact on our business (except for the business conducted by us in the PRC or through our PRC subsidiary), financial condition or results of operations and that we are currently not required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operating in PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct their businesses, or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and released statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the China Securities Regulatory Commission, or the “CSRC”, published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Measures”) for public comments. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies, among which, a PRC domestic company that seeks to directly or indirectly offer and list securities in overseas markets, if both explicit conditions set forth under Article 15 (as listed under point (1) below) are satisfied with respect to an “indirect offering and listing”, shall fulfill the filing procedure with the CSRC. Article 15 of the Trial Administrative Measures provides that (1) any overseas offering and listing made by an issuer that meets both the following criteria will be determined as an “indirect overseas offering and listing”: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China (point (1)(a) and (1)(b) collectively, the “Article 15 Explicit Conditions for Filing”); and (2) the determination as to whether or not an overseas offering and listing by PRC domestic companies is an “indirect overseas offering and listing”, shall be made on a “substance over form” basis (the “Discretional Clause”). The Trial Administrative Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). Pursuant to Article 27, for failure to comply with the Trial Administrative Measures Negative List or the Trial Administrative Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Administrative Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Administrative Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295). For those with severe violations, based on Article 31, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law. As of the date of this prospectus, we do not believe that this offering constitutes an “indirect overseas offering and listing”, or that we are required to obtain the approval from or complete the filing with the CSRC pursuant to the Trial Administrative Measures for this offering because we do not meet both of the Article 15 Explicit Conditions for Filing at the same time as set out in the Trial Administrative Measures, specifically, a) the Company’s PRC subsidiary accounted for far less than 50% of any of the Company’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, and b) the Company’s main parts of business activities are not conducted in mainland China, nor is its main place of business located in mainland China, and the senior managers in charge of its business operation and management are not mostly Chinese citizens or domiciled in mainland China; and that the majority of the Company’s operations are not in mainland China. no opinion was obtained from our PRC Legal advisers regarding such matters because the CSRC has the sole discretion to determine whether this offering will be regarded as an “indirect overseas offering and listing” under the Discretional Clause and consequentially whether the Company is required to obtain approval from or complete the filing with the CSRC pursuant to the Trial Administrative Measures for this offering. As the Trial Administrative Measures were recently issued, there remains uncertainty as to how it will be interpreted or implemented. The mainland China regulatory authorities may hold different opinions under the principle of “substance over form” adopted by the Trial Administrative Measures regarding the determination of an “indirect overseas offering and listing by PRC domestic companies”, over which the CSRC may have substantial discretions. Given the foregoing, in regard to whether we fall within the scope of filing, we submitted an application for communication with the CSRC on May 29, 2023 to request a reply from the CSRC. As of the date of this prospectus, we have not yet received any reply from the CSRC on such matter nor been informed that we should complete the filing requirements pursuant to the Trial Administrative Measures for this offering. The Company plans to complete this offering without going through a filing procedure with CSRC unless the Company is informed by the CSRC that it should do the filing under the Discretional Clause. If we are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you this offering and listing could be completed within our expected time frame, or even at all. Any failure by us to comply with such filing requirements under the Trial Administrative Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. See “Risk Factor - We believe we are not subject to the filing requirements under Trial Administrative Measures, which took effect on March 31, 2023, because (i) our PRC subsidiary accounted for far less than 50% of any of the Company’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, and (ii) the Company’s main parts of business activities are not conducted in mainland China, nor is its main place of business located in mainland China, and the senior managers in charge of its business operation and management are not mostly Chinese citizens or domiciled in mainland China. However, We cannot assure you that the CSRC will have the same interpretation as us and if they request us to proceed with the filing nevertheless, we cannot give you an estimated time frame for completing such a filing which is beyond our control.” for more details. Furthermore, on December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators engaging in data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that network platform operators holding personal information of over one million users must apply to the Cybersecurity Review Office for a cybersecurity review before a foreign listing. We believe that we are currently compliant with the regulations or policies that have been issued by the CAC to date, in the event that we were deemed to be subject to such regulations or policies. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little advance notice to us or our shareholders. New regulations and policies, which may be adopted with little advance notice, could result in a material change in our operations and/or the value of our Ordinary Shares. As of the date of this prospectus, (i) the Company does not hold personal information of over one million users; (ii) we process data for the sole purpose of human resource services which does not involve data processing activities that affect or may affect national security, and (iii) the Company has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review; therefore, based on the foregoing and as advised by our PRC Legal Advisers, the Company believes it is not required to pass cybersecurity review of CAC. Further, as of the date of this prospectus, the Company has expressly confirmed that it has received all requisite permissions or approvals in Taiwan and Macau, based on the knowledge of its own administrative staff who maintains the compliance status regarding Taiwan and Macau. As advised by our Hong Kong Legal Advisers, as of the date of this prospectus, our Hong Kong subsidiaries have obtained all requisite licenses, permits and approvals for our business operations in Hong Kong including the business registration certificates and the employment agency license. As advised by our PRC Legal Advisers, as of the date of this prospectus, our PRC subsidiary has obtained all requisite PRC licenses, permits and approvals necessary for its operation of business, including the business license, Labor Dispatch Operation Permit and the record-filing receipt from the competent human resource authority for its human resource services business, and our PRC subsidiary was not denied such licenses, permits or approvals by the PRC authorities; in addition, as advised by our PRC Legal Advisers, other than under the Trial Administrative Measures discussed above under this section, we and our PRC subsidiary are not required under applicable laws and regulations in effect to obtain any permissions or approvals from the PRC authorities to offer the securities being registered to foreign investors, and therefore, nor have we or our PRC subsidiary received or were denied such permissions or approvals by the PRC authorities. However, if there is any significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and that the Company or our PRC subsidiary is required to obtain such approval in the future, and that the Company does not receive or maintain the approvals or is denied permissions from the PRC authorities, or inadvertently concludes that such approvals are not required, it could incur material costs to ensure compliance, and we could be subject to fines and no longer be permitted to continue our current business operations. We may not be able to list our Ordinary Shares on a U.S. national securities exchange, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Ordinary Shares.

IMPLICATIONS OF OUR BEING AN “EMERGING GROWTH COMPANY”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

FOREIGN PRIVATE ISSUER STATUS

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

CERTAIN DEFINITIONS

In this prospectus, unless the context otherwise requires, the following expressions shall have the following meanings.

“Agapao Investment”	Agapao Investment Holding Limited, a company incorporated in the BVI with limited liability on October 14, 2019, which is wholly-owned by Mr. But. Agapao Investment is a member of a group of our Founder Shareholders

“Articles” or “Articles of Association”	the articles of association of our Company, as amended or supplemented from time to time

“Audit Committee”	the audit committee of our Board

“Board” or “Board of Directors” or “our Board”	the board of Directors

“business day(s)”	a day on which banks in New York are generally open for normal business hours to the public and which is not a Saturday, Sunday or public holiday in New York

“BVI”	the British Virgin Islands

“BVI Companies Act” or “Companies Act”	The BVI Business Companies Act (Revised Edition 2020) as amended

“CAGR”	compound annual growth rate

“Companies Ordinance”	the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time

“Companies (Winding Up and Miscellaneous Provisions) Ordinance”	the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time

“Company”, “our Company”, “Galaxy Payroll BVI” or “we”, or “us”	Galaxy Payroll Group Limited, a holding company incorporated in the British Virgin Islands on August 26, 2021 as a BVI business company under the BVI Business Companies Act, (Revised Edition 2020) as amended, which is also the company to be listed.

“Cornerstone Enterprise”	Cornerstone Enterprise Corp., a company incorporated in Seychelles with limited liability on 3 December 2013, which is held as to approximately 33.33%, 33.33% and 33.33% by Mr. Lao, Mr. But and Mr. Yeung, respectively

“Directors” or “our Directors”	the director(s) of our Company

“Founder Shareholders”	Mr. Lao, Mr. But and Mr. Yeung, three largest shareholders with each holding 15% of the total issued and outstanding shares prior to the closing of the IPO, altogether own 45% of the Company’s shares.

“FORWARD SHARE SPLIT”, “Forward Split” or “forward split”	On December 19, 2022, the Company filed Amended and Restated Charter with the Registrar to increase our authorized shares from 50,000 Ordinary Shares, par value of US$1 per share, to unlimited Ordinary Shares, par value of US$0.000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 1,600:1.

“FY” or “financial year(s)”	financial year(s) of our Company ended or ending June 30

“Galaxy GEO Services”	Galaxy GEO Services Limited, formerly known as Kai Yi Services Limited, a company incorporated in Hong Kong with limited liability on February 5, 2013 and an indirect wholly-owned subsidiary of our Company upon completion of the Reorganization and as of the date of this prospectus

“Galaxy HR (Macau)”	GALAXY HUMAN RESOURCES (MACAO) LIMITED (GALAXY RECURSOS HUMANOS (MACAU) LIMITADA (in Portuguese)), a company incorporated in Macau with limited liability on July 26, 2016 and an indirect wholly-owned subsidiary of our Company upon completion of the Reorganization and as of the date of this prospectus, mainly responsible for doing business in Macau

“Galaxy HR (SZ)”	Galaxy Corporate Management Consultancy (Shenzhen) Limited, a limited liability company established in the PRC on March 7, 2018 and a wholly-owned subsidiary of Galaxy Payroll (China) upon completion of the Reorganization and as of the date of this prospectus, mainly responsible for doing business in PRC

“Galaxy HR (TW)”	Galaxy Human Resources Limited, a limited liability company established in Taiwan on March 21, 2018 and a wholly-owned subsidiary of Galaxy Payroll (TW) upon completion of the Reorganization and as of the date of this prospectus, mainly responsible for doing business in Taiwan

“Galaxy Payroll (China)”	GALAXY PAYROLL (CHINA) LIMITED, a company incorporated in Hong Kong with limited liability on October 24, 2017 and an indirect wholly-owned subsidiary of our Company upon completion of the Reorganization and as of the date of this prospectus, mainly responsible for doing business in PRC

“Galaxy Payroll (HK)”	Galaxy Payroll Services Limited, a company incorporated in Hong Kong with limited liability on February 21, 2013 and a wholly-owned subsidiary of our Company upon completion of the Reorganization and as of the date of this prospectus, mainly responsible for doing business in Hong Kong

“Galaxy Payroll (TW)”	GALAXY PAYROLL (TAIWAN) LIMITED, a company incorporated in Hong Kong with limited liability on December 31, 2018 and a wholly- owned subsidiary of our Company upon completion of the Reorganization and as of the date of this prospectus, mainly responsible for doing business in Taiwan

“Galaxy (Seychelles)”	The Galaxy Group Holding Limited, a company incorporated in Seychelles with limited liability on March 18, 2013, which is held as to approximately 33.33%, 33.33% and 33.33% by Mr. Lao, Mr. But and Mr. Yeung, respectively

“GDP”	gross domestic product

“Group”, “our Group”	our Company and our subsidiaries at the relevant time or, where the context otherwise requires, in respect of the period prior to our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time

“HK$”, “HKD” or “Hong Kong dollars”	Hong Kong dollar(s), the lawful currency of Hong Kong

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC

“Hong Kong Legal Advisers”	Han Kun Law Offices LLP, our legal advisers as to the laws of Hong Kong

“IRO”	the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

“JEAN Oceania”	JEAN Oceania Limited, a company incorporated in the BVI with limited liability on October 10, 2019, which is wholly-owned by Mr. Yeung. JEAN Oceania is a member of a group of our Founder Shareholders

“Labor Dispatch Operation Permit”	the labor dispatch operation permit

“Macau”	the Macao Special Administrative Region of the PRC

“Major In-country Partner”	China-Key HR Outsourcing Co., Limited, the major in-country partner engaged by our Group since the founding of our Group, being an Independent Third Party, which cooperates with us to provide local payroll outsourcing services and employment services in the PRC, where appropriate. For more details, please refer to “Business — In- country partners — The Major In-country Partner” in this prospectus

“Melkweg BVI”	Melkweg Holdings (BVI) Limited, a company incorporated in the BVI with limited liability on November 5, 2019 and a direct wholly-owned subsidiary of Melkweg Cayman as of the date of this prospectus

“Melkweg Cayman”	Melkweg Holdings Limited, a company incorporated in Cayman with limited liability on November 19, 2019 and a direct wholly-owned subsidiary of our Company upon completion of the Reorganization and as of the date of this prospectus

“Memorandum” or “Memorandum of Association”	the memorandum of association of our Company, as amended or supplemented from time to time

“MOP”	Macau pataca, the lawful currency of Macau

“MPF”	Mandatory Provident Fund

“Mr. But”	Mr. But Yiu Kong Kenneth, the chief operating officer of our Company, one of our founders and executive Directors and a member of a group of our Founder Shareholders

“Mr. Lao”	Mr. Lao Wai Hong, the chairman of our Board, the chief executive officer of our Company, one of our founders and executive Directors and a member of a group of our Founder Shareholders

“Mr. Yeung”	Mr. Yeung Wai Cheung, the chief financial officer of our Company, one of our founders and a member of a group of our Founder Shareholders

“NT$” or “NTD”	New Taiwan dollar(s), the lawful currency of Taiwan

“Operating Entities”	The collection of Galaxy Payroll (HK), Galaxy HR (Macau), Galaxy GEO Services, Galaxy HR (TW) and Galaxy HR (SZ)

“PDPO”	the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), as amended, modified and supplemented from time to time

“Pine Mountain”	Pine Mountain Holdings Limited, a company incorporated in the BVI with limited liability on October 15, 2019, which is wholly-owned by Mr. Lao. Pine Mountain is a member of a group of our Founder Shareholders

“PRC” or “China”	the People’s Republic of China, excluding for the purposes of this prospectus only, Hong Kong, Macao and Taiwan

“PRC Legal Advisers”	Han Kun Law Offices, our legal advisers as to the laws of the PRC

“Regulation S”	Regulation S under the U.S. Securities Act

“Reorganization”	the reorganization of our Group in preparation for the Listing, details of which are set out in “History, Reorganization and Group Structure — Reorganization” in this prospectus

“RMB”	Renminbi, the lawful currency of the PRC;

“SAFE”	the State Administration of Foreign Exchange of the PRC

“Seychelles”	the Republic of Seychelles

“SFC”	the Securities and Futures Commission of Hong Kong

“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time

“USD” or “US$”	the United States dollar(s), the lawful currency of the United States

“VAT”	the Value-added Tax

In this prospectus, unless otherwise stated or the context otherwise requires,

●	amounts and percentage figures, including share ownership and operating data, may have been subject to rounding adjustments. Where information is presented in thousands or millions, amounts of less than one thousand or one million, as the case may be, have been rounded to the nearest hundred or hundred thousand, respectively, and amounts presented as percentages have been rounded to the nearest tenth of a percent. Accordingly, totals of rows or columns of numbers in tables may not be equal to the apparent total of the individual items;

●	the English names of the PRC and Taiwanese nationals, companies, associations, entities, departments, certificates and titles, and the English titles of the PRC and Taiwanese laws, rules and regulations, are directly translated from their Chinese names and titles, and are furnished for identification purposes only. Should there be any inconsistency, the Chinese names and titles shall prevail; and

●	all time and dates refer to Hong Kong local time and dates

THE OFFERING

Ordinary Shares offered by us	2,000,000 Ordinary Shares (2,300,000 shares if the underwriter’ over-allotment option is exercised in full)

Price per Ordinary Share	$4.00 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	16,000,000 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	18,000,000 Ordinary Shares (18,300,000 shares if the underwriter’ over-allotment option is exercised in full)

Listing	We have submitted the application to the Nasdaq to have our Ordinary Shares listed on Nasdaq Capital Market under the symbol “GLXG”. However, there can be no assurance that the offering will be closed and our Ordinary Shares will be trading on Nasdaq Capital Market.

Trading symbol	“GLXG”

Transfer Agent	[●]

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes, including the expansion of our business. We will not receive any of the proceeds from the sale of the Ordinary Shares being offered by the Selling Shareholder. See “Use of Proceeds” on page 47 for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 22 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Lock-up	We, our directors and executive officers, all the shareholders of 5% or more of our ordinary shares other than the Selling Shareholder, have agreed with the underwriter not to sell, transfer or dispose of any Ordinary Shares or similar securities for a period of six (6) months after the date of the commencement of sale of this offering, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting.”

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following tables set forth selected historical statements of operations for the years ended June 30, 2023 and 2022, and balance sheet data as of June 30, 2023 and 2022, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

	For the Years Ended June 30,
	2022	2023	2023
	HKD	HKD	USD
Consolidated Statements of Income:
Total revenues	$46,915,077	$31,466,673	$4,015,501
Cost of revenues	11,696,317	12,999,672	1,658,904
Gross profit	35,218,760	18,467,001	2,356,597
Operating expenses	8,142,509	8,116,746	1,035,788
Income from operations	27,076,251	10,350,255	1,320,809
Other income, net	178,092	466,088	59,477
Income tax expense	4,696,002	1,805,663	230,423
Net income	22,558,341	9,010,680	1,149,863
Weighted average number of Ordinary shares outstanding, basic and diluted*	16,000,000	16,000,000	16,000,000
Earnings per share, basic and diluted*	$1.41	$0.56	$0.07

*	Giving retroactive effect to the 1,600 for 1 share split effected on December 19, 2022

Selected Balance Sheet Information:

	As of June 30,
	2022	2023	2023
	HKD	HKD	USD
Summary Consolidated Balance Sheet Data
Cash	$12,971,458	$16,436,490	$2,097,481
Total current assets	26,631,685	24,154,362	3,082,369
Total non-current assets	6,126,995	6,123,708	781,453
Total assets	32,758,680	30,278,070	3,863,822
Total current liabilities	16,566,671	19,937,281	2,544,221
Total other liabilities	990,964	-	-
Total liabilities	17,557,635	19,937,281	2,544,221
Total shareholders’ equity	$15,201,045	$10,340,789	$1,319,601

Cash Transfers within our Organization and Dividend Distribution

Cash may be transferred within our consolidated group in the following manner:

●	we may transfer funds to our subsidiaries, including our PRC subsidiaries, by way of capital contributions or loans, through intermediate holding companies or otherwise;

●	we may provide loans to our subsidiaries and vice versa; and

●	our subsidiaries, including our PRC subsidiaries, may make dividends or other distributions to us, through intermediate holding companies or otherwise.

The tables below summarized the cash flows between the Group’s holding company and the subsidiaries, as well as to shareholders, for the years ended June 30, 2023 and 2022:

For the year ended June 30, 2023
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	12,326,969	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	9,790,064	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	9,884,032	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	9,884,032	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	The shareholders of the Group	6,004,375	Cash transferred as dividend from the subsidiary in Cayman to its ultimate shareholders’ entities in British Virgin Islands
6	Galaxy Payroll Group Limited	The shareholders of the Group	3,879,657	Cash transferred as dividend from the holding company in British Virgin Islands to its ultimate shareholders’ entities in British Virgin Islands

For the year ended June 30, 2022
No.	Transfer from	Transfer to	Approximate value (HKD)	Note
1	Galaxy Payroll Services Limited	Galaxy Human Resources Limited	13,454,617	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in Taiwan
2	Galaxy Payroll Services Limited	Galaxy Corporate Management Consultancy (Shenzhen) Limited	5,443,248	Payroll funds and service fee income transferred and earned from the subsidiary in Hong Kong to the subsidiary in PRC
3	Galaxy Payroll Services Limited	Melkweg Holdings (BVI) Limited	20,345,600	Cash transferred as dividend from the subsidiary in Hong Kong to its direct parent entity in British Virgin Islands
4	Melkweg Holdings (BVI) Limited	Melkweg Holdings Limited	20,274,166	Cash transferred as dividend from the subsidiary in British Virgin Islands to its direct parent entity in Cayman
5	Melkweg Holdings Limited	The shareholders of the Group	18,924,782	Cash transferred as dividend from the subsidiary in Cayman to its ultimate shareholders’ entities in British Virgin Islands

For accounting purpose, the tables below are consolidating schedules summarizing separately the results of operations, financial position and cash flows of the parent company including the parent company and the Group’s subsidiaries together with eliminating adjustments:

Consolidated Statements of Operations Information (amount in HKD)

	For the year ended June 30, 2023
	Parent	Subsidiaries	Intra-group Elimination	Consolidated
Revenues	$-	$34,704,113	$(3,237,440)	$31,466,673
Gross profit	$-	$18,467,001	$-	$18,467,001
Income from operations	$-	$10,350,255	$-	$10,350,255
Income before income taxes	$-	$76,294,828	$(65,478,485)	$10,816,343
Net income	$-	$74,489,165	$(65,478,485)	$9,010,680

	For the year ended June 30, 2022
	Parent	Subsidiaries	Intra-group Elimination	Consolidated
Revenues	$-	$48,349,907	$(1,434,830)	$46,915,077
Gross profit	$-	$35,218,760	$-	$35,218,760
Income from operations	$-	$27,076,251	$-	$27,076,251
Income before income taxes	$-	$58,990,909	$(31,736,566)	$27,254,343
Net income	$-	$54,294,907	$(31,736,566)	$22,558,341

Consolidated Balance Sheets Information (amount in HKD)

	As of June 30, 2023
	Parent	Subsidiaries	Intra-group Elimination	Consolidated
Cash	$-	$16,436,490	$-	$16,436,490
Total current assets	$-	$94,277,057	$(70,122,695)	$24,154,362
Total non-current assets	$-	$10,064,042	$(3,940,334)	$6,123,708
Total current liabilities	$-	$90,058,918	$(70,121,637)	$19,937,281
Total other liabilities	$-	$-	$-	$-
Total shareholders’ equity	$-	$14,282,181	$(3,941,392)	$10,340,789

	As of June 30, 2022
	Parent	Subsidiaries	Intra-group Elimination	Consolidated
Cash	$-	$12,971,458	$-	$12,971,458
Total current assets	$-	$38,922,680	$(12,290,995)	$26,631,685
Total non-current assets	$-	$10,067,329	$(3,940,334)	$6,126,995
Total current liabilities	$-	$28,850,354	$(12,283,683)	$16,566,671
Total other liabilities	$-	$990,964	$-	$990,964
Total shareholders’ equity	$-	$19,148,691	$(3,947,646)	$15,201,045

Consolidated Cash Flows Information (amount in HKD)

	For the year ended June 30, 2023
	Parent	Subsidiaries	Intra-group Elimination	Consolidated
Net cash provided by operating activities	$-	$16,086,260	$-	$16,086,260
Net cash used in investing activities	$-	$(25,303)	$-	$(25,303)
Net cash used in financing activities	$-	$(12,593,994)	$-	$(12,593,994)

	For the year ended June 30, 2022
	Parent	Subsidiaries	Intra-group Elimination	Consolidated
Net cash provided by operating activities	$-	$11,999,074	$-	$11,999,074
Net cash provided by investing activities	$-	$-	$-	$-
Net cash used in financing activities	$-	$(26,049,749)	$-	$(26,049,749)

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

RISKS RELATING TO OUR BUSINESS

A significant portion of our revenue was generated from our five largest customers in the past two fiscal years ended June 30, 2023 and 2022 and any significant decrease in the demand from such customers for our services may materially and adversely affect our financial conditions and operating results.

A significant portion of our revenue was derived from our five largest customers. For the years ended June 30, 2023 and 2022, our revenue generated from such customers amounted to approximately HK$22.5 million (US$2.9 million) and HK$28.0 million (US$3.6 million), representing approximately 71.4% and 59.7% of our revenue for the same periods, respectively.

There is no assurance that our major customers will continue to engage us for the provision of our payroll outsourcing services, employment services and consultancy and market research services and/or increase their demand for our services in the future. If there is any significant decrease in the number and scale of engagements awarded by such customers, our financial condition and operating results would be materially and adversely affected. Furthermore, in the event that our major customers experience any liquidity problems, the business, financial position and prospects of our Group may be materially and adversely affected. For details of our major customers, please refer to “Business — Customers” in this prospectus.

Our IT system may not perform as anticipated and is vulnerable to damage and interruption, which may lead to leakage of personal data of the employees of our end-users and our seconded employees.

The efficient operation of our business is dependent on our IT system, which is directly related to the stability and performance of our business operation.

We have in our possession a substantial amount of personal data related to the employees of our end users and our seconded employees. We are obliged to keep all the personal data in our possession in such manner required by the laws and regulations relating to personal data protection implemented in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries. If our IT system experiences any functional problems or there is any failure of our IT system due to power outages, hacker attacks, computer viruses, security breaches and errors in usage by our internal employees causing any breach of confidentiality by us or any failure to comply with the protection, collection, use and disclosure of personal data as prescribed under the relevant laws and regulations, resulting in personal data related to the employees of the end-users of our payroll outsourcing services or our seconded employees being leaked to or obtained by third parties, our reputation will be in jeopardy which could lead to loss of our major customers. The employees of the end-users of our payroll outsourcing services or our seconded employees may also take legal actions against us for damages and/or compensation for the loss that may have arisen or been incurred therefrom, in addition to the penalties prescribed under the relevant laws and regulations in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries we are subject to. For details of the regulatory framework and penalties in relation to personal data protection, please refer to “Regulations” in this prospectus.

The internal control procedures we have implemented to safeguard the security and confidentiality of our customer database may not effectively prevent leakage of personal data or unauthorized access to our customer database under all circumstances. If such incident happens, we may be subject to investigation, litigation, arbitration and other forms of legal proceedings and/or dispute for breach of personal data privacy laws and regulations in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries, and our management team will have to divert substantial time, effort and resources to handle the legal procedures. Details of our internal control measures are set out in “Business — Risk Management and Internal Control” in this prospectus. In the event that such breach has occurred, our business operation, financial results and reputation would be adversely affected.

The Major In-country Partner accounted for over 35% and 50% of our in-country partner costs throughout the year ended June 30, 2023 and 2022, respectively. Any deterioration, termination of relationship or change of service offerings from The Major In-country Partner may adversely affect our business and results of operations.

We have entered into a human resources outsourcing service agreement with the Major In-country Partner for the provision of payroll outsourcing services and employment services by the Major In-country Partner to us in the mainland China. The Major In-country Partner accounted for over 35% and 50% of our in-country partner costs throughout the year ended June 30, 2023 and 2022 respectively. In the event that our relationship with the Major In-country Partner deteriorates or terminates, or there is a significant change in scope of services provided by the Major In-country Partner, our business and results of operations may be adversely affected.

Our success depends on our key management personnel

Our success is largely attributable to the continued commitment and contribution of our executive directors and members of our senior management team. Their extensive knowledge and experience in the provision of payroll outsourcing services, employment services, and consultancy and market research services, as well as their established relationships with our customers and end-users have played a major role in our attainments. Mr. Lao, Mr. But and Mr. Yeung, each has over 15 years of experience in the payroll outsourcing service industry and employment service industry. Prior to founding our Group, they worked in a group of companies engaging in the provision of payroll outsourcing services and employment services. Other than our executive directors, our members of the senior management team, Ms. Lo Ho and Mr. Wu Chunlei, who possess extensive experience in the payroll outsourcing service industry and employment service industry for over 14 and 17 years, respectively, also play an important role in the daily operation of our Group including overseeing the daily operation of our Group and managing and training staff on delivery of services.

There is no assurance that we will be able to retain these key personnel, and the loss of any of them without suitable and timely replacements, or the inability to attract and retain qualified personnel may adversely affect our business, results of operations, financial positions and prospects.

In addition, we have to retain internal employees with the necessary level of competence, local experience and knowledge of payroll outsourcing services, employment services and consultancy and market research services so as to maintain and develop our business. In the future, we may encounter shortages of appropriately skilled personnel, which may hamper our ability to implement our strategies on the expansion of our operation, and materially and adversely affect our business and results of operations.

Our end-users may consider setting up their own human resources departments to manage their own payroll and employment functions when they expand to a larger scale at the respective regions.

One of the reasons for our end-users to outsource their payroll and/or employment functions to our Group was because of the costly and time-consuming nature of the work involved. However, when the size of their businesses grow in the respective regions, they may consider setting up their own human resources departments to manage the payroll and employment functions on their own due to economies of scale. If our end-users decide not to continue engaging our Group for payroll outsourcing services and/or employment services due to their expansion of businesses in the respective regions, our business and results of operations may be materially and adversely affected.

We may not be able to implement our business plans successfully

We plan to expand our business operation in the PRC and Hong Kong, with a focus on the PRC market. We may encounter difficulties in implementing such plan.

In particular, we may encounter difficulties in expanding our business operation in the PRC because the payroll outsourcing service industry and the employment service industry in the PRC are currently dominated by PRC enterprises, which used to be the only authorized entities to provide the services in the PRC. There is no assurance that we can grow our customer base in the PRC. Any inability to execute our development plans in the PRC market could adversely affect our business, growth, financial condition and results of operations.

Our continual development depends on our ability to successfully implement our business strategies and future plans, which in turn is subject to uncertainties and changing market conditions in the relevant jurisdictions. Our plans for development and business expansion are formulated based on assumptions on the occurrence of certain future events, which may or may not materialize. There is no guarantee that we will be able to successfully implement our business plans or any of our business strategies will yield the benefits or achieve the level of profitability as our anticipation. Furthermore, our Group may not be able to manage the growth of our business effectively in a controlled manner. Over-expansion may strain our limited managerial, operational and financial resources, which may have a material adverse impact on the stability of our operational and financial conditions.

The master service agreements we entered into with our channel customers do not provide any obligation on our channel customers to engage us for our payroll outsourcing services and/or our employment services and the significant reduction in number and/or scale of engagements from channel customers could have a material adverse effect on our business, financial condition and results of operations.

For the years ended June 30, 2023 and June 30, 2022, our revenue derived from our channel customers accounted for approximately 74.0% and 55.9% of our revenue, respectively. We entered into master service agreements with more than half of our channel customers for the provision of our payroll outsourcing services and employment services. Such agreements do not impose any guaranteed and/or minimum number of employees of our end-users for our payroll outsourcing services, or the minimum number of employees to be seconded by us. In the event, among others, that (i) our Group becomes the subject of a resolution or petition of winding- up; (ii) we are unable or are deemed unable or admit inability to pay our debts when they fall due; or (iii) any of our executive Directors is being charged or convicted of any criminal offence, the agreements may be terminated without the need of any notice. As such, our channel customers may terminate their master service agreements with immediate effect which will affect the number of end-users engaging us for our payroll outsourcing services and/or employment services, through our channel customers. We may consequently experience unexpected fluctuation of our revenue, and our business and results of operations may be materially and adversely affected.

The trend of our historical financial information may not be indicative of our financial performance in the future.

Our revenue decreased by approximately 32.8% to approximately HK$31.5 million (US$4.0 million) for the year ended June 30, 2023 from HK$46.9 million (US$6.0 million) for the year ended June 30, 2022. Our net income for the year decreased significantly by approximately 60% to approximately HK$9.0 million (approximately US$1.1 million) for the year ended June 30, 2023 from approximately HK$22.6 million (approximately US$2.9 million) for the year ended June 30, 2022, which was primarily attributable to the temporary cease of the new business, the consultancy and market research services, since July 2022. The trend of our historical financial information may not be indicative of our financial performance in the future.

Our revenue may decline for an array of reasons, including failure to retain our existing customers and/or attract new customers, intensified market competition, slowdown in the growth of the overall payroll outsourcing service market and the employment service market and any unfavorable changes in government policies with respect to the payroll outsourcing service market and employment service market or the general economic conditions in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia or other Asian countries. Therefore, historical figures for our financial performance are reflective of our past performance only and may not necessarily be indicative of our financial performance in the future. We cannot assure you that there is a positive trend for our business prospects. We may not achieve comparable or higher level of financial performance in the future as we achieved during June 30, 2023, and 2022.

Our revenue and profit sustainability depend on our ability to maintain our competitiveness through providing high quality services.

We have been conducting business in the payroll outsourcing service industry and the employment service industry for more than nine years. We recorded revenue of approximately, HK$31.5 million and HK$46.9 million (approximately US$4.0 million and US$6.0 million), respectively, and net income of approximately HK$9.0 million and HK$22.6 million (approximately US$1.1 million and US$2.9 million), respectively, for the years ended June 30, 2023 and June 30, 2022, respectively. The sustainability of our revenue and profit will depend on the ability to maintain our competitiveness in the payroll outsourcing service industry and employment service industry through providing high quality services.

The competition within the payroll outsourcing service industry and the employment service industry is intense. Our competitors and new market entrants may increase in the future resulting in intensified price competition, which could in turn adversely affect our bargaining power in terms of fees charged and consequently our results of operations and prospects. Our market position may be hampered by intensified competition in the form of better services and/or price reductions by our competitors. The failure of us to maintain our high quality services at competitive pricing could have a material adverse effect on our business, operating results and financial conditions.

We may be vicariously liable for the acts or omissions of our seconded employees and may be exposed to employment-related claims.

As of June 2023 and June 2022, we had 7 and 4 seconded employees in Hong Kong, 37 and 11 seconded employees in Taiwan and 3 and 6 seconded employees in Macau employed by our Group directly, respectively. The seconded employees work for and are under the supervision of our end-users during the employment period but they remain as our employees pursuant to the employment contracts entered into between the seconded employees and us. As such, we may be vicariously liable for their acts or omissions while they carry out or purport to carry out the respective responsibilities entrusted to them by our end-users. Vicarious liability refers to the liability of a person for the tort committed by another person, for example, an employer would be liable for the acts and omissions of its employees even if the employer has not personally committed such acts and omissions. When providing employment services directly as our seconded employees’ employers of record, we may also be exposed to the following risks:

●	claims by our seconded employees of wrongful termination;

●	claims by our seconded employees of discrimination or harassment directed at them, including claims relating to actions of our end-users;

●	claims by our seconded employees of rights under the employment contracts entered into with our Group;

●	claims by our seconded employees of entitlement of employment benefits; and

●	claims by customers of our end-users for any negligent conduct or fault of our seconded employees.

We may need to incur additional costs to settle or defend these claims or legal actions and our business, results of operations and financial conditions may be adversely affected. Our reputation may be substantially affected and the above events may also affect our relationship with our existing and potential channel customers and end-users.

Our historical dividend payments should not be taken as an indication of our future dividend policy or our payment of dividends in the future.

We may distribute dividends by way of cash or by other means that we consider appropriate. As a holding company, we mainly rely on receipt of funds from our Hong Kong subsidiary, Galaxy Payroll (HK) by way of dividends payments for our cash and financing requirements. As advised by our Hong Kong Legal Advisers, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. In addition, there can be no assurance that in the future the PRC government will not intervene or impose restrictions on Galaxy Payroll (HK)’s ability to transfer or distribute cash/assets to entities outside of Hong Kong, which could result in an inability or prohibition on making transfers or distributions to us and adversely affect our business. A decision to declare and pay any dividends would require the approval of our Board and will be at its discretion. In addition, any final dividend for a financial year will be subject to Shareholders’ approval. During the year ended June 30, 2023, our group declared dividends of approximately HK$13.8 million (US$1.8 million) and paid approximately HK$9.9 million (US$1.3 million). During the year ended June 30, 2022, our group declared dividends of approximately HK$14.4 million (US$1.8 million) and paid approximately HK$18.9 million (US$2.4 million). Any historical dividend payment should not be regarded as an indication of future dividend policy or our payment of dividends in the future.

We are exposed to the credit risk of accounts receivable from customers.

We are exposed to credit risk in relation to our accounts receivable from customers. Our accounts receivable amounted to approximately HK$2.2 million and HK$9.0 million (US$0.3 million and US$1.1 million) as of June 30, 2023 and 2022, respectively. Our accounts receivable turnover days were approximately 66 days and 49 days for the years ended June 30, 2023 and 2022, respectively. Our business operations and cash flow are subject to the risk of delay in settlement from our customers. Our customers’ settlement date may be affected by their internal policies and we cannot assure you that our customers will settle in a timely manner. Our effort in strengthening our accounts receivable collection and management may not be effective and we cannot assure you that we will be able to fully recover the outstanding amounts due from our customers, if at all, or that our customers will settle the amounts in a timely manner.

Our businesses collect, host, store, transfer, process, disclose, use, secure and retain and dispose of personal and business information, and collect, hold and transmit client funds, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs, cause losses and materially adversely affect our results of operations.

In connection with our business, we collect, host, store, transfer, process, disclose, use, secure and retain and dispose of large amounts of personal and business information about our clients, employees of our clients, our vendors and our employees, contractors and temporary staff, including payroll information, health care information, personal and business financial data, identity card numbers and their foreign equivalents, bank account numbers, tax information and other sensitive personal and business information. We also collect significant amounts of funds from the accounts of our clients and transmit them to their employees, taxing authorities and others.

We are focused on ensuring that we safeguard and protect personal and business information and client funds, and we devote significant resources to maintain and regularly update our systems and processes. Nonetheless, the global environment continues to grow increasingly hostile as attacks on information technology systems continue to grow in frequency, complexity and sophistication, and we are regularly targeted by unauthorized parties using malicious tactics, code and viruses. Certain of these malicious parties may be state-sponsored and supported by significant financial and technological resources. Although this is a global problem, it may affect our businesses more than other businesses because malevolent parties (including our personnel) may focus on the amount and type of personal and business information that our businesses collect, host, store, transfer, process, disclose, use, secure and retain and dispose of, and the client funds that we collect and transmit.

We have programs and processes in place to prevent, detect and respond to data or cyber security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, are increasingly more complex and sophisticated and may be difficult to detect for long periods of time, we may be unable or fail to anticipate these techniques or implement adequate or timely preventive or responsive measures. Our ability to address cyber security incidents may also depend on the timing and nature of assistance that may be provided from relevant governmental or law enforcement agencies. Hardware, software, applications or services that we develop or procure from third parties, or are required by third parties such as foreign governments to install on our systems, may contain defects in design or manufacture or other problems that could (or, in respect of third-party software, may be designed to) compromise the confidentiality, integrity or availability of data or our systems. Unauthorized parties also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other methods of deceiving these third parties or our personnel, including phishing and other social engineering techniques whereby attackers use end-user behaviors to distribute computer viruses and malware into our systems or otherwise compromise the confidentiality, integrity or availability of data on our systems. As these threats continue to evolve and increase, we continue to invest significant resources, and may be required to invest significant additional resources, to modify and enhance our information security and controls and to investigate and remediate any security vulnerabilities. In addition, while our operating environments are designed to safeguard and protect personal and business information, we may not have the ability to monitor the implementation or effectiveness of any safeguards by our clients, vendors or partners and, in any event, third parties may be able to circumvent those security measures. Information obtained by malevolent parties resulting from successful attacks against our clients, vendors, partners or other third parties may, in turn, be used to attack our information technology systems.

Any cyberattack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, theft of non-public or other sensitive information, or similar act by a malevolent party (including our personnel), or inadvertent acts or inactions by our vendors, partners or personnel, could result in the loss, disclosure or misuse of confidential personal or business information or the theft of client, and could have a materially adverse effect on our business or results of operations or that of our clients, result in liability, litigation, regulatory investigations and sanctions or a loss of confidence in our ability to serve clients, or cause current or potential clients to choose another service provider. As the global environment continues to grow increasingly hostile, the security of our operating environment is ever more important to our clients and potential clients. As a result, the breach or perceived breach of our security systems could result in a loss of confidence by our clients or potential clients and cause them to choose another service provider, which could have a materially adverse effect on our business.

Although we believe that we maintain a robust program of information security and controls and none of the data or cyber security incidents that we have encountered to date have materially impacted us, a data or cyber security incident could have a materially adverse effect on our business, results of operations, financial condition and reputation. While we maintain insurance coverage that, subject to policy terms and conditions and a significant self-insured retention, is designed to address losses or claims that may arise in connection with certain aspects of data and cyber risks, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise in the continually evolving area of data and cyber risk.

Our systems, applications, solutions and services may be subject to disruptions that could have a materially adverse effect on our business and reputation.

Many of our businesses are highly dependent on our ability to process, on a daily basis, a large number of complicated transactions. We rely heavily on our payroll, financial, accounting, and other data processing systems. We need to properly manage our systems, applications and solutions, and any upgrades, enhancements and expansions we may undertake from time to time, in order to ensure they properly support our businesses. If any of these systems, applications or solutions fails to operate properly or becomes disabled even for a brief period of time, whether due to malevolent acts, errors, defects or any other factor(s), we could suffer financial loss, a disruption of our businesses, liability to clients, loss of clients, regulatory intervention or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition. We have disaster recovery, business continuity, and crisis management plans and procedures designed to protect our businesses against a multitude of events, including natural disasters, military or terrorist actions, power or communication failures, or similar events. Despite our preparations, our plans and procedures may not be successful in preventing or mitigating the loss of client data, service interruptions, disruptions to our operations, or damage to our important facilities.

A disruption of the data centers or cloud-computing services that we utilize could have a materially adverse effect on our business.

We host our applications and serve our clients with data centers that we operate, and with data centers that are operated, and cloud-computing services that are provided, by third-party vendors. If any of these data centers or cloud-computing services fails, becomes disabled or is disrupted, even for a limited period of time, our businesses could be disrupted and we could suffer financial loss, liability to clients, loss of clients, regulatory intervention or damage to our reputation, any of which could have a material adverse effect on our results of operation or financial condition. In addition, our third-party vendors may cease providing data center facilities or cloud-computing services, elect to not renew their agreements with us on commercially reasonable terms or at all, breach their agreements with us or fail to satisfy our expectations, which could disrupt our operations and require us to incur costs which could materially adversely affect our results of operation or financial condition.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of June 30, 2023 and 2022, we and our independent registered public accounting firms identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the Public Company Accounting Oversight Board (“PCAOB”) of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified related to i) inadequate segregation of duties for certain key functions due to limited staff and resources; ii) a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting and to prepare consolidated financial statements and related disclosures; iii) a lack of independent directors and an audit committee to establish formal risk assessment process and internal control framework; and iv) a lack of an effective control framework in place and critical information technology general controls (“ITGC”) have design deficiencies in areas including logical access, privileged access, IT operations and cybersecurity.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring more qualified staff to fill up the key roles in the operations; ii) setting up a financial and system control framework with formal documentation of polices and controls in place; iii) appointing independent directors, establishing an audit committee and strengthening corporate governance; and iv) setting up an ITGC and system control framework with formal documentation of polices and controls in place.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before this offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

If we fail to upgrade, enhance and expand our technology and services to meet client needs and preferences, the demand for our solutions and services may materially diminish.

Our businesses operate in industries that are subject to rapid technological advances and changing client needs and preferences. In order to remain competitive and responsive to client demands, we continually upgrade, enhance, and expand our technology, solutions and services. If we fail to respond successfully to technology challenges and client needs and preferences, the demand for our solutions and services may diminish. In addition, investment in product development often involves a long return on investment cycle. We have made and expect to continue to make significant investments in product development. We must continue to dedicate a significant amount of resources to our development efforts before knowing to what extent our investments will result in products the market will accept. In addition, our business could be adversely affected in periods surrounding our new product introductions if customers delay purchasing decisions to evaluate the new product offerings. Furthermore, we may not execute successfully on our product development strategy, including because of challenges with regard to product planning and timing and technical hurdles that we fail to overcome in a timely fashion.

RISKS RELATING TO THE INDUSTRY IN WHICH WE OPERATE

We operate in a highly competitive market.

The payroll outsourcing service industry and the employment service industry in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries are fragmented and there are a large number of market players in the two industries. Some of our competitors may have advantages over our Group, such as (i) wider geographical coverage, services offerings, technology and security level, enabling them to enjoy higher economies of scale; (ii) better industry reputation and image; and (iii) higher capability in providing value-added services including consulting services and system maintenance and upgrade which are preferable to end-users.

There is no assurance that our competitors will not develop the expertise, experience and resources necessary to provide services that are better in quality and/or more competitive in pricing compared to our services. Failure to maintain or enhance our competitiveness within the industry or maintain our customer base may adversely affect our financial performance and profitability.

Failure to comply with, or changes in, laws and regulations applicable to our businesses could have a materially adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

Our business is subject to a wide range of complex laws and regulations, including, but not limited to, the laws and regulations described in the “Regulations” section. Failure to comply with laws and regulations applicable to our operations or client solutions and services could cause us to incur substantial costs or could result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of services, the imposition of consent orders or civil and criminal penalties, including fines, and lawsuits, including class actions, that could damage our reputation and have a materially adverse effect on our results of operation or financial condition.

In addition, changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, may decrease our revenues and earnings and may require us to change the manner in which we conduct some aspects of our business. According to our Hong Kong Legal Advisers, we are not required to obtain any license from the relevant government authorities for the provision of payroll outsourcing services in Hong Kong. The Company relies on its own administrative staff to maintain its compliance status regarding Taiwan and Macau, therefore, based on management belief, we are not required to obtain any license from the relevant government authorities for the provision of payroll outsourcing services in Taiwan and Macau, respectively. In addition, according to our Hong Kong Legal Advisers, we had obtained all requisite licenses, permits and approvals for our business operations in Hong Kong including the business registration certificates and the employment agency license, and based on management belief, we are not required to obtain any license from the relevant government authorities for the provision of employment services in Taiwan. For acting as employers of record for our end-users in providing employment services in the PRC, we are required to obtain, and have obtained, the Labor Dispatch Operation Permit. Please refer to “Regulations” in this prospectus for the licensing requirements and regulatory frameworks for providing payroll outsourcing services and employment services in the PRC, Hong Kong, Taiwan and Macau, respectively.

If any of the government of the PRC, Hong Kong, Taiwan and/or Macau imposes any new or further licensing requirements, we may incur extra costs and human resources in complying with such requirements, laws and/or regulations and our business may be materially affected and we cannot guarantee that we will be able to obtain any additional licenses, if required. We cannot assure that there will not be any changes in the regulatory environment in respect of the payroll outsourcing service industry and/or the employment service industry in the PRC, Hong Kong, Taiwan and Macau which may be unfavorable to our Group.

Failure to comply with privacy, data protection and cyber security laws and regulations could have a materially adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

The collection, storage, hosting, transfer, processing, disclosure, use, security and retention and destruction of personal information required to provide our services is subject to federal, state and foreign privacy, data protection and cyber security laws. These laws, which are not uniform, generally do one or more of the following: regulate the collection, storage, hosting, transfer (including in some cases, the transfer outside the country of collection), processing, disclosure, use, security and retention and destruction of personal information; require notice to individuals of privacy practices; give individuals certain access and correction rights with respect to their personal information; and regulate the use or disclosure of personal information for secondary purposes such as marketing. Under certain circumstances, some of these laws require us to provide notification to affected individuals, clients, data protection authorities and/or other regulators in the event of a data breach. In many cases, these laws apply not only to third-party transactions, but also to transfers of information among the Company and its subsidiaries.

We believe that providing insights from data, including artificial intelligence and machine learning, will become increasingly important to the value that our solutions and services deliver to our customers. However, the ability to provide data-driven insights may be constrained by current or future regulatory requirements or ethical considerations that could restrict or impose burdensome and costly requirements on our ability to leverage data in innovative ways.

Complying with privacy, data protection and cyber security laws and requirements may result in significant costs to our business and require us to amend certain of our business practices. Further, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase. The future enactment of more restrictive laws, rules or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our businesses and noncompliance could result in significant regulatory penalties and legal liability and damage our reputation. In addition, data security events and concerns about privacy abuses by other companies are changing consumer and social expectations for enhanced privacy and data protection. As a result, even the perception of noncompliance, whether or not valid, may damage our reputation.

If we fail to protect our intellectual property rights, it could materially adversely affect our business and our brand.

Our ability to compete and our success depend, in part, upon our intellectual property. We rely on patent, copyright, trade secret and trademark laws, and confidentiality or license agreements with our employees, customers, vendors, partners and others to protect our intellectual property rights. We may need to devote significant resources, including cybersecurity resources, to monitoring our intellectual property rights. In addition, the steps we take to protect our intellectual property rights may be inadequate or ineffective, or may not provide us with a significant competitive advantage. Our intellectual property could be wrongfully acquired as a result of a cyber-attack or other wrongful conduct by third parties or our personnel. Litigation brought to protect and enforce our intellectual property rights could be costly and time-consuming. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights, which may be successful.

We may be sued by third parties for infringement of their proprietary rights, which could have a materially adverse effect on our business, financial condition or results of operations.

There is considerable intellectual property development activity in our industry. Third parties, including our competitors, may own or claim to own intellectual property relating to our products or services and may claim that we are infringing their intellectual property rights. We may be found to be infringing upon such rights, even if we are unaware of their intellectual property rights. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us or if we decide to settle, could require that we pay substantial damages or ongoing royalty payments, obtain licenses, modify applications, prevent us from offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers, vendors or partners in connection with any such claim or litigation. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming.

RISKS RELATING TO OUR CORPORATE STRUCTURE

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the British Virgin Islands with most of the business operations conducted by our Operating Entities in Hang Kong, Taiwan, Macau and the PRC, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Subject to the BVI Act and our Amended and Restated Charter, our board of directors may, by resolutions of directors, authorize and declare a dividend to our shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

As advised by our Hong Kong Legal Advisers, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution or other distributable reserves. Dividends cannot be paid out of share capital. See “Regulations — Regulations on Distributions” for more information. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation —Hong Kong Taxation” for more details.

According to the current PRC regulations, our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings, and our PRC subsidiary is only permitted to pay dividends to Galaxy Payroll (China) only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserve can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of our PRC subsidiary, the reserve funds are not distributable as cash dividends except in the event of liquidation. Therefore, our PRC subsidiary’s ability to distribute dividends and amount to be distributed, if any may be greatly limited.

In addition, there can be no assurance that in the future the PRC government will not intervene or impose restrictions on our Hong Kong subsidiary, Galaxy Payroll (HK)’s ability to transfer or distribute cash/assets to entities outside of Hong Kong, any limitation on the ability of Galaxy Payroll (HK) to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC laws and regulations related to our current business operations are sometimes vague and uncertain and any changes in such laws and regulations and interpretations of which may impair our ability to operate profitably.

Although Galaxy Payroll BVI has complete ownership of our Operating Entities and currently does not have or intends to have any contractual arrangement to establish a VIE structure with any entity or individual, the Group may still be subject to certain legal and operational risks associated with our Operating Entities being based in Hong Kong and PRC and having most of its operations to date in Hong Kong and PRC. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in mainland China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in our subsidiary in Hong Kong could result in a material change in our operations, financial performance and/or the value of our Ordinary Shares or impair our ability to raise money.

RISKS RELATING TO THE PRC, HONG KONG, TAIWAN AND MACAU

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Galaxy Payroll Group Limited is a holding company that, through our subsidiaries in Hong Kong, mainland China, Macau and Taiwan, provides payroll outsourcing and employment service. Because of the majority of our operations are in the PRC and Hong Kong, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. In addition, uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless and we may also incur material costs to ensure compliance, be subject to fines and no longer be permitted to continue our current business operations.

There remain some uncertainties as to whether we will be required to obtain approvals from Chinese authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

However, the interpretation and application of the M&A Rules remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC Legal Advisers have advised us based on their understanding of the current PRC laws and regulations, that the aforesaid CSRC’s approval may not be required for the listing of our Ordinary Shares on the Nasdaq in the context of this offering, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this prospectus are subject to this regulation, (ii) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interests or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules.

However, our PRC Legal Advisers have further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and their opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiary in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver.

We are also aware that recently, the PRC government initiated a series of regulatory actions and released statements to regulate business operations in certain areas in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the Cyberspace Administration of China, or the “CAC”, and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators engaging in data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that network platform operators holding personal information of over one million users must apply to the Cybersecurity Review Office for a cybersecurity review before a foreign listing. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Cybersecurity Review Measures, an official of the said administration indicated that a network platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Cybersecurity Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

To the knowledge of the management, as of the date of this prospectus, (i) the Company does not hold personal information of over one million users, (ii) we process data for the sole purpose of human resource services which does not involve data processing activities that affect or may affect national security, and (iii) the Company has not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review; therefore, based on the foregoing and as advised by our PRC Legal Advisers, the Company believes it is not required to pass cybersecurity review of CAC. Further, as advised by our PRC Legal Advisers, as of the date of this prospectus, our PRC subsidiary has obtained all requisite PRC licenses, permits and approvals necessary for its operation of business, including the business license, Labor Dispatch Operation Permit and the record-filing receipt from the competent human resource authority for its human resource services business, and our PRC subsidiary was not denied such licenses, permits or approvals by the PRC authorities; in addition, as advised by our PRC Legal Advisers, other than under the Trial Administrative Measures discussed above under this section, we and our PRC subsidiary are not required under applicable laws and regulations in effect to obtain any permissions or approvals from the PRC authorities to offer the securities being registered to foreign investors, and therefore, nor have we or our PRC subsidiary received or were denied such permissions or approvals by the PRC authorities.

However, if there is significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and that the Company or our PRC subsidiary is required to obtain such approvals in the future, and that the Company does not receive or maintain the approvals or is denied permissions from the PRC authorities, or inadvertently concludes that such approvals are not required, we could incur material costs to ensure compliance, be subject to fines and no longer be permitted to continue our current business operations. We may not be able to list our Ordinary Shares on U.S. exchange, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Ordinary Shares.

We believe we are not subject to the filing requirements under Trial Administrative Measures, which took effect on March 31, 2023, because (i) our PRC subsidiary accounted for far less than 50% of any of the Company’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, and (ii) the Company’s main parts of business activities are not conducted in mainland China, nor is its main place of business located in mainland China, and the senior managers in charge of its business operation and management are not mostly Chinese citizens or domiciled in mainland China. However, We cannot assure you that the CSRC will have the same interpretation as us and they request us to proceed with the filing nevertheless, we cannot give you an estimated time frame for completing such a filing which is beyond our control.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the China Securities Regulatory Commission, or the “CSRC”, published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Measures”) for public comments. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

According to Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will still take time to put the Administration Provisions and Measures into effect. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines, which took effect on March 31, 2023. Compared to the Measures, the Trial Administrative Measures clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, as stipulated under Article 15 Explicit Conditions for Filing, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

The Trial Administrative Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). Pursuant to Article 27, for failure to comply with the Trial Administrative Measures Negative List or the Trial Administrative Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Administrative Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Administrative Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295). For those with severe violations, based on Article 31, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

As of the date of this prospectus, we do not believe that this offering constitutes an “indirect overseas offering and listing”, or that we are required to obtain the approval from or complete the filing with the CSRC pursuant to the Trial Administrative Measures for this offering, because we do not meet both of the Article 15 Explicit Conditions for Filing at the same time as set out in the Trial Administrative Measures to determine whether an overseas offering shall be deemed as an indirect overseas offering and listing by PRC domestic companies, specifically, a) the Company’s PRC subsidiary accounted for far less than 50% of any of the Company’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year, and b) the Company’s main parts of business activities are not conducted in mainland China, nor is its main place of business located in mainland China, and the senior managers in charge of its business operation and management are not mostly Chinese citizens or domiciled in mainland China; and that the majority of the Company’s operations are not in mainland China. No opinion was obtained from our PRC Legal Advisers regarding such matters because the CSRC has the sole discretions to determine whether this offering will be regarded as an “indirect overseas offering and listing” under the Discretional Clause and whether the Company is required to obtain approval from or complete the filing with the CSRC pursuant to the Trial Administrative Measures for this offering. As the Trial Administrative Measures were recently issued, there remains uncertainty as to how it will be interpreted or implemented. Authorities in mainland China may have different interpretation under the principle of “substance over form” adopted by the Trial Administrative Measures regarding the determination of an “indirect overseas offering and listing by PRC domestic companies”, over which the CSRC may have substantial discretions. Given the foregoing, in regard to whether we fall within the scope of filing, we submitted an application for communication with the CSRC on May 29, 2023 to request a reply from the CSRC, and as of the date of this prospectus, we have not yet received any reply from the CSRC on such matter nor been informed that we should complete the filing requirements pursuant to the Trial Administrative Measures for this offering. The Company plans to complete this offering without going through a filing procedure with CSRC unless the Company is informed by the CSRC that it should do the filing. If we are required by the CSRC to submit and complete the filing procedures of this offering and listing, we cannot assure you this offering and listing could be completed within our expected time frame, or even at all. Any failure by us to comply with such filing requirements under the Trial Administrative Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to complete this offering, offer or to continue to offer our securities. Lastly, any actions by the Chinese government to exert more oversight and control over transaction that are conducted overseas could significantly limit or completely hinder our ability to complete our offering and cause the value of such securities to significantly decline or be worthless.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Cybersecurity Review Measures, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On December 28, 2021, the Cyberspace Administration of China and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures further restates and expands the applicable scope of the cybersecurity review in effect. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators engaging in data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that network platform operators holding personal information of over one million users must apply to the Cybersecurity Review Office for a cybersecurity review before a foreign listing.

As of the date of this Prospectus, we do not believe we currently are among the network platform operators holding personal information of over one million users, as mentioned above. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the Cyberspace Administration of China could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which took effect on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law stipulates significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

We believe that we are currently compliant with the regulations or policies that have been issued by the CAC to date. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Our auditor is headquartered in New York, and is subject to inspection by the PCAOB on a regular basis and is not subject to the determinations announced by the PCAOB on December 16, 2021. If the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Pursuant to the Holding Foreign Companies Accountable Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB.  Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor and is not among the auditor firms listed on the Determination Report issued by the PCAOB, to the extent this status changes in the future or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our Ordinary Shares could be prohibited under the HFCAA, and as a result our Ordinary Shares could be delisted from Nasdaq.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, as part of the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus, would reduce the time before an applicable issuer’s securities may be prohibited from trading or delisted. It can potentially cause delisting as well as depress the price of a foreign issuer’s securities if the issuer’s auditor is beyond the PCAOB’s complete inspection and investigation.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that foreign authorities might take positions at any time that would prevent the PCAOB from inspecting and investigating completely. As required by the HFCAA, if in the future the PCAOB determines it can longer inspect or investigate completely because of a position taken by any foreign authority, including but is not limited to Hong Kong and mainland China authorities  , the PCAOB will act expeditiously to consider whether it should issue a new determination.

While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of the Ordinary Shares.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by various factors such as changes in China’s political and economic conditions and China’s foreign exchange controls. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar. Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, our Ordinary Shares in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our contemplated initial public offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our Ordinary Shares in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar.

Exchange rate fluctuations between the U.S. dollar and the Hong Kong dollar, as well as inflation in Hong Kong may negatively affect our earnings. A portion of our revenues and expenses are denominated in U.S. dollars. However, a significant portion of the expenses associated with our subsidiaries’ Hong Kong operations, including facilities-related expenses, are incurred in Hong Kong dollars, and personnel-related expenses are expected to be incurred in Hong Kong dollars. Consequently, inflation in Hong Kong will have the effect of increasing the dollar cost of our operations in Hong Kong, unless it is offset on a timely basis by a devaluation of the Hong Kong dollar, as applicable, relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Hong Kong or the rate of devaluation of the Hong Kong dollar, as applicable, against the U.S. dollar. In addition, we are exposed to the risk of fluctuation in the value of the Hong Kong dollar vis-a-vis the U.S. dollar. While the Hong Kong government has continued to pursue a fixed exchange rate policy, with the Hong Kong dollar pegged at approximately HK$7.80 to $1.00, we cannot assure you that such policy will be maintained. Any significant appreciation of the Hong Kong dollar against the U.S. dollar would cause an increase in our Hong Kong dollar expenses, as applicable, as recorded in our U.S. dollar denominated financial reports, even though the expenses denominated in Hong Kong dollars, as applicable, will remain unchanged. In addition, exchange rate fluctuations in currency exchange rates in countries or areas other than Hong Kong where we operate and do business may also negatively affect our earnings.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Some of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by SAFE. For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures. To the extent cash and/or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds and/or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. And the Chinese government is further strengthening the control of foreign exchange, we will not be able to change the Chinese government’s decision in our own power.

Risks relating to the economic, political, legal and social conditions in Hong Kong, Taiwan and Macau.

During the two fiscal years ended June 30, 2023 and 2022, we also operate our business in Hong Kong, Taiwan and Macau. Any adverse changes in the economic, political, legal and social conditions of Hong Kong, Taiwan and Macau may lead to an adverse impact on the demand for our services and may result in deteriorating financial performance of our Group.

Furthermore, we cannot assure you that there will not be any political movements or large scale political unrest in Hong Kong, Taiwan or Macau, which may in turn adversely impact the market or lead to disruption of the general economic, political and social conditions in Hong Kong, Taiwan or Macau. If such unrest or movement persists for a substantial period of time, it may lead to such disruption, and our overall business, results of operations and financial condition may be adversely affected.

Hong Kong and Macau became the special administrative regions of the PRC when the sovereignties of both regions were returned to the PRC, whereas Taiwan has a unique political status with conflict on its sovereignty with the PRC. We cannot assure you that the economic, political and legal developments in Hong Kong, Macau and Taiwan will not be adversely affected as a result of the exercise of sovereignties by the PRC over Hong Kong and Macau and the conflict between Taiwan and the PRC. If there is any material adverse change in the general economic, political and legal developments in Hong Kong, Macau or Taiwan, our operations and financial position may be adversely affected.

Risks of acts of God, acts of war and terrorism, natural disasters, riots, epidemics and other disasters.

The economy, infrastructure and livelihood of the people of the PRC, Hong Kong, Taiwan and Macau or such other jurisdictions may be materially and adversely affected by acts of God, acts of war and terrorism, natural disasters, riots, epidemics and other disasters which are beyond our control. Our business, financial condition and results of operations may be adversely affected if these events occur.

For example, epidemics threaten people’s lives and may adversely affect their livelihood as well as their living and consumption patterns. The occurrence of an epidemic is beyond our control, and we cannot assure you that the outbreak of coronavirus (including COVID-19), severe acute respiratory syndrome, the H5N1 strain of avian influenza, the H1N1 strain of swine flu, the Zika virus or any other epidemics or pandemics will not happen. Any epidemic or pandemic occurring, such as the most recent outbreak of COVID-19, in the PRC, Hong Kong, Taiwan and Macau, or even in areas outside of the PRC, Hong Kong, Taiwan and Macau, may severely affect and restrict the level of economic activity as the government may impose regulatory administrative measures quarantining affected areas or other measures to control the outbreak of the disease, which in turn may adversely affect our business, financial condition and results of operations. Acts of war and terrorism may cause damage or disruption to us or our employees, facilities, markets, suppliers or customers, any of which may adversely impact our revenue, cost, financial condition and results of operations or the trading price of our Shares. Potential war or terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict.

High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues.

Our customers include both enterprises and individuals. A limited number of our major customers, however, have contributed a significant portion of our revenues in the past. As of June 30, 2023, our top three customers accounted for 39.5%, 26.7% and 18.2%, respectively, of the Group’s total accounts receivable. As of June 30, 2022, our top four customers accounted for 38.2%, 14.6%, 11.1% and 11.1%, respectively, of the Group’s total accounts receivable. For the year ended June 30, 2023, our top three major customers accounted for 36.4%, 14.7% and 13.4%, respectively, of the Group’s total revenues. For the year ended June 30, 2022, our top two major customers accounted for 28.2% and 10.6%, respectively, of the Group’s total revenues Although we continually seek to diversify our customer base, we cannot assure you that the proportion of the revenue contribution from these customers to our total revenues will decrease in the near future. Dependence on a limited number of major customers will expose us to the risks of substantial losses and extend the turnover days if any of them reduces or even ceases business collaborations with us.

We need to maintain stable relationship with our limited number of suppliers, otherwise our business may be adversely affected.

A limited number of our major vendors, however, have contributed a significant portion of our supplies in the past. As of June 30, 2023 and 2022, our top vendor accounted for 100% of the Group’s total account payable. For the years ended June 30, 2023 and 2022, our top vendor accounted for 37.9% and 54.3% of the Group’s total in-country partner costs, respectively. We will actively expand our suppliers base, but for now we still depend on a limited number of major vendors and will expose us to the risks of substantial losses and extend the turnover days if any of them reduces or even ceases business collaborations with us.

There is uncertainty regarding whether we will be deemed as a PRC resident enterprise. If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within China is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued the Notice of the State Administration of Taxation on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the Standards of De Facto Management Body, or SAT Notice 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Notice 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or non-PRC entities, the criteria set forth in SAT Notice 82 may reflect SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Notice 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes, as the standards in the preceding paragraph are not applicable to us since we are not an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within China.

Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of our Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (and such PRC tax may be withheld at source in the case of dividends). Any PRC income tax liability may be reduced under applicable tax treaties. However, it is unclear whether in practice our non-PRC shareholders would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

RISKS RELATING TO INFORMATION CONTAINED IN THIS PROSPECTUS

Forward-looking statements contained in this prospectus are subject to risks and uncertainties.

This prospectus contains certain statements and information that are “forward-looking” and uses forward-looking terminologies such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “may”, “ought to”, “should” or “will” or similar terms. Those statements include, the discussion of our growth strategy and expectations concerning our future operation, liquidity and capital resources. Investors of our Ordinary Shares are cautioned that reliance on any forward-looking statements involves risks and uncertainties and that any or all of those assumptions could prove to be inaccurate and as a result, the forward-looking statements based on those assumptions could also be incorrect. The uncertainties in this regard include, but are not limited to, those identified in this section, many of which are not within our control. In light of these and other uncertainties, the inclusion of forward-looking statements in this prospectus should not be regarded as representations by our Company that our plans or objectives will be achieved and investors should not place undue reliance on such forward-looking statements. Please refer to “Forward-looking statements” in this prospectus for further details.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR ORDINARY SHARES

Prior to this offering, we had no public market for our Ordinary Shares and you may not be able to resell our Ordinary Shares at or above the price you paid, or at all.

Prior to this offering, there was no public market for our Ordinary Shares. We cannot assure you that an active public market for our Ordinary Shares will develop or that the market price of our Ordinary Shares will not decline below the public offering price. The public offering price of our Ordinary Shares may not be indicative of prices that will prevail in the trading market following the offering.

If we are unable to comply with certain conditions, our Ordinary Shares may not trade on the NASDAQ Capital Market.

If we are unable to meet initial listing requirements for listing of our securities on NASDAQ, our shares may not trade on the NASDAQ Capital Market. In addition, we have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the NASDAQ Capital Market are “covered securities.” If we are unable to meet the final conditions for listing, then we will not be able to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell Ordinary Shares. Consequently, we will not complete this offering until we have met the final conditions.

If our financial condition deteriorates, we may not meet continued listing standards on the NASDAQ Capital Market.

We have submitted the application for listing of our securities on the NASDAQ Capital Market. However, there can be no assurance that the offering will be closed and our Ordinary Shares will be trading on the NASDAQ Capital Market. The NASDAQ Capital Market requires companies to fulfil specific requirements in order for their shares to continue to be listed. If our Ordinary Shares are listed on the NASDAQ Capital Market but are delisted from the NASDAQ Capital Market at some later date, our shareholders could find it difficult to sell our Ordinary Shares. In addition, if our Ordinary Shares are delisted from the NASDAQ Capital Market at some later date, we may apply to have our Ordinary Shares quoted on the Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our Ordinary Shares are not so listed or are delisted at some later date, our Ordinary Shares may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our Ordinary Shares might decline. If our Ordinary Shares are not so listed or are delisted from the NASDAQ Capital Market at some later date or become subject to the penny stock regulations, it is likely that the price of our Ordinary Shares would decline and that our shareholders would find it difficult to sell their Ordinary Shares. In addition, we have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the NASDAQ Capital Market are “covered securities.” If we are unable to meet the final conditions for listing, then we will not be able to rely on the “covered securities” exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell Ordinary Shares. Consequently, we will not complete this offering until we have met the final conditions.

The trading price of our ordinary shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares.

The trading price of our ordinary shares following this offering may be subject to rapid and substantial price volatility that may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. Our ordinary shares may trade at prices higher or lower than the offering price. There have been recent instances of extreme share price run-ups followed by rapid price declines following initial public offerings, with share price volatility seemingly unrelated to company performance, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. We anticipate our ordinary shares will initially be held by a relatively limited number of shareholders and thus, are likely to be more sporadically and thinly traded than that of larger, more established companies. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price of our ordinary shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a larger, more established company that has a relatively large public float.

We cannot predict the extent to which a trading market will develop or how liquid the market might become. The initial public offering price may not be indicative of prices that will prevail in the trading market. The trading price of our ordinary shares following this offering is therefore likely to be highly volatile and could be subject to wide fluctuation in price in response to various factors, and many of the factors are beyond our control. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares. Accordingly, you could lose all or part of your investment.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be volatile.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. If this were to happen, investors could find our Ordinary Shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their Ordinary Shares.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you with the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Ordinary Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our Ordinary Shares could decline as a result of sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 16,000,000 Ordinary Shares are outstanding before the consummation of this offering and 18,500,000 Ordinary Shares will be outstanding immediately after this offering, assuming no exercise of the underwriter’s over-allotment option. All of the Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Ordinary Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

You will experience immediate and substantial dilution.

The initial public offering price of our Ordinary Shares is expected to be substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the offering, if you purchase Ordinary Shares in this offering, you will incur immediate dilution of approximately $[●] per share in the pro forma net tangible book value per share from the price per share that you pay for the Ordinary Shares. Accordingly, if you purchase Ordinary Shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We have not finally determined the uses of the proceeds from this offering, and we may use the proceeds in ways with which you may not agree.

While we have identified the priorities to which we expect to put the proceeds of this offering, our management will have considerable discretion in the application of the net proceeds received by us. Specifically, we intend to use the net proceeds from this offering for research and development and additional hiring, sales and marketing, working capital, and general corporate purposes. We have reserved the right to re-allocate funds currently allocated to that purpose to our general working capital. If that were to happen, then our management would have discretion over even more of the net proceeds to be received by our company in this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our stock price. The net proceeds from this offering may be placed in investments that do not produce profit or increase value. See “Use of Proceeds.”

Our officers, directors and principal shareholders own a significant percentage of our Ordinary Shares and will be able to exert significant control over matters subject to shareholder approval.

Assuming the completion of this offering, our officers, directors, and 5% or greater shareholders will, in the aggregate, beneficially own approximately [●]% of our outstanding Ordinary Shares. Specifically, Mr. Lao, Mr. But and Mr. Yeung, our executive officers, in the aggregate, will beneficially own [●]% following this offering, which, in turn, will allow such shareholders to exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. As a result, our officers, directors, and 5% or greater shareholders will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval.  This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. See “Principal Shareholders.”

Resales of our Ordinary Shares in the public market by the Selling Shareholder may cause the market price of our Ordinary Shares to decline.

Resales of 2,240,000 Ordinary Shares by our selling shareholders from time to time, after the closing of this offering, could compete with the initial public offering of the Ordinary Shares and have the effect of depressing the market price for our Ordinary Shares.

We will incur increased costs and become subject to additional regulations and requirements as a result of becoming a newly public company, and our management will be required to devote substantial time to new compliance matters, which could lower our profits or make it more difficult to run our business.

As a newly public company, we will incur significant legal, accounting, and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements and costs of recruiting and retaining non-executive directors. We also have incurred and will incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the Securities and Exchange Commission, or the SEC, and NASDAQ. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. Our management will need to devote a substantial amount of time to ensure that we comply with all of these requirements. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Ordinary Shares, fines, sanctions and other regulatory action and potentially civil litigation.

There may not be an active trading market for our Ordinary Shares, which may cause shares of our Ordinary Shares to trade at a discount from the initial offering price and make it difficult to sell the Ordinary Shares you purchase.

Prior to this offering, there has not been a public trading market for our Ordinary Shares. It is possible that after this offering an active trading market will not develop or continue or, if developed, that any market will be sustained which would make it difficult for you to sell your Ordinary Shares at an attractive price or at all. The initial public offering price per share will be determined by agreement among us and the representatives of the underwriters, and may not be indicative of the price at which Ordinary Shares will trade in the public market after this offering. The market price of our stock may decline below the initial offering price and you may not be able to sell your Ordinary Shares at or above the price you paid in this offering, or at all.

The market price of Ordinary Shares may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our Ordinary Shares may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market, or political conditions, could reduce the market price of our Ordinary Shares in spite of our operating performance. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly results of operations, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about our industry in or individual scandals, and in response the market price of our Ordinary Shares could decrease significantly. You may be unable to resell your Ordinary Shares of at or above the initial public offering price. In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, or at all.

Future sales, or the perception of future sales, by us or our existing shareholders in the public market following this offering could cause the market price for our Ordinary Shares to decline.

The sale of substantial amounts of Ordinary Shares in the public market, or the perception that such sales could occur could harm the prevailing market price of our Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this offering we will have a total of 18,000,000 Ordinary Shares outstanding. Of the outstanding Ordinary Shares, the [●] Ordinary Shares sold or issued in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or Securities Act, except that any Ordinary Shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations described in “Shares Eligible for Future Sale.” All remaining Ordinary Shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial amount of Ordinary Shares, the prevailing market price for our Ordinary Shares could be adversely affected. Our executive officers, directors and certain of our existing shareholders will sign lock-up agreements with the underwriters that will, subject to certain customary exceptions, restrict the sale of our Ordinary Shares and certain other securities held by them for 90 days following the date of this prospectus. The underwriters may, in their sole discretion and at any time without notice, release all or any portion of the Ordinary Shares subject to any such lock-up agreements. As restrictions on resale end, the market price of our Ordinary Shares could drop significantly if the holders of our restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Ordinary Shares or other securities.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs will be governed by our Memorandum and Articles of Association, the BVI Business Companies Act (Revised Edition 2020) as amended (the “BVI Act”), and the common law of the BVI. The rights of shareholders to take legal action against our directors, actions by minority shareholders, and the fiduciary responsibilities of our directors under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are largely codified in the BVI Act but are potentially not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of all of the above, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

We conduct substantially all of our operations in PRC and Hong Kong and substantially all of our assets are located in PRC and Hong Kong. In addition, three executive officers, namely Mr. Lao, Mr. But and Mr. Yeung, and two of our management personnel, namely Ms. Lo and Mr. Wong, live in Hong Kong and their nationalities are Hong Kong. One of our senior managements, namely Mr. Wu, lives in United Kingdom, but his nationality is Hong Kong. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside PRC or Hong Kong. In addition, as advised by Han Kun Law Offices and Han Kun Law Offices LLP, our PRC Legal Advisers and Hong Kong Legal Advisers, PRC or Hong Kong does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions.  Therefore, although the enforcement of a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, direct recognition and enforcement in PRC or Hong Kong of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult, time-consuming, costly or even impossible. See Enforceability Of Civil Liabilities for more information.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the BVI may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the Memorandum and Articles of Association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

As a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NASDAQ Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NASDAQ Stock Market corporate governance listing standards.

As a BVI business company to be listed on the NASDAQ Capital Market, we are subject to the NASDAQ Stock Market corporate governance listing standards. However, the NASDAQ Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; and

●	have annual meetings and director elections.

Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We may not be able to pay any dividends on our Ordinary Shares in the future due to BVI law.

Under BVI law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our Board of Directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

We may be or may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company (a “PFIC”) for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or the foreseeable future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income, which include cash, such as cash raised in this offering.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have calculated the value of our goodwill by taking into account the expected market value of our Ordinary Shares, a decrease in the price of our Ordinary Shares may also result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold our Ordinary Shares, our PFIC status could result in adverse U.S. federal income tax consequences to you if you are a U.S. Holder, as defined under “Tax Matters — United States Federal Income Taxation.” For example, if we are or become a PFIC, you may become subject to increased tax liabilities in respect of our Ordinary Shares under U.S. federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Tax Matters — United States Federal Income Taxation — Passive Foreign Investment Company.” There can be no assurance that we will not be a PFIC for the current or any future taxable year.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (1) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (2) we will be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotations or a supplement to the auditor’s report on financial statements, (3) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (4) we will not be required to hold nonbinding advisory votes on executive compensation or shareholder approval of any golden parachute payments not previously approved. We currently intend to take advantage of the reduced disclosure requirements regarding executive compensation. If we remain an “emerging growth company” after fiscal 2018, we may take advantage of other exemptions, including the exemptions from the advisory vote requirements and executive compensation disclosures under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the Dodd-Frank Act, and the exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, meaning that the company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We may remain an “emerging growth company” until the fiscal year-end following the fifth anniversary of the completion of this initial public offering, though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if we become a large accelerated filer, (2) if our gross revenue exceeds $1.07 billion in any fiscal year or (3) if we issue more than $1.0 billion in non-convertible notes in any three year period. The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our Ordinary Shares less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may decline and/or become more volatile.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the future development and spread of COVID-19; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, three executive Directors, namely Mr. Lao, Mr. But and Mr. Yeung, and two of our senior managements, namely Ms. Lo and Mr. Wong, live in Hong Kong. One of our senior managements, namely Mr. Wu, lives in United Kingdom, and all or a substantial portion of such persons’ assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our Hong Kong Legal Advisers, that there is uncertainty as to whether the judgment of United States courts will be directly enforced in Hong Kong, as the United States and Hong Kong do not have a treaty or other arrangements providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters. However, a foreign judgment may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court since the judgment may be regarded as creating a debt between the parties to it, provided that the foreign judgment, among other things, is a final judgment conclusive upon the merits of the claim and is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

We have been advised by Han Kun Law Offices, our counsel as to PRC law, that the United States and PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in PRC, but will have to follow the procedure under the PRC Civil Procedures Law.

We have been advised by Forbes Hare, our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $4 per Ordinary Share and assuming the underwriter exercises its over-allotment option in full, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately $6,689,677. We will not receive any of the proceeds from the sale of the Ordinary Shares being offered by the Selling Shareholder.

We plan to use the net proceeds we receive from this offering for the following purposes:

Use of Proceeds	Percentage of the net proceeds
Brand promotion and marketing	20%
Recruitment of talented personnel	20%
Expansion of new offices and servicing scope	20%
Enhancement of IT systems	20%
General working capital	20%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering.

If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Brand promotion and marketing

After going public, we aim to further promote our company branding, profile and professional capability in order to achieve strong reputation and reliable image. We believe enhancing the trust level from our existing/ potential client is the key success factor for our industry in long run.

Recruitment of talented personnel

Human resources is crucial for our industry, and recruitment of talented personnel continues to be one of our on-going top priority during day-to-day operation. Thus, we plan to recruit additional experienced staff with solid business and HR background which can fit for our multiple line of business.

Expansion of new offices and servicing scope

In order to grow our business, we are considering expanding our business in China and later other targeted markets (including Macau, Taiwan and the U.S.). Through setting up of physical location over there, we aim not only to capture new business opportunity, but also to attract more local talented personnel to join us. We plan to allocate 20% of the net proceeds of the Offering to prepare for setting up new branches and offices in these countries including but not limited to research of market, location and regulation, assessment of labor and other costs, and preparation of establishment. We will decide an expansion plan based on our study and assessment, market condition, our cash position and projection of our business. We may, however, need additional capital to set up those new branches and offices based on our expansion plan. We cannot assure you that our operation will provide us with sufficient fund to carry out the expansion or we will be able to raise additional fund for such purpose. We may adjust expansion from time to time based on various factors mentioned herein.

Enhancement of IT systems

We aim to enhance our IT system in order to develop ERP and accounting systems and enhance the security level of our IT systems. We believe developing ERP and accounting system and enhancing our IT system security can increase the confidence and reliability from our customers and provide a greater working environment for operation.

General working capital

We aim to reserve a portion of net proceeds for general working capital needs and use as daily operation. This can serve as a buffer to deal with the fluctuating economic environment and at the same time provide a stable finance backup for daily operational use.

DIVIDEND POLICY

Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under BVI law, namely that the company may only pay dividends if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a BVI business company with limited liability incorporated in the BVI. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. If we pay any dividends on our Ordinary Shares, As a holding company, we will be dependent on receipt of funds from the subsidiaries. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●

on an actual basis, and the increase of the authorized shares to unlimited number of Ordinary Shares and the forward split of all issued and outstanding shares at a ratio of 1,600:1, which was effected on December 19, 2022;

●

on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $4.00 per Ordinary Share, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us and assuming no exercise of the underwriter’s over-allotment option.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2023
	Actual	Pro Forma As Adjusted
	US$	US$
Debt (1):
Bank loans, current portion	$255,317	$255,317
Total debt	$255,317	$255,317
Equity (2)
Ordinary Shares, US$0.000625 par value, authorized unlimited number of shares as of June 30, 2023; 16,000,000 shares issued and outstanding as of June 30, 2023, as adjusted to reflect the 18,000,000 ordinary shares issued and outstanding as of June 30, 2023 *	$10,000	$11,250
Subscription receivable	(10,000)	(10,000)
Additional paid-in capital	5,104	6,693,554	**
Retained earnings	1,309,246	1,309,246
Accumulated other comprehensive income	5,251	5,251
Total shareholders’ equity	$1,319,601	$8,009,301

Total capitalization	$1,574,918	$8,264,618

*	Giving retroactive effect to the 1,600 for 1 share split effected on December 19, 2022.

**	After including the deduction of the deferred IPO costs, which amounts to HKD4,935,602 (US$629,838) as of June 30, 2023.

(1)	Debt is unsecured and guaranteed by three shareholders, Mr. Lao, Mr. But and Mr. Yeung.

(2)

Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $6,689,677, assuming the Underwriter has not exercised the over-allotment option. The net proceeds of $6,689,677 are calculated as follows: $8,000,000 gross offering proceeds, less underwriting discounts and non-accountable expense allowance of $640,000 and estimated offering expenses of $670,323. The pro forma as adjusted total equity of $8,009,301 is the sum of the net proceeds of $6,689,677 and the actual equity of $1,319,624.

A $1.00 increase in the assumed initial public offering price of $4.00 per Ordinary Share would increase each of additional paid-in capital, total shareholders’ equity and total capitalization by $1,840,000, while a $1.00 decrease in the assumed initial public offering price of $4.00 per Ordinary Share would decrease each of additional paid-in capital, total shareholders’ equity and total capitalization by $1,840,000, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2023 was $571,150, or $0.04 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

After giving effect to our sale of 2,000,000 Ordinary Shares offered in this offering based on the initial public offering price of $4 per Ordinary Share, after deduction of the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us , our pro forma as adjusted net tangible book value as of June 30, 2023 was $7,260,827 or $0.40 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.37 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.60 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Post- Offering(1)	Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share as of June 30, 2023	$0.04	$0.04
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.37	$0.42
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.40	$0.46
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$3.60	$3.54

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
			($)
Existing shareholders	16,000,000	88.9%	$5,127	0.0%	$0.0
New investors	2,000,000	11.1%	$8,000,000	100.0%	$4.0
Total	18,000,000	100.0%	$8,005,127	100.0%	$0.44

The pro forma as adjusted information as discussed above is illustrative only. Our net income book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Galaxy Payroll Group Limited (the “Company”) was incorporated in the British Virgin Islands on August 26, 2021 under the BVI Business Companies Act (Revised Edition 2020) as amended as a BVI business company with members’ limited liability in preparing for the Listing, and is the holding company of our Group. Our Company was incorporated as part of the Reorganization, the details of which are set out in “Reorganization” below in this section.

Our history can be traced back to April 2013 when Mr. Lao, Mr. But and Mr. Yeung, being our Founder Shareholders and executive officers, and an Independent Third Party (the “Former Shareholder”), through Galaxy (Seychelles), founded our Group by acquiring Galaxy Payroll (HK) and Galaxy GEO Services, our first two operating subsidiaries in Hong Kong. Each of Mr. Lao, Mr. But, Mr. Yeung and the Former Shareholder held 25% shareholding in Galaxy (Seychelles) until the Former Shareholder disposed of the shares he held in Galaxy (Seychelles) in April 2015. The Former Shareholder is a member of the senior management of a subsidiary of the Major In-country Partner. Our Group principally engages in payroll outsourcing and employment services.

Upon the acquisition of Galaxy Payroll (HK) in 2013, we commenced our business in Hong Kong and entered into contracts for the provision of payroll outsourcing and employment services with our customers. Our customers included (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and employment related matters for their branch offices in different regions; and (ii) end-users that outsource their payroll or employment functions to us directly. The end-users of our services included mainly multinational companies/organizations engaging in a wide variety of industries. For payroll outsourcing services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the retail and trading, industrial, IT, financial and professional services industries. For employment services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the IT, retail and trading, industrial, professional institution and education and healthcare industries. In the same year, we extended our payroll outsourcing and employment services to the PRC. Starting from July 2021, the Company has offered consultancy and market research services, a majority of our end-users during the year ended June 30, 2022 engaged in the IT, industrial, media, advertising and entertainment, professional services. The Company temporarily ceased the consultancy and market research services since July 2022.

Subsequently, in April 2015, Cornerstone Enterprise, an investment holding company, which was held by Mr. Lao, Mr. But and Mr. Yeung in equal shares, acquired the share held by the Former Shareholder in Galaxy (Seychelles), the former holding company of our Group, and the Former Shareholder ceased to be a shareholder of our Group. To the best knowledge of our Directors, the Former Shareholder disposed of his shares in Galaxy (Seychelles) to focus on his career in the PRC. Since then, our Group has been under the ownership of Mr. Lao, Mr. But and Mr. Yeung. For further information about the background and experience of Mr. Lao, Mr. But and Mr. Yeung, please refer to “Directors and Senior Management” in this prospectus.

Leveraging on our industry experience and at the request of our customers, we further expanded our business to Macau and Taiwan in 2015 and 2016, respectively. With the expansion of our business, we established Galaxy HR (SZ) in 2018 to further develop the PRC market. In 2019, Galaxy HR (SZ) obtained the Labor Dispatch Operation Permit which enables us to act as employer of record for our end-users in providing employment services in the PRC.

Our Key Business Milestones

The following events are the key business and corporate development milestones of our Group:

Year	Event

2013	Acquired Galaxy Payroll (HK) and Galaxy GEO Services Commenced the provision of our payroll outsourcing and employment services in Hong Kong directly and in the PRC through the Major In-country Partner

2015	Expanded our payroll outsourcing services to Macau

2016	Established Galaxy HR (Macau) Expanded our payroll outsourcing services to Taiwan

2017	Established Galaxy Payroll (China)

2018	Established Galaxy Payroll (TW) and Galaxy HR (SZ)

2019	Galaxy HR (SZ) obtained the Labor Dispatch Operation Permit in the PRC

2022	The Company acquired all of the outstanding equity shares of Melkweg Holdings Limited

Our Corporate Developments

We set out below the corporate history, the principal business and the changes in shareholding of members of our Group:

Our Company

Galaxy Payroll Group Limited was incorporated in the British Virgin Islands on August 26, 2021 as a BVI business company. The initial authorized share capital of our Company is 50,000 Ordinary Shares, par value US$1.00 per share. On December 19, 2022, the Company filed Amended and Restated Charter with the Registrar to increase our authorized shares from 50,000 Ordinary Shares, par value of US$1 per share, to unlimited number of Ordinary Shares, par value of US$0.000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 1,600:1.

Our Company is an investment holding company and currently does not engage in any business activity.

Melkweg Holdings Limited

Melkweg Holdings Limited was incorporated in the Cayman Islands on October 31, 2019 as an exempted company with members’ limited liability. The initial authorized share capital of Melkweg Holdings Limited is HK$380,000 (US$48,932) divided into 38,000,000 Shares of HK$0.01 (US$0.001) each. Upon incorporation of Melkweg Holdings Limited, on October 31, 2019, it allotted and issued one fully paid share to an initial subscriber, an independent third party, at par value, and was subsequently transferred to JEAN Oceania on October 31, 2019.

On January 17, 2020, Melkweg Holdings Limited allotted and issued 1,000 shares to Pine Mountain, 1,000 shares to Agapao Investment, and 999 shares to JEAN Oceania, respectively, at par value, all credited as fully paid. Upon allotment and issue of the said shares, Melkweg Holdings Limited was held as to approximately 33.33% by Pine Mountain, 33.33% by Agapao Investment and 33.33% by JEAN Oceania, respectively.

Melkweg BVI

Melkweg BVI was incorporated in the BVI on November 5, 2019 as a company limited by shares. Upon its incorporation, Melkweg BVI was authorized to issue up to a maximum of 50,000 Ordinary Shares.

On the same day, Melkweg BVI allotted and issued one share, one share and one share to Pine Mountain, Agapao Investment and JEAN Oceania at US$1 each respectively. The shares allotted and issued were credited as fully paid.

Melkweg BVI is an investment holding company and currently does not engage in any business activity. As part of the Reorganization, Melkweg BVI becomes a wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy Payroll (HK)

Galaxy Payroll (HK) was incorporated in Hong Kong on February 21, 2013 as a private company limited by shares. Upon its incorporation, Galaxy Payroll (HK) allotted and issued 10,000 Ordinary Shares, all of which were credited as fully paid and were held as to 9,999 shares by Mr. Lao and one share by Mr. But. On April 5, 2013, Mr. Lao and Mr. But transferred their respective shares in Galaxy Payroll (HK) to Galaxy (Seychelles), the former holding company of our Group, at a consideration of HK$9,999 (US$1,288) and HK$1 (US$0.13), respectively. The consideration was determined with reference to the nominal value of the shares. Upon completion of the said transfers, the entire issued share capital of Galaxy Payroll (HK) was owned by Galaxy (Seychelles).

Galaxy Payroll (HK) principally engages in the provision of payroll outsourcing services, employment services and consultancy and market research services in Hong Kong. As part of the Reorganization, Galaxy Payroll (HK) becomes an indirect wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy Payroll (TW)

Galaxy Payroll (TW) was incorporated in Hong Kong on December 31, 2018 as a private company limited by shares. Upon its incorporation, Galaxy Payroll (TW) allotted and issued 10,000 Ordinary Shares, all of which were credited as fully paid and were held by Galaxy (Seychelles).

Galaxy Payroll (TW) is an investment holding company and currently does not engage in any business activity. As part of the Reorganization, Galaxy Payroll (TW) becomes an indirect wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy GEO Services

Galaxy GEO Services was incorporated in Hong Kong on February 5, 2013 as a private company limited by shares. Upon its incorporation, Galaxy GEO Services allotted and issued 10,000 Ordinary Shares, all of which were credited as fully paid and were held by the Former Shareholder. On April 5, 2013, the Former Shareholder transferred the 10,000 shares in Galaxy GEO Services to Galaxy (Seychelles), the former holding company of our Group, at a consideration of HK$10,000 (US$1,288). The consideration was determined with reference to the nominal value of the shares. Upon completion of the said transfer, the entire issued share capital of Galaxy Payroll (HK) was owned by Galaxy (Seychelles).

Galaxy GEO Services principally engages in the provision of employment services in Hong Kong through acting as employers of record of the seconded employees of our end-users. As part of the Reorganization, Galaxy GEO Services becomes an indirect wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy Payroll (China)

Galaxy Payroll (China) was incorporated in Hong Kong on October 24, 2017 as a private company limited by shares. Upon its incorporation, Galaxy Payroll (China) allotted and issued 10,000 Ordinary Shares, all of which were credited as fully paid and were held by Galaxy (Seychelles).

Galaxy Payroll (China) is an investment holding company and currently does not engage in any business activity. As part of the Reorganization, Galaxy Payroll (China) becomes an indirect wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy HR (Macau)

Galaxy HR (Macau) was incorporated in Macau on July 26, 2016 as a limited liability company and subsequently commenced its business. Upon its incorporation, Galaxy HR (Macau) had a registered capital of MOP50,000 fully paid and held by Galaxy Payroll (HK) as to MOP49,000 and Mr. Lao as to MOP1,000.

Galaxy HR (Macau) principally engages in the provision of payroll outsourcing services in Macau. As part of the Reorganization, Galaxy HR (Macau) becomes an indirect wholly- owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy HR (TW)

Galaxy HR (TW) was incorporated in Taiwan on March 21, 2018 as a limited liability company and subsequently commenced its business. Galaxy HR (TW) was incorporated upon the instructions of Mr. Lao, Mr. But and Mr. Yeung with a paid-in capital of NT$5,380,000 which was paid by Mr. Lao Wai Man, brother of Mr. Lao, our executive Director and Founder Shareholder, and was held on behalf of Mr. Lao, Mr. But and Mr. Yeung jointly at its incorporation. On May 17, 2019, Mr. Lao Wai Man transferred the entire paid-in capital of Galaxy HR (TW) to Galaxy Payroll (TW) upon the instructions of Mr. Lao, Mr. But and Mr. Yeung at a consideration of NT$5,380,000, which was determined with reference to the paid-in capital of Galaxy HR (TW).

Galaxy HR (TW) principally engages in the provision of payroll outsourcing services and employment services in Taiwan. As part of the Reorganization, Galaxy HR (TW) becomes an indirect wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Galaxy HR (SZ)

Galaxy HR (SZ) was incorporated in the PRC on March 7, 2018 as a limited liability company and subsequently commenced its business. Upon its incorporation, Galaxy HR (SZ) had a registered share capital of RMB2,000,000 and was wholly-owned by Galaxy Payroll (China).

Galaxy HR (SZ) principally engages in the provision of payroll outsourcing and employment services in the PRC. As part of the Reorganization, Galaxy HR (SZ) becomes an indirect wholly-owned subsidiary of our Company. Please refer to “Reorganization” below in this section for further details.

Reorganization

We reorganized our corporate structure in preparation for, and in connection with the Listing. Following completion of the Reorganization, our Company became the holding company of our Group. The steps of Reorganization are set out below.

1. Incorporation of our Company

Galaxy Payroll Group Limited was incorporated in the British Virgin Islands on August 26, 2021 as a BVI business company. The initial authorized share capital of our Company is 50,000 Ordinary Shares, par value US$1.00 per share. On December 19, 2022, the Company filed Amended and Restated Charter with the Registrar to increase our authorized shares from 50,000 Ordinary Shares, par value of US$1 per share, to unlimited number of Ordinary Shares, par value of US$0.000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 1,600:1.

2. Incorporation of Melkweg Holdings Limited

Melkweg Holdings Limited was incorporated in the Cayman Islands on October 31, 2019 as an exempted company with members’ limited liability. The initial authorized share capital of Melkweg Holdings Limited is HK$380,000 (US$48,932) divided into 38,000,000 Shares of HK$0.01 (US$0.001) each. Upon incorporation of Melkweg Holdings Limited, on October 31, 2019, it allotted and issued one fully paid share to an initial subscriber, an independent third party, at par value, and was subsequently transferred to JEAN Oceania on October 31, 2019.

3. Incorporation of Melkweg BVI

Melkweg BVI was incorporated in BVI as a company limited by shares on November 5, 2019. Upon its incorporation, Melkweg BVI was authorized to issue up to a maximum of 50,000 Ordinary Shares. Upon incorporation of Melkweg BVI, on November 5, 2019, Melkweg BVI allotted and issued one share, one share and one share to Pine Mountain, Agapao Investment and JEAN Oceania at US$1.00 each respectively. The shares allotted and issued were credited as fully paid.

4. The subsidiaries of Melkweg BVI

A. Galaxy Payroll (HK) and Galaxy HR (Macau)

Galaxy HR (Macau) is owned as to 98.0% by Galaxy Payroll (HK). On December 12, 2019, Melkweg BVI was issued with 10,000 shares, representing the entire issued share capital of Galaxy Payroll (HK) from Galaxy (Seychelles) at a consideration of HK$8,478,836 (US$1,091,817). The consideration was determined with reference to the net asset value of Galaxy Payroll (HK) as of September 30, 2019, which was satisfied by the allotment and issue of and crediting as fully paid of 1,000 shares of Melkweg BVI to Pine Mountain, 1,000 shares of Melkweg BVI to Agapao Investment and 1,000 shares of Melkweg BVI to JEAN Oceania, upon the instructions of Galaxy (Seychelles). The above share transfer was legally completed and settled on January 10, 2020.

B. Galaxy Payroll (TW) and Galaxy HR (TW)

Galaxy HR (TW) is a direct wholly-owned subsidiary of Galaxy Payroll (TW). On December 12, 2019, Melkweg BVI was issued with 10,000 shares, representing the entire issued share capital of Galaxy Payroll (TW) from Galaxy (Seychelles) at a consideration of HK$10,000 (US$1,288). The consideration was determined with reference to the paid-up capital of Galaxy Payroll (TW) as of September 30, 2019, which was satisfied by the allotment and issue of and crediting as fully paid of 1,000 shares of Melkweg BVI to Pine Mountain, 1,000 shares of Melkweg BVI to Agapao Investment and 1,000 shares of Melkweg BVI to JEAN Oceania, upon the instructions of Galaxy (Seychelles). The above share transfer was legally completed and settled on January 10, 2020.

C. Galaxy GEO Services

On December 12, 2019, Melkweg BVI was issued with 10,000 shares, representing the entire issued share capital of Galaxy GEO Services from Galaxy (Seychelles) at a consideration of HK$10,000 (US$1,288). The consideration was determined with reference to the paid-up capital of Galaxy GEO Services as of September 30, 2019, which was satisfied by the allotment and issue of and crediting as fully paid of 1,000 shares of Melkweg BVI to Pine Mountain, 1,000 shares of Melkweg BVI to Agapao Investment and 1,000 shares of Melkweg BVI to JEAN Oceania, upon the instructions of Galaxy (Seychelles). The above share transfer was legally completed and settled on January 10, 2020.

D. Galaxy Payroll (China) and Galaxy HR (SZ)

Galaxy HR (SZ) is a direct wholly-owned subsidiary of Galaxy Payroll (China). On December 12, 2019, Melkweg BVI was issued with 10,000 shares, representing the entire issued share capital of Galaxy Payroll (China) from Galaxy (Seychelles) at a consideration of HK$10,000 (US$1,288). The consideration was determined with reference to the paid-up capital of Galaxy Payroll (China) as of September 30, 2019, which was satisfied by the allotment and issue of and crediting as fully paid of 1,000 shares of Melkweg BVI to Pine Mountain, 1,000 shares of Melkweg BVI to Agapao Investment and 1,000 shares of Melkweg BVI to JEAN Oceania, upon the instructions of Galaxy (Seychelles). The above share transfer was legally completed and settled on January 10, 2020.

Upon the completion of the aforesaid share transfers, Galaxy Payroll (HK), Galaxy Payroll (TW), Galaxy GEO Services and Galaxy Payroll (China) became the direct wholly- owned subsidiaries of Melkweg BVI, Galaxy HR (TW) and Galaxy HR (SZ) became the indirect wholly-owned subsidiaries of Melkweg BVI and Galaxy HR (Macau) was held as to 98% by Melkweg BVI through Galaxy Payroll (HK).

5. Share transfer of Galaxy HR (Macau)

Upon incorporation of Galaxy HR (Macau), Mr. Lao held one quota of MOP1,000 in Galaxy HR (Macau), representing 2.0% of the equity interest in Galaxy HR (Macau). On December 13, 2019, Mr. Lao transferred his one quota in Galaxy HR (Macau) to Galaxy GEO Services at a consideration of MOP1,000.

The above transfer was legally completed and settled on December 13, 2019. Upon completion of the said transfer, Galaxy HR (Macau) was held as to 98.0% by Galaxy Payroll (HK) and 2.0% by Galaxy GEO Services and thereby became an indirect wholly-owned subsidiary of our Company.

6. Share swap

On January 17, 2020, Pine Mountain, Agapao Investment and JEAN Oceania transferred their respective interest, that was 4,001 shares, 4,001 shares and 4,001 shares in Melkweg BVI, representing the entire issued shares of Melkweg BVI to our Company at a total consideration of US$12,003.00. The consideration was determined with reference to the par value of the shares transferred. The consideration for the acquisition was satisfied by:

(a)	the allotment and issue of 1,000 Shares to Pine Mountain, all credited as fully paid, for the acquisition from Pine Mountain;

(b)	the allotment and issue of 1,000 Shares to Agapao Investment, all credited as fully paid, for the acquisition from Agapao Investment; and

(c)	the allotment and issue of 999 Shares to JEAN Oceania, all credited as fully paid, for the acquisition from JEAN Oceania.

The above transfers were legally completed and settled on January 17, 2020. Upon completion of the said transfers, Melkweg BVI becomes a direct wholly-owned subsidiary of our Company, and Galaxy Payroll (HK), Galaxy Payroll (TW), Galaxy GEO Services, Galaxy Payroll (China), Galaxy HR (TW), Galaxy HR (SZ) and Galaxy HR (Macau) become the indirect wholly-owned subsidiaries of our Company.

7. Share exchange by and between the Company and Melkweg Holdings Limited

On August 26, 2021, the Company and Melkweg Holdings Limited entered into a share exchange agreement, pursuant to which the Company issued to three shareholders and their designees of Melkweg Holdings Limited a total of 10,000 (before the Forward Share Split) Ordinary Shares in exchange for all of the outstanding equity shares of Melkweg Holdings Limited. As a result of the share exchange, Melkweg Holdings Limited become a wholly owned subsidiary of the Company. The restructuring of the Company was then completed.

Galaxy Payroll BVI, Melkweg Cayman and Melkweg BVI and all subsidiaries are under common control which results in the consolidation of Melkweg Cayman and Galaxy Payroll BVI at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Our Corporate Structure

For a diagram illustrating our corporate structure, including our subsidiaries, as of the date of this prospectus and upon completion of this offering based on a proposed number of 2,000,000 Ordinary Shares being offered, please refer to the section captioned “Corporate Structure” on page 2 of this prospectus.

For details of each shareholder’s ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a reputable payroll outsourcing service, employment service and consultancy and market research service provider based in Hong Kong, providing services to our customers which are mainly categorized as (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and/or employment-related matters for their branch offices in different regions; (ii) end-users which are mainly multinational companies/organizations that outsource their payroll and/or employment functions to us directly; and (iii) end-users consulting us for their future expansion worldwide. Galaxy HR (SZ), Galaxy Payroll (HK), Galaxy HR (TW) and Galaxy HR (Macau) provide payroll outsourcing services in the PRC, Hong Kong, Taiwan and Macau; Galaxy Payroll (HK), Galaxy GEO Services, Galaxy HR (TW) and Galaxy HR (Macau) provide employment services in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries; and Galaxy Payroll (HK) provides consultancy and market research services in Hong Kong. End-users of our services may either be (i) our indirect customers engaging us through channels; or (ii) our direct customers.

In providing payroll outsourcing services, we generally assist our end-users in (i) conducting computation of salaries and the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment-related tax returns. For the two fiscal years ended June 30, 2023 and 2022, we handled approximately 65,400 and 62,200 payroll transactions for our payroll outsourcing service customers. During the two fiscal years ended June 30, 2023 and 2022, we provided payroll outsourcing services in Hong Kong, Macau and Taiwan directly and cooperated with in-country partners to provide payroll outsourcing services in the PRC and India where appropriate.

In providing employment services, our Group or our in-country partners (upon our request) (i) act as the employers of record to employ suitable candidates, who are sourced by our end-users, and second them back to our end-users; and (ii) handle the seconded employees’ payroll as their employers of record. Up to the date of this prospectus, we provided employment services in Hong Kong, Taiwan and Macau directly and cooperated with in-country partners to provide employment services in the PRC, Japan, Australia, Thailand, Malaysia, Vietnam, India, Indonesia, Philippines and Bangladesh where appropriate.

In providing consultancy and market research services, our Operating Entities (i) provide consultation for local policy in advanced level and delivery of country profile reports; (ii) deliver general consultation on different topics as well as Q&A session with local experts on a monthly basis. Galaxy Payroll (HK) provides consultancy and market research services in Hong Kong directly. The management of the Group reconsidered the business strategy of the consultancy and market research services and temporarily ceased the provision of the services starting from July 2022. The management of the Group plans to restart the provision of consultancy and market research services once the initial public offering is completed and therefore the Group would have sufficient funds to employ manpower to manage the service line.

Galaxy Payroll Group Limited (“Galaxy Payroll BVI”) was incorporated in the British Virgin Islands with limited liability on August 26, 2021. Galaxy Payroll BVI has no substantial operations other than holding all of the outstanding share capital of Melkweg Holdings Limited (“Melkweg Cayman”). Melkweg Cayman is a holding company incorporated on October 31, 2019 under the Companies Act (2021 Revision) of the Cayman Islands. Melkweg Cayman has no substantial operations other than holding all of the outstanding share capital of Melkweg Holdings (BVI) Limited (“Melkweg BVI”) which was incorporated under BVI law on November 5, 2019. Melkweg BVI is also a holding company holding of all the equity interest of Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”) (which is the holding company of Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”), Galaxy GEO Services Limited (“Galaxy GEO Services”), Galaxy Payroll (Taiwan) Limited (“Galaxy Payroll (TW)”) (which is the holding company of Galaxy Human Resources Limited (“Galaxy HR (TW)”)) and Galaxy Payroll (China) Limited (“Galaxy Payroll (China)”) (which is the holding company of Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”)) (collectively referred to as the “Subsidiaries”).

Galaxy Payroll BVI, through the Subsidiaries (together, the “Group” or the “Company”), is engaged in providing payroll outsourcing services, employment services   and consultancy and market research services. The Operating Entities in our Group have headquarters in Hong Kong, China, Taiwan, and Macau. Majority of the Group’s business activities are carried out by Galaxy Payroll (HK).

Melkweg BVI acquired all the equity interest of the Subsidiaries from the equity holders via certain share exchange agreement on December 12, 2019.

Melkweg Cayman acquired all the equity interest of Melkweg BVI from the shareholder via share exchange agreement on January 17, 2020. Galaxy Payroll BVI then acquired all the equity interests of Melkweg Cayman via certain share exchange agreement on August 26, 2021. Upon completion of the exchange, Melkweg Cayman was 100% owned by the Company, and the restructuring of the Company was then completed. Galaxy Payroll BVI, Melkweg Cayman and Melkweg BVI and all subsidiaries are under common control which results in the consolidation of Melkweg Cayman and Galaxy Payroll BVI at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activities
Galaxy Payroll Group Limited (“Galaxy Payroll BVI”)	● Located in the British Virgin Islands (“BVI”) ● Incorporated on August 26, 2021	-	Investment holding
Melkweg Holdings Limited (“Melkweg Cayman”)	● Located in the Cayman Islands ● Incorporated on October 31, 2019	100% directly owned by Galaxy Payroll BVI	Investment holding
Melkweg Holdings (BVI) Limited (“Melkweg BVI”)	● Located in the BVI ● Incorporated on November 5, 2019	100% directly owned by Melkweg Cayman	Investment holding
Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”)	● Located in Hong Kong ● Incorporated on February 21, 2013	100% owned by Melkweg BVI	Provision of payroll outsourcing, employment services and consultancy and market research services
Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”)	● Located in Macau ● Incorporated on July 26, 2016	98% owned by Galaxy Payroll (HK) and 2% owned by Galaxy GEO Services	Provision of payroll outsourcing services
Galaxy Payroll (Taiwan) Limited (“Galaxy Payroll (TW)”)	● Located in Hong Kong ● Incorporated on December 31, 2018	100% owned by Melkweg BVI	Investment holding
Galaxy Human Resources Limited (“Galaxy HR (TW)”)	● Located in Taiwan ● Incorporated on March 21, 2018	100% owned by Galaxy Payroll (TW)	Provision of employment services
Galaxy GEO Services Limited (“Galaxy GEO Services”)	● Located in Hong Kong ● Incorporated on February 5, 2013	100% owned by Melkweg BVI	Provision of employment services (acting as employer of record)
Galaxy Payroll (China) Limited (“Galaxy Payroll (China)”)	● Located in Hong Kong ● Incorporated on October 24, 2017	100% owned by Melkweg BVI	Investment holding
Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”)	● Located in People’s Republic of China (“PRC”) ● Incorporated on March 7, 2018	100% owned by Galaxy Payroll (China)	Provision of payroll outsourcing and employment services

Key Factors that Affect Results of Operations

Galaxy Payroll Group Limited believes the key factors affecting its financial condition and results of operations include the following:

Operating in a highly competitive market

Some of our competitors may have advantages over our Group, such as (i) wider geographical coverage, services offerings, technology and security level, enabling them to enjoy higher economies of scale; (ii) better industry reputation and image; and (iii) higher capability in providing value-added services including consulting services and system maintenance and upgrade which are preferable to end-users.

There is no assurance that our competitors will not develop the expertise, experience and resources necessary to provide services that are better in quality and/or more competitive in pricing compared to our services. Failure to maintain or enhance our competitiveness within the industry or maintain our customer base may adversely affect our financial performance and profitability.

Changes in PRC and Hong Kong Regulatory Environment may impact our business and results of operations

According to our Hong Kong Legal Advisers, we are not required to obtain any license from the relevant government authorities for the provision of payroll outsourcing services in Hong Kong; the Company relies on its own administrative staff to maintain its compliance status regarding Taiwan and Macau, therefore, based on management belief, we are not required to obtain any license from the relevant government authorities for the provision of payroll outsourcing services in Taiwan and Macau, respectively. In addition, according to our Hong Kong Legal Advisers, we are not required to obtain any license from the relevant government authorities for the provision of employment services in Hong Kong and based on management belief, we are not required to obtain any license from the relevant government authorities for the provision of employment services in Taiwan. According to our PRC Legal Advisers, for acting as employers of record for our end-users in providing employment services in the PRC, we are required to obtain, and have obtained, the Labor Dispatch Operation Permit.

If any of the government of the PRC, Hong Kong, Taiwan and/or Macau imposes any new or further licensing requirements, we may incur extra costs and human resources in complying with such requirements, laws and/or regulations and we cannot guarantee that we will be able to obtain any additional licenses, if required, or if we failed to receive or maintain any required permissions or approvals, our business may be materially affected. We cannot assure that there will not be any changes in the regulatory environment in respect of the payroll outsourcing service industry and/or the employment service industry in the PRC, Hong Kong, Taiwan and Macau which may be unfavorable to our Group.

RISKS RELATING TO THE PRC

Changes in the economic, political and social conditions in the PRC may have a material and adverse effect on our business, financial condition, results of operations and future prospects

Part of our business operations were conducted in the PRC and part of our revenue was derived from the PRC market. As such, our business, financial condition, results of operations and future prospects are subject to the economic, political and social developments of the PRC. The PRC economy differs from the economies of the most developed countries in many respects, such as structure, level of governmental involvement, control of foreign exchange and allocation of resources. In the PRC, periodic economic plans and measures are promulgated and implemented by the government. The PRC government plays a significant role in regulating the development of different industries, the allocation and management of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and the PRC economic growth. In view of concerns over the PRC’s economic and fixed investment growth, bank credit and inflationary pressure, the PRC government has taken measures, including direction and/or restrictions on bank loans to certain sectors and change in interest rates, with the aim of managing the PRC’s economic growth. In recent years, the PRC government has implemented measures emphasizing the utilization of market forces in reforming the economy. Such economic reform measures, and any additional measures which may be further taken by the PRC government, may have a significant negative impact on the PRC economy which in turn may adversely affect our Group’s business, financial condition, operation results and future prospects.

While the PRC economy has experienced significant growth in the past few decades, growth has been uneven across different regions and economic sectors and there is no assurance that such growth can be sustained or is sustainable. Concerns over capital market volatility, issues of liquidity, inflation, geopolitical issues, the availability and cost of credit have resulted in adverse market conditions in the PRC. Furthermore, changes in the economic, political and social conditions, laws, regulations and policies of the PRC government may have a material and adverse effect on our Group’s business, financial condition, results of operations and future prospects.

The PRC’s legal system has inherent uncertainties as to the interpretation and enforcement of PRC laws, which could have a material adverse effect on us

Part of our business in the PRC is conducted through our PRC subsidiary. Thus, our operations in the PRC are governed by PRC laws and regulations. Our PRC subsidiary is generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes and regulations as well as their interpretation by the competent government authorities including the Supreme People’s Court of the PRC. Prior court decisions may be cited for reference but have limited precedential value.

The PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because published court decisions are limited in number and are non-binding, there are uncertainties involved in the interpretation and enforcement of these laws and regulations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may be subject to fines and other penalties applied retroactively for violations of policies and rules enacted in future for commission of acts that are not in violation of the current policies and rules. In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of our resources and management attention.

RISKS RELATING TO HONG KONG, TAIWAN AND MACAU

Risks relating to the economic, political, legal and social conditions in Hong Kong, Taiwan and Macau

We also operate our business in Hong Kong, Taiwan and Macau. Any adverse changes in the economic, political, legal and social conditions of Hong Kong, Taiwan and Macau may lead to an adverse impact on the demand for our services and may result in deteriorating financial performance of our Group.

Furthermore, we cannot assure you that there will not be any political movements or large scale political unrest in Hong Kong, Taiwan or Macau, which may in turn adversely impact the market or lead to disruption of the general economic, political and social conditions in Hong Kong, Taiwan or Macau. If such unrest or movement persists for a substantial period of time, it may lead to such disruption, and our overall business, results of operations and financial condition may be adversely affected.

Hong Kong and Macau became the special administrative regions of the PRC when the sovereignties of both regions were returned to the PRC, whereas Taiwan has a unique political status with conflict on its sovereignty with the PRC. We cannot assure you that the economic, political and legal developments in Hong Kong, Macau and Taiwan will not be adversely affected as a result of the exercise of sovereignties by the PRC over Hong Kong and Macau and the conflict between Taiwan and the PRC. If there is any material adverse change in the general economic, political and legal developments in Hong Kong, Macau or Taiwan, our operations and financial position may be adversely affected.

RISKS RELATING TO THE PRC, HONG KONG, JAPAN, TAIWAN, MACAU AND OTHER LOCATIONS

Risks of acts of God, acts of war and terrorism, natural disasters, riots, epidemics and other disasters

The economy, infrastructure and livelihood of the people of the PRC, Hong Kong, Japan, Taiwan, Macau and other locations or such other jurisdictions may be materially and adversely affected by acts of God, acts of war and terrorism, natural disasters, riots, epidemics and other disasters which are beyond our control. Our business, financial condition and results of operations may be adversely affected if these events occur.

For example, epidemics threaten people’s lives and may adversely affect their livelihood as well as their living and consumption patterns. The occurrence of an epidemic is beyond our control, and we cannot assure you that the outbreak of coronavirus (including COVID-19), severe acute respiratory syndrome, the H5N1 strain of avian influenza, the H1N1 strain of swine flu, the Zika virus or any other epidemics or pandemics will not happen. Any epidemic or pandemic occurring, such as the most recent outbreak of COVID-19, in the PRC, Hong Kong, Japan, Taiwan, Macau and other locations, or even in areas outside of the PRC, Hong Kong, Japan, Taiwan, Macau and other locations, may severely affect and restrict the level of economic activity as the government may impose regulatory administrative measures quarantining affected areas or other measures to control the outbreak of the disease, which in turn may adversely affect our business, financial condition and results of operations. Acts of war and terrorism may cause damage or disruption to us or our employees, facilities, markets, suppliers or customers, any of which may adversely impact our revenue, cost, financial condition and results of operations or the trading price of our Shares. Potential war or terrorist attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict.

INCREASE OF AUTHORIZED SHARES AND FORWARD SHARE SPLIT

On December 19, 2022, the Company effectuated a forward split of the Ordinary Shares of the Company at a ratio of 1,600:1 to increase its authorized capital shares from 50,000 Ordinary Shares with a par value of US$1 per share to unlimited number of Ordinary Shares with a par value of US$0.000625 per share (the “Forward Split”). Immediately following the effectiveness of the Forward Split, the number of issued and outstanding Ordinary Shares of the Company was 16,000,000.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, costs and expenses. We base our estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition and (ii) income taxes. See Note 3—Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our consolidated financial statements.

Estimated provision for doubtful accounts

The Group establishes provision for doubtful accounts when there is objective evidence that the Group may not be able to collect amounts due. Management reviews the adequacy of the provision for doubtful accounts on an ongoing basis, using historical collection trends and individual account analysis. The provision is based on management’s best estimates of specific losses on individual customer exposures, as well as historical trends of collections. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is not probable.

Allowance for doubtful accounts was HKD19,022 (US$2,427) and HKD80,379 as of June 30, 2023 and 2022, respectively.

Income Taxes

The Group accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assess-able or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is charged or credited in the consolidated statement of operations, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 3 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Year ended June 30, 2023 compared to year ended June 30, 2022

Employee

The total number of employees of the Group as of June 30, 2023 and 2022 are 26 and 25, respectively.

The Group hired one and three employees in Taiwan and China respectively during the year ended June 30, 2023. Three employees were laid off in Hong Kong during the year ended June 30, 2023.

The Group hired one employee in Macau and China respectively during the year ended June 30, 2022. Two employees were laid off in Hong Kong during the year ended June 30, 2022.

None of our employees is associated with any labor union in Hong Kong, China, Macau or Taiwan, and we didn’t hire any temporary employees for past 3 years.

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Group for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	For the years ended June 30,
	2022		2023
	HKD	% of Revenue	HKD	US$	% of Revenue
Revenues
Employment services	$15,030,032	32%	14,485,440	1,848,505	46%
Payroll outsourcing services	16,011,572	34%	16,981,233	2,166,996	54%
Consultancy and market research services	15,873,473	34%	-	-	0%
Total revenues	46,915,077	100%	31,466,673	4,015,501	100%

Cost of revenues	(11,696,317)	-25%	(12,999,672)	(1,658,904)	-41%

Operating expenses
Selling, general and administrative expenses	(8,137,263)	-17%	(8,178,103)	(1,043,618)	-26%
(Provision for) reversal of provision for doubtful accounts	(5,246)	0%	61,357	7,830	0%
Total operating expenses	(8,142,509)	-17%	(8,116,746)	(1,035,788)	-26%
Income from operations	27,076,251	58%	10,350,255	1,320,809	33%
Interest income	5,142	0%	186,390	23,785	1%
Interest expense	(238,742)	-1%	(123,269)	(15,731)	0%
Other income	411,692	1%	402,967	51,423	1%
Income before income taxes	27,254,343	58%	10,816,343	1,380,286	34%
Income tax expense	(4,696,002)	-10%	(1,805,663)	(230,423)	-6%
Net income	22,558,341	48%	9,010,680	1,149,863	29%

Revenues

For the year ended June 30, 2023, the Group generated its revenues through two revenue streams by the Group’s wholly-owned subsidiaries: employment services and payroll outsourcing services. For the year ended June 30, 2022, the Group generated its revenues through three revenue streams by the Group’s wholly-owned subsidiaries: employment services, payroll outsourcing services and consultancy and market research services.

The following table presented the Group’s revenues disaggregated by service line and geographic location of the employees of our customers for the years ended June 30, 2023 and 2022:

	For the years ended June 30
	2022	2023	2023	Change	Change
Revenues	HKD	HKD	US$	HKD	%
Hong Kong	$1,108,019	$602,599	$76,898	$(505,420)	-46%
Macau	169,027	277,889	35,462	108,862	64%
PRC	11,426,534	10,550,194	1,346,322	(876,340)	-8%
Taiwan	1,623,067	1,703,697	217,411	80,630	5%
Japan	361,826	699,535	89,269	337,709	93%
Australia	116,278	132,354	16,890	16,076	14%
Thailand	64,175	40,738	5,199	(23,437)	-37%
Malaysia	57,033	37,928	4,840	(19,105)	-33%
Vietnam	44,782	60,850	7,765	16,068	36%
India	18,444	79,809	10,185	61,365	333%
Indonesia	20,210	195,607	24,962	175,397	868%
Philippines	20,637	62,901	8,027	42,264	205%
Bangladesh	-	36,391	4,644	36,391	N/A
Singapore	-	4,948	631	4,948	N/A
Total employment services	15,030,032	14,485,440	1,848,505	(544,592)	-4%
Hong Kong	2,865,852	842,269	107,483	(2,023,583)	-71%
Macau	777,858	682,743	87,126	(95,115)	-12%
PRC	12,355,903	15,378,972	1,962,530	3,023,069	24%
India	11,959	77,249	9,857	65,290	546%
Total payroll outsourcing services	16,011,572	16,981,233	2,166,996	969,661	6%
Hong Kong	15,873,473	-	-	(15,873,473)	-100%
Total consultancy and market research services	15,873,473	-	-	(15,873,473)	-100%
Total revenues	$46,915,077	$31,466,673	$4,015,501	$(15,448,404)	-33%

The following table presented the Group’ revenues disaggregated by the timing of revenue recognition for the years ended June 30, 2023 and 2022:

	For the years ended June 30
	2022	2023	2023	Change	Change
	HKD	HKD	US$	HKD	%
Services transferred over time	40,529,178	31,466,673	4,015,501	(9,062,505)	-22%
Services and deliverables transferred at a point in time	6,385,899	-	-	(6,385,899)	-100%
Total revenues	46,915,077	31,466,673	4,015,501	(15,448,404)	-33%

The following table presented the Group’s number of payroll transactions disaggregated by service lines and geographic markets for the years ended June 30, 2023 and 2022:

	For the years ended June 30
Number of payroll transactions	2022	2023	Change	Change
Hong Kong	131	62	(69)	-53%
Macau	32	60	28	88%
PRC	1,055	861	(194)	-18%
Taiwan	164	207	43	26%
Japan	12	26	14	117%
Australia	8	7	(1)	-13%
Thailand	7	3	(4)	-57%
Malaysia	7	2	(5)	-71%
Vietnam	4	5	1	25%
India	2	12	10	500%
Indonesia	2	25	23	1150%
Philippines	2	8	6	300%
Bangladesh	-	8	8	N/A
Singapore	-	1	1	N/A
Total employment services	1,426	1,287	(139)	-10%
Hong Kong	13,280	1,396	(11,884)	-89%
Macau	1,925	1,693	(232)	-12%
PRC	46,932	62,199	15,267	33%
India	27	142	115	426%
Total payroll outsourcing services	62,164	65,430	3,266	5%
Hong Kong	151	-	(151)	-100%
Total consultancy and market research services	151	-	(151)	-100%
Total number of payroll transactions	63,741	66,717	2,976	5%

The following table presented the Group’s number of customers disaggregated by service lines and the respective revenue contribution to the Group for the years ended June 30, 2023 and 2022:

	For the years ended June 30
	2022	2022	2023	2023	2023	Change	Change
	Number of Customer	Revenue (HKD)	Number of Customer	Revenue (HKD)	Revenue (US$)	Revenue (HKD)	Revenue (%)
Direct End-users	25	2,827,892	36	4,585,505	585,162	1,757,612	62%
Indirect end-users referred by the channels	60	12,202,140	35	9,899,935	1,263,343	(2,302,204)	-19%
Total employment services	85	15,030,032	71	14,485,440	1,848,505	(544,592)	-4%
End-users	29	1,998,582	38	3,592,075	458,389	1,593,492	80%
Indirect end-users referred by the channels	147	14,012,990	109	13,389,158	1,708,607	(623,832)	-4%
Total payroll outsourcing services	176	16,011,572	147	16,981,233	2,166,996	969,661	6%
End-users	7	15,873,473	-	-	-	(15,873,473)	-100%
Total consultancy and market research services	7	15,873,473	-	-	-	(15,873,473)	-100%
Total	268	46,915,077	218	31,466,673	4,015,501	(15,448,404)	-33%

Total number of customers decreased by 50 (from 268 to 218), total revenues of the Group decreased by HKD15,448,404 or 33% to HKD31,466,673 (US$4,015,501) for the year ended June 30, 2023 from HKD46,915,077 for the year ended June 30, 2022. The decrease was driven by the temporarily ceased provision of consultancy and market research services of an amount HKD15,873,473 and the slight decline in employment services of an amount of HKD544,592, although there is a slight growth in payroll outsourcing services of an amount HKD969,661. Therefore, the overall revenue is decreased.

Our revenue in respect of employment services decreased by approximately HKD544,592, or 4%, to approximately HKD14,485,440 (US$1,848,505) for the year ended June 30, 2023 from approximately HKD15,030,032 for the year ended June 30, 2022. The decrease was mainly contributed by the decrease in the number of payroll transactions in the PRC and Hong Kong with a total amount of 263 (from 1,186 to 923) which leads to a decrease in the amount of the revenue in respect of the employment services of HKD1,381,760 (US$176,328). Although there is an increase in the number of the payroll transactions in Macau, Taiwan, Indonesia and Japan of 108 (from 210 to 318) due to resuming economic around the world after COVID-19, which resulted in an increase in the amount of revenue in respect of the employment services of HKD702,598 (US$89,659), the overall revenue decrease due to the significant decrease in services provided in PRC and Hong Kong, even the revenue per payroll transaction generated in Macau, Taiwan, Japan, Australia, Thailand, Malaysia and Vietnam were mostly averaging HKD15,000 (US$1,914) compared with the revenue per payroll transaction generated in Hong Kong and PRC, which was approximately averaging HKD11,000 (US$1,404). Therefore, the decrease in revenue generated in Hong Kong and the PRC impacts the decrease in the overall revenue generated in employment services business.

Our revenue in respect of payroll outsourcing services increased by approximately HKD969,661 or 6.0%, to approximately HKD16,981,233 (US$2,166,996) for the year ended June 30, 2023 from approximately HKD16,011,572 for the year ended June 30, 2022. Such increase was mainly contributed by the increase in the number of payroll transactions in the PRC during the year in respect of payroll outsourcing services provided to our end-users’ employees located in the PRC by 15,267. It resulted in an increase in revenue of HKD3,023,069 (US$385,778). There is a decrease in the number of payroll transactions in Hong Kong of 11,884 which was due to the worse economic condition worldwide and the strict quarantine requirement of COVID-19 in Hong Kong for the year ended June 30, 2023. It resulted in a number of customers in Hong Kong left during the year and then a significant decrease in revenue of HKD2,023,583 (US$258,232). The overall number of payroll transactions in respect of payroll outsourcing services increased by 3,266 (from 62,164 to 65,430). Therefore, the significant decrease in revenue generated in Hong Kong cannot offset the increase in the amount in respect of overall revenue generated in payroll outsourcing services business.

Our revenue in respect of consultancy and market research services decreased by HKD15,873,473 or 100%, from HKD15,873,473 for the year ended June 30, 2022 to nil for the year ended June 30, 2023. Although there is an increasing demand for the consultancy and market research services and the monthly average consultancy service and the market research reports to our customers are US$4,000 and US$20,000 per instance, the Group assessed there would not be sufficient manpower to be capable of providing the services. The management of the Group reconsidered the business strategy of the consultancy and market research services and temporarily ceased the provision of the services starting from July 2022. The management of the Group plans to restart the provision of consultancy and market research services once the initial public offering is completed and therefore the Group would have sufficient funds to employ manpower to manage the service line.

Cost of revenues

Cost of revenues included in-country partner costs, net exchange difference, employee compensation, related employee benefits and director’s remuneration. Employee compensation and related payroll benefits consisted of staff salaries, employer’s contribution to pension scheme, staff training, staff allowance and recruitment fee. For the year ended June 30, 2023, cost of revenues was HKD12,999,672 (US$1,658,904), increased by HKD1,303,355 from HKD11,696,317 for the year ended June 30, 2022. Such increase was driven by the change in the number of staff and the change in net exchange difference in 2023. The percentage of cost of revenues to the revenue was increased from 25% for the year ended June 30, 2022 to 41.3% for the year ended June 30, 2023. Such increase represented that gross profit ratio of the consultancy and market research services of the Group was high during the prior fiscal year and the Group temporarily ceased the provision of the consultancy and market research services starting from July 2022 due to insufficient manpower of the Group at present.

Operating Expenses

The Group’s total operating expenses decreased by HKD25,763 to HKD8,116,746 (US$1,035,788) in the year ended June 30, 2023 from HKD8,142,509 in the year ended June 30, 2022, driven by the decrease in the provision for doubtful accounts of HKD66,603, although there is a slight increase in selling, general and administrative expenses of HKD40,840.

Selling, general and administrative expenses

Selling, general and administrative expenses consisted primarily of bank charge, building management fee, depreciation, insurance, Internet and IT service fee, legal and professional fees, meal and entertainment, office premises expenses, travelling, staff cost and others.

The Group’s major selling, general and administrative expenses were comprised of the following items during the periods indicated:

	For the years ended June 30
	2022	2023	2023	Change	Change
	HKD	HKD	US$	HKD	(%)
Bank Charge	191,724	217,214	27,719	25,490	13%
Building management fee	161,543	160,769	20,516	(774)	0%
Depreciation	176,605	154,457	19,710	(22,148)	-13%
Insurance	310,243	299,502	38,220	(10,741)	-3%
Internet and IT service fee	505,951	360,839	46,047	(145,112)	-29%
Meal and Entertainment	191,238	192,464	24,561	1,226	1%
Office premises expenses	1,251,597	1,177,995	150,325	(73,602)	-6%
Travelling	4,161	176,018	22,462	171,857	4130%
Staff costs	2,290,181	2,593,839	331,003	303,658	13%
Legal and professional fee	2,418,649	2,195,548	280,177	(223,101)	-9%
Others	635,371	649,458	82,878	14,087	2%
Total	$8,137,263	8,178,103	1,043,618	40,840	1%

Selling, general and administrative expenses increased by HKD40,840 to HKD8,178,103 (US$1,043,618) in the year ended June 30, 2023 from HKD8,137,263 in the year ended June 30, 2022. Such increase was mainly driven by the increase in staff costs amounting to HKD303,658 although there is a decrease in legal and professional fee by HKD223,101.

Bank Charge

The bank charge was HKD217,214 (US$25,490) in the year ended June 30, 2023, compared to HKD191,724 in the year ended June 30, 2022. The bank charge incurred increased in the fiscal year 2022 because the number of transactions processed by the banks increased during the year.

Building management fee

It represented the building management fees paid for its office facilities in PRC, Hong Kong and Taiwan. It decreased by HKD774 or 0%, to HKD160,769 (US$20,516) in the year ended June 30, 2023 from HKD161,543 in the year ended June 30, 2022. There is no material fluctuation during the year.

Depreciation

The Group incurred depreciation expense for its leasehold improvements, furniture and fixtures and office equipment. Depreciation expense decreased by HKD22,148 or 13%, to HKD154,457 (US$19,710) in the year ended June 30, 2023 from HKD176,605 in the year ended June 30, 2022. The depreciation expense incurred in the fiscal year 2023 decreased because there are more fully depreciated property and equipment for the year ended June 30, 2023 compared with the same period of 2022.

Insurance

Insurance cost included professional indemnity for the directors, the medical insurance and employee compensation insurance premiums the Group paid for its employees. Insurance cost decreased by HKD10,741or 3%, to HKD299,502 (US$38,220) in the year ended June 30, 2023 from HKD310,243 in the year ended June 30, 2022. The insurance expense incurred increased slightly because the Group engaged a new insurance company for professional indemnity paid for the directors. There is no material fluctuation during the year.

Internet and IT service fee

Internet and IT service fee included, the consulting and service fee paid to internet service providers and the maintenance service rendered from third-party service providers. It decreased by HKD145,112 or 29%, to HKD360,839 (US$46,047) in the year ended June 30, 2023 from HKD505,951 in the year ended June 30, 2022. The Internet and IT service fees incurred decreased as the Group paid less configuration fee for the IT system.

Meal and Entertainment

Compared to the year ended June 30, 2022, the Group’s meal and entertainment in the year ended June 30, 2023 increased by HKD1,226 or 1%, from HKD191,238 in 2022 to HKD192,464 (US$24,561) in 2023. The increased meal and entertainment expenses incurred are in line with the new business service location development.

Office premises expenses

Office premises expenses represented rent paid for the Group’ office facilities in PRC, Hong Kong and Taiwan. Office premises expenses decreased by HKD73,602 or 6%, to HKD1,177,995 (US$150,325) in the year ended June 30, 2023 from HKD1,251,597 in the year ended June 30, 2022. There is no material fluctuation during the year.

Travelling

Travelling represented the travelling expenses for the business purpose. Travelling increased by HKD171,857 or 4130%, to HKD176,018 (US$22,462) in the year ended June 30, 2023 from HKD4,161 in the year ended June 30, 2022. The expenses significantly increased as our management resumed travelling starting from the second half of 2022 for the business development in other Asian countries, such as Vietnam, Philippine and Indonesia.

Staff Costs

Staff costs consisted of staff salaries, employer’s contribution to pension scheme, staff training, staff allowance and recruitment fee. For the year ended June 30, 2023, staff costs were HKD2,593,839 (US$331,003), increased by HKD303,658 or 13% from HKD2,290,181 in the year ended June 30, 2022. Such increase was mainly driven by the increase in the number of administration and operation staffs in Taiwan and the PRC office and the yearly salary increments.

Legal and professional fees

Legal and professional fees included service fees paid to solicitors and any other third-party service providers for professional services. The Group incurred legal and professional fees in an amount of HKD2,195,548 (US$280,177) in the year ended June 30, 2023 compared to HKD2,418,649 in the year ended June 30, 2022 with a decline by HKD223,101 or 9%. There is no material fluctuation during the period.

Others

Other expenses included commission paid to independent third parties, donation to charities and sundry expenses. For the year ended June 30, 2023, the Group incurred other expenses in an amount of HKD649,458 (US$82,878) which consisted of donation, HKD12,000 (US$1,531), advertising, HKD68,179 (US$8,700) and sundry expense, HKD141,498 (US$18,057). For the same period in 2022, it incurred other expenses in an amount of HKD635,371 which consisted of donation, HKD12,000, advertising, HKD161,258 and sundry expense, HKD205,084.

Provision for doubtful accounts

The Group establishes a provision for doubtful accounts when there is objective evidence that the Group may not be able to collect amounts due. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends, its relationship with the clients and economic conditions. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections.

Pursuant to Accounting Standards Codification 310-10-35-41, account balances are charged off against the provision for doubtful accounts when the accounts receivables are deemed uncollectible. The Group deemed accounts receivables as uncollectible after all means of collection have been exhausted and the likelihood of collection is not probable. Based on its historical experience, the Group records a charge-off against the provision for doubtful accounts when the outstanding balance is over 1 year past due.

The table below sets forth the age analysis of the Group’ gross accounts receivable at the end of each period:

Year Ended June 30	0-30 days	31-60 days	61-90 days	91-182 days	183-273 days	274-365 days	>365 days	Total
2023 (USD)	144,381	90,008	33,267	17,062	332	2,756	1,783	289,589
2023 (HKD)	1,131,416	705,332	260,689	133,704	2,600	21,600	13,970	2,269,311
2022 (HKD)	2,071,832	1,860,528	1,321,311	2,592,134	1,130,533	20,616	117,512	9,114,466
Change (HKD)	$(940,416)	(1,155,196)	(1,060,622)	(2,458,430)	(1,127,933)	984	(103,542)	(6,845,155)

The gross accounts receivable decreased to HKD2,269,311 (US$289,589) as of June 30, 2023 from HKD9,114,466 as of June 30, 2022. The Group’s allowance for doubtful accounts as of June 30, 2023 decreased to HKD19,022 (US$2,427) from HKD80,379 as of June 30, 2022.

For the years ended June 30, 2023 and 2022, the Group recognized a reversal of provision for doubtful accounts and a provision for doubtful accounts for its accounts receivable in an amount of HKD61,357 (US$7,830) and HKD5,246, respectively. Due to its increased effort in collection and the steady business recovery of its clients, the Group received collections HKD2,049,694 (US$261,564) in the subsequent period as of the date this prospectus. The Group factored the customer settlements received for its account receivables in subsequent period when it estimated its provision for doubtful accounts as of June 30, 2023 and 2022.

Other income (expenses)

Other income (expenses) was primarily comprised of an interest income, interest expenses and sundry income. During the year ended June 30, 2023, the Group recognized interest income, HKD186,390 (US$23,785), interest expenses, HKD123,269 (US$15,731) and sundry income, HKD402,967 (US$51,423). For the year ended June 30, 2022, the Group recognized interest income, HKD5,142, interest expenses, HKD238,742 and sundry income, HKD411,692.

Income tax expense

Income tax expense was HKD1,805,663 (US$230,423) for the year ended June 30, 2023, as compared to HKD4,696,002 for the year ended June 30, 2022. A significant decrease in its income tax expense by HKD2,890,339 or 62% due to the decrease in our revenues in Hong Kong in the fiscal year of 2023.

Net income

As a result of the above discussed, the Group recorded a net income of HKD9,010,680 (US$1,149,863) for the year ended June 30, 2023, representing a decline of HKD13,547,661 or 60% from a net income of HKD22,558,341 for the year ended June 30, 2022. A substantial decrease in its net income in the year ended June 30, 2023 resulted from the temporarily ceased provision of consultancy and market research services since July 2022 as previously discussed.

Liquidity and Capital Resources

The Group financed its daily operations and business development through cash generated from the operations of the Group. For the years ended June 30, 2023 and 2022, its cash and restricted cash balance was HKD17,449,250 (US$2,226,721) and HKD13,971,458, respectively.

The following table set forth a summary of its cash flows for the periods indicated:

	For the years ended June 30
	2022	2023	2023
	HKD	HKD	US$
Net cash provided by operating activities	$11,999,074	16,086,260	2,052,788
Net cash used in investing activities	$-	(25,303)	(3,229)
Net cash used in financing activities	$(26,049,749)	(12,593,994)	(1,607,135)

Cash provided by operating activities:

For the year ended June 30, 2023, net cash provided by operating activities of HKD16,086,260 (US$2,052,788) was primarily resulted from the net income of HKD9,010,680 (US$1,149,863) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment, HKD154,457 (US$19,710), amortization of right-of-use assets, HKD1,091,600 (US$139,300) and reversal of provision for doubtful debts, HKD61,357 (US$7,830). Change in operating activities included a decrease in account receivables due to the temporarily ceased business, consultancy and market research services, HKD6,845,155 (US$873,520), an increase in prepayment, deposits and other receivables, HKD325,876 (US$41,584), an increase in accrued expenses and other payables, HKD452,847 (US$57,789), a decrease in account payable, HKD39,015 (US$4,979), an increase in income tax payables, HKD100,260 (US$12,794) and a decrease in lease liabilities, HKD1,142,491 (US$145,795).

For the year ended June 30, 2022, net cash provided by operating activities of HKD11,999,074 was primarily resulted from the net income of HKD22,558,341 as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment, HKD176,605, amortization of right-of-use assets, HKD1,157,220 and provision for doubtful debts, HKD5,246. Change in operating activities included an increase in account receivables due to the new business, consultancy and market research services, HKD5,597,909, an increase in prepayment, deposits and other receivables, HKD768,243, a decrease in accrued expenses and other payables due to fewer remuneration payables for customers’ employees to be paid after the year ended June 30, 2022, HKD5,402,065, a decrease in account payable, HKD19,499, an increase in income tax payables, HKD1,078,638 and a decrease in lease liabilities, HKD1,189,260.

Cash used in investing activities:

For the year ended June 30, 2023, net cash used in investing activities was mainly contributed by purchases of property and equipment, HKD25,303 (US$3,229).

For the year ended June 30, 2022, no cash used in investing activities.

Cash used in financing activities:

For the year ended June 30, 2023, net cash used in financing activities, HKD12,593,994 (US$1,607,135) consisted of dividend payment, HKD9,884,032 (US$1,261,314), deferred IPO costs, HKD1,776,686 (US$226,725), bank loans raised, HKD2,000,740 (US$255,317) and repayments of bank loan, HKD2,934,016 (US$374,413).

For the year ended June 30, 2022, net cash used in financing activities, HKD26,049,749 consisted of dividend payment, HKD18,924,782, deferred IPO costs, HKD3,158,916, and repayments of bank loan, HKD3,966,051.

The following table set forth a summary of the Group’s working capital as of June 30, 2023 and 2022:

	As of June 30,
	2022	2023	2023
	HKD	HKD	US$
Current assets	$26,631,685	24,154,362	3,082,369
Current liabilities	16,566,671	19,937,281	2,544,221
Working capital	$10,065,014	4,217,081	538,148

Current assets as of June 30, 2023 was HKD24,154,362 (US$3,082,369). Out of this balance, the Group had cash and restricted cash in an amount of HKD17,449,250 (US$2,226,721). 87% of the cash and restricted cash was deposited in financial institutions in Hong Kong Special Administrative Region, and 13% of the cash was deposited in PRC, Macau and Taiwan. The amount of restricted cash of HKD1,012,760 (US$129,240) was held in Hong Kong Special Administrative Region. There was no restricted cash balance held in PRC, Taiwan and Macau. The current asset balance also included the following: accounts receivable, net, HKD2,250,289 (US$ 287,162) and prepayment, deposits and other receivables, net, HKD4,454,823 (US$568,486).

Current liabilities as of June 30, 2023 was HKD19,937,281 (US$2,544,221). This amount was composed of accrued expenses and other payables, HKD13,165,562 (US$1,680,073), account payable, HKD66,076 (US$8,432), bank loans, current portion, HKD2,000,740 (US$255,317), income tax payable, HKD3,744,802 (US$477,879) and an operating lease obligation-current portion, HKD960,101 (US$122,520).

Current assets as of June 30, 2022 was HKD26,631,685. Out of this balance, the Group had cash and restricted cash in an amount of HKD13,971,458. 81% of the cash and restricted cash was deposited in financial institutions in Hong Kong Special Administrative Region, and 19% of the cash was deposited in PRC, Macau and Taiwan. The amount of restricted cash of HKD1,000,000 was held in Hong Kong Special Administrative Region. There was no restricted cash balance held in PRC, Taiwan and Macau. The current asset balance also included the following: accounts receivable, net, HKD9,034,087 and prepayment, deposits and other receivables, net, HKD3,626,140.

Current liabilities as of June 30, 2022 was HKD16,566,671. This amount was composed of accrued expenses and other payables, HKD8,771,394, account payable, HKD105,091, bank loans, current portion, HKD2,934,016, income tax payable, HKD3,644,542 and an operating lease obligation-current portion, HKD1,111,628.

The Group believes that its current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next twelve months. However, it may need additional cash resources in the future if it finds and wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it determines that its cash requirements exceed its amounts of cash on hand or if it decides to further optimize its capital structure, it may seek to issue additional debt or equity securities or obtain credit facilities or other sources of funding.

Contractual Obligations

The following table summarized the contractual obligations of the Group as of June 30, 2023:

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
	HKD	HKD	HKD	HKD	HKD
Contractual Obligations:
Operating lease obligation	$960,101	$-	$-	$-	$960,101
Bank loans	$2,000,740	$-	$-	$-	$2,000,740
Total contractual obligations	$2,960,841	$-	$-	$-	$2,960,841

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
	USD	USD	USD	USD	USD
Contractual Obligations:
Operating lease obligation	$122,520	$-	$-	$-	$122,520
Bank loans	$255,317	$-	$-	$-	$255,317
Total contractual obligations	$377,837	$-	$-	$-	$377,837

Off-Balance Sheet Arrangements

The Group has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

The Group may offer its Ordinary Shares in order to fund its business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Group will achieve sales of the equity securities or arrange for debt or other financing to fund its growth in case it is necessary, or if the Group is able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

INDUSTRY

The information contained in this section and elsewhere in this prospectus have been derived from various official government publications and other publications by reputed and independent third parties. We believe that the sources of such information and statistics are appropriate sources for such information and have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect.

OVERVIEW OF PAYROLL OUTSOURCING SERVICES AND EMPLOYMENT SERVICES MARKET IN GREATER CHINA

Definition and classification of human resources services industry

Human resources services, or HR services, typically refer to supporting and administration services to employees, such as onboarding, payroll, and benefits, throughout their lifecycle from hire to retire in an enterprise. Traditionally, HR services are offered by in-house human resources and administration departments, as well as specialized third-party human resources services agencies. In general, the HR services market can be categorized by functions, including (i) recruitment services, (ii) outsourcing services and (iii) other services. HR outsourcing services include various ancillary services such as payroll outsourcing services, employment services and other services offered to enterprises as end users.

Payroll outsourcing services

The Group is a professional business service provider which (a) is an outsourcing firm specializing in HR function with co-contractual employment agreement and acting as tax filing record organizations, and/or; (b) provides specialized payroll services with the help of local expertise.

Payroll outsourcing service is defined as payroll service offered by third-party and external professional payroll service providers, and is a common category of outsourced business functions traditionally undertaken by the HR, finance and administration department of a company. Payroll services typically involve collection and handling of employee’s information, such as wage, working hours, employee’s salary, compensation and benefits, mandatory provident fund (MPF) contribution and tax filing. Payroll outsourcing service providers also undertake the set up and registration of payroll systems for individual clients, calculations of salary, transaction to arrange payment for employees, generation of HR records and reports to both employers and employees, such as pay slip, annual leaves, sick and maternity leaves and other expenses. Key features of payroll outsourcing services include lowering HR costs by streamlining the HR functions and reducing administrative costs created by in-house payroll works, as well as enabling employers to focus on core-business functions such as business development. In addition, in light of the different local employment laws, taxation systems and regulations, multinational corporations can reduce the risk of regulatory non-compliance issues resulted from payroll and tax filings by outsourcing such functions to specialized payroll outsourcing service providers with local expertise.

Employment services

Employment service is outsourcing service offered by HR service providers to assign the hired candidates to the target enterprises (end-users). Employment service providers hire suitable candidates and second them to employers who need such services. The aims of employment services are to arrange a staff with particular skills to undertake a specific job, such as accounting and information technology positions, or to fill the temporary vacancy of maternity or sick leaves. The secondee remains as an employee of the HR service provider during the employment services period but work at designated location of the employer, who is the end user and under the supervision of the employer. The service charge of employment services is usually a portion of the secondee’s monthly wages. By using employment services, employers are able to find qualified staff for various positions for the requested period. Employment services can address the immediate and short-term workforce needs of the enterprises, lower HR management and administrative costs, and help companies focus on their core businesses. Employment services also enable enterprises to hire employees at a location with headcount restrictions, and for enterprises to hire employees at a region that they do not have business entities to enter into employment contracts with.

Market size of payroll outsourcing services and employment services in the PRC

With the rapid economic growth and growing participation of foreign enterprises, HR outsourcing services become increasingly adopted by enterprises in the PRC market. The ongoing economic reform and transformation, coupled with supportive policies towards the domestic HR services industry promulgated by the PRC government, is expected to drive the continued growth of payroll outsourcing services market.

Market drivers and opportunities of payroll outsourcing services and employment services market in the PRC

Large employment market and economic restructuring — The PRC is the most populated country in the world. According to National Bureau of Statistics of China, the total employed population in the PRC was approximately 780.2 million in 2021 with an employment-to-population ratio of 55.2% in the same year. The enormous population size laid the groundwork for the potential growth of the HR outsourcing services market in the PRC and has attracted multinational corporations (“MNCs”) to establish their business in the PRC. On the other hand, subsequent to the rapid economic development over the past decades, the PRC government has committed to promote structural economic reform with a shift from an investment-driven model to consumption-driven economy which involved the strong development of the service industry. It has also encouraged Chinese enterprises to expand their global footprint and seek international business opportunities. According to National Bureau of Statistics of China, the share of GDP of the service industry has been steady, at around 41.8% in 2022. As a result, the rapid development of high value-added services industries, including information technology, financial services, business services and other professional services, are expected to be pillars for economic development in the future. In light of the globalization as well as growing trend of competition and corporate transformation, the market demand of in-country HR services in the PRC have gradually increased and enterprises in service industry tend to outsource non-core business functions, including employment, payroll, tax and filing, in order to reduce administration costs and focus on core business. Coupled with the more diverse job functions and positions amongst services enterprises from sales to administration staff, the demand for payroll outsourcing services and employment services in the PRC is also expected to increase.

Supportive industry policies — The HR service industry in the PRC has been benefitting from specific industry policies, namely the “Human Resources Service Industry Development Action Plan” (the “Action Plan”) promulgated by Ministry of Human and Social Affairs in 2017, setting out the key goal of development of specialized and internationalized HR service system with higher economic contribution. Specifically, the Action Plan further outlined that the PRC government will foster the development of specialized and professional HR enterprises by way of merger and acquisitions, transformation and enhancement of service level of HR outsourcing services providers, encouraging the participation of HR enterprises in the directory of key service industries and high-tech enterprises in their respective region, and build up their reputation in the industry. Other key initiatives featured in the Action Plan include the development of HR services industrial parks to foster the development of leading and distinctive enterprises in the industry, integration of the HR service industry such as adoption of cloud computing, and nurture the local industry talents. The aforesaid favorable policies outlined in the Action Plan by the PRC government are expected to benefit the payroll outsourcing service and employment service providers in the PRC such as the Group in respect of financial and operational performance. In addition, the National Development and Reform Commission issued “Innovation Development Outline for the Service Industry (2017–2025)”, highlighting the HR services industry, in particular the HR outsourcing services and employment services, as key areas for development.

Growing participation and investment of foreign enterprises — Payroll outsourcing services and employment services are well-adopted by overseas enterprises while the PRC government has promulgated different policies and guidelines, such as the “Notice of the State Council on Several Measures for Expanding Opening Up and Vigorously Using Foreign Capital” which targets to improve the openness and standardization in the PRC, and attract foreign investment and facilitate the structural economic reform in the country. In view of the fact that foreign enterprises generally adopt the business and management model from their overseas headquarters, the increasing participation of foreign enterprises in the PRC is expected to create local demand for payroll outsourcing services and employment services and lead to rapid growth of domestic HR outsourcing service providers in the PRC market.

Key development trend of payroll outsourcing services and employment services market in the PRC

Expansion of services scope and regional development — The HR outsourcing services market in the PRC is in the midst of rapid development with respect to market size and service scope. In light of the growing market competition and customer expectation, market participants are expected to offer diverse high value-added services and solutions such as employment, corporate training, employee benefits, and enhanced scope of outsourcing services. In addition, the target customers will likely expand from foreign enterprises in first tier cities, including Beijing, Shanghai, Shenzhen and Guangzhou, to local enterprises in other regions. Specifically, the market demand for payroll outsourcing services in Eastern China and Northern China regions are relatively higher due to the geographical concentration of foreign and state-owned enterprises in first tier cities such as Beijing and Shanghai while Southern China is an industrial and manufacturing hub and the local enterprises are generally cost sensitive with adherence to traditional management model. However, the economic transformation of Southern China, such as the rapid development of high-tech information technology, innovation and financial services enterprises in Shenzhen in recent years, contributes to the increasing adoption to professional HR and payroll outsourcing services. In light of the robust economic growth, the regional market demand for payroll outsourcing services and employment services in Shenzhen and Southern China is expected to increase in the future.

Growing demand for flexible staffing — The employment services market in the PRC comprises mainly of (i) labor dispatch which involves tripartite agreements among employment service providers, enterprises and employees with cap on the number of labor dispatch workers, and (ii) flexible staffing which involves agreement between employment service providers and employees with a higher flexibility in service scope (e.g. traditional employment service to comprehensive outsourcing service) and types of contractual agreement for end-users and the employees involved are generally more technical and are selected based on the predefined requirement of end-users. During the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus, the Group’s services fell under category (ii) above. Attributable to the trending temporary employment relationships and more stringent labor laws and regulations, flexible staffing arrangement becomes more preferred by enterprises to address temporary or seasonal demand for workers and to manage compliance risks associated with number of employees and optimize labor costs.

Cloud-based payroll software and employee self-services — Cloud-based payroll software and employee self-services are key market trends in payroll outsourcing service market. Cloud-based payroll software allows employers to handle large scale of payroll data with features such as value-added functions and ease of access. With cloud-based payroll software, payroll services can be provided through software or mobile apps, employees can access their HR and payroll records on a remote basis and on a timely manner. In addition, employees are able to manage their payroll information and benefits, such as applications for leave, generate attendance records, etc. Provision of employee self- services by payroll outsourcing service providers facilitates the administrative work and reduces the management cost of their clients, as well as reducing time spent on self-administration and resulting in higher productivity of employees. Implementation of cloud-based platform also enables cost reduction and enhances efficiency of payroll operations.

The cloud-based payroll software is designed to automate the payroll process and reduce the potential constraints or human error in preparing the relevant reports and record manually. Specifically, Software-as-a-Service (“SaaS”), which refers to a software licensing and delivery model in which software is licensed on a subscription basis, is a common model for cloud-based payroll software and the SaaS model enables payroll providers to calculate and process payroll and enjoy other benefits through the SaaS platform with technical support offered by the software provider. Supportive policies such as “Three-Year Action Plan for Cloud Computing Development (2017–2019)” and “Implementation Guidelines for Promoting Cloud to Enterprises (2018–2020)” promulgated by the PRC government drive the development, innovation and adoption of cloud computing in enterprises.

Growing demand for tax services — Effective from January 1, 2019, the “Individual Income Tax Law of the People’s Republic of China (2018 Amendment)” has stipulated the changes in tax deduction and rules of tax calculations. The growing complexity of payroll and compliance in respect of tax return process, filing and settlement of payment resulted from the recent tax reform may contribute to the growing demand for individual tax services from HR service providers. In addition, the local tax policies may vary across different regions of provinces across the PRC  and the demand for tax services from professional HR service providers with local expertise is expected to increase in the near future.

Market size of payroll outsourcing services and employment services market in Hong Kong

With the economic growth and increasing penetration of payroll outsourcing services by small-and-medium business enterprises, the market size of payroll outsourcing services in Hong Kong is expected to increase.

Under the growth of economic development, stable business environment and staff turnover, the market size of employment services in Hong Kong increased. However, the outbreak of COVID-19 will lower the demand for employment services and lead to a fall of market size in 2020. The employment services market in Hong Kong is expected to recover from the COVID-19 outbreak and increase.

Market drivers and opportunities of payroll outsourcing services and employment services market in Hong Kong

Sustained business needs for HR outsourcing services from foreign enterprises — As an international financial center and trading hub, Hong Kong is featured with a number of multinational corporations with different business functions and adherence to foreign practice of outsourcing non-core business functions. Given the large upfront and operational cost for setting up and maintaining the in-house payroll systems and potential constraints for foreign enterprises to comply with Employment Ordinance in Hong Kong, multinational corporations are expected to demonstrate sustained demand for payroll outsourcing services. Specifically, the growing complexity of employment terms, more diverse background of employees including local residents, talents and expatriates under different admission schemes, coupled with different job functions from front office to back office staff across various industries resulted in the complexity of payroll processing and thus reliance on specialized payroll outsourcing service providers by enterprises. Subsequently, in-country service providers will benefit from business opportunities from global HR service providers as their channel partners. On the other hand, the development of industries such as retail, finance and information technology in Hong Kong also contributes to sustained demand for employment services.

Potential growing adoption of HR outsourcing services by small-to-medium enterprises (“SMEs”) — According to the Trade and Industry Department and Census and Statistics Department of Hong Kong, there were approximately 340,000 SMEs in Hong Kong with around 1.7 million employees, accounting for approximately 45% of total employment in Hong Kong as of May 2022. In general, SMEs in Hong Kong are primarily under service industry and featured with small number of employees with strong focus on business development, as well as demonstrating certain degree of cost sensitivity. With the increasing cost incurred from hiring in-house HR staff and growing complexity of staff administration in view of the business expansion, some SMEs may switch to outsource part of the HR services, including employment, payroll and employee’s benefits, to outsourcing service providers and promote the operational efficiency. Riding on the large number of SMEs and employment, the payroll outsourcing services and employment services amongst SMEs may experience an increasing penetration in the future.

Key development trend of payroll outsourcing services and employment services market in Hong Kong

Growing emphasis on data security — Enterprises and employees in Hong Kong are relatively sensitive to the confidentiality of internal and personal information, which require their payroll outsourcing service and employment service providers to maintain confidential information in secure and encrypted systems. As such, market participants have been putting higher emphasis and effort on safeguarding customer data and implement more effective preventive approach towards cybersecurity threats that may impact payroll systems and other related HR systems.

Extension of service offerings and quality — The payroll outsourcing services and employment services market in Hong Kong becomes competitive and featured with different level of players competing in terms of services quality and fee. The payroll outsourcing services market has seen a trend of provision of extended services from basic processing services to managed services and comprehensive services with higher investment in information technology and system development. In light of the growing price competition, payroll outsourcing service providers tend to enhance their servicing offerings through provision of value-added services such as technical support, consulting services in relation to employee benefits, employment and other associated HR functions to secure the client engagement and strengthened cooperation with their global channel partners through provision of extended services, and generate additional income and profits through provision of extended scope of outsourcing services.

Market challenges, risks and constraints

Potential economic downturn — The market demand for payroll outsourcing services and employment services may be subject to macroeconomic conditions. Any adverse events affecting the economic growth which may disrupt the business operation and performance of enterprises, may negatively impact the employment market and subsequently the budget allocated to outsourcing services. As a result, payroll outsourcing services and employment service providers may be susceptible to the economic downturn as the major risk of market demand for their services.

Highly fragmented market and price competition — The swift development of the human resources services industry in Hong Kong and the PRC results in emergence of different new market entrants, and currently the market is fragmented and highly competitive. In view of the minimum differentiation amongst market participants in terms of quality, scope of services and deliverables, some payroll outsourcing services and employment service providers are competing in terms of service fee and the ongoing price war may adversely impact the profitability of payroll outsourcing services and employment service providers.

Market size and outlook of payroll outsourcing service and employment service market in Taiwan

Thanks to steady economic development and sustained foreign investment, Taiwan has created a business-friendly environment for both foreign and local information technology and high-tech enterprises, which has potentially driven up the demand for payroll outsourcing services.

Since 2016, the Taiwan government has been proactively promoting the economic growth by expanding domestic and foreign direct investment, particularly in several targeted industries such as manufacturing industry, research and development industry and high-technology industry. This has turned Taiwan into one of the most favorable environments for investment in Asia. There is a growing number of foreign enterprises setting up their overseas offices in Taiwan and in view of the mandatory compliance with local tax laws, including individual income tax, social security costs, value-added tax, business tax, withholding tax and permanent establishment, it is common for foreign enterprises, especially for business entities with larger operation scale which have large administration demands and costs, to outsource the HR functions including payroll administration, staffing and employment to third-parties, which results in business opportunities for payroll outsourcing service and employment service providers. Going forward, the Ministry of Labor of Taiwan will promote the legislation of protection of rights for employees employed by employment service providers in Taiwan, which will result in a more guided development of the employment service market in Taiwan.

Market size and outlook of payroll outsourcing service market in Macau

With the recovery of tourism and casino industry in Macau subsequent to the slump in 2014, as well as supported by the growth of service industries, the market size of payroll outsourcing services in Macau is expected to increase.   In light of an optimistic economic outlook in Macau in the coming years subsequent to normalization of economic activities as a result of the control of COVID-19 outbreak, the market size of payroll outsourcing services is forecasted to increase.

Economic performance in Macau is highly associated with the development in the tourism and gaming industries. Foreign business enterprises have taken advantage of the free and open economy, favorable tax regime and renowned tourism infrastructure such as casinos and hotels. In order to cope with the economic growth and demand from inbound visitors, the Macau government is dedicated to diversify local economy through investments in tourism, recreation, construction and finance industries and the corresponding work force has been strengthened through introduction of foreign labor and professionals. In the view of its liberal economy, political stability and ideal geographical location as a gateway to the PRC, the demand for payroll outsourcing services is expected to increase as it generally takes a vast amount of time and HR to develop in-house payroll services for foreign enterprises without local regulatory knowledge.

Impact of COVID-19 outbreak on payroll outsourcing service and employment service market in Greater China

The outbreak of novel coronavirus, namely COVID-19, has been spreading rapidly in the PRC since late 2019. A series of measures such as lockdown of infected regions, travel restriction, mandatory quarantine and hospitalization for suspected cases, social distance measures such as remote working, temporary suspension of non-essential business operation and services, have been put in place to contain the importation and local transmission of COVID-19 in different countries. The macroeconomic environment in Greater China has been adversely affected by the impact of outbreak of COVID-19 along with the containment measures. Specifically, the business performance of small-and-medium enterprises, as well as enterprises in certain industries such as catering, tourism, manufacturing, construction, are likely affected by the COVID-19 outbreak and enterprises may reduce their employment size and headcount for new hire both globally and regionally as part of the cost- saving measures in the midst of economic downturn, resulting in decline of market demand for employment service in Greater China. Similarly, the demand for payroll outsourcing service in Greater China may decrease due to the reduction of payroll transactions resulted from lower employment size, which results in expected slowdown of the growth of market size of employment service and payroll outsourcing service market in Greater China during 2020. Owing to the negative economic impact, government and authorities in Greater China have been promulgating different policies and formulating measures to support the employment markets. For example, subsequent to the significant reduction of reported COVID-19 cases in the PRC since mid of March 2020, the State Council of the PRC has released a guideline to expedite the recovery and stabilization of employment market in the PRC by way of, for example, provision of targeted tax and fee reduction, wider coverage of guaranteed loans for startups, and prioritize the investment towards industries with more job creation. Similarly, the Hong Kong government has proposed the Employment Support Scheme and special loan guarantee for small and medium enterprises as part of the anti-epidemic fund to retain jobs by supporting enterprises.

The impact of COVID-19 pandemic on payroll outsourcing service and employment service market is still far-reaching. The globally economy and the job markets regionally and globally are still with great uncertainty during the recovery. According to the world economic outlook announced by the International Monetary Fund (“IMF”) in April 2023, the global economy is projected to fall from 3.4% in 2022 to 2.8% in 2023, before settling at 3.0% in 2024 in the baseline scenario. On the same basis, the IMF also estimates the growth rate of real GDP in the PRC at 3.0%, 5.2% and 4.5% in 2022, 2023 and 2024, respectively.

COMPETITIVE LANDSCAPE OF PAYROLL OUTSOURCING SERVICES AND EMPLOYMENT SERVICES MARKET IN GREATER CHINA

Overview of market competition

The overall HR services, payroll outsourcing services and employment services market in the PRC is highly fragmented and comprises different levels of players, including both international, regional and local specialized HR providers and other business service providers such as accounting firms and across different regions. In general, international and regional players may provide cross-border services to customers in other countries and nearby regions. Due to the nature of the payroll outsourcing service industry and the employment service industry, the potential customer base for channel customers is relatively limited and concentrated to reputable channels.

The payroll outsourcing services and employment services market in Hong Kong is highly fragmented and competitive with various market participants engaging in provision of, for example, HR services, business administration, accounting and corporate services, as well as business process outsourcing (BPO) and other professional services, to sizeable enterprises including regional offices of MNCs and a number of SMEs.

Given that some key market participants are multinational corporations and principally engage in various professional and corporate services, payroll outsourcing services and employment services may account for only a minor proportion of their total revenue. Hence, it is difficult to estimate their respective revenue generated from provision of payroll outsourcing services and employment services in Greater China and corresponding market share and ranking in the respective market segment. Some examples of professional HR service providers include KOS International Holdings Limited, Yin He Holdings Limited and ManpowerGroup Greater China Limited, and they engage in a wide variety of HR services such as recruitment, employment and payroll outsourcing services, benefits administration in Greater China.

Factors of market competition

Economies of scale and service level — Payroll outsourcing and employment service providers generally compete with their industry peers in respect of scale of operation, including but not limited to, geographic coverage, services offerings, technology and security level. Market participants, including global payroll outsourcing service and employment service providers and their channel partners with extended scale of operation and service level, including deployment of advanced security protection solutions into their independent payroll systems with user data encryption, as well as demonstration of knowledge and expertise in respect of payroll and employee benefits administration and regulatory environment across multiple regions, are highly preferred by end-users such as MNCs and differentiate from their industry peers. In addition, value-added services including consulting services, system maintenance and upgrade, training courses, regular communications and legislative update (e.g. changes in tax returns and exemptions) are highly preferred by end-users.

Industry reputation and image — Considering the fragmented nature of payroll outsourcing services and employment services market comprising a wide variety of market participants with different background, track record and scale of operation, customers generally prefer reputable payroll outsourcing and employment service providers backed by proven record of handling employment, payroll and employee benefits administration and which have achieved successful service delivery for renowned enterprises and MNCs, and therefore reduce the operational risks resulted from issues of mishandling confidential internal data such as personal information of employees or inaccurate payroll arrangement. Thus, established market participants with proven track record and image generally outperform their industry peers.

Entry barriers

Industry connection — New entrants of payroll outsourcing services and employment services market typically encounter business development as the main challenge. Formulation of market entry strategies in respect of targeted industries and services offerings is considered a pre-requisite for new entrants as market participants are generally engaged indirectly by their global channel partners or directly by clients. Additionally, clients such as MNCs tend to prefer the existing established payroll outsourcing service providers given the high cost associated with potential risk of data privacy issues for switching the payroll outsourcing services and employment service providers.

Market know-how and experience — Payroll and employment are specialized segments of HR outsourcing services industry and outsourcing service providers are required to demonstrate in-depth understanding of local laws and regulations in relation to employment and data privacy, as well as payroll requirements of clients from different industries and job functions which involves a variety of remuneration package, payroll calculation and schedules. In addition, the deployment of payroll systems and provision of other value-added services also require technical and professional knowledge. Furthermore, industry experience in relation to business development, partnership with suppliers, system development and operational flow serves as a key market entry barrier.

Capital and credit requirements — Establishment of business in provision of payroll outsourcing services and employment services involves the capital investment in recruitment of professionals and system development for business operation. In view of the business nature, payroll outsourcing services and employment service providers are required to set up bank accounts with large credit limits to handle transactions from the client and wages payable to employees while it is a common practice for banks to impose daily limits on transfers and withdrawals in the bank accounts unless approval is granted from banks to increase the transaction limits. Hence, financial capability and capacity constitutes a barrier for new market entrants.

COMPETITIVE STRENGTHS OF THE GROUP

Please refer to “Business — Competitive Strengths” in this prospectus for a detailed discussion of competitive strengths of the Group.

BUSINESS

OVERVIEW

We are a reputable payroll outsourcing service, employment service and consultancy and market research service provider based in Hong Kong, providing services to our customers which are mainly categorized as (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and/or employment-related matters for their branch offices in different regions; (ii) end-users which are mainly multinational companies/organizations that outsource their payroll and/or employment functions to us directly; and (iii) end-users consult us for their future expansion worldwide. Galaxy HR (SZ), Galaxy Payroll (HK), Galaxy HR (TW) and Galaxy HR (Macau) provide payroll outsourcing services in the PRC, Hong Kong, Taiwan and Macau; Galaxy Payroll (HK), Galaxy GEO Services, Galaxy HR (TW) and Galaxy HR (Macau) provide employment services in the PRC, Hong Kong, Japan, Taiwan and Macau; and Galaxy Payroll (HK) provides consultancy and market research services in Hong Kong. End-users of our services may either be (i) our indirect customers engaging us through channels; or (ii) our direct customers. During the two fiscal years ended June 30, 2023 and 2022, end-users of our services included mainly multinational companies/organizations engaging in a wide variety of industries. For payroll outsourcing services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the retail and trading, industrial, IT, financial and professional services industries. For employment services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the IT, retail and trading, industrial, professional institution and education and healthcare industries. During the year ended June 30, 2022, the Company has offered consultancy and market research services, a majority of our end-users engaged in the IT, industrial, media, advertising and entertainment, professional services. The Company temporarily ceased the consultancy and market research services, since July 2022.

Since the founding of our Group in 2013, we have established stable business relationships with our major customers.

In providing payroll outsourcing services, we generally assist our end-users in (i) conducting computation of salaries and the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment-related tax returns. For the two fiscal years ended June 30, 2023 and 2022, we handled approximately 65,400 and 62,200 payroll transactions for our payroll outsourcing service customers, respectively. During the two fiscal years ended June 30, 2023 and 2022, we provided payroll outsourcing services in Hong Kong, Macau and Taiwan directly and cooperated with in-country partners to provide payroll outsourcing services in the PRC and India where appropriate.

In providing employment services, our Group or our in-country partners (upon our request) (i) act as the employers of record to employ suitable candidates, who are sourced by our end-users, and second them back to our end-users; and (ii) handle the seconded employees’ payroll as their employers of record. Up to the date of this prospectus, we provided employment services in Hong Kong, Taiwan and Macau directly and cooperated with in-country partners to provide employment services in the PRC, Japan, Australia, Thailand, Malaysia, Vietnam, India, Indonesia, Philippines and Bangladesh where appropriate.

In providing consultancy and market research services, our Operating Entities (i) provide consultation for local policy in advanced level and delivery of country profile reports; (ii) deliver general consultation on different topics as well as Q&A session with local experts on a monthly basis. Galaxy Payroll (HK) provides consultancy and market research services in Hong Kong directly. The management of the Group reconsidered the business strategy of the consultancy and market research services and temporarily ceased the provision of the services starting from July 2022. The management of the Group plans to restart the provision of consultancy and market research services once the initial public offering is completed and therefore the Group would have sufficient funds to employ manpower to manage the service line.

We have more than seven years of experience in the payroll outsourcing service industry and employment service industry in the PRC and Hong Kong. Each of our executive officers, Mr. Lao, Mr. But and Mr. Yeung, has accumulated over 15 years of experience in the payroll outsourcing service and employment service industry. Our senior management personnel, Ms. Lo Ho and Mr. Wu Chunlei, also have more than 14 and 17 years of experience in the payroll outsourcing service industry and employment service industry. Leveraging on our industry experience and our established relationship with our major customers, we entered into the first agreements for the provision of services in Macau, Taiwan, Japan, Australia and multiple Asian countries starting from 2015 till now. With more than a decade of experience and understanding in payroll outsourcing service industry and employment service industry and human capital market, we established a new business, consultancy and market research services, in the second half of 2021.

For the years ended June 30, 2023 and 2022, our revenue was approximately HK$31.5 million and HK$46.9 million (approximately US$4.0 million and US$6.0 million), respectively. Our revenue derived from channel customers and end-user customers accounted for approximately 74.0% and 26.0% and 55.9% and 44.1% of our revenue for the years ended June 30, 2023 and 2022, respectively.

COMPETITIVE STRENGTHS

We believe that our success is attributable to, among other things, the following competitive strengths:

We are a reputable in-country payroll outsourcing and employment service provider engaged by multinational channels and end-users from different industries.

We have built up our reputation in providing in-country payroll outsourcing services and employment services in the PRC and Hong Kong since our establishment. End-users of our services may either be (i) our indirect customers engaging us through our various channels; or (ii) our direct customers. During the two fiscal years ended June 30, 2023 and 2022, end-users of our services included mainly multinational companies/engaging in a wide variety of industries. For payroll outsourcing services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the retail and trading, industrial, IT, financial and professional services industries. For employment services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the IT, retail and trading, industrial, professional institution and education and healthcare industries. We believe that our reputation established in the industry has given our customers and end-users confidence in engaging our Group, and the chance of being replaced by our market players is relatively low.

We have well-established business relationships with our customers.

A company’s payroll function is highly confidential in nature. Large companies including multinational companies/organizations with small employment scale (e.g. less than 15 employees) in their overseas subsidiaries and with limited knowledge of local employment regulations, tend to outsource their payroll function to independent service providers whom they can rely on to avoid the confidential information being leaked among employees within their companies. Furthermore, since large amount of funds is involved during the payroll process, it is important for us to gain trust from our channel customers and end-users. We have maintained long-term and stable business relationships with our five largest customers, ranging from approximately four to seven years, but with the development of our business, these five largest customers may change.

During the two fiscal years ended June 30, 2023 and 2022, 40% and 26% of the Group’s revenue was conducted through cooperating with our in-country partners where appropriate. 60% and 74% of the Group’s revenue was conducted through cooperating with the Group’s subsidiaries. It was our well-established business relationship with our customers that made them engage our Group for services in the PRC instead of directly engaging the service providers in the PRC. Our customers (both channels and end-users) are mainly multinational companies/organizations, and they believe that engaging a service provider in Hong Kong can facilitate the communication with the PRC service providers and relevant government authorities. The quality of our services and our well-established business relationships with our customers have increased our competitiveness in providing our services in the PRC.

During the year ended June 30, 2023 and up to the date of this prospectus, we had solid business relationship with global channels in the payroll outsourcing service market and employment service market. Once business relationship with our channel customers is developed, we normally have steady flow of business from end-users through our channel customers. We believe that our major customers will continue to engage us as their in-country payroll outsourcing and employment service providers, which serve as solid foundation for our Group to further develop a broader customer base.

We are capable of providing high quality payroll outsourcing services and employment services to our customers to ensure compliance with local regulations for our end-users.

A company’s payroll and employment functions are costly, time-consuming and require local knowledge for each jurisdiction. Multinational companies that are not familiar with local regulations generally prefer outsourcing their payroll and employment functions to specialized human resources outsourcing service providers with local expertise whom they can rely on to reduce the risk of non-compliance with local laws and regulations, such as contribution to MPF in Hong Kong and social security, housing provident funds and individual income tax in the PRC. Since our Directors and senior management personnel possess extensive experience in the industry, our Group is capable of providing high quality payroll outsourcing services and employment services in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries.

With our capability in providing high quality payroll outsourcing services and employment services, our end-users can rely on our Group to ensure compliance with local regulations, which can in turn achieve cost-savings. Multinational corporations may not have local offices in all regions that they have business operation in. Instead of setting up a local entity with a human resources department for employing employees and handling salary payment themselves, engaging our Group will be more cost efficient.

We have an experienced and strong management team with proven track record.

We have more than seven years of experience in the payroll outsourcing services and employment services industries and our success is attributable to our experienced and strong management team. Each of our executive officers, Mr. Lao, Mr. But and Mr. Yeung, has accumulated over 15 years of experience in the payroll outsourcing service industry and employment service industry. Prior to the establishment of our Group, Mr. Lao, Mr. But and Mr. Yeung had experience working in a payroll outsourcing and employment service company and their insights in the industries enable them to manage the overall business operation and execute the business strategies of our Group. Our senior management personnel Ms. Lo Ho and Mr. Wu Chunlei also possess extensive experience in the payroll outsourcing service industry and employment service industry for over 14 and 17 years, respectively.

We believe that the extensive experience and in-depth market knowledge of our management team enable us to keep abreast of the latest market trends, understand the needs of our customers and end-users and continue to provide flexible and high quality services to our customers and end-users.

For details and biographies of our executive Directors and senior management, please refer to “Directors and Senior Management” in this prospectus.

BUSINESS STRATEGIES

We aim to continue to leverage on our experience in the payroll outsourcing service industry and employment service industry to expand our business operation in the PRC and Hong Kong, with a focus on the PRC market. To achieve these objectives, we intend to utilize the net proceeds to implement the following business strategies:

Expand our business operation in the payroll outsourcing service industry and employment service industry in the PRC.

The overall payroll outsourcing service industry in the PRC recorded a significant which was mainly driven by the rapid economic growth and growing participation of foreign enterprises and it is expected that the overall payroll outsourcing service industry will continue to grow. At the same time, the overall employment service industry in the PRC has also seen a significant growth which was mainly attributable to the increasing demand for human resources outsourcing services resulting from the expansion of enterprises in the PRC. We believe that it is crucial to our business growth and development to expand our business operation in the payroll outsourcing service industry and employment service industry in the PRC. As the overall payroll outsourcing service industry and employment service industry in the PRC are highly fragmented, our Directors believe that our Group is able to capture new business opportunities in the PRC by leveraging our competitive advantages including (i) our well-established business relationships with our customers; and (ii) our reputation in the payroll outsourcing service industry and employment service industry among channels and end-users from different industries. Our established relationships with such channel customers serve as solid foundation for our Group to pursue new business opportunities with them in the PRC.

Given the potential market growth in the PRC and the demand from our existing customers for services in the PRC, we plan to focus our expansion plan in the PRC, while seeking to expand our business operation in both

Expand our service capacity in Hong Kong

Our client account managers are stationed in Hong Kong. They are responsible for liaising with our channel customers and end-users and coordinating the delivery of services in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries. In order to cope with the anticipated expansion of our Group upon the Listing, we plan to expand our service capacity in Hong Kong by recruiting one additional staff.

The size of our existing Hong Kong office is approximately 1,900 square feet. Due to the limited space in our existing Hong Kong office, we plan to lease additional office space of approximately 2,300 square feet to 3,000 square feet in the Central & Western District / Eastern District in Hong Kong. We expect to secure the additional office space, purchase furniture and equipment and renovate the office by December 31, 2024.

Our Directors believe that building up a stronger team of client account managers can (i) handle the increased workload resulting from our Group’s planned expansion; and (ii) enhance our efficiency in delivery of services, which will increase our competitiveness and strengthen our relationship with our customers.

Develop marketing capability and conduct marketing campaigns to promote our payroll outsourcing services and employment services to direct end-users

We strive to expand our customer base by exploring business opportunities from direct end-users. Therefore, we plan to exert more marketing efforts in connecting with direct end- users through social media and online platforms. During the two fiscal years ended June 30, 2023 and 2022, our revenue was mainly derived from channel customers. To successfully implement our strategy in expanding our business for our long-term sustainability and growth, it is important for us to enhance customers’ awareness of our Group and services among direct end-users while maintaining our relationships with channel customers concurrently. Our Directors believe that by conducting marketing campaigns through social media and online platforms targeting at direct end-users, we will be able to promote the cost-effectiveness to outsource the payroll and employment functions to independent service providers like our Group and stimulate the demands for our services, while enabling us to stand higher chance of establishing business relationships with well-established brands and potential customers. As such, we intend to allocate more resources to develop our marketing capability.

Enhance our IT system to support our business operation

We intend to enhance our IT system to support our business expansion and increase our operational efficiency by engaging a third-party system developer to (i) develop an ERP system to consolidate the workflows of our payroll operation; and (ii) enhance the security level of our IT system.

Our Directors believe, (i) extension of service offerings and quality by investing in IT and system development; and (ii) implementing safeguard measures to protect customers personal data to satisfy customers’ growing emphasis on data security, became the key development trend for the payroll outsourcing service industry and the employment service industry. As such We intend to enhance our IT system to support our business expansion and increase our operational efficiency by engaging a third-party system developer to (i) develop an ERP system to consolidate the workflows of our payroll operation; and (ii) enhance the security level of our IT system.

OUR PRINCIPAL BUSINESS

We provide in-country payroll outsourcing services and employment services to our customers from diversified industries. We have also provided consultancy and market research services to our customers from diversified industries. The table below sets out our customers, scope of services, geographical locations of the employees or seconded employees and service fees charged by our Group under each business during the two fiscal years ended June 30, 2023 and 2022: (LYK)

Business	Customers	Scope of services	Service fees

Payroll outsourcing services	(i) Channels; and (ii) end-users.	In providing payroll outsourcing services, we assist our end-users in (i) conducting computation of salaries and the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment- related tax returns.

The Operating Entities generally charge service fees for each employee of the end-users at a fixed amount per month, subject to a fixed amount of minimum charge per end-user per month.

Customers are generally required to settle our fees within 30 to 90 days from the dates of our invoices.

During the two fiscal years ended June 30, 2023 and 2022, our Group did not adjust our pricing schedule for our payroll outsourcing services with our customers.

Employment services	(i) Channels; and (ii) end-users.	In providing our employment services, we (i) employ candidates directly or through our in-country partners, who are sourced by our end-users themselves and second them back to our end-users; and (ii) handle the seconded employees’ payroll and other administrative matters as their employers of record directly or through our in- country partners.

The Operating Entities charge basic service fees for each seconded employee on a monthly basis during the service period based on an agreed percentage of the seconded employees’ monthly remuneration package or at a fixed fee agreed with our channel customers or our end-users.

Customers are generally required to settle the fees upon receipt of invoice or within 30 days from the dates of our invoices.

During the two fiscal years ended June 30, 2023 and 2022, our Group did not adjust our service fees for employment services with our customers.

Consultancy and market research services	(i) end-users.	In providing consultancy and market research services, the Operating Entities (i) provide consultation for local policy in advanced level and delivery of country profile reports; (ii) deliver general consultation on different topics as well as Q&A session with local experts on a monthly basis.

The Operating Entities charge service fee for (i) consultancy and market research service on a project-by-project basis and (ii) human capital consulting service at a fixed fee agreed with our channel customers or our end-users on a monthly basis.

Customers are generally required to settle the fees within 30 days from the dates of our invoices.

During the year ended June 30, 2022, our Group did not adjust our pricing schedule for our consultancy and market research services with our customers.

We have more than seven years of experience in the payroll outsourcing service industry and employment service industry in the PRC and Hong Kong. Each of our executive officers, Mr. Lao, Mr. But and Mr. Yeung, has accumulated over 15 years of experience in the payroll outsourcing service industry and employment service industry. Our senior management personnel, Ms. Lo Ho and Mr. Wu Chunlei, also have more than 14 and 17 years of experience in the payroll outsourcing service industry and employment service industry. Leveraging on our industry experience and our established relationship with our major customers since our establishment, we entered into the first agreements for the provision of services in Macau, Taiwan, Japan, Australia and other Asian countries starting from 2015 till now. With more than a decade of experience and understanding in payroll outsourcing service industry and employment service industry and human capital market, we established a new business, consultancy and market research services, in the second half of 2021.

PAYROLL OUTSOURCING SERVICES

We provide payroll outsourcing services to our end-users by handling payroll-related matters for their employees in the PRC, Hong Kong, Taiwan, Macau and India. Majority of our revenue generated from payroll outsourcing services were generated from the PRC and Hong Kong.

Our Directors understand that a company’s payroll function is a sensitive and highly confidential administrative task which is costly and time-consuming. By outsourcing their payroll functions to us, our Directors believe that our end-users can concentrate on developing and growing their core businesses and at the same time minimize the risk of leaking confidential information in relation to salaries among employees in their companies.

We assist our end-users in (i) conducting computation of salaries and the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions; (ii) arranging for payment to the employees’ bank accounts; (iii) monitoring and maintaining payroll records; and (iv) preparing and filing employment-related tax returns.

Our channels

Channels are global human resources service providers engaged by companies/organizations to handle payroll and employment-related matters for their branch offices in different regions.

Our end-users

During the two fiscal years ended June 30, 2023 and 2022, we served end-users (both direct and through channels) from different industries for payroll outsourcing services and we served employees of our end-users (both direct and through channels) engaging us for payroll outsourcing services were located in the PRC, Hong Kong, Taiwan, Macau and other Asian countries.

Service fees of our payroll outsourcing services

The service fees of our payroll outsourcing services are generally calculated based on a fixed amount per employee per month during the two fiscal years ended June 30, 2023 and 2022 subject to a fixed amount of minimum charge per end-user per month. We issue a pricing schedule to our channel customers to confirm the service fees to be charged when it is necessary to adjust our fees. As for our direct end-users, we may re-negotiate the service fees before the end of the contract period or when it is necessary to adjust our fees. During the two fiscal years ended June 30, 2023 and 2022, we did not adjust our pricing schedule for our payroll outsourcing services with our customers.

Operational workflow for payroll outsourcing services

Our operation process typically involves three major phases, diagrammatically as follows:

Overview

Note: As of the date of this prospectus, we cooperated with in-country partners to provide payroll outsourcing services in the PRC where appropriate.

Engagement of services

Understanding of our customer

When a new customer (channel customer or end-user) first approaches us, we will hold an initial meeting to understand its needs. During the meeting, we provide details of our services and explain the local regulations in relation to our services in the relevant region.

For a channel customer, we assist in closing the deal with the end-user. We have to understand the needs of our channel customer as well as that of the end-user. During our communication process, we agree on our communication models with our channel customer which will be established to enable our Group, our channel customer and our end-user to communicate effectively with each other during the process of providing our services. During our communication process, we also identify the services that our channel customer and our end-user require us to provide and go through a checklist of services that our Group can offer.

Formulation of service plans and negotiation on service terms

After the initial meeting, we provide a proposal to our customer including a detailed implementation plan, service terms and fee quote. A pricing schedule is also agreed between our Group and our channel customer specifying the service fees to be charged based on the number of employees involved and the scope of services procured. As for our end-user customer, a fee proposal will be provided. During the negotiation process, the responsible person and communication points for different parties will also be confirmed. Revised proposals may be provided when necessary.

Background check against the customer and end-user

Upon completion of the negotiation stage, we conduct background check against the channel customer and end-user through a subscribed database. We also conduct online search on the background of the channel customer. As for an end-user, we require the end-user to provide us with its business registration certificate, certificate of incorporation, business license (for PRC company), tax registration certificate (for PRC company), housing provident funds records (for PRC company) and social security certificate (for PRC company) to verify the existence and validity of the entity.

Signing of agreement

Once the background check is completed, we enter into a master service agreement with our channel customer that engages us for the first time which serves as a framework governing the services provided by our Group in the future for all end-users engaged through that channel customer. Our channel customer then issues an engagement letter or confirmation email detailing the scope of services required by each of its end-users, service fees and implementation procedures. For an end-user engaging our Group directly, we enter into an agreement with our end-user for the services procured.

Project implementation

Formation of implementation group

After signing of an agreement and issuance of an engagement letter, an implementation group will be formed comprising members of our Group, our channel customer and our end- user. Members of our Group may include a division manager, an implementation manager and a team member. Member of the channel may include an implementation manager to facilitate communication among the channel, the end-user and our Group. Member of the end-user may include a human resources personnel.

Creation of implementation checklist and payroll calendar

The implementation group then formulates an implementation checklist specifying the tasks to be performed during the implementation stage, the implementation timeline and procedures. The implementation group will also agree on a payroll calendar specifying the schedule for each major task to be performed for that year, including the date for provision of employees’ documents, calculation of salaries and other pay items, issuance of invoice, receipt of funds, instructions to bank for payment and dispatch of funds. Towards the end of the then existing payroll calendar period, the following 12-month payroll calendar will be formulated.

Collection of employees’ information

Based on the payroll calendar, the implementation group will collect employees’ information in an agreed format for inputting into the system in the latter stage. Information collected include the employees’ name, position, identity card number, marital status, bank account details and salary.

Configuration of payroll system and performance of test run

The implementation group discusses among itself the logics of the payroll system and configure the system based on the logics. The implementation group will then input or upload employees’ information collected into the system. As part of our standard procedure, we perform test run to make sure that the output for each employee is accurate. Test run may be conducted for one to two months during the implementation period for comparing our calculations generated through our system with those done by the end-user using their existing payroll procedures. Adjustments have to be made if there is any error identified during the test run. Once the test run is completed, the implementation group will conduct a “penny test” as part of our standard procedure by depositing a dollar to each employee’s bank account to ensure that the transaction can be completed successfully. The test run on the system and the “penny test” may be conducted more than once until no transaction error is identified.

When the implementation group is satisfied with the test results of the payroll system, the payroll system will be ready for delivery of monthly services.

Monthly delivery of services

Updating of monthly information

We require our end-users to provide an update on the employees’ information every month on the day specified on the payroll calendar using an agreed monthly change form. Information to be updated includes the information of newly hired employees or terminated employees, change of bank account, work location and salaries of the employees and other relevant information in relation to payroll such as attendance and leave record every month. We will then calculate the monthly salaries and other pay items for the employees through our IT system.

Generation of payroll report and bank file

After updating the particulars on the IT system, we will calculate the amount to be paid to each employee of our end-user through the system. The calculation includes the amount of salary each employee is entitled to, the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions. After processing the data and checking the data internally, the payroll report containing details of our end-user’s employees in relation to their payroll will be sent to our channel customer and end-user for their approval.

Once the payroll report is approved, our client account manager will generate a bank file from our IT system and check the information on the bank file, such as the pay date, payment amount and employees’ information. The bank file will then be sent to our end-user if the end-user does not require us to process payment on their behalf.

Invoice to customer

Upon receiving the confirmation on the monthly payroll report from our channel customer and end-user, we will issue an invoice for payment of funds for the employees’ salary and other statutory contributions (if applicable), and an invoice for payment of service fees to our customer. We generally issue invoices for payroll funds and service fees once a month. Our customers or end-users are required to remit the payroll funds to our designated bank account at least two working days before dispatch of salary to the end-users’ employees for both direct and indirect end-users. For payment of service fees, we generally require our customers to settle the payment within 30 to 90 days from the date of invoice. During the two fiscal years ended June 30, 2023 and 2022, our customers or end users generally settled our invoices for payroll funds before dispatch of salary to the end-users’ employees. During the two fiscal years ended June 30, 2023 and 2022, our customers generally settled our invoices for service fees within the credit period granted by us which was within 30 to 90 days.

Payment of salary (where applicable)

If the end-user requires our Group to pay the salary to its employees on its behalf, our client account manager will upload the bank file to our internet banking account and provide the payroll report and fund proof to our finance team for their approval for dispatch of salary. After our finance team approves payment and payment is completed, a payment confirmation will be sent to the client account manager. The payment confirmation will then be uploaded to our channel customer’s IT system and sent to our end-user for their records.

Filing and payment of MPF, social security, housing provident funds and individual income tax (where applicable)

For an end-user that engages us in Hong Kong, we assist in handling MPF-related matters upon request. After receiving the funds from our customer, we provide the MPF statement to our customer for its review and signature, and submit the MPF statement with the MPF funds to the MPF provider. For an end-user who adopts on-line MPF system, we will fill in the monthly MPF information and submit it online on behalf of our end-user. Our Group will then make the MPF payment to the MPF provider. After payment, our Group will provide the MPF payment proof to the channel customer and end-user for their records.

For an end-user that engages us in the PRC, we assist in handling social security, housing provident funds and individual income tax-related matters upon request. For newly-hired and outgoing employees, we assist in enrolling or deregistering the social security accounts. If adjustment to the contribution base of an employee has to be done as required by local regulations, we will update our IT system for payroll calculation. After receiving the funds from our customer, we will make the payment on behalf of our end-user.

During the two fiscal years ended June 30, 2023 and 2022, our Group did not receive any query or investigation from relevant government authorities in relation to our end-users’ MPF, social security, housing provident funds and individual income tax. For services provided by our Group directly, our Group will be responsible for handling the queries. For services provided through our in-country partners, such queries will be handled by our in-country partners.

Post-completion record keeping

After dispatch of funds to our end-user’s employees, a payment proof will be obtained. We will then file the final payroll report, invoice, payment proof and any other reports to our server for record keeping. We will also issue pay slips to our end-user’s employees by way of email, post or online portal.

Other administrative services

Other than payment of salary to our end-users’ employees, we also assist our end-users in handling other administrative work such as preparing and filing of employers’ return including filing of employer’s return of remuneration and pension (Form IR56B) to the IRD in compliance with the Inland Revenue Ordinance for employees in Hong Kong and other employment-related tax, insurance and notifications in the PRC, Taiwan and Macau.

EMPLOYMENT SERVICES

In addition to our payroll outsourcing services, we also offer employment services to our end-users in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries, under which we (i) employ candidates, directly or through our in-country partners, who are sourced by our end-users themselves and second them back to our end-users; and (ii) handle the seconded employees’ payroll and other administrative matters as their employers of record directly or through our in-country partners.

Our end-users source and provide candidates who meet with their requirements and engage our Group to enter into employment contracts with such candidates directly or through our in-country partners. Under the employment arrangement, we will provide all the required assistance to our customer as the candidates’ employer of record, the scope of which includes (i) conducting payroll calculations; (ii) arranging for salary payment; (iii) maintaining payroll records; (iv) conducting computation of the amounts of contributions to be paid for MPF in Hong Kong, social security, housing provident funds and individual income tax in the PRC and any other deductions required to be made under the laws of the respective jurisdictions; (v) administering employment-related insurances such as employee compensation insurance in Hong Kong and national health insurance in Taiwan covering our seconded employees; (vi) preparing and filing employment-related tax returns; (vii) making MPF payments; and (viii) providing pay slips. As the employer of record of the seconded employees, we or our in-country partners (as the case may be) are responsible for payment of the long service payment, leave entitlement, staff benefits, severance payment and other employees’ entitlements as prescribed by the applicable laws and regulations, by utilizing the payroll funds provided by our end-users. Upon our end-users’ requests, we also acquire life insurance, health insurance and travel insurance for our seconded employees in Hong Kong.

As of the date of this prospectus, we provided employment services in Hong Kong, Taiwan and Macau directly and cooperated with in-country partners to provide employment services in the PRC, Japan, Australia and other Asian countries where appropriate. As confirmed by our Directors, during the two fiscal years ended June 30, 2023 and 2022, our Group provided employment services in the PRC through our in-country partners for certain overseas end-users which did not have business entities in the PRC and were unable to hire any personnel in the PRC on their own in the absence of a PRC entity. As advised by our PRC Legal Advisers, such arrangement was in compliance in material respects with the relevant laws and regulations in the PRC. According to the Administrative Measures on the Registration of Foreign (Regional) Enterprises Engaged in Production and Operation Activities in China (2017 Revision), foreign enterprises are not allowed to engage in production and operation activities in the PRC without the approval of the relevant authority and the registration authority. As further advised by our PRC Legal Advisers, the engagement of our Group by end-users which did not have business entities in the PRC during their preparatory stage of setting up their entities in the PRC to provide employment services for them through in-country partners is unlikely to constitute engaging in production and operation activities without permissions or approvals and therefore, was in compliance in material respects with the relevant laws and regulations in the PRC. In respect of our employment services in Taiwan, Galaxy Payroll (HK) cooperated with in-country partners during the year ended June 30, 2020.

Reasons for procuring our employment services

During the two fiscal years ended June 30, 2023 and 2022, the reasons for our end-users to engage us for employment services instead of directly employing candidates themselves mainly include:

(i)	our employment services take over the role of human resources function in enterprises and cover not only payroll matters but also making the necessary filings when new employees join and existing employees depart and keeping record of employees’ entitlements;

(ii)	end-users facing internal headcount restrictions may not be able to hire employees directly and we are able to employ candidates for our end-users as their employer of record to support our end-users’ business operation;

(iii)	end-users do not have a branch office at a particular region and therefore do not have an entity to enter into employment contracts with candidates, thus require our employment services; and

(iv)	end-users make use of our employment services for short-term contingent labor support. After the contract period, they may decide whether to employ the candidate themselves based on their performance during the employment period.

Our Directors believe that our employment services can generally offload the human resources function of our end-users. Our Directors believe that the provision of our employment services enables our end-users to focus on their core businesses, reduce and control their operating costs and minimize their administrative burden.

Seconded employees

During the two fiscal years ended June 30, 2023 and 2022, our seconded employees were seconded to work in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries for our end-users.

We and our in-country partners have adopted standard forms of employment contracts for our seconded employees. Pursuant to the instructions of our customers, the seconded employees are seconded to work at premises requested by our end-users. The salient terms of the employment contracts with our seconded employees mainly include pre-determined monthly salary rate, commencement date of employment, job title, leave entitlement, staff benefits and termination notice. Our Group is entitled to terminate the contracts of our seconded employees by giving one month of notice, making a payment in lieu of notice, by mutual agreement or in accordance with the relevant laws and regulations. We also require our customers or end-users to make a deposit equivalent to one month of salary of the seconded employee to protect us from the loss that we may suffer from the termination of employment with our seconded employees. We have taken out professional indemnity insurance to cover the risks that we may face when providing employment services in Hong Kong. Our seconded employees in Taiwan are also covered by the national health insurance scheme. We are required to comply with the relevant employment laws and regulations in Hong Kong, the PRC, Japan, Taiwan, Macau, Australia or other Asian countries (as the case may be) for operating our employment services. For further details of the applicable laws and regulations that our Group should comply with, please refer to “Regulations” in this prospectus.

Our Directors confirmed that all of our seconded employees have been remunerated in accordance with their contracts with us or our in-country partners and the relevant laws and regulations in Hong Kong, the PRC, Japan, Taiwan, Macau, Australia or other Asian countries (as the case may be) during the two fiscal years ended June 30, 2023 and 2022, and up to the date of this prospectus had been complied with.

Service fees of our employment services

The basic service fees of our employment services are generally calculated based on an agreed percentage of the seconded employee’s monthly remuneration package at the currency which the remuneration is paid during the two fiscal years ended June 30, 2023 and 2022. The seconded employee’s remuneration package generally includes the monthly salary, bonus, commission, insurance, social security and housing provident funds. In some cases, we may agree to charge a fixed fee with our channel customers or our end-users. The monthly remuneration package of each seconded employee may vary from month to month, hence the payroll funds we handle for each end-user (which may include monthly salary of seconded employees plus other payments (e.g. commission and bonus) and contributions (e.g. MPF, social security)) may also vary from month to month. In addition, the commencement date and termination date of employment of each seconded employee may fall on any date of a year (which may not be the first day or last day of a month). Accordingly, our basic service fees for each end-user depend on a number of variables, and generally vary from month to month. During the two fiscal years ended June 30, 2023 and 2022, we did not adjust our service fees for employment services with our customers.

When providing our services, we may accept payment at a currency that is different from the currency which the remuneration is paid to the seconded employees.

Operational workflow for employment services

Employment of the seconded employee and follow up actions

Once an end-user has decided to hire a candidate, we will negotiate on the employment service terms including the scope of services and service fees. For an end-user engaging us through a channel, our channel customer will issue an engagement letter or confirmation email to us in relation to the employment services provided to the end-user. For a direct end-user, we enter into a service agreement directly with the end-user. After we receive the engagement letter from our channel customer or enter into a service agreement with our direct end-user, our customer will make deposit to our Group in the amount equivalent to the candidate’s salary for one month. We will then collect personal information from the candidate by requiring the candidate to fill in our standard form. We will also take a copy of the candidate’s identity card for records.

The following table summarizes the salient terms of the service agreements we entered into with our major direct end-users for provision of our employment services:

Duration/termination:	Our agreements have an initial term of one year or remain effective until being terminated by either party and the term may be automatically extended or extended by mutual agreement by the parties, unless prior written notice is given by either party or the end-user terminating the agreement. Some of the agreements provide that in the event that a party materially defaults in the performance of its obligations under the agreement and such default is not rectified within 15 working days to 90 days after written notice specifying the default is served on the defaulting party, the non-defaulting party may terminate the agreement as of the date specified in the notice of termination.

Pricing/service fees:	Our basic service fees generally equal a fixed percentage of the total remuneration of the seconded employees with minimum charge of an agreed sum per month. In some cases, we may agree to charge a fixed fee with our channel customers or our end-users. We may also require a deposit in the sum of one-month’s salary of each newly hired seconded employee.

Payment terms:	Payment for our service fee is generally required to be settled upon receipt of invoice to 30 days from the date of invoice.

Our major obligations:	Our major obligations under the agreements for employment services may include:

(i) employing candidates selected by end-users and second the seconded employees to the end-users;

(ii) handling the seconded employees’ payroll; and

(iii) making annual filings and payments for tax and social security.

The seconded employee’s remuneration package may include the monthly salary, bonus, commission, insurance, social security and housing provident funds.

If our channel customer and end-user confirm the employment terms and the final candidate accepts the offer, we will prepare and sign the employment contract with such candidate. Under the employment contract we entered into with our seconded employee, we are entitled to terminate the employment by giving one-month notice, payment in lieu of notice, by mutual agreement or in accordance with the relevant laws. The deposit paid to us can fully cover our termination cost. In this way, we would be able to provide flexible staffing solutions to our end-users for them to manage their staffing levels according to their business needs, while at the same time limit our potential financial exposures to our seconded employees should our end-users scale down their business or terminate their relationships with us.

During the employment period, the seconded employee remains as our Group’s or our in-country partner’s employee but works under the supervision or assignment of our end-user through secondment.

CONSULTANCY AND MARKET RESEARCH SERVICES

Apart from providing payroll outsourcing services and employment services, we provide consultancy and market research services to our end-users by providing monthly general consulting services and delivering market research report with policy consultation service in advance.

Our customers have intentions to explore the foreign markets, however, our customers do not have sufficient knowledge of the foreign labor policy and the labor environment. We provide our customers opportunities to reach the foreign markets by understanding local human capital market and policies, payroll and employment environment and the country information.

We assist our end-users in (i) providing consultation for local policy in advanced level and delivery of country profile reports; (ii) delivering general consultation on different topics as well as Q&A session with local experts on a monthly basis. As of the date of this prospectus, we provided consultancy and market research services in Hong Kong directly.

PRICING POLICY

With respect to our payroll outsourcing services, the pricing of our services was determined based on (i) the prevailing market rates charged by market players; (ii) the expected transaction volume of our customers; and (iii) the business relationships with our customers. As for our employment services, we generally negotiate the pricing with our customers on a case-by-case basis taking into consideration of various factors including (i) the prevailing market rates charged by market players; (ii) the expected salary level of the seconded employee; (iii) the amount of administrative work required; and (iv) the business relationships with our customers. Our management team considers that our service fees charged is in line with the industry norm in the payroll outsourcing service industry and employment service industry.

SALES AND MARKETING

During the two fiscal years ended June 30, 2023 and 2022, our revenue was mainly derived from channel customers, and our business opportunities mainly arose from our existing channel customers’ referral. When potential end-user customers approach our channel customers for payroll outsourcing services and/or employment services, our channel customers may invite our Group to participate in the negotiation process and to provide details of the services to the potential end-user. As such, we assist our channel customers in securing the engagements with end-users. We also promote our corporate profile and services through participating in marketing events, such as human resources forum, and through the internet, which connects our Group with potential customers. During the two fiscal years ended June 30, 2023 and 2022, there were customers approaching our Group through the internet after reviewing our profile on our website.

Our management team constantly keeps contact with our customers and end-users through emails, telephone calls and physical meetings. During the two fiscal years ended June 30, 2023 and 2022, the management team also participated in events to gain exposure to potential new customers. We fully appreciate the maintenance of long-term business relationships and place great emphasis on customer satisfaction. We believe our long-term trusted relationship with our customers helps us build strong reputation in the industry. We intend to use the proceeds from the Listing to develop market capability and conduct more marketing campaigns to promote our payroll outsourcing services and employment services to direct end-users. For further details on our marketing plans, please refer to “Business strategies” above in this section.

SEASONALITY

It is normal for companies/organizations to review their human resources strategies shortly after their respective year-ends. Our Directors consider that the demands for our payroll outsourcing services and employment services are generally not subject to seasonality.

CUSTOMERS

Our customers are mainly categorized as (i) channels which are global human resources service providers engaged by companies/organizations to handle payroll and employment- related matters for their branch offices in different regions; and (ii) end-users which are mainly multinational companies/organizations that outsource their payroll or employment functions to us directly. During the two fiscal years ended June 30, 2023 and 2022, end-users of our services included mainly multinational companies/organizations engaging in a wide variety of industries. For payroll outsourcing services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the retail and trading, industrial, IT, financial and professional services industries. For employment services, a majority of our end-users during the two fiscal years ended June 30, 2023 and 2022 engaged in the IT, retail and trading, industrial, professional institution and education and healthcare industries. We have established stable business relationships with our major customers. During the year ended June 30, 2022 , the Company has offered consultancy and market research services, a majority of our end-users engaged in the IT, industrial, media, advertising and entertainment, professional services.

IN-COUNTRY PARTNERS

As of the date of this prospectus, we cooperated with eight in-country partners to provide local support in relation to human resources in the PRC, including the Major In-country Partner which we have been cooperating with since the founding of our Group. We also cooperated with one in-country partner in Japan, one in-country partner in Thailand and Malaysia, one in-country partner in Australia, one in-country partner in India, one in-country partner in Indonesia, one in-country partner in Bangladesh, one in-country partner in Taiwan, one in-country partner in Singapore and one in-country partner in Vietnam to provide local support in relation to human resources.

The Major In-country Partner

During the year ended June 30, 2023 and up to the date of this prospectus, we principally cooperated with the Major In-country Partner in the PRC, China-Key HR Outsourcing Co., Limited, which is an Independent Third Party, on a non-exclusive basis to provide payroll outsourcing services and employment services in the PRC as our executive Directors consider that cooperating with the Major In-country Partner is an efficient way to minimize our business risks and legal risks, is cost-effective and is in the best interest of our Group, having taken into account the qualifications and quality of services provided by the Major In-country Partner and its subsidiaries (which are based in Shanghai, the PRC), the cost of engaging the Major In-country Partner and its subsidiaries and the local knowledge and support of the Major In-country Partner and its subsidiaries. We have been cooperating with the Major In-country Partner since the founding of our Group in 2013 and have maintained good business relationship with it since then. The Major In-country Partner was incorporated in Hong Kong with limited liability in December 2004 and is a human resources outsourcing service provider holding the Labor Dispatch Permit, with its headquarter in Shanghai, the PRC. It provides services in more than 80 cities in the PRC to approximately 700 customers, including customers other than ours. As of the date of this prospectus, one of the founders of our Group who ceased to be a shareholder of our Group in 2015 was a member of the senior management of a subsidiary of the Major In-country Partner. As of the date of this prospectus, a company secretarial service company co-owned by our executive Directors provided company secretarial services to the Major In-country Partner.

We entered into a human resources outsourcing service agreement with the Major In-country Partner in April 2016. Pursuant to the agreement, the services to be provided by the Major In-country Partner comprise: (i) computation of salary; (ii) computation of individual income tax, social security and housing provident fund contribution; (iii) assisting in the filing of individual income tax; (iv) provision of employment services as employer of record; (v) assisting in the filing of social security, new hire and termination of employees; (vi) assisting in the filing of housing provident fund; (vii) assisting in the filing of disabled persons’ employment security fund; and (viii) settlement of payment of salary, social security, housing provident fund, disabled persons’ employment security fund and comprehensive insurance. The agreement shall be in force unless otherwise agreed between our Group and the Major In-country Partner. This human resources outsourcing service agreement can be terminated by negotiation of both parties under the circumstance that one of the parties suffers force majeure and is not able to perform the agreement. An English translation of such human resources outsourcing service agreement has been filed as an exhibit of this Registration Statement. The Major In-country Partner’s service fees are calculated based on the pricing schedule to be agreed between our Group and the Major In-country Partner from time to time, and are settled by telegraphic transfer. The pricing schedule with the Major In-country Partner covers the service fees charged for (i) computation and payment of salary and tax filing; (ii) handling of social security and housing provident funds; and (iii) provision of employment services. For the computation and payment of salary and tax filing, the service fees per employee decrease when the number of employees increases. For handling of social security and housing provident funds and provision of employment services, the service fees are fixed. For the provision of employment services, the Major In-country Partner acts as the seconded employees’ employer of record and handles the payroll and other administrative matters for the seconded employees while our Group assists in coordinating with the channel customers, end-users and the Major In-country Partner. The Major In-country Partner charged our Group at a fixed fee per seconded employee during the two fiscal years ended June 30, 2023 and 2022. We are generally required to settle the service fees on the 15th day of a month. Our Directors considered that, during the two fiscal years ended June 30, 2023 and 2022, the service fees charged by the Major In-country Partner were determined on an arm’s length basis and on normal commercial terms, and the service fees charged to our Group were comparable to those charged by other entities providing similar services.

Other in-country partners

Apart from cooperating with the Major In-country Partner, we also, to a much lesser extent, cooperated, on a non-exclusive basis, with seven other in-country partners in the PRC, one in-country partner in Japan, one in-country partner in Taiwan, Thailand and Malaysia, one in-country partner in Australia, one in-country partner in India and Bangladesh, one in-country partner in Indonesia, one in-country partner in Singapore and one in-country partner in Vietnam. They are CIIC Human Resources Consulting (Zhuhai) Hengqin Branch, FESCO Adecco Shanghai Co. Ltd., Shanghai Foreign Service (Group) co., Ltd., Dalian Pengyu Management Consulting Service Co., Ltd., Shanghai Firstray China Human Resources Service Co. Ltd., CIIC Guangzhou Economic & Technical Cooperation Corp., Shenzhen Yicai Manpower Zi Consultancy Co., Ltd., SBC G.K., Eos Global Partners Limited, People 2.0 Australia (ESS) Pty Ltd, Procloz Services Private Limited, PT. Tuas Solusi Karya, Volt Solution Kabushiki Kaisha and Tuas Solutions Pte Ltd. During the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus, we provided employment services in the PRC through our in-country partners even though we were capable of providing employment services directly as seconded employees’ employer of record after obtaining the Labor Dispatch Permit on January 24, 2019 in PRC. Our Directors considered the costs and benefits of engaging in-country partners as the seconded employees’ employers of record and decided that engaging in-country partners was in the best interest of our Group and would minimize the business risks and legal risks that our Group has to bear as an employer of record. In addition, the geographical proximity of our in-country partners with our end-users in the cities where our Group does not have presence could facilitate the handling of administrative matters for the seconded employees. Our Directors considered that the percentage of in-country partner costs attributable to the in-country partners to the total revenue derived from the in-country partner for employment services during the two fiscal years ended June 30, 2023 and 2022 to be relatively low. As such, with current operation scale and cost structure, our Directors considered it more favorable for our Group to provide employment services in the PRC through in-country partners. In view of the above, our Group does not plan to provide employment services in the PRC directly in the near future. Our Directors expect that there will not be any major change in our cost structure for employment services due to the engagement of in-country partners in the PRC in the near future.

When providing employment services through our in-country partners in the PRC, the percentage of in-country partner costs attributable to our in-country partners to the revenue derived through our in-country partners is usually lower than that for payroll outsourcing services, as our in-country partners charge us at a fixed fee per seconded employee while we generally charge our customers by a percentage of the monthly remuneration package.

When comparing the nature of payroll outsourcing services and employment services, the risks that our Group has to bear when providing employment services directly is higher than that of providing payroll outsourcing services directly, because acting as the seconded employees’ employer of record exposes our Group to liabilities of an employer. Since the in-country partners were charging our Group at a relatively low fixed fee per seconded employee in the PRC as compared to the fee we charged our customers per seconded employee, our Directors considered it more favorable to continue engaging in-country partners as seconded employees’ employers of record.

As for payroll outsourcing services, the percentage of in-country partner costs attributable to the in-country partners to the revenue derived through the in-country partners was relatively higher, while the risk our Group would be exposed to when providing such services directly to our customers was relatively low. Therefore, our Directors plan to provide payroll outsourcing services to new customers in the PRC directly without engaging in-country partners in the future, which is expected to increase our staff costs.

When providing our payroll outsourcing services and employment services in the PRC through our in-country partners, our Directors understood that our end-users were required to enter into separate service agreements with our in-country partners as required by local authorities and banks to establish contractual relationship between the in-country partners and the end-users so as to enable our in-country partners to complete the transactions for payment of salary, social security and housing provident funds on behalf of the end-users. To the best of our Directors’ knowledge, save for the above, our customers have no other business relationship with our in-country partners.

IMPACT OF THE OUTBREAK OF COVID-19 ON OUR BUSINESS

In view of the outbreak of COVID-19 around the world, our Directors have considered its impact in so far as it relates to our business operation and our financial condition.

Impact on our business operation

Since 2013, our Group’s operations are mainly carried out by our client account managers in Hong Kong and our employees in the PRC. We assigned our employees to work on a rotation basis. However, our Group’s services do not require face-to-face meetings with our customers on a day to day basis given that the nature of our Group’s business mainly involves online communications and to a lesser extent, telephone conversations among our channel customers, end-users and in-country partners, therefore, our internal employees managed to maintain our business operation while working from home. Our Directors confirmed that there was no material disruption to the transfer of payroll funds from our channel customers and/or end-users to our Group and the transfer from our Group or our in-country partners to end-users’ employees.

In light of the above, our Directors confirmed that our Group is able to discharge the obligations under all existing agreements with our customers, and therefore, there is no impact on our long-term relationship with our customers.

Impact on our financial condition

Despite the impact of COVID-19 on the economy in general, our end-users are still required to maintain the payroll of their employees. The outbreak of COVID-19 did not have material impact on the number of payroll transactions we made. As advised by our Directors, the travel restrictions imposed by the governments of the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries may hinder end-users from hiring overseas employees and may lead to termination of projects or delay in the implementation of new projects.

Our Directors believe that the possible termination of projects and the delay in project implementation are not expected to result in recurrent losses or fundamental deterioration of the commercial or operational viability of our Group and will not adversely affect our Group’s sustainability.

Considering the latest development of the outbreak of COVID-19 in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries, our Directors believe that our Group may not have to temporarily suspend the provision of payroll outsourcing services and employment services in the PRC, Hong Kong, Japan, Taiwan, Macau, Australia and other Asian countries.

HEALTH AND WORK SAFETY MATTERS

Our Directors believe that our business operation does not involve substantial risks relating to health and work safety matters.

In view of the outbreak of COVID-19, our Group has formulated our business contingency plan (“BCP”) in February 2020. As part of our Group’s BCP, our Group sets out measures to ensure safety of our internal employees, safety within our Group’s premises and business continuity in the event of disaster caused by factors beyond our Group’s control. These measures include, inter alia, monitoring our internal employees, ensuring good personal hygiene practices are adopted by our internal employees, temperature screening, limiting social contact within and outside of our workspace and cleaning our office premises. Our Group has also taken measures to maintain sufficient stock for personal protective equipment, hand sanitizer and disinfectant products. As of the date of this prospectus, our Group had incurred approximately HK$40,000 (US$5,151) to implement the above measures. As of the date of this prospectus, two internal employees of the Group had been infected with COVID-19 which does not constitute a significant impact to our operation.

ENVIRONMENTAL MATTERS

Because of our business nature, no material pollutant is produced, emitted or discharged during the course of provision of our payroll outsourcing services and employment services. As such, we are not subject to any specific rules and regulation in relation to the environmental protection matters.

INSURANCE

As of the date of this prospectus, we maintained life insurance, health insurance and employees’ compensation insurance, in accordance with the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), for our internal employees in Hong Kong. As of the date of this prospectus, we maintained health insurance and employees’ compensation insurance in accordance with the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) for our seconded employees in Hong Kong, and also maintained professional indemnity insurance for our operating subsidiaries in Hong Kong, Galaxy Payroll (HK) and Galaxy GEO Services.

As advised by our PRC Legal Advisers, we have made contributions to social security for our employees in the PRC and contributions to housing provident funds for our applicable employees in the PRC pursuant to the applicable laws of the PRC in material respects. The Company relies on its own administrative staff to maintain its compliance status regarding Taiwan and Macau, therefore, based on management belief, our seconded employees in Taiwan are covered by the national health insurance scheme.

Our Directors are of the view that we have obtained adequate insurance coverage for the operation of our business and such insurance coverage is in line with the industry norm. Our Directors believe that there is no material risk in connection with our business operation which is not covered by the abovementioned insurance. During the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus, we had not made nor been the subject of any material insurance claims.

EMPLOYEES

We had a total of 26 full-time internal employees as of June 30, 2023. The table below sets out a breakdown of our employees by function as of June 30, 2023:

As of June 30, 2023

Management	6
Operation	14
Accounting, human resources and administration	6

Total	26

The table below sets out a breakdown of our employees by geographical location as of June 30, 2023:

As of June 30, 2023

Hong Kong	11
PRC	11
Macau	1
Taiwan	3

Total	26

As of the date of this prospectus, we did not have any material dispute with our employees, and we were not subject to any claim or legal action in relation to vicarious liabilities in respect of our seconded employees directly employed by our Group.

Recruitment policies and training

We generally recruit our employees through placing advertisements in the open market with reference to factors such as their experience, qualifications and expertise required for our business operations. They are normally subject to a probation period of two months. We endeavor to use our best effort to attract and retain appropriate and suitable personnel to service us. We assess the available human resources on a continuous basis and will determine whether additional personnel are required to cope with our business development.

We value our employees as human capital and invest resources to educate and maintain their standards so that they can make a greater contribution to our success.

We provide training programmes to our employees from time to time to equip them with the skills for our daily operation. Some of our training programmes include communication skills training and training on employment laws.

Relationship with employees

Our directors confirm that we had not experienced any significant problems with the employees or disruption to the operations due to labor disputes nor had we experienced any difficulties in the retention of experienced staff or skilled personnel during the two fiscal years ended June 30, 2023 and 2022.

Remuneration

We enter into employment contracts with our employees where we set forth terms of employment, payments, welfares and their job position. Our employees are remunerated according to their scope of work, responsibilities and performance. Our employees are also entitled to discretionary bonus depending on their respective performance and profitability of our Group. As advised by our Hong Kong Legal Advisers, our Group has complied with the applicable laws in relation to MPF in Hong Kong in all material respects for our employees. As advised by our PRC Legal Advisers, we have made contributions to social security for our employees in the PRC and contributions to housing provident funds for our applicable employees in the PRC pursuant to the applicable laws of the PRC in material respects. We incurred staff costs for our internal employees of approximately HK$12.8 million (US$1.6 million) and HK$11.1 million (US$1.4 million) for the years ended June 30, 2023 and 2022, respectively.

PROPERTIES

Our Group did not own any real properties and we lease three premises, the details of which are set out below:

Location	Gross floor area	Lessor	Lessee	Terms of tenure	Usage

25th Floor, Ovest, No. 77 Wing Lok Street, Hong Kong	1,943 square feet	Independent Third Party*	Galaxy Payroll (HK)	Two years from May 1, 2020 to April 30, 2022	Office

25th Floor, Ovest, No. 77 Wing Lok Street, Hong Kong	1,943 square feet	Independent Third Party*	Galaxy Payroll (HK)	Two years from May 1, 2022 to April 30, 2024	Office

2901 Aoxinya Building, Caitian South Road, Futian District, Shenzhen, the PRC	130.56 square meters	Independent Third Party*	Galaxy HR (SZ)	Two years from June 1, 2019 to May 31, 2021	Office

2902–2903 Aoxinya Building, Caitian South Road, Futian District, Shenzhen, the PRC	89.17 square meters	Independent Third Party*	Galaxy HR (SZ)	Two years from June 1, 2019 to May 31, 2021	Office

2901–2903 Aoxinya Building, Caitian South Road, Futian District, Shenzhen, the PRC	219.73 square meters	Independent Third Party*	Galaxy HR (SZ)	Three years from June 1, 2021 to May 31, 2024	Office

1st Floor, No. 46, Section 2, Wenhua First Road, Linkou District, New Taipei City, Taiwan	698.37 square feet	Independent Third Party*	Galaxy HR (TW)	One year from November 1, 2020 to October 31, 2021	Office

1st Floor, No. 46, Section 2, Wenhua First Road, Linkou District, New Taipei City, Taiwan	463.44 square feet	Independent Third Party*	Galaxy HR (TW)	One year from November 1, 2021 to October 31, 2022	Office

1st Floor, No. 46, Section 2, Wenhua First Road, Linkou District, New Taipei City, Taiwan	463.44 square feet	Independent Third Party*	Galaxy HR (TW)	One year from November 1, 2022 to October 31, 2023	Office

*	a person(s) or company(ies) who or which, as far as our directors are aware after having made all reasonable enquiries, is not or are not connected person(s) of our Company.

Pursuant to the applicable PRC laws and regulations, tenancy agreements are required to be registered with the relevant PRC government authorities, and any non-registration of tenancy agreements may result in the relevant PRC government authorities ordering for rectification within a prescribed time limit and, if the relevant entity still fails to register the relevant tenancy agreements, a fine ranging from RMB1,000 to RMB10,000 per tenancy agreement will be imposed. As advised by our PRC Legal Advisers, the lack of registration of the tenancy agreement alone will not affect the validity of such tenancy agreement under the PRC laws. As of the date of this prospectus, we had not received any notice or demand from the PRC government authorities requesting us to take rectification actions or imposing a fine on us.

INTELLECTUAL PROPERTY RIGHTS

On August 10, 2022, we applied to register our business logo in trademark class 35. On August 23, 2022, the registration was approved. Our Group did not hold other trademarks or patents which are material to our business.

Country	Trademark	Application Date	Application Number	Classes	Status
Hong Kong		August 10, 2022	306032943	35	Approved

As of the date of this prospectus, our Group had registered the following domain names:

Domain name	Registrant	Expiry date
www.galaxy-hk.com	Galaxy Payroll (HK)	February 15, 2025
www.themelkweg.com	Galaxy Payroll (HK)	November 28, 2023
www.huagaobao.cn	Galaxy HR (SZ)	May 17, 2024
www.galaxy-hk.cn	Galaxy HR (SZ)	April 14, 2024

As of the date of this prospectus, we were not aware of any dispute or infringement by (i) us of any intellectual property rights owned by third parties; or (ii) any third parties of any intellectual property rights owned or being applied by us.

MARKET AND COMPETITION

The payroll outsourcing service industry and employment service industry in the PRC and Hong Kong are highly fragmented and competitive with various market participants. Some of the factors affecting market competition include (i) economies of scale enjoyed by companies with wide geographic coverage, services offerings, technology and security level; (ii) industry reputation and image; and (iii) value-added services provided by market participants.

Some of the entry barriers to the payroll outsourcing service industry and employment service industry include (i) capital and credit requirements for setting high credit limits for bank accounts to handle large amount of transactions made regularly; (ii) market know-how and experience in local laws and regulations in relation to employment and data privacy; and (iii) industry connection with channel customers and direct end-users.

Nevertheless, our Directors believe that we will continue to maintain the following competitive advantages which will enable us to compete with our competitors:

●	we are a reputable in-country payroll outsourcing and employment service provider engaged by multinational channels and end-users from different industries;

●	we have well-established business relationships with our customers;

●	we are capable of providing high quality payroll outsourcing services and employment services to our customers to ensure compliance with local regulations for our end-users; and

●	we have an experienced and strong management team with proven track record supported by our experienced team of client account managers.

For details of our Group’s competitive strengths, please refer to “Competitive strengths” in this section.

QUALITY CONTROL

As a payroll outsourcing service provider and employment service provider, the ability to maintain the quality and accuracy of our services is crucial to our long term growth. Emphasis is therefore placed on monitoring service quality and staff training. Our division managers are responsible for the day-to-day monitoring of work quality, progress of our client account managers and manage and train staff on delivery of services.

Our Directors confirmed that, during the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus, there were no material complaints made against us by our customers and end-users.

RISK MANAGEMENT AND INTERNAL CONTROL

Key risks relating to our business are set out in “Risk Factors” in this prospectus. The following sets out the key measures adopted by us under our risk management and internal control system for managing the more particular operational and financial risks relating to our business operation.

Reliance on our major customers

For the years ended June 30, 2023 and 2022, revenue generated from our five largest customers amounted to approximately HK$22.5 million and HK$28.0 million (approximately US$2.9 million and US$3.6 million), representing approximately 71.4% and 59.7% of our revenue for the same periods, respectively. As of the date of this prospectus, our five largest customers are SafeGuard World International LLC. (“SafeGuard”), Activpayroll Ltd. (“Activpayroll”), Immedis Limited, Velocity Global LLC and Wolverine Consulting Services (Zhuhai) Co., Ltd., of which revenues from SafeGuard and Activpayroll aggregated to represent more than 50% of the revenues during the year ended June 30, 2023. The service agreements with these two customers are filed hereto as exhibits of this Registration Statement. Our Directors are aware that, should we be unable to maintain business relationship with such customers, our operation and financial performance may be significantly affected. We intend to expand our business operation in the payroll outsourcing service industry and employment service industry in the PRC, expand our service capacity in Hong Kong, enhance our IT system to support our business operation, and develop marketing capability and conduct marketing campaigns to promote our payroll outsourcing services and employment services to direct end-users. It is our Directors’ view that such expansion of business will widen our source of revenue and reduce our reliance on revenue derived from our five largest customers.

Data security

We handle a substantial amount of personal data related to individual employees and our end-users and customers in our business operation. These information contain personal data and are valuable to our business operation. Therefore, we have implemented internal control measures to safeguard the security and confidentiality of the information of our customers, end- users and their employees as follows:

(a)	Data usage and classification: We classify data into three categories: public, internal and restricted. Public data are generally open to the public; internal data are for official use only; and restricted data is protected by regulations, company policies or contractual language. We have set out different levels of security measures in handling the three categories of data from the perspective of access control, copying/printing, network security, physical security, data storage and auditing.

(b)	Private personal data handling: When handling personal data, we observe the Personal Data (Privacy) Ordinance. All personal data are classified as restricted.

(c)	Computer usage: Our employees are prohibited from connecting to our Group’s network their private computers and equipment without the prior consent from our management team. They are not allowed to install any hardware on their computers nor interchange components from one computer to another. Our employees are required to maintain exclusive control of their personal passwords. Any data storage media to be disposed of by the user of our computers has to be submitted to the designated IT personnel for central processing which is subject to specific wiping or physical destruction in order to prevent unauthorized data recovery from the disposed data storage media.

(d)	Data backup: We maintain backup copies for all critical operational data to enable reconstruction should the data be inadvertently destroyed or lost. Access to backup media is restricted to authorized personnel only. All sensitive, valuable or critical information recorded on cloud storage are encrypted when feasible. Our employees are also required to back up their important files on a regular basis to the cloud storage which is centralized for local backup purpose.

Anti-money laundering

Due to the business nature of the provision of payroll outsourcing services and employment services, our Group may become vulnerable to money laundering. Therefore, we have adopted policies, procedures and internal controls to prevent, detect and cause the reporting to appropriate authorities of any known or suspected money laundering, other criminal activity or suspicious transactions. Under our policy, we have appointed Mr. But as our anti-money laundering compliance officer. His duties include (i) developing, implementing and updating appropriate anti-money laundering policies and procedures; (ii) providing ongoing training to relevant employees of our Group; (iii) preparing, reviewing and filing suspicious transaction reports; and (iv) monitoring the day-to-day operations and implementation of our anti-money laundering policy.

We have also implemented our “Know Your Customers” policies for conducting customer due diligence. Some of the measures include (i) verifying the true identity of all customers and legal and beneficial ownership of the customer; and (ii) screening for politically exposed person by undertaking a search at the database available in the market. During the due diligence process, if a customer is found to be suspicious, it should be reported to the anti-money laundering compliance officer. Due to the nature of our business, transaction monitoring and customer due diligence shall be conducted on an ongoing basis.

Furthermore, it is expected that the source of funds are from our customer themselves. In case the funds are received from a third party, we would identify and verify the identity of the third party where necessary and consider the rationale for the payment by such third party.

Apart from the above, we also provide trainings to our employees and senior officers and encourage reporting of violations so as to reduce the risks of money laundering among our Group.

APPROVALS, LICENCES AND PERMITS

During the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus, we had obtained all requisite licenses, permits and approvals for our business operation.

As advised by our Hong Kong Legal Advisers, we had obtained all requisite licenses, permits and approvals for our business operations in Hong Kong including the business registration certificates and the employment agency license, and we are not required to obtain any industry-specific license, permit and approval for our provision of payroll outsourcing services in Hong Kong, and based on management belief, we are not required to obtain any industry-specific license, permit and approval for our provision of payroll outsourcing services in Taiwan and Macau and our provision of employment services in Taiwan during the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus. As of the date of this prospectus, we had obtained the following current licenses which are relevant to our business operation in the Hong Kong:

Group member	License/ permit/ approval	Issuing authority	Commencement date	Expiry date
Galaxy Payroll (HK)	Employment Agency License	Labor Department	October 7, 2023	October 6, 2024

Galaxy Payroll (HK)	Business Registration Certificate	Inland Revenue Department	February 21, 2023	February 20, 2024

Galaxy GEO Services	Business Registration Certificate	Inland Revenue Department	February 5, 2023	February 4, 2024

Galaxy Payroll (TW)	Business Registration Certificate	Inland Revenue Department	December 31, 2022	December 30, 2023

Galaxy Payroll (China)	Business Registration Certificate	Inland Revenue Department	October 24, 2022	October 23, 2023

As advised by our PRC Legal Advisers, we had obtained all requisite licenses, permits and approvals to our provision of payroll outsourcing services and employment services during the two fiscal years ended June 30, 2023 and 2022 and up to the date of this prospectus. As of the date of this prospectus, we had obtained the following license which is relevant to our business operation in the PRC:

Group member	License	Issuing authority	Commencement date	Expiry date

Galaxy HR (SZ)	Labor Dispatch Operation Permit	Human Resources Bureau of Futian District, Shenzhen	January 24, 2019	January 23, 2025*

*	Labor Dispatch Operation Permit has a term of three years. Galaxy HR (SZ) has renewed its Permit and now has the Permit to be expired on January 23, 2025.

We cooperate with two in-country partners for the provision of payroll outsourcing services and employment services in the PRC. In particular, they acted as employers of record for our end-users in providing employment services, which requires the possession of the Labor Dispatch Operation Permit, and handle the payroll and other administrative matters for the seconded employees. As advised by our PRC Legal Advisers, the above-mentioned in-country partners in the PRC have obtained the Labor Dispatch Operation Permit and the arrangement to engage our in-country partners in the PRC as the seconded employees’ employer of record is in compliance in material respects with the applicable laws and regulations in the PRC. In addition, we also cooperated with a third in-country partner for the provision of payroll outsourcing services in the PRC during the year ended June 30, 2023. Such in-country partner is not required to obtain the Labor Dispatch Operation Permit in providing payroll outsourcing services. During the year ended June 30, 2023 and up to the date of this prospectus, we maintained stable business relationship with the three in-country partners in the PRC. Our Directors do not expect that there will be a significant change to our business relationship with the three in-country partners in the PRC in the near future. In January 2019, we obtained the Labor Dispatch Operation Permit, and therefore, we now have the flexibility of acting as employers of record for our end-users in providing employment services in the PRC. We did not provide employment services directly by acting as seconded employees’ employers of record in the PRC as our executive Directors consider that cooperating with the Major In-country Partner is an efficient way to minimize our business risks and legal risks, is cost-effective and is in the best interest of our Group, having taken into account the qualifications and quality of services provided by the Major In-country Partner and its subsidiaries (which are based in Shanghai, the PRC), the cost of engaging the Major In-country Partner and its subsidiaries and the local knowledge and support of the Major In-country Partner and its subsidiaries. For details of our relationships with in-country partners, please refer to “In-country partners” in this section above.

We shall submit application to renew our license before its expiry in accordance with the relevant laws and regulations. We do not expect any legal impediment to the renewal of our licenses upon its expiration.

As of the date of this prospectus, we had not experienced any instances of suspension or revocation of requisite licenses, permits and approvals granted to us that were material to our operation.

LEGAL PROCEEDINGS

Claims settled, pending or threatened against our Group

As of the date of this prospectus, we were not involved in any material claim, litigation, arbitration or administrative proceedings and no material claim, litigation, arbitration or administrative proceedings was known to our Directors to be pending or threatened against any member of our Group.

Legal compliance

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

This section sets out summaries of the relevant laws and regulations which are relevant to our business in Hong Kong, the PRC, Macau and Taiwan.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN HONG KONG

Employment Ordinance (Chapter 57 of the Laws of Hong Kong) and Employment Agency Regulations (Chapter 57A of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Law of Hong Kong) (the “EO”) regulates the conditions of employment in Hong Kong, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays. Our Group is subject to the requirements under the EO relating to the payment of wages to both our employees and the employees of our clients. Our Group is further subject to the requirements under the Part XII of the EO and the employment agency regulations (Chapter 57A of the Laws of Hong Kong) (“EAR”) relating to the operation and management of an employment agency.

Under section 22 of the EO, in the absence of any express agreement to the contrary, the wage period of a contract of employment is deemed to be 1 month. Under section 23 of the EO, wages shall become due on the expiry of the last day of the wage period and shall be paid as soon as is practicable but in any case not later than 7 days thereafter.

Under the section 23 of the EO, an employer shall pay wages to the employee under a contract of employment as soon as is practicable but in any case not later than seven days after the last day of the wage period. Any employer who willfully and without reasonable excuse contravenes such requirement commits an offence and is liable on conviction to a maximum fine of HK$350,000 and to imprisonment for three years.

Under section 24 of the EO, where a contract of employment has been completed, wages and any other sum payable in respect of his contract shall be due to him on the day of the completion of the contract and shall be paid as soon as is practicable but in any case not later than 7 days thereafter.

Under section 25(1) and (2) of the EO, where a contract of employment is terminated, any sum due to the employee, which includes, amongst others, the equivalent of the amount earned by the employee for work done over the period commencing on the expiry of his wage period preceding the time of termination and up to the time of termination and any other sums due to the employee in respect of his contract of employment, etc., shall be paid to him as soon as is practicable and in any case not later than 7 days after the day of termination. Any employer who willfully and without reasonable excuse contravenes such requirement commits an offence and is liable on conviction to a maximum fine of HK$10,000.

Section 26(1) of the EO stipulates that wages shall be paid on a working day directly to an employee at his place of employment or at any office or other place customarily used by the employer for the purpose of payment of wages or at any other place mutually agreed.

Under section 25A of the EO, if, any wages or the equivalent of the amount earned by the employee for work done over the period commencing on the expiry of his wage period preceding the time of termination and up to the time of termination are not paid within 7 days from the day on which they become due under sections 23, 24 and 25 above, the employer shall pay interest, currently at the rate of 8.000% per annum, on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment.

Also, under section 63C of the EO, any employer who willfully and without reasonable excuse fails to pay wages in accordance with section 23, 24 or 25 commits an offence and is liable to a fine of HK$350,000 (US$45,069) and to imprisonment for 3 years. Pursuant to section 64B of the EO, where the employer concerned is a body corporate, if the above offence is proved to have been committed with the consent or connivance of, or to be attributable to any neglect on the part of, any of its director, manager, secretary or other similar officer, the director, manager, secretary or other similar officer concerned shall be guilty of the same offence.

Under the section 51(1) of the EO, no person shall operate, manage or assist in the management of an employment agency unless he is the holder of an employment agency license or certificate of exemption issued by the Commissioner for labor in respect of the employment agency. Any person who contravenes such requirement commits an offence and is liable on conviction to a fine at HK$350,000 and to imprisonment for three years.

Under the section 51(2) of the EO, no person shall operate, manage or assist in the management of an employment agency at any place other than the place of business specified in the license. Any person who contravenes such requirement commits an offence and is liable on conviction to a fine at HK$10,000.

Under Sections 52(2A) and 52(2B) of EO and Regulation 10 of the EAR, the license, duplicate license(s) (if applicable) and the second schedule on maximum commission must be displayed at all times in a conspicuous position at all of the employment agency licensee’s offices. Any person contravenes such requirement commits an offence and shall be liable on conviction to a fine of HK$10,000.

Under section 53(1) of EO, the Commissioner for Labor may refuse to renew or revoke the license of an employment agency licensee if its licensee or person intending to be an employment agency licensee, the related persons of or persons employed by its licensee or person intending to be an employment agency licensee has contravened Part XII of EO (such as overcharging job-seekers), EAR or has not complied with the Cop.

Under Section 56 of the Employment Ordinance (EO), an employment agency licensee should maintain records showing particulars of all job applicants who registered with, or were placed in employment by his employment agency. Such record should contain the person’s name, address, Hong Kong identity card number (in the case of a non-resident, passport number and citizenship), commission received, date of employment and name and address of employer. The record should be available for inspection by the Commissioner for Labor at all reasonable times. The records shall be retained by an employment agency licensee for a period of not less than 12 months. Any person contravenes such requirement commits an offence and shall be liable on conviction to a fine of HK$10,000.

The section 57 of the EO sets out that an employment agency licensee shall not, directly or indirectly, receive from any person any form of reward, payment, advantage (except the prescribed commission) for having obtained, for obtaining or to obtain employment for that person. Any person contravenes such requirement commits an offence and is liable on conviction to a fine at HK$350,000 and to imprisonment for 3 years. The section 57 of the EO further sets out that an employment agency licensee shall not share with any person the prescribed commission which he is permitted to charge and receive, other than another licensee or shareholder in his employment agency. Any person contravenes such requirement commits an offence and is liable on conviction to a fine at HK$50,000.

Under section 62A of EO, an employment agency licensee shall comply with the laws and the Code of Practice for Employment Agencies (the “CoP”) which was promulgated by the Commissioner for Labor. The CoP sets out the salient legislative requirements as well as the standards which the Commissioner for Labor expects from a employment agency licensee. The Labor Department will closely monitor compliance through regular and surprise inspections as well as complaint investigations, etc. and may issue warning letters to an employment agency licensee for rectification of irregularities detected, including but not limited to failing to meet the statutory requirements and/or standards set out in the CoP. The Commissioner for Labor may also consider, amongst other relevant factors, the relevant track record of the EAs and/or their capability of meeting such requirements / standards, in making decision of revoking, or refusing to grant or renew EA licenses.

The regulation 6 of the EAR sets out that an employment agency licensee shall not lend, transfer or assign the license to another person. Regulation 10(2) of the EAR sets out the maximum commission which can be charged and received by an employment agency in connection with the employment of any person. The maximum commission which may be received by an employment agency from each job applicant is an amount not exceeding 10% of his/her first month’s wages received after he/she has been successfully placed. Under the regulation 17 of the EAR, any person contravenes such requirement commits an offence and is liable on conviction to a fine at HK$10,000.

Under the regulation 7 of the EAR, an employment agency licensee shall notify the Commissioner for Labor within 14 days after any change in the management (partner/director/nominated operator) of the employment agency licensee with full particulars of the change, and submit form EA-LOA after any change of the related person(s) or individual(s) employed by the employment agency licensee; under regulation 8 of the EAR, an employment agency licensee shall notify the Commissioner for Labor within 7 days after the cessation of operation of an employment agency and the license must be delivered to the Commissioner for Labor; and under the regulation 9 of the EAR, an employment agency licensee shall notify the Commissioner for Labor at least 14 days before any change of place of business of an employment agency. Any person failing to notify the Commissioner for Labor in the above manner commits an offence and is liable on conviction to a fine at HK$10,000.

The EO applies to all employment agencies in Hong Kong except those are:

-	carried on or subvented by the Government of Hong Kong;

-	carried on under the Merchant Shipping (Seafarers) Ordinance;

-	carried on by employers solely for employing persons for themselves;

-	carried on by contractors or sub-contractors who employ people on work for others;

-	non-profit making and carried on by the proprietors of publications; or non-profit making and carried on by a recognized educational institution solely for the employment of the students or graduates of that educational institution.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

Our Group carries on business in Hong Kong, hence we are subject to the Business Registration Ordinance which requires every person, whether a company or an individual, who carries on a business in Hong Kong to apply for business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence, and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

The Inland Revenue Ordinance (the “IRO”) imposes a tax on property, earnings and profits in Hong Kong. Our Group is subject to the requirements of keeping proper business records and compiling returns to the Inland Revenue Department.

Pursuant to section 51C of the IRO, every person carrying on a business in Hong Kong shall keep sufficient records, which includes books of account, as well as vouchers, bank statements, invoices, receipts and other documents necessary to verify the entries in the books of account, in the English or Chinese language of his income and expenditure so as to readily ascertain the tax-assessable profits of the business concerned. Such records shall be retained by the business for a period not less than 7 years after the completion of the transactions, acts or operations to which they relate. Also, such a person carrying on a business shall keep records of, amongst others, assets and liabilities, all goods purchased and sold and all sums of money received and expended, etc.

Pursuant to sections 52(2) and (3) of the IRO, upon receipt of notice in writing given by an assessor of the Inland Revenue Department, every person who is an employer shall furnish within a reasonable time stated in such notice a return containing the names and places of residence and the full amount of the remuneration, whether in cash or otherwise, of all persons employed by the employer (which includes any director of a company or a person engaged in the management of a company, and in excess of a minimum figure to be fixed by the assessor) and any other persons employed by him named by the assessor.

IRO also stipulates the required timeframe for giving notice to the assessor with respect to the commencement and cessation of employment of an individual, as well as the individual leaving Hong Kong for any period exceeding 1 month.

Pursuant to section 80(1A) of the IRO, any person without reasonable excuse fails to comply with the requirements of keeping sufficient records commits an offence and is liable on conviction to a fine at HK$100,000 (US$12,877) and the court may order the person convicted within a time specified in the order to keep sufficient records.

Also, pursuant to section 80(1) of the IRO, any person who without reasonable excuse fails to furnish a return within the stipulated time to the assessor commits an offence and is liable on conviction to a fine at HK$100,000 (US$12,877) and the court may order the person convicted within a time specified to furnish a return. Pursuant to section 80(2) of the IRO, any person who without reasonable excuse makes an incorrect return by omitting or understating anything in respect of which he is required by this Ordinance to make a return, either on his behalf or on behalf of another person commits an offence and is liable on conviction to a fine at HK$10,000 (US$1,288) and a further fine of treble the undercharged amount.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

We collect, use, make use and retain the personal data of our clients and its employees in the normal course of our business and therefore, our business operation is regulated by the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) and our Group falls within the definition of “data user” and “data processor” as defined under the PDPO.

We are required to follow the practices as set out in the data protection principles under the PDPO regarding the collection, use, retention, accuracy and security of and access to personal data, which are:

(i)	Principle 1: Purpose and manner of collection. This principle provides for the lawful and fair collection of personal data and sets out the information a data user must give to a data subject when collecting personal data from that subject.

(ii)	Principle 2: Accuracy and duration of retention. This principle provides that personal data should be accurate and kept no longer than necessary.

(iii)	Principle 3: Use of personal data. This principle provides that unless the data subject consents, personal data should be used only for the purposes for which they were collected or a directly related purpose.

(iv)	Principle 4: Security of personal data. This principle requires appropriate security measures to be applied to personal data (including data in a form in which access to or processing of the data is not practicable).

(v)	Principle 5: Information to be generally available. This principle provides for openness by data users about the policies and parties adopted by the data user in relation to personal data, the kinds of personal data they hold and the main purposes for which personal data are used.

(vi)	Principle 6: Access to personal data. This principle provides for data subjects to have rights of access to and correction of their personal data.

Section 58 of the PDPO provides that if personal data are used for any of the purposes referred to in Section 58(1) of the PDPO (which includes but not limited to prevention or detection of crimes, prosecution or detention of offenders and prevention, preclusion or remedying of unlawful or seriously improper conduct or dishonesty or malpractice by persons etc.) (“Exempted Matters”) and the application of the personal data protection principle(s) in relation to such use would be likely to prejudice any of the Exempted Matters, then

(i)	such personal data are exempted from the provisions of certain data protection principle(s); and

(ii)	in any proceedings against any person for a contravention of any of those provisions of the PDPO, it shall be a defense if that person shows that he had reasonable grounds for believing that failure to so use the data would have been likely to prejudice any of the Exempted Matters.

Under Section 65 of the PDPO, any act done or practice engaged by the employee shall be treated as an act done or engaged by his employer as well as by the employee, whether or not it was done or engaged with the employer’s knowledge or approval. However, it is a defense if the employer can prove that he has taken practicable steps to prevent the employee from breaching the PDPO.

Part 6A of the PDPO regulates the use and provision of personal data in direct marketing by business entities. If the personal data of our client or its employees are intended to be used in direct marketing, our clients and its employees must be notified and their consent must be obtained before using or transferring any of their personal data to another person.

Furthermore, our clients and its employees must be notified of their opt-out right when using their personal data indirect marketing for the first time. Our clients and its employees are entitled to require us to cease using their personal data at any time.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) provides for the establishment of non-governmental mandatory provident fund (“MPF”) schemes. Our Group, as an employer, is required to enroll our regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for a continuous period of 60 days or more in a MPF scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (HK$25,000 (US$3,219) and HK$7,100 (US$914) per month, respectively before June 1, 2014 or HK$30,000 (US$3,863) and HK$7,100 (US$914) per month, respectively on or after 1 June 2014), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling of HK$1,250 (US$161) before June 1, 2014 or HK$1,500 (US$193) on or after 1 June 2014. An employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (HK$25,000 (US$3,219) per month before June 1, 2014 or HK$30,000 (US$3,863) on or after June 1, 2014).

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

Our Group is subject to the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”), which provides for a prescribed minimum hourly wage rate (currently set at HK$37.5 (US$4.9) per hour) during the wage period for every employee engaged under a contract of employment under the EO (except those specified under section 7 of the MWO).

Any provision in a contract of employment which purports to extinguish or reduce any right, benefit or protection conferred on an employee by the MWO is void.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

-	providing and maintaining plant and systems of work that are safe and without risks to health;

-	maintenance of the workplaces in a condition that is safe and without risks to health;

-	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances as regards any workplace under the employer’s control;

-	providing and maintaining means of access to and egress from the workplace that are safe and without any risks to health;

-	providing all necessary information, instructions, training and supervision to the employee to ensure the safety and health at work; and

-	providing and maintaining a working environment for the employees that is safe and without risks to health.

An employer who fails to comply with any of the above provisions commits an offence and is liable on conviction to a maximum fine of HK$200,000. An employer who intentionally knowingly or recklessly fails to comply with any of the above provisions commits an offence and is liable on conviction to a maximum fine of HK$200,000 and to imprisonment for 6 months.

Under the sections 9(1) and 10(1) of OSHO, the Commissioner for Labor may issue an improvement notice against non-compliance of the OSHO. The Commissioner for Labor may also issue a suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. An employer who fails to comply with an improvement notice without reasonable excuse commits an offence punishable by a maximum fine of HK$200,000 and imprisonment for 12 months. An employer who contravenes a suspension notice without reasonable excuse commits an offence punishable by a maximum fine of HK$500,000 and imprisonment for 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have been at fault or negligent when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to Section 40 of the ECO, all employers are required to take out policies of insurance to cover their liabilities both under the ECO and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). An employer who fails to comply with the ECO to secure an insurance cover commits an offence and is liable on conviction to a fine of HK$100,000 (US$12,877) and imprisonment for 2 years.

According to Section 48 of the ECO, an employer shall not, without the consent of the Commissioner for Labor, terminate, or give notice to terminate, the contract of service of an employee (who has suffered incapacity in circumstances which entitle him to compensation under the ECO) before occurrence of certain events. An employer who commits breach of this provision commits an offence and is liable on conviction to a maximum fine of HK$100,000 (US$12,877).

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) came into force on December 14, 2015 to (i) prohibit conduct that prevents, restricts or distorts competition in Hong Kong; (ii) prohibit mergers that substantially lessen competition in Hong Kong; and (iii) provide for incidental and connected matters. The Competition Ordinance prohibits restrictions on competition through three rules, namely, the First Conduct Rule, the Second Conduct Rule, and the Merger Rule.

The First Conduct Rule provides that an undertaking must not: (a) make or give effect to an agreement; (b) engage in a concerted practice; or (c) act as a member of an association of undertakings, or make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. The First Conduct Rule applies to an agreement, concerted practice or decision preventing, restricting or distorting competition in Hong Kong even if the agreement, decision or concerted practice is made outside of Hong Kong or if any party to the agreement, concerted practice, any undertaking or association of undertakings is outside Hong Kong.

The Second Conduct Rule provides that an undertaking having a substantial degree of market power in a market must not abuse that power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. Conducts under the Second Conduct Rule may constitute an abuse if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. When determining whether an undertaking has a substantial degree of market power in a market, factors which may be taken into account for such determination include the market share of the undertaking, the undertaking’s power to make pricing and other decisions and any barriers to entry to competitors into the relevant market. As with the First Conduct Rule, the Second Conduct Rule also applies even if the undertaking engaging in the conduct is outside of Hong Kong or the conduct is engaged in outside of Hong Kong.

Where a person has contravened or been involved in contravention of a competition rule, the Competition Tribunal may impose a pecuniary penalty and make all or any of the orders specified in Schedule 3 of the Competition Ordinance which it considers appropriate, such as, awards of damages, disposal of operations, declare agreements to be void, etc. For conduct that constitutes a single contravention, the amount of pecuniary penalty imposed will be capped at 10% of the turnover of the undertaking concerned for each year in which the contravention occurred, up to a maximum of 3 years with the 3 highest yearly turnovers.

The Competition Tribunal may also make a disqualification order against the director of a company for a period not exceeding 5 years if it considers that the company of which the person is a director has contravened a competition rule and that the person’s conduct as a director makes the person unfit for being involved in the management of the company.

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong)

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”) aims to prohibit false trade description, false, misleading or incomplete information, false marks and misstatements in respect of goods and services provided in the course of trade. The definition of trade description under section 2 of TDO covers a broad range of matters including but not limited to: quantity, method of manufacture, composition, fitness for purpose, availability, compliance with a standard specified or recognized by any person, price, approval by any person, a person by whom they have been acquired, the goods being of same kind as goods supplied to a person, place or date of manufacture, etc. Section 2 also provides that a trade description which is false to a material degree or which, though not false, is misleading, that is to say, likely to be taken for a trade description of a kind that would be false to a material degree, would be regarded as a false trade description.

Section 7A provides that it is an offence for a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer, or supplies or offers to supply to a consumer a service to which a false trade description is applied.

Sections 13E, 13F, 13G, 13H and 131 of TDO provide that a trader commits an offence if the trader engages, in relation to a consumer, in a commercial practice that is a misleading omission, or is aggressive, or constitutes bait advertising, or constitutes a bait and switch, or wrongly accepting payment for a product.

Any person who commits an offence under sections 7A, 13E, 13F, 13G, 13H or 131 of TDO shall be liable, on conviction on indictment, to a fine of HK$500,000 and to imprisonment for 5 years, and on summary conviction, to a level 6 fine of HK$100,000 and imprisonment for 2 years. However, sections 30L and 30M provides that an officer authorized by the Commissioner of Customs and Excise may, with the consent in writing of the Secretary for Justice, accept a written undertaking from businesses or individuals not to continue, repeat or engage in conduct that constitutes an offence under the TDO, and on the acceptance of such undertaking, neither the Commissioner of Customs and Excise nor the authorized officer may commence or continue an investigation or proceedings relating to the matter to which the undertaking relates.

Regulations on Distributions

Companies Ordinance (Chapter 622 of the Laws of Hong Kong) (the “CO”) provides for prohibition on certain distributions.

According to section 297 of the CO, a company may only make a distribution out of profits available for distribution and a company’s profits available for distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital. A distribution which is in breach of this provision is unlawful and ultra vires.

According to section 301 of the CO, if a company makes a distribution, or part of a distribution, to one of its members in contravention of section 297 of the CO and at the time of the distribution, the member knows or has reasonable grounds for believing that the distribution, or that part of the distribution (as the case may be) is made in contravention of that section or modified prohibition or restriction, if the distribution is made in cash, the member is liable to repay the distribution, or that part of the distribution (as the case may be) to the company, or if the distribution is made otherwise than in cash, the member is liable to pay to the company a sum equal to the value of the distribution or that part of the distribution (as the case may be) at the time of the distribution. A director who authorized the payment of an unlawful dividend in breach of his duty may be liable to repay to the company under the common law.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN THE PRC

Regulations Relating to Incorporation, Operation and Management of Corporate Entities

We conduct business in China through our wholly-owned PRC subsidiary, Galaxy HR (SZ), which falls within the definition of wholly foreign-owned enterprise under PRC laws.

The establishment, operation and management of corporate entities in China are governed by the Company Law of the PRC (the “Company Law”), which was promulgated by Standing Committee of the NPC on 29 December 1993 and became effective on 1 July 1994. It was subsequently amended on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018. The Company Law also applies to foreign-invested companies. According to the Company Law, the provisions otherwise prescribed by the laws on foreign investment prevail.

Upon taking effect on January 1, 2020, the Foreign Investment Law of the PRC (the “Foreign Investment Law”) has replaced the Wholly Foreign- owned Enterprises Law of the PRC, and became the legal foundation for foreign investment in the PRC.

Any investments conducted by foreign investors in the PRC shall be subject to the Catalogue of Industries for Encouraged Foreign Investment , the latest version of which was promulgated by the National Development and Reform Commission and the Ministry of Commerce of the People ’s Republic of China on December 27, 2020 and became effective on January 27, 2021, and the Special Management Measures for the Market Entry of Foreign Investment (Negative List) (2021 Version) (the “Negative List”) which was promulgated on December 27, 2021 and became effective on January 1, 2022. Foreign investment industries are classified into two categories, (1) industries in which foreign investments are encouraged; and (2) industries in which foreign investments are regulated by the Negative List. The Negative List has further classified regulated foreign investment industries into industries in which foreign investments are restricted and industries in which foreign investments are prohibited. Our business does not fall under the “restricted” or “prohibited” category in the Negative List.

Regulations Relating to Foreign Investment

All limited liability companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the Standing Committee of the National People’s Congress on October 26, 2018. However, on December 24, 2021, the Standing Committee of the National People’s Congress issued the Company Law of the People’s Republic of China (Draft for Comments) (the “Revised Company Law”) for public comments. The Revised Company Law further stipulates the establishment and withdrawal of the company, the organizational structure and the capital system of the company, and strengthens the responsibilities of shareholders and management personnel and corporate social responsibility. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) on December 27, 2021, which became effective on January 1, 2022. The 2021 Negative List replaces the Special Administrative Measures for the Access of Foreign Investment (2020 Version) (the “2020 Negative List”) and serves as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. Those industries not set out on the 2021 Negative List shall be classified as industries permitted for foreign investment. None of our businesses are on the 2021 Negative List, nor on the 2020 Negative List. Therefore, we are able to conduct our business through our wholly owned PRC subsidiary without being subject to restrictions on access imposed by the foreign investment laws and regulations of the PRC.

The Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”) was adopted by the National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26, 2019, the State Council promulgated Regulation for Implementing the Foreign Investment Law of the People’s Republic of China (the “Regulation”), which became effective on January 1, 2020.

The Foreign Investment Law and the Regulation apply the administrative system of pre-establishment national treatment plus negative list to foreign investment and clarify the state shall develop a catalogue of industries for encouraging foreign investment to specify the industries, fields, and regions where foreign investors are encouraged and directed to invest, which refers to the Catalogue of Industries for Guiding Foreign Investment Industries (amended in 2020).

Regulations Relating to Wholly Foreign-owned Enterprises

The Company Law of the People’s Republic of China provides that companies established in the PRC may take the form of company of limited liability or company limited by shares. Each company has the status of a legal person and owns its assets itself. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

The Foreign Investment Law replaced Law of the People’s Republic of China on Wholly Foreign-owned Enterprises. It stipulates that the PRC implements a system of pre-establishment national treatment plus negative list for the administration of foreign investment. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in market access negative list for foreign investment shall satisfy the conditions stipulated in such negative list. The PRC policies supporting enterprise development are equally applicable to foreign-invested enterprises. The PRC does not impose expropriation on foreign investment. Under special circumstances, if it requires imposing expropriation on foreign investment due to the need of public interest, expropriation shall be imposed according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law. Overall, the Foreign Investment Law establishes the clear principle of applying national treatment to foreign-invested enterprises except those engaged in industries on the 2020 Negative List (as amended).

Regulations Relating to Human Resources Services

On June 29, 2018, the State Council promulgated the Interim Regulations on Human Resources Market, which became effective on October 1, 2018. Human resources service institutions are classified into two categories, namely, public human resources service institutions and commercial human resources service institutions. Public human resources service institutions shall refer to the public employment and talent services institutions established by the People’s governments at or above county level. Commercial human resources service institutions shall refer to the institutions legally established and engaging in business activities in human resources services. Our subsidiary in the PRC, Galaxy HR (SZ), falls within the definition of commercial human resources service institution. To engage in employment intermediary activities, a commercial human resources service institution shall apply to the administrative department of human resources and social security for an administrative permit in accordance with the law and obtain a human resources service license. Where a commercial human resources service institution engages in the business of human resources services such as collection and release of the information on supply and demand of human resources, guidance of employment and entrepreneurship, consultation on human resources management, assessment of human resources, training on human resources and acceptance of outsourcing of human resources services, it shall complete record-filing formalities with the administrative department of human resources and social security within 15 days from the date of commencement of the business. In addition, the Ministry of Human Resources and Social Security of the PRC (the “MOHRSS”) promulgated the Interim Provisions concerning the Management of Foreign-invested Job Intermediaries and the Interim Provisions on Administration of Establishment of Foreign-funded Employment Agencies on December 31, 2019, which emphasizes on the management and supervision of foreign-invested entities engaging in employment intermediary businesses and require foreign-invested entities to obtain a human resources service license for foreign-invested entities prior to conducting employment intermediary businesses. Galaxy HR (SZ) has completed the record-filing formalities with the human resources and social security administrative authorities with its business scope limited to acceptance of outsourcing of human resources services. Since Galaxy HR (SZ) does not provide employment intermediary services, we do not believe human resources service license is required for the acceptance of outsourcing of human resources services and the labor dispatch businesses conducted by Galaxy HR (SZ).

According to the Civil Code of the PRC (the “Civil Code”) promulgated by the National People’s Congress (the “NPC”) on May 28, 2020 and came into force on January 1, 2021, a human resources service contract is classified as a mandate contract under which a principal and an agent agree that the agent shall handle the principal’s affairs. The principal may provide the agent with specific authority to handle one matter or a number of matters on its behalf, or the principal may provide the agent with general authority to handle all of its affairs. Pursuant to the Civil Code, the principal shall pay in advance any expenses associated with the handling of those affairs which have been delegated. When the agent has completed its handling of the delegated affairs, the principal shall reimburse the agent for any amount of associated expenses paid by the agent plus interests. Where, due to circumstances for which the agent cannot be held responsible, the mandate contract is rescinded or the handling of the delegated affairs cannot be completed, the principal shall pay a corresponding amount of compensation to the agent. Where the parties agree otherwise, their agreement shall apply. Where the agent sustains losses in the course of handling delegated affairs due to circumstances for which the agent cannot be held responsible, the agent may demand the principal to provide compensation for the said losses. With respect to non-gratuitous mandate contracts, the principal may demand compensation for any losses sustained due to the error of the agent. Some of our contracts with customers regarding provision of human resources services governed by the PRC law are mandate contracts under the Civil Code.

Pursuant to the Implementing Measures for Labor Dispatch Administrative Licensing, which was promulgated by MOHRSS on June 20, 2013 and became effective on July 1, 2013, to engage in labor dispatch business, an applicant shall apply for administrative licensing in accordance with the law to the competent administrative department of human resources and social security at its domicile. No entity and individual may engage in labor dispatch business without being licensed. Where the application submitted by an applicant satisfies statutory conditions, the relevant licensing authority shall grant the Labor Dispatch Operation Permit to the applicant. On January 28, 2019, Galaxy HR (SZ) obtained the Labor Dispatch Operation Permit, which has been renewed and will remain effective until January 23, 2025, enabling Galaxy HR (SZ) to act as employers of record for our end-users in providing employment services in the PRC.

On January 24, 2014, the MOHRSS promulgated the Interim Provisions on Labor Dispatch, which became effective on March 1, 2014. Pursuant to the Interim Provisions on Labor Dispatch, a labor dispatch service provider shall fulfill the following obligations towards a dispatched worker: (1) truthfully inform the dispatched worker of the matters prescribed by the Labor Contract Law, the rules and regulations to be complied with, as well as the contents of the relevant labor dispatch agreement; (2) establish a training system to provide job-related knowledge training, and safety and education training for the dispatched worker; (3) pursuant to relevant provisions of the PRC law and the relevant labor dispatch agreement, pay labor remunerations and relevant benefits to the dispatched worker in accordance with the law; (4) pursuant to relevant provisions of the PRC and the relevant labor dispatch agreement, contribute social insurance premiums for the dispatched worker in accordance with the law, and go through relevant formalities relating to social insurance; (5) urge the relevant employer to provide labor protection, and labor safety and health conditions for the dispatched worker in accordance with the law; (6) issue the proof for rescission or termination of the relevant labor contract in accordance with the law; (7) assist in handling the disputes between the dispatched worker and the employer; and (8) deal with other matters prescribed by laws, regulations and rules.

Regulations Relating to Employment and Social Welfare

The Labor Law of the PRC which was promulgated on July 5, 1994, became effective on January 1, 1995 and amended on August 27, 2009 and December 29, 2018, sets out the regulatory framework and the principles for the rights and obligations of the employers and employees.

The Labor Contract Law of the PRC was promulgated on June 29, 2007, became effective on January 1, 2008 and amended on December 28, 2012. According to the Labor Contract Law, employers and employees shall enter into written employment contracts to establish their employment relationship. The employment contracts shall set forth the terms, duties, remunerations, disciplinary rules of the employment, conditions to terminate the employment contracts and other issues required by laws and regulations to be included in the employment contracts.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds from time to time, including, among others, the Social Insurance Law of the People’s Republic of China, the Regulation of Insurance for Labor Injury, the Regulations of Insurance for Unemployment, the Provisional Insurance Measures for Maternal Employees, the Interim Administrative Provisions on Registration of Social Insurance and the Administrative Regulations on the Housing Provident Fund. Pursuant to these laws and regulations, enterprises in the PRC shall provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, occupational injury insurance and medical insurance, as well as housing fund and other welfare plans. Failure to comply with such laws and regulations may result in various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund regulatory authorities.

Pursuant to the PRC Social Insurance Law promulgated on October 28, 2010, which became effective on July 1, 2011 and amended on December 29, 2018, and other relevant PRC laws and regulations, employers in the PRC must register with the relevant social insurance authority and make contributions to the pension insurance fund, basic medical insurance fund, unemployment insurance fund, maternity insurance fund and work-related injury insurance fund. An employer must declare and make social insurance contributions in full and on time. The social insurance contributions payable by employees must be withheld and paid by employers on behalf of the employees. Pursuant to the Regulations on the Administration of Housing Provident Fund effective on April 3, 1999, as amended on March 24, 2002 and March 24, 2019, a unit (including a foreign investment enterprise) shall undertake the registration with the administrative center of housing provident funds and pay the funds for their staff.

On July 20, 2018, the General Office of the Communist Party of China and the General Office of the State Council issued the Tax Reform Plan on Reforming the State and Local Tax Collection and Administration Systems, or the Tax Reform Plan. Under the Tax Reform Plan, beginning from January 1, 2019, tax authorities are responsible for the collection of social insurance contributions in the PRC. Pursuant to the Urgent Notice on Effectively Implementing the Spirit of the Standing Meeting of the State Council and Effectively Conducting the Collection of Social Insurance Premiums in a Stable Manner , which was issued by the General Office of the MOHRSS on September 21, 2018, before the reform of the social insurance collection authorities being in place, the relevant levying policies, including the base and rate of the social insurance premiums, shall remain unchanged. The Urgent Notice also clarified that it is strictly prohibited for the local authorities themselves to organize and conduct centralized collection of enterprises historical social insurance arrears.

Regulations Relating to Personal Information Protection

In accordance with the Civil Code, the personal information of a natural person is protected by law. Any organization or individual needing to obtain the personal information of other persons shall legally obtain and ensure the security of such information, and shall not illegally collect, use, process, or transmit the personal information of other persons, nor illegally buy, sell, provide, or publish the personal information of other persons. In case of infringement upon civil rights and interests, the victim shall have the right to request that the tortfeasor assume tort liability. The Civil Code stipulates that the limitation of action regarding applications to a people’s court for protection of civil rights shall be three years. Where the laws provide otherwise, such provisions shall prevail.

On August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which took effect on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law stipulates significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Regulations Relating to Overseas Listings

In August 2006, six PRC regulatory authorities, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, amended in June 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or individuals, or PRC Citizens, intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to the MOFCOM for approval. The M&A Rules also require that an oversea special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On December 24, 2021, the China Securities Regulatory Commission, or the “CSRC”, published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Measures”) for public comments. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

According to Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will still take time to put the Administration Provisions and Measures into effect. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines, which took effect on March 31, 2023. Compared to the Measures, the Trial Administrative Measures furthered clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters. In addition, according to the Trial Administrative Measures, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC. When a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. When a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas.

The Trial Administrative Measures provide the CSRC with power to warn, fine, and issue injunctions against both PRC domestic companies, their controlling shareholders, and their advisors in listing or offering securities (collectively, the “Subject Entities”), as well as individuals directly responsible for these Subject Entities (the “Subject Individuals”). Pursuant to Article 27 of the Trail Administrative Measures, for failure to comply with the Trial Administrative Measures Negative List or the Trial Administrative Measures Filing Obligations, or materially false or misleading statements in the filing and reporting required by the Trial Administrative Measures: (1) PRC domestic companies, and their controlling shareholders if the controlling shareholders induced the PRC domestic companies’ failure to comply, severally, may face warnings, injunctions to comply, and fines between RMB 1 million and 10 million (approximately $145,647 and $1,456,473); the Subject Individuals in these entities may severally, face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237). (2) Advisors in listing or offering securities that failed to dutifully advise the PRC domestic companies and their controlling shareholders in complying with the Trial Administrative Measures and caused such failures to comply can face warnings and fines between RMB 0.5 million and 5 million (approximately $72,824 and $728,237); the Subject Individuals in these advisor entities may, severally, face warnings and fines between RMB 0.2 million and 2 million (approximately $29,129 and $291,295). For those with severe violations, based on Article 31, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law. As the Trial Administrative Measures is fairly new, there remains some uncertainty as to how it will be interpreted or implemented.

Regulations Relating to Information Security

In November 2016, the Standing Committee of the National People’s Congress promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which took effect on June 1, 2017. In accordance with the Cyber Security Law, network operators must comply with applicable laws and regulations and fulfill their obligations to safeguard network security in conducting business and providing services. Network service providers must take technical and other necessary measures as required by laws, regulations, and mandatory requirements to safeguard the operation of networks, respond to network security effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality and usability of network data.

On December 28, 2021, the Cyberspace Administration of China and other PRC authorities promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022, and further restates and expands the applicable scope of the cybersecurity review in effect. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators engaging in data processing activities must be subject to the cybersecurity review if their activities affect or may affect national security. The Cybersecurity Review Measures further stipulates that network platform operators holding personal information of over one million users must apply to the Cybersecurity Review Office for a cybersecurity review before an overseas listing.

On July 30, 2021, the State Council issued the Regulations on Protection of Critical Information Infrastructure, or the Regulations. Pursuant to the Regulations, critical information infrastructure shall mean the important network facilities or information systems of key industries or fields such as public communication and information service, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, and important network facilities or information systems which may endanger national security, people’s livelihood and public interest once there occur damage, malfunctioning or data leakage to them. The Regulations provide that no individual or organization may carry out any illegal activity of intruding into, interfering with, or sabotaging any critical information infrastructures, or endanger the security of any critical information infrastructures. The Regulations also require that critical information infrastructure operators shall establish a cybersecurity protection system and accountability system, and that the main responsible person of a critical information infrastructure operator shall take full responsibility for the security protection of the critical information infrastructures operated by it. In addition, relevant administration departments of each important industry and sector shall be responsible for formulating the rule of critical information infrastructure determination applicable to their respective industry or sector and determine the critical information infrastructure operators in their industry or sector.

Regulations Relating to PRC Taxation

Enterprise Income Tax

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”) promulgated on March 16, 2007, effective on January 1, 2008, amended on February 24, 2017 and December 29, 2018 and the Implementation Rules of Enterprise Income Tax Law of the PRC (the “Implementation Rules”) effective on January 1, 2008 and amended on April 23, 2019, a uniform income tax rate of 25% for all enterprises in the PRC (including foreign-invested enterprises) and revoke many of the tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises since January 1, 2008.

Value-added Tax

All entities and individuals engaged in the sales of goods, provision of processing, repairs and replacement services, and the importation of goods within the territory of the PRC shall pay value-added tax (VAT) in accordance with the Provisional Regulations on Value-added Tax of the PRC (the “Provisional Regulations on VAT”) and its implementation rules. The Provisional Regulations on VAT was promulgated by the State Council on December 13, 1993 which became effective on January 1, 1994 and subsequently amended on November 10, 2008, February 6, 2016 and November 19, 2017. Pursuant to the Provisional Regulations on VAT and its implementation rules, VAT payable is calculated as “output VAT ” minus “input VAT. ” The rate of VAT is 17% or 11% in certain limited circumstances depending on the product type.

Further to the Circular on Comprehensively Promoting the Pilot Programme of the Collection of Value-added Tax in Lieu of Business Tax, the Ministry of Finance and State Administration of Taxation published a Circular on Adjusting Value-added Tax Rates on April 4, 2018 to announce that a taxpayer engages in a taxable sales activity for the VAT purpose or imports goods, the previous applicable tax rates 17% and 11% will be adjusted to 16% and 10% respectively. This Circular became effective since May 1, 2018.

According to the Announcement of the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs on Relevant Policies for Deepening Value-added Tax Reform implemented on April 1, 2019, for the VAT taxable sales or imports by a general taxpayer of VAT (hereinafter referred to as “taxpayer”), the applicable tax rate shall be adjusted to 13% from the original 16% and to 9% from original 10%. For the exported goods or labor services subject to the applicable tax rate at 16% and the export tax refund rate at 16% originally, the export tax refund rate is adjusted to 13%; for the exported goods or cross- border taxable acts subject to the tax rate at 10% and export tax refund rate at 10% originally, the export tax refund rate is adjusted to 9%.

Regulations Relating to Foreign Currency Exchange and Dividend Distribution

Foreign Currency Exchange

The Renminbi is subject to foreign exchange control and is not freely convertible into foreign currencies. The State Administration of Foreign Exchange of the PRC, or the SAFE, is responsible for administering all matters relating to foreign exchange, including the enforcement of the Foreign Exchange Administration Rules of the PRC (the “Foreign Exchange Administration Rules”). It was promulgated by the State Council on January 29, 1996, became effective on April 1, 1996 and was amended on January 14, 1997 and August 5, 2008. Pursuant to the Foreign Exchange Administration Rules, Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless prior approval is obtained from SAFE and prior registration with SAFE is made.

In May 2013, SAFE promulgated the Circular of the SAFE on Printing and Distributing the Administrative Provision on Foreign Exchange in Domestic Direct Investment by Foreign Investors and Relevant Supporting Documents, or the Circular, which was amended in October 2018 and partially annulled in December 2019. The Circular provides for and simplifies the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies, or the SAFE Notice 13, which was promulgated on February 13, 2015 and partially annulled in December 30, 2019, the foreign exchange registration under domestic direct investment and the foreign exchange registration under overseas direct investment is directly reviewed and handled by banks in accordance with the SAFE Notice 13, and the SAFE and its branches shall perform indirect regulation over the foreign exchange registration via banks.

Dividend Distribution

According to the PRC Company Law and Foreign Investment Law, our PRC subsidiary, as a foreign-invested enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. The reserve funds are not distributable as cash dividends.

Pursuant to the EIT Law, non-resident enterprises which have not set up agencies or offices in the PRC, or agencies or offices are set up but there is no actual relationship with the income obtained by the agencies or offices, shall pay enterprise income tax in relation to the income originating from China at the tax rate of 20%. However, the Implementation Rules reduced the rate from 20% to 10%.

The PRC and the government of Hong Kong signed Arrangement between the Mainland China and Hong Kong for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) on August 21, 2006. According to the Arrangement, no more than 5% withholding tax rate applies to dividends paid by a PRC company to a Hong Kong resident, provided that the recipient is a company that holds at least 25% of the capital of the PRC company. The Notice on Issues relating to the Administration of the Dividend Provision in Tax Treaties (the “Notice 81”) was promulgated on February 20, 2009 by the State Administration of Taxation. The Notice 81 reaffirms the qualification for a dividend recipient to enjoy a tax preferential levied at 5% rate as follows: (1) the recipient of the dividend must be a corporation; (2) the recipient ’s ownership in the PRC company must meet the prescribed direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends; (3) the deal or arrangement is not mainly for the purpose of obtaining the tax preferential.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN MACAU

The following sets forth the most significant aspects of Macau Law relating to our business operations in Macau.

Laws and regulations regarding development and promotion of human resources system platform and human resources training

Labor Laws

The Macau Labor Relations Law of 2008 establishes the general regime of labor relations, containing various rules concerning employment contracts that range from, but are not limited to, general principles applicable to employment relationships, duties and obligations of the employer and the employee, probation period, employment contract requirements, employment contract for a fixed period, working hours, overtime, weekly time-off, annual leave, and compensation in case of contract termination without justifiable cause. The regulatory authority in charge of monitoring compliance with the labor, safety and insurance regime is the Labor Department, in general.

Regarding the employment of foreign labor, it is important to note that non-residents of Macau are generally not permitted to work unless a proper work permit has been obtained. The employment of such workers is subject to strict regulations included in Law no. 21/2009, which sets forth the terms for granting and renewing work permits for non-resident workers, determines measures to ensure the equal treatment of Macau resident and non-resident workers and establishes minimum contract terms and limits on the duration of employment contracts with non-resident employees.

Personal Data Protection

The processing of personal data in Macau is subject to the stipulations of the Personal Data Protection Act (the “PDPA”). Processing of personal data is defined as “any operation or set of operations which is performed upon personal data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction”.

Also, the PDPA provides that the processing of personal data may only be carried out if the data subject has given their unequivocal consent, or if the processing is necessary to the execution of contracts or contracts in which the data subject is a party or prior to the formation of the contract or declaration of negotiation will be made at his request, to the compliance with legal obligation to which the controller is subject, among others.

Further, in accordance with the PDPA, any processing of personal data wholly or partly by automatic means is generally subject to notification to the Office for Personal Data Protection of Macau (“GPDP”), which must be made in writing and within 8 days.

However, if the processing of personal data is made in the context of a labor agreement or a services agreement (e.g. if the employer transfers personal data of the employee to the bank for payroll purposes), then there is no need to notify the GPDP.

The GPDP is the public authority established to exercise the legal competences to supervise and coordinate the public implementation of and compliance with the PDPA.

The transfer of personal data to a destination outside Macau may only take place subject to compliance with the PDPA and provided the legal system in the destination to which they are transferred ensures an adequate level of protection.

GPDP must ascertain whether the destination jurisdiction ensures the referred adequate level of protection. In this context, authorization or, at least, notification shall be sought before such transfer is made.

LAWS AND REGULATIONS RELATING TO OUR BUSINESS IN TAIWAN

Personal Data Protection Act

Article 6 of the Personal Data Protection Act (“PDPA”) prescribes: “Data pertaining to a natural person’s medical records, healthcare, genetics, sex life, physical examination and criminal records shall not be collected, processed or used unless on any of the following bases: 1. where it is expressly required by law; 2. where it is within the necessary scope for a government agency to perform its statutory duties or for a non-government agency to fulfill its statutory obligation, provided that proper security and maintenance measures are adopted prior or subsequent to such collection, processing or use of personal data; 3. where the personal data has been disclosed to the public by the data subject or has been made public lawfully; 4. where it is necessary for statistics gathering or academic research by a government agency or an academic institution for the purpose of healthcare, public health, or crime prevention, provided that such data, as processed by the data provider or as disclosed by the data collector, may not lead to the identification of a specific data subject; 5. where it is necessary to assist a government agency in performing its statutory duties or a non-government agency in fulfilling its statutory obligations, provided that proper security and maintenance measures are adopted prior or subsequent to such collection, processing, or use of personal data; or 6. where the data subject has consented to the collection, processing and use of his/ her personal data in writing, except where the collection, processing or use exceeds the necessary scope of the specific purpose, or where the collection, processing or use based solely on the consent of the data subject is otherwise prohibited by law, or where such consent is not given by the data subject out of his/her free will. Articles 8 and 9 shall apply mutatis mutandis to the collection, processing, or use of personal data in accordance with the preceding paragraph; Paragraphs 1, 2 and 4 of Article 7 shall apply mutatis mutandis to the consent required under Subparagraph 6 of the preceding paragraph.”

Article 8 of PDPA provides: “A government or non-government agency shall expressly inform the data subject of the following information when colleting their personal data in accordance with Article 15 or 19 of the PDPA: 1. the name of the government or non-government agency; 2. the purpose of the collection; 3. the categories of the personal data to be collected; 4. the time period, territory, recipients, and methods of which the personal data is used; 5. the data subject’s rights under Article 3 and the methods for exercising such rights; and 6. the data subject’s rights and interests that will be affected if he/she elects not to provide his/her personal data. The obligation to inform as prescribed in the preceding paragraph may be waived under any of the following circumstances: 1. where notification may be waived in accordance with the law; 2. where the collection of personal data is necessary for the government agency to perform its statutory duties or the non-government agency to fulfill its statutory obligation; 3. where giving notice will prevent the government agency from performing its statutory duties; 4. where giving notice will harm public interests; 5. where the data subject has already known the content of the notification; or 6. where the collection of personal data is for non-profit purposes and clearly has no adverse effect on the data subject.”

Regarding the personal data other than those stipulated under Article 6, Article 19 of the PDPA stipulates: “Except for the personal data specified under Paragraph 1, Article 6, the collection or processing of personal data by a non-government agency shall be for specific purposes and on one of the following bases: 1. where it is expressly required by law; 2. where there is a contractual or quasi-contractual relationship between the non-government agency and the data subject, and proper security measures have been adopted to ensure the security of the personal data; 3. where the personal data has been disclosed to the public by the data subject or has been made public lawfully; 4. where it is necessary for statistics gathering or academic research by an academic institution in pursuit of public interests, provided that such data, as processed by the data provider or as disclosed by the data collector, may not lead to the identification of a specific data subject; 5. where consent has been given by the data subject; 6. where it is necessary for furthering public interest; 7. where the personal data is obtained from publicly available sources unless the data subject has an overriding interest in prohibiting the processing or use of such personal data; or 8. where the rights and interests of the data subject will not be infringed upon. A data collector or processor shall, on its own initiative or upon the request of the data subject, erase or cease processing or using the personal data when it becomes aware of, or upon being notified by the data subject, that the processing or use of the personal data should be prohibited pursuant to the proviso to Subparagraph 7 of the preceding paragraph.”

Article 20 of the PDPA further stipulates: “Except for the personal data specified in Paragraph 1, Article 6, a non-government agency shall use personal data only within the necessary scope of the specific purpose of collection; the use of personal data for another purpose shall be only on any of the following bases: 1. where it is expressly required by law; 2. where it is necessary for furthering public interests; 3. where it is to prevent harm on life, body, freedom, or property of the data subject; 4. where it is to prevent material harm on the rights and interests of others; 5. where it is necessary for statistics gathering or academic research by a government agency or an academic institution for public interests; provided that such data, as provided by the data provider or disclosed by the data collector, may not lead to the identification of a specific data subject; 6. where consent has been given by the data subject; or 7. where it is for the data subject’s rights and interests. When a non-government agency uses personal data for marketing purpose pursuant to the preceding paragraph, upon the data subject’s objection to such use, the agency shall cease using the data subject’s personal data for marketing. A non-government agency, when using the data subject’s personal data for marketing purpose for the first time, shall provide the data subject of the ways that he/she can object to such use, and the agency shall pay for the fees therefrom.”

In respect of the punishment, Article 48 of the PDPA stipulates, “If a non-government agency violates any of the following provisions, the central government authority in charge of the industry concerned or the municipality/city/county government concerned may order the non-government agency to rectify the violation within a specified period of time; if the non- government agency fails to rectify the violation in time, a fine between NT$20,000 and NT$200,000 shall be imposed on the non-government agency for each occurrence of the violation: 1. Article 8 or Article 9; 2. Article 10, Article 11, Article 12, or Article 13; 3. Paragraph 2 or Paragraph 3, Article 20; and/or 4. Paragraph 1, Article 27, or failure to establish a security and maintenance plan for the protection of personal data files or a guideline on disposing personal data following a business termination under Paragraph 2, Article 27.”

Any employer in Taiwan shall bear the obligations under the above-mentioned Articles of PDPA to collect or process any personal date of the employee(s).

Company Act

Liability of Responsible Persons

Paragraph 1 Article 23 of the Company Act prescribes: “If the responsible person of a company has, in the course of conducting the business operations, violated any provision of the applicable laws and/or regulations and thus caused damage to any other person, he/she shall be liable, jointly and severally, for the damage to such other person.”. With regard to the definition of “responsible person”, the first two paragraphs of Article 8 of the Company Act provides: “The term “responsible persons” of a company as used in this Act denotes shareholders conducting the business or representing the company in case of an unlimited company or unlimited company with limited liability shareholders; directors of the company in case of a limited company or a company limited by shares. The managerial officer, liquidator or temporary manager of a company, the promoter, supervisor, inspector, reorganizer or Reorganization supervisor of a company limited by shares acting within the scope of their duties, are also responsible persons of a company.”

To summarize, in the case of a company limited by shares, its directors and managerial officers are included in the definition of “responsible person” and thus are liable should they, in the course of conducting business, violate any provisions that cause damage to other persons.

Single Shareholder: Government or Corporate Shareholder

Paragraph 1 of Article 128-1 of the Company Act stipulates: “A company limited by shares which is organized by a single government shareholder or a single juristic person shareholder shall be free from restrictive requirement set out in Paragraph One of the preceding Article. The functional duties and power of the shareholders’ meeting of such company shall be exercised by its board of directors, to which the provisions governing the shareholders’ meeting as set out in this Act shall not apply.” Pursuant to this regulation, a company which has only one shareholder being the government or a single juristic person does not need to apply the provisions about shareholders’ meeting as set forth in the Company Act. Instead, all duties and powers that are generally exercised at the shareholders’ meeting are taken over by the board of directors of such company.

Trust

Article 5 of the Trust Law stipulates: “A trust act shall be null and void if (1) the trust is established for any purpose against the mandatory or prohibitive regulations; (2) the trust is established for any purpose contrary to the public order or good morals; (3) the trust is established mainly for serving administrative appeal or litigation purposes; or (4) the trust designates a beneficiary prohibited by law from holding any specific property rights.”

Employment

Fundamental Law

The Labor Standards Law is the fundamental law which establishes the minimum requirements and standards of employment terms and conditions, including working hours, overtime pay, leaves and benefits, severance pay, etc. The minimum wage, which is determined by the Ministry of Labor , is currently NT$24,000 per month, or NT$160 per hour.

Insurance

As an employer in Taiwan, it is compulsory to bear the following three expenses for their employees: (i) the labor pension borne by the employer either under the Labor Pension Act or under the Labor Standards Act , (ii) national health insurance under the National Health Insurance Act, (iii) labor insurance under the Labor Insurance Act .

Paragraph 1 of Article 6 of the Labor Insurance Act stipulates: “The following workers above 15 full years and below 65 years of age shall all be insured under this programme as insured persons, with their employers, or the organizations or institutes to which they belong reckoned as the insured units”; paragraph 3 of the Article stipulates: “The preceding two provisions apply to employed foreign nationals.”; Article 9 of the Act also provides: “An insured person who has any of the following conditions may continue in the insurance coverage: … 4. employees more than 65 years of age who continue to work…”

Foreign Professionals

Article 43 of the Employment Service Act stipulates: “Unless otherwise specified in the Act, no foreign worker may engage in work within the Republic of China should his/her employer have not yet obtained a permit via application therefore.” Subparagraph 1 of Paragraph 1 of Article 46 of the Act also stipulates: “Unless otherwise provided in the Act, the work that a foreign worker may be employed to engage in within the Republic of China is limited to the following: 1. Specialized or technical work.”

Article 6 of the Regulations on the Permission and Administration of the Employment of Foreign Workers stipulates: “Unless otherwise provided for in the Act or in the Regulations, an employer shall apply with the Central Competent Authority for a permit to recruit foreign worker(s) to engage in occupations in the Republic of China.”

Paragraph 1 of Article 5 of the Act for the Recruitment and Employment of Foreign Professionals stipulates: “An employer hiring a foreign professional to engage in professional work in the State, as referred to in Subparagraph 4 Item 1 of the preceding Article, shall apply for a permit to the Ministry of Labor, submitting the relevant documents therewith, and the application shall be processed in accordance with the provisions of the Employment Services Act…”; Article 20 of the Act also stipulates: “Residents of Hong Kong or Macau engaging in professional work or seeking employment in the Taiwan Area are subject, mutatis mutandis, to the provisions of Article 5, Article 6 Paragraphs 1 and 2, Articles 7 to 10, Article 14 and Article 19. Matters concerning entry, stay and residence shall be conducted by the Ministry of the Interior in accordance with the provisions of the Act Governing Relations with Hong Kong and Macau and its related regulations.”

Article 4 of the Reviewing Standards and Employment Qualifications for Foreigners Engaging in the Jobs Specified in Subparagraph 8 to 11, Paragraph 1 to Article 46 of the Employment Service Act provides: “The jobs designated by the Central Competent Authority in accordance with Item 10, Paragraph 1 to Article 46 of the Act, their job descriptions shall be in the following categories: 1. Manufacturing jobs: directly engaged in the production of manufactured goods and other related physical tasks. 2. Construction jobs: directly engaged in the construction work at construction sites or other related places, or other related physical tasks. 3. Slaughter work: Slaughter and related physical work. 4. Dairy cattle breeding job: Job directly engaged in dairy cattle breeding or related physical tasks at livestock farm. 5. Outreach agricultural job: Job requiring the employee to be assigned by the employer to the location place where the outreach agricultural service contract is deem to be performed and is directly with regard to jobs engaging in agriculture, forestry, fishery, animal husbandry or related physical tasks. 6. Other jobs designated by the Central Competent authority.”

Pursuant to the above-mentioned regulations, any employment of professionals from Hong Kong, Macau, or other countries, requires the prior approval by the Ministry of Labor of Taiwan.

Investment in Taiwan from Hong Kong or Macau

The Laws and Regulations Regarding Hong Kong and Macau Affairs (“HKMA Laws”) cover a broad spectrum of matters between Taiwan and the above- mentioned two places, including the investment in Taiwan made by individuals from the two places.

Article 31 of the HKMA Laws stipulates: “The relevant regulations concerning foreign investment and remittance shall apply mutatis mutandis to investment in the Taiwan Area by Hong Kong or Macau Residents, juridical persons, organizations or other institutions. The regulations governing overseas Chinese investment and remittance shall apply mutatis mutandis to investment in the Taiwan Area by the Hong Kong or Macau Residents referred to in Article 4, Paragraph 3, of this Act.” Pursuant to the aforesaid provision, the Ministry of Economic Affairs reviews the investment from Hong Kong or Macau in accordance with the Statute for Investment by Foreign Nationals (“Foreign Investment Statute”).

The Foreign Investment Statute sets forth the following:

(1)	The investor is prohibited from investing in the following industries (“Prohibited Items”) : 1. Those which may negatively affect national security, public order, good customs and practices, or national health; and 2. Those which are prohibited by the law. The investor, who applies to invest in an industry in which investment is restricted by law or by an order given under the applicable law, shall obtain an approval thereof or a consent thereto from the competent authority in charge of the industry in question.

(2)	So-called “Foreign Investment” not only includes holding shares issued by a Taiwan company, or contributing to the capital of a Taiwan company, but also includes establishing a branch office, a proprietary business or a partnership in the territory of Taiwan, or providing loans to the business invested with either one of the aforementioned ways for a period exceeding one year.

Paragraph 1 of Article 8 of the Foreign Investment Statute also provides: “The investor who makes an investment in accordance with this Statute is required to submit an investment application, together with his/her investment plans and relevant documents, to the Competent Authority for approval. The same shall apply if and when his/her investment plan changes.”

Pursuant to the above-mentioned regulations, any individual from Hong Kong or Macau who plans to make an investment in Taiwan needs to obtain prior approval by the Investment Commission of the Ministry of Economic Affairs of Taiwan.

MANAGEMENT

Directors and Executive Officers

The following individuals are the members of the board of directors and the executive management as of the date of this prospectus.

Name	Age	Present position	Date of appointment

Executive Directors and Executive Officers
Wai Hong Lao	52	Executive Director, Chairman and Chief Executive Officer	October 31, 2019

Yiu Kong Kenneth But	54	Executive Director and Chief Operating Officer	October 31, 2019

Wai Cheung Yeung	52	Chief Financial Officer	October 31, 2019

Independent non-executive Directors

Kwok Ho Kenward Law	50	Independent non-executive Director	*

Ho Fu Billy Wong	49	Independent non-executive Director	*

Xiao Liang Li	38	Independent non-executive Director	*

*	Director appointment effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus forms a part.

The following is a brief biography of each of our executive officers and directors or director appointees:

Wai Hong Lao, aged 52, one of the founders of our Group, was appointed as our Director on October 31, 2019 and was re-designated as our executive Director, the chairman of our Board and chief executive officer on December 11, 2019. He is also a director of all of the subsidiaries of our Group, namely, Melkweg Cayman, Melkweg BVI, Galaxy Payroll (HK), Galaxy Payroll (TW), Galaxy GEO Services, Galaxy Payroll (China), Galaxy HR (Macau), Galaxy HR (TW) and Galaxy HR (SZ). Mr. Lao is responsible for overall management, strategic planning, business development and client relationship.

Mr. Lao has over 15 years of experience in the payroll outsourcing service and employment service industry. Prior to founding our Group, Mr. Lao worked at various companies in the United States with a focus in software development from 1997 to 2005. From April 2006 to February 2013, Mr. Lao worked as a manager at TAKA Corporate Services Limited and TAKA Corporate Consulting Limited (previously known as HBL CONSULTING LIMITED), which engaged in the provision of payroll outsourcing services and employment services and were controlled by common shareholders, and was mainly responsible for business development and channel and client relationship management.

Mr. Lao obtained the degree of Bachelor of Business Administration in Management Information Systems and Finance from The University of Hawaii in the United States in May 1994 and the degree of Master of Business Administration from Hawaii Pacific University in the United States in August 1999.

Yiu Kong Kenneth But, aged 54, one of the founders of our Group, was appointed as our Director on October 31, 2019 and was re-designated as our executive Director and chief operating officer on December 11, 2019. He is also a director of Melkweg Cayman, Melkweg BVI, Galaxy Payroll (HK), Galaxy Payroll (TW), Galaxy GEO Services, Galaxy Payroll (China) and Galaxy HR (Macau). Mr. But is mainly responsible for overall management of compliance matters of our Group.

Mr. But has over 15 years of experience in the payroll outsourcing service and employment service industry. Prior to founding our Group, Mr. But worked as a school clerk at Assembly of God Hebron Secondary School from June 1988 to January 1989. He then worked as a video tape previewer at Asia Television Limited from February 1989 to March 1991 and an editor at Busmag Publishing Limited from March 1991 to February 1992 respectively. He worked as a sports researcher at the Sports Department of Television Broadcasts Limited from February 1992 to July 1993, and from March 1994 to March 1995. He then worked at Satellite Television Asian Region Limited as a researcher from March 1995 to May 1997. He later returned to Television Broadcasts Limited in June 1997 as a sports researcher at the Sports Department and worked until June 2005. From August 2005 to February 2013, Mr. But worked as a sales director in TAKA Corporate Services Limited and TAKA Corporate Consulting Limited (previously known as HBL CONSULTING LIMITED), which engaged in the provision of payroll outsourcing services and employment services and were controlled by common shareholders, and was mainly responsible for sales and marketing.

Mr. But obtained the degree of Bachelor of Arts in Journalism and Communication from Chu Hai College in Hong Kong in July 1992 and a professional diploma in financial planning from the School of Professional and Continuing Education, The University of Hong Kong in Hong Kong in October 2007. He became a certified financial planner of the Institute of Financial Planners of Hong Kong in March 2009.

Yeung, Wai Cheung, aged 52, one of the founders of our Group, was appointed as our Director on October 31, 2019 and was re-designated as our executive Director and Chief Financial Officer on December 11, 2019. He resigned from his position of our executive Director of the Company on December 1, 2022. He is also a director of Melkweg Cayman, Melkweg BVI, Galaxy Payroll (HK), Galaxy Payroll (TW), Galaxy GEO Services and Galaxy Payroll (China). Mr. Yeung is mainly responsible for overall management of financial affairs of our Group.

Mr. Yeung has over 15 years of experience in the payroll outsourcing service and employment service industry. Prior to founding our Group, Mr. Yeung worked at BKR Lew & Barr Limited (currently known as East Asia Sentinel Limited), an accounting firm, from January 1998 to October 2005 with his last position as the person-in-charge of the Shanghai Office of BKR Lew & Barr Limited. From August 2006 to February 2013, Mr. Yeung worked at TAKA Corporate Services Limited and TAKA Corporate Consulting Limited (previously known as HBL CONSULTING LIMITED), which engaged in the provision of payroll outsourcing services and employment services which was controlled by common shareholders as a manager and was mainly responsible for accounts and finance matters.

Mr. Yeung obtained the degree of Bachelor of Commerce in Accounting from The University of New South Wales in Australia in September 1997. He was qualified as a certified public accountant of the Hong Kong Institute of Certified Public Accountants (the “HKICPA”) in September 2001 and is currently a practicing certified public accountant of the HKICPA.

Independent Non-executive Directors

Kwok Ho Kenward Law, aged 50, was appointed as our independent non-executive Director on [●], he will serve as a director upon effectiveness of this prospectus, and he will also serve as the chairman of audit committee and a member of compensation committee and nominating and corporate governance committee.

Mr. Law has approximately 25 years of experience in accounting. Prior to joining our Group, Mr. Law worked at BKR Lew & Barr Limited (currently known as East Asia Sentinel Limited), an accounting firm, as an audit senior from October 1997 to January 2002. Mr. Law then worked at Paul Wong & Co., an accounting firm, as an audit manager from February 2002 to June 2006. Mr. Law later joined TAKA Corporate Consulting Limited as a senior manager from July 2006 to June 2008. From July 2008 to September 2010, Mr. Law was the manager of China Services of ICS Trust (Asia) Limited, during which he managed and led its commercial department to provide commercial advisory services, which includes accounting and taxation. During the period, from October 2010 and until the end of third quarter of 2011, Mr. Law was the financial controller of Besins Healthcare (Hong Kong) Limited and he was mainly responsible for the overall financial planning, cost accounting, budgeting, tax issues, financial consolidation and reporting in the Asia region. He has been the general manager of First Orient Advisory Limited since March 2012, where he manages and leads the company in providing commercial advisory services, which includes corporate structuring, treasury, accounting and taxation, as well as China business solutions to high net worth clients.

Mr. Law obtained the degree of Bachelor of Commerce in Accounting from the University of New South Wales in Australia in June 1998. Mr. Law was admitted as a certified public accountant of the HKICPA in February 2002 and was admitted as a fellow of the HKICPA in September 2012. He was qualified as a certified practicing accountant of CPA Australia in October 2001.

Ho Fu Billy Wong, aged 49, was appointed as our independent non-executive Director on [●], he will serve as a director upon effectiveness of this prospectus, and he will also be the chairman of nominating and corporate governance committee and a member of audit committee and compensation committee.

Mr. Wong has approximately 25 years of finance related experience. Prior to joining our Group, he worked at Wardley Financial Services Limited (currently known as HSBC Broking Services Limited) as Senior Vice President from June 1997 to December 2013. Mr. Wong then worked at BOCI Securities Limited as Director from February 2014 to June 2018. Since July 2018, he has been the Head of Equities Capital Market of Mayfair & Ayers Finance Group Limited and has been responsible for marketing activities in the organization including leading brand management, marketing communications, market research and product marketing.

Mr. Wong obtained the degree of Bachelor of Arts in Politics and History from the University of New South Wales in Australia in 1996. Mr. Wong is an ordinary member of Hong Kong Securities and Investment Institute.

Xiao Liang Li, aged 38, was appointed as our independent non-executive Director on [●], he will serve as a director upon effectiveness of this prospectus, and he will also the chairman of compensation committee and a member of nominating and corporate governance committee and audit committee.

Mr. Li has approximately 14 years of management, finance related experience. Prior to joining our Group, he worked at Amicorp Group as Director of Fund and Trust Services from October 2008 to July 2014. Mr. Li then worked at TMF Hong Kong Limited as Director of Fund Services from July 2014 to November 2015. He later worked at Custom House Fund Services (Hong Kong) Limited, which was subsequently acquired by Apex Group, as Director of Fund Services from November 2015 to March 2019. At present, he runs Precision Fund Services Limited, an independent and Asia-focused fund administration services firm. Mr. Li is the founder and CEO of Precision Fund Services Limited.

Mr. Li obtained degree of Bachelor of Business Administration from Guangzhou University in 2015. He obtained degree of Master of Business Administration from the University of Hong Kong in 2021.

SENIOR MANAGEMENT

The table below shows certain information in respect of members of our senior management:

Name	Age	Date of joining our Group	Present position within our Group	Principal roles and responsibilities	Relationship with other Director(s) and/or senior management

Ho Lo	39	August 1, 2014	Division manager	Responsible for overseeing the daily operation in Hong Kong	None

Chunlei Wu	41	August 1, 2014	Division manager	Responsible for overseeing the daily operation in the PRC	None

Yin Lung Wong	29	July 2, 2020	Financial controller	Responsible for the overall financial management, reporting, and day-to-day financial administration of our Group	None

Ho Lo, aged 39, joined our Group in August 2014 as a senior client account manager. Ms. Lo is primarily responsible for overseeing the daily operation in Hong Kong.

Ms. Lo has over 14 years of experience in the payroll outsourcing service and employment service industry. Prior to joining our Group, Ms. Lo worked at TAKA Corporate Services Limited and TAKA Corporate Consulting Limited from August 2008 to March 2013 with her last position served as the account and payroll manager, during which Ms. Lo was mainly responsible overseeing the business operation in Hong Kong.

Ms. Lo obtained the degree of Bachelor of Arts in Human Resource Management from the University of Huddersfield in the United Kingdom in December 2013 and a Master of Science in Strategic Human Resources Management from the Hong Kong Baptist University in Hong Kong in November 2017.

Chunlei Wu, aged 41, joined our Group in August 2014 as a senior client account manager. Mr. Wu is primarily responsible for overseeing the daily operation in the PRC.

Mr. Wu has over 17 years of experience in the payroll outsourcing service and employment service industry. Prior to joining our Group, Mr. Wu worked at Pioneer Speakers (Shanghai) Co. Ltd. from November 2005 to June 2010 with his last position served as the human resources supervisor, during which he was mainly responsible for calculating monthly payrolls and offering trainings to new staff members. From October 2010 to June 2012, Mr. Wu was a team leader (human resource outsourcing) at Aon Hewitt, during which he was mainly responsible for compensation and benefits projects, conducting monthly payroll service review, reviewing payroll operation process, coaching operators with professional skills and supervising team members. From June 2012 to March 2013, Mr. Wu worked at TAKA Corporate Services Limited as the account officer during which he was responsible for payroll outsourcing services in China.

Mr. Wu obtained the degree of Bachelor degree in Public Administration from Shanghai Normal University in the PRC in July 2005 and the degree of Master of Human Resources Management from Hong Kong Baptist University in Hong Kong in November 2016.

Yin Lung Wong, aged 29, joined our Group in July 2020 as a financial controller. Mr. Wong is primarily responsible for the overall financial management, reporting and day-to-day financial administration of our Group.

Mr. Wong has approximately seven years of experience in accounting. Prior to joining our Group, Mr. Wong worked at Zhonghui Anda CPA Limited from December 2015 to January 2018, during which he was responsible for providing audit and corporate advisory services to private companies and companies listed on the Stock Exchange. From January 2018 to January 2020, Mr. Wong worked at Deloitte Touche Tohmatsu where he was involved in providing audit services for initial public offering projects and providing audit and corporate advisory services to private companies and companies listed on the Stock Exchange.

Mr. Wong obtained the degree of Bachelor of Business Administration from Lingnan University in Hong Kong in November 2015 and was admitted as a member of the HKICPA in July 2019.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, we agreed to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the US. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering, including three independent directors. A director is not required to hold any shares in our company to qualify to serve as a director. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that (a) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Committees of the Board of Directors

We will establish three committees under the board of directors prior to the closing of this offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Kwok Ho Kenward Law, Ho Fu Billy Wong and Xiao Liang Li. Kwok Ho Kenward Law will be the chairman of our audit committee. We have determined that all the three members will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Kwok Ho Kenward Law qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq corporate governance rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Xiao Liang Li, Ho Fu Billy Wong and Kwok Ho Kenward Law. Xiao Liang Li will be the chairperson of our compensation committee. We have determined that all the three members will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Ho Fu Billy Wong, Xiao Liang Li and Kwok Ho Kenward Law. Ho Fu Billy Wong will be the chairperson of our nominating and corporate governance committee. All the three members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under BVI law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our Board of Directors include, among others:

●	appointing officers and determining the term of office of the officers,

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable,

●	exercising the borrowing powers of the company and mortgaging the property of the company,

●	executing checks, promissory notes and other negotiable instruments on behalf of the company, and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Terms of Directors and Executive Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind; (iii) resigned his or her office by notice in writing to the company; or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated.

Our officers are elected by and serve at the discretion of the board of directors.

Compensation of Directors and Executive Officers

For the fiscal year ended [●], we paid an aggregate of $[●] as compensation to our executive officers, and we did not compensate our non-executive directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers. Our [●] subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance, and other statutory benefits and a housing provident fund.

Insider Participation Concerning Executive Compensation

Our director has been making all determinations regarding executive officer compensation from the inception of the Company. When our Compensation Committee is set up, it will be making all determination regarding executive officer compensation (please see below).

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Code of Business Conduct and Ethics

Our board of directors will adopt a code of business conduct and ethics, which is to be filed as Exhibit 99.1 of this registration statement and applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers who beneficially own our Ordinary Shares;

●	our directors and executive officers as a group; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 16,000,000 Ordinary Shares as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering includes authorized Ordinary Shares immediately after the completion of this offering, assuming the underwriter does not exercise its over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have 14 shareholders of record, none of whom are located in the United States. We will be required to have at least 300 shareholders at closing in order to satisfy the Nasdaq listing standards.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering			Percentage of Votes Held After this Offering
	Number	Percent	Number	Percent		Percent
Directors and Executive Officers(1):
Wai Hong Lao(2)	2,400,000	15%			%		%
Yiu Kong Kenneth But(3)	2,400,000	15%			%		%
Wai Cheung Yeung(4)	2,400,000	15%			%		%
Kwok Ho Kenward Law †		%			%		%
Ho Fu Billy Wong †		%			%		%
Xiao Liang Li †

All directors and executive officers as a group:	7,200,000	45%			%		%

5% Shareholders:					%		%
Pine Mountain Holdings Limited(5)	2,400,000	15%			%		%
PROFIT OASIS GLOBAL LIMITED(6)	880,000	5.5%			%		%
Agapao Investment Holding Limited(7)	2,400,000	15%
LUCKY PARTNER ENTERPRISES LIMITED(8)	960,000	6%
JEAN Oceania Limited(9)	2,400,000	15%
FIRST START INTERNATIONAL LIMITED(10)	960,000	6%
EPT Development Holdings Limited(11)	800,000	5%
TOP VIRTUE INTERNATIONAL LIMITED(12)	800,000	5%
VALUE CLASSIC GLOBAL LIMITED(13)	960,000	6%

Notes:

(1)	The business address for our directors and executive officers is 25th Floor, Ovest, 77 Wing Lok Street, Sheung Wan, Hong Kong.
(2)	Mr. Wai Hong Lao, holds 2,400,000 shares of the Company’s Ordinary Shares through Pine Mountain Holdings Limited, as the sole beneficiary.
(3)	Mr. Yiu Kong Kenneth But, holds 2,400,000shares of the Company’s Ordinary Shares through Agapao Investment Holding Limited, as the sole beneficiary.
(4)	Mr. Wai Cheung Yeung, holds 2,400,000 shares of the Company’s Ordinary Shares through JEAN Oceania Limited, as the sole beneficiary.
(5)	Mr. Hai Hong Lao has the control over Pine Mountain Holdings Limited.
(6)	Mr. Si Lin Tai has the control over PROFIT OASIS GLOBAL LIMITED.
(7)	Mr. Yiu Kong Kenneth But has the control over Agapao Investment Holding Limited.
(8)	Mr. Wong Tin Fat has the control over LUCKY PARTNER ENTERPRISES LIMITED.
(9)	Mr. Wai Cheung Yeung has the control over JEAN Oceania Limited.
(10)	Mr. TSE Joseph has the control over FIRST START INTERNATIONAL LIMITED.
(11)	Mr. Chan Chi Keung Eric has the control over EPT Development Holdings Limited.
(12)	Mr. Yiu Pak To has the control over TOP VIRTUE INTERNATIONAL LIMITED.
(13)	Mr. Wong Tai Kuen has the control over VALUE CLASSIC GLOBAL LIMITED.

†	Expected to become a director immediately upon closing of this offering.

History of Share Capital

We were incorporated in the British Virgin Islands as a BVI business company with limited liability on August 26, 2021. We have issued the following Ordinary Shares to certain founder shareholders.

On December 19, 2022, we effectuated a forward split of the Ordinary Shares of the Company at a ratio of 1,600:1 to increase our authorized capital shares from 50,000 Ordinary Shares with a par value of US$1 per share to unlimited number of Ordinary Shares with a par value of US$0.000625 per share. Immediately following the effectiveness of the Forward Split, the number of issued and outstanding Ordinary Shares of the Company was 16,000,000.

Purchaser	Date of Issuance	Number of Ordinary Shares
Agapao Investment Holding Limited	August 26, 2021	2,400,000
Pine Mountain Holdings Limited	August 26, 2021	2,400,000
JEAN Oceania Limited	August 26, 2021	2,400,000

As of the date of this prospectus, our authorized share capital consists of 50,000 Ordinary Shares, par value US$1 per share divided into unlimited number of Ordinary Shares, par value US$0.000625 per share. Holders of Ordinary Shares are entitled to one vote per share. We will issue Ordinary Shares in this offering.

RELATED PARTY TRANSACTIONS

The following was a summary of related party’s transactions for the two fiscal years ended June 30, 2023 and 2022:

The following was a summary of related party’s transactions for the years ended June 30, 2023 and 2022:

On November 1, 2019, Noah Trust (Asia) Limited (“Noah”), of which Mr. Yiu Kong Kenneth But (“Mr. Kenneth But”) being one of its directors, signed a service agreement with the Group. Under the agreement, the Group will provide payroll outsourcing service to Noah for HKD 1,000 per month for a term of one year, as of the date of this prospectus, other than we changed the pricing from HK$1,000 to HK$500 per month, since May 2020, through verbal amendment, the contract remains valid.

Mr. Yiu Kong Kenneth But (“Mr. Kenneth But”) is an executive director of the Group.

The following table summarized nature and income (expenses) generated from the related party transactions.

		Nature of	June 30, 2022	June 30, 2023
Name of Related parties	Relationship	transactions	HKD	HKD	US$
Noah Trust (Asia) Limited	Mr. Kenneth But being one of its directors	Payroll outsourcing service fee income	$6,000	$6,000	766

Employment Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

DESCRIPTION OF SHARE CAPITAL

We were incorporated as a BVI business company under the BVI Business Companies Act (Revised Edition 2020), as amended, in the BVI on August 26, 2021, under the name “Galaxy Payroll Group Limited.” We are authorized to issue up to unlimited number of Ordinary Shares of US$0.000625 par value each. The following are summaries of the material provisions of our Memorandum and Articles of Association; a copy of these documents are filed as exhibits to the registration statement of which this prospectus forms a part of.

Ordinary Shares

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders may freely hold and vote their Ordinary Shares.

At the completion of this offering, there will be 18,500,000 Ordinary Shares issued and outstanding. If the underwriters exercise in full their option to purchase additional Ordinary Shares from us, at the completion of this offering, there would be 20,875,000 Ordinary Shares issued and outstanding, respectively.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders through ordinary resolutions with an amount not exceeding the recommendation of Board of Directors subject to the BVI Act that the company may only pay dividends if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the BVI, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the BVI, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings

We must provide written notice of all meetings of shareholders, stating the time and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting Ordinary Shares. In addition, our Board of Directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the Ordinary Shares entitled to vote on the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of securities entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present, then the shareholders present shall choose to chair the meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act or the company’s Memorandum and Articles of Association. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new Ordinary Shares under either BVI law or our Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with our underwriters described in “Ordinary Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the Ordinary Shares has failed to pay any amount due in respect of any of those Ordinary Shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our Board of Directors may, on the terms established at the time of the issuance of such Ordinary Shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued Ordinary Shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid Ordinary Shares and such fully paid Ordinary Shares shall not be subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue Ordinary Shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

If at any time, the company is authorized to issue more than one class of Ordinary Shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.

Changes in the number of Ordinary Shares we are authorized to issue and those in issue

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

●	amend our Memorandum of Association to increase or decrease the maximum number of Ordinary Shares we are authorized to issue,

●	subject to our Memorandum of Association, subdivide our authorized and issued ordinary shares into a larger number of Ordinary Shares then our existing number of ordinary shares, and

●	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of Ordinary Shares.

Inspection of books and records

Under BVI Law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional Ordinary Shares from authorized but unissued Ordinary Shares, to the extent available, from time to time as our Board of Directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Part IX 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares, pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days following the date of shareholders’ approval. These shareholders then have 20 days from the date of the notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without considering any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his Ordinary Shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles of Association

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, considering without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law and our Memorandum and Articles provide that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding not less than 30% of the votes of the outstanding voting Ordinary Shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the Board of Directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI law does not expressly permit cumulative voting for directors, our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by written resolution passed by at least 50 % of the votes of the shareholders of the company. Directors can also be removed with cause by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors. BVI law has no comparable statute and our Memorandum and Articles of Association do not expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors) subject to section 199(2) of the BVI Act.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of not less than 50 percent of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Stock Transfer Agent

[●] is our company’s stock transfer agent. Its address is [●] and phone number is [●].

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (Revised Edition 2020). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

BVI Data Protection

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on 9 July 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require that:

●	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

●	Where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

●	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

●	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

●	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

●	personal data must not be kept for longer than is necessary for the purpose;

●	personal data must be accurate, complete, not misleading and kept up to date; and

●	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include

●	processing sensitive personal data in contravention of the BVI DPA;

●	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

●	willfully disclosing personal information in contravention of the BVI DPA; and

●	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares held by public shareholders representing approximately [●]% of our Ordinary Shares in issue. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the commencement of sale of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriter.

Furthermore, each of our directors, officers and all the principal shareholders (5% or more shareholders) of our Ordinary Shares (including our chief executive officer and chairman of the board) other than the Selling Shareholder, will enter into an identical lock-up agreement for a period of six (6) months from the date on which the trading of the Ordinary Shares on the Nasdaq Stock Exchange commences, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately [●] shares immediately after this offering, assuming the underwriter does not exercise their over-allotment option; or

●	the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following discussion of material PRC, British Virgin Islands, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Forbes Hare, our British Virgin Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Han Kun Law Offices, our PRC counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of Han Kun Law Offices LLP.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

BVI Taxation

The company and all distributions, interest and other amounts paid by the company in respect of the Ordinary Shares of the company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any Ordinary Shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the Ordinary Shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the company or its shareholders.

BVI Economic Substance

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities.” However, it is not anticipated that the Company itself will be subject to any such requirements. Although it is presently anticipated that the ESA will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Enterprise Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated by the Standing Committee of the National People’s Congress of the PRC on March 16, 2007, and became effective on January 1, 2008, and then amended on February 24, 2017, and the Implementation Rules of the EIT Law, or the Implementation Rules, which were promulgated by the State Council on December 6, 2007, effective on January 1, 2008, and amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a BVI business company incorporated with limited liability in the British Virgin Islands and we gain substantial income by way of dividends paid to us from our Hong Kong subsidiary, Galaxy Payroll (HK). The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status. We confirm that, as of the date of this prospectus, none of us and our PRC subsidiary (i) has been investigated, claimed or penalized for any PRC tax non-compliance or (ii) is currently subject to any outstanding notice from any PRC tax authority assessing any tax deficiency against or imposing any penalty on us or any of our PRC subsidiary in connection with any payment or non-payment of PRC taxes.

The implementation rules of the EIT law provides that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. See “Risk Factors—Risks Related to Doing Business in China—Under the EIT Law, we may be classified as a ‘Resident Enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

Currently, as a resident enterprise in the PRC, Galaxy HR (SZ) is subject to the enterprise income tax at the rate of 25%, except that once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, the part of its taxable income not more than RMB1 million is subject to a reduced rate of 5% and the part between RMB1 million and 3 million is subject to a reduced rate of 10%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that the Company is a PRC resident enterprise for enterprise income tax purposes, we would be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises and we would be subject to the PRC enterprise income tax on our worldwide income at the rate of 25%. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Value-added Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, and amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Implementation Rules of the Provisional Regulations on Value Added Tax of the PRC promulgated by the MOF on December 25, 1993 and amended on December 15, 2008 and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers engaging in sale of transportation, postal, basic telecommunications, construction, lease of immovables, sale of immovable, transfer of land use rights, sale or importation of the certain types of goods as stipulated; 6% for taxpayers selling services or intangible assets, except otherwise specified.

According to Provisions in the Notice on Adjusting the Value added Tax Rates (Cai Shui [2018] No. 32), or the Notice, issued by the SAT and the MOF, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. The Notice took effect on May 1, 2018, and the adjusted VAT rates took effect at the same time.

On March 23, 2016, the MOF and the SAT jointly issued the Circular of Full Implementation of Business Tax to VAT Reform (the “Circular 36”), which confirms that business tax will be completely replaced by VAT from May 1, 2016. The Notice of the MOF and the SAT on the Adjustment to VAT Rates, promulgated on April 4, 2018 and effective as of May 1, 2018, adjusted the applicative rate of VAT. The deduction rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 16% and 10%, respectively. For the export goods to which a tax rate of 17% was originally applicable and the export rebate rate was 17%, the export rebate rate is adjusted to 16%. For the export goods and cross-border taxable activities to which a tax rate of 11% was originally applicable and the export rebate rate was 11%, the export rebate rate is adjusted to 10%. Pursuant to such circular, the Value Added Tax Pilot Program has been applicable nationwide since May 1, 2016.

Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

According to the VAT Regulations and the related rules, as of the date of this prospectus, as taxpayers selling services and its consolidated affiliated entity is generally subject to 6% to 5% VAT applicable rate.

Dividend Withholding Tax

Pursuant to the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income effective on August 21, 2006, no more than 5% withholding tax rate applies to dividends paid by a PRC company to a Hong Kong resident, provided that the recipient is a company that holds at least 25% of the capital of the PRC company. The 10% withholding tax rate applies to dividends paid by a PRC company to a Hong Kong resident if the recipient is a company that holds less than 25% of the capital of the PRC company.

Furthermore, pursuant to the Notice of the SAT on Issues Relating to the Implementation of Dividend Clauses in Tax Treaties (Guo Shui Han [2009] No.81), which was promulgated and effective on February 20, 2009, all of the following requirements should be satisfied where a fiscal resident of the other party to the tax agreement needs to be entitled to such tax agreement treatment as being taxed at a tax rate specified in the tax agreement for the dividends paid to it by a PRC resident company: (1) such a fiscal resident who obtains dividends should be a company as provided in the tax agreement; (2) owner’s equity interests and voting shares of the PRC resident company directly owned by such a fiscal resident reaches a specified percentage; and (3) the equity interests of the PRC resident company directly owned by such a fiscal resident, at any time during the 12 months prior to the acquisition of the dividends, reaches a percentage specified in the tax agreement.

In addition, according to the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits promulgated by the SAT on October 14, 2019 and became effective on January 1, 2020, non-resident taxpayers claiming treaty benefits shall adhere to the principle of “self-assessment, claiming benefits, retention of the relevant materials for future inspection.” Where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may enjoy treaty benefits at the time of tax declaration or withholding. However such non-resident taxpayers shall retain relevant tax-reporting materials pursuant to the provisions of these Measures for potential future inspection, and accept follow-up administration by relevant tax authorities.

As of the date of this prospectus, when considered as a non-PRC resident investor, which is much more likely to happen than not, Galaxy Payroll (China) shall be subject to the dividend withholding tax at the rate of 10%. Upon identified as the Hong Kong resident enterprise stipulated by the Double Tax Avoidance Arrangement and other applicable laws, the withholding tax may be reduced to 5%.

Hong Kong Taxation

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong before the tax year which is from April 1, 2018 to March 31, 2019 (“2018/2019”). As from the tax year of 2018/2019 onwards, under the two-tier profit tax rates regime, our subsidiaries incorporated in Hong Kong were subject to Hong Kong profit tax rates at 8.25% on assessable profits up to HK$2,000,000 (approximately US$256,000), and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$256,000).

Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy.

Macau

Entity incorporated in Macau is subject to corporate income tax in Macau at the rate of 12%.

PRC

Entity incorporated in PRC is subject to EIT in PRC at the rate of 25%.

Taiwan

Entity incorporated in Taiwan is subject to corporate income tax in Taiwan at the rate of 20%.

United States Federal Income Taxation

The following discussion is a summary of U.S. federal income tax considerations relating to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the U.S. Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, certain information reporting requirements pursuant to section 1471 through 1474 of the Code, or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. This discussion, moreover, does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances or to investors subject to special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating [●] as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with [●], and as a result, we are treating [●] as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning [●] for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

Taxation in Macau

Macau practices an independent taxation system and, taking the low tax policy previously pursued in Macau as reference, enacts on its own laws and regulations concerning types of taxes, tax rates, tax reductions and exemptions, allowances and expenditures, and other matters of taxation (acc. Article 106 of the Basic Law of Macau). When applying tax laws and regulations, Macau authorities are subject to the principle of fiscal territoriality and unless double taxation treaties exist, whether or not certain income has been or will be taxed elsewhere is not relevant for Macau tax authorities, i.e., save where a Double Taxation Treaty is in place and such treaty is invoked by the taxpayer, Macau tax authorities will independently levy taxes on income deemed to be Macau-sourced regardless of whether such income has been, will be or may be taxed in other jurisdictions.

There are currently no Double Taxation treaties or equivalent agreements with Hong Kong in force in Macau that are or could potentially be applicable to the Group’s activity. Hence, in relation to income generated by the Group’s activity in Macau, Macau authorities will apply the relevant tax laws and regulations thereto, regardless of whether such income has been, will be or may be taxed in any other jurisdictions, including Hong Kong.

Macau follows a calendar fiscal year (i.e. from January 1 to December 31) and its taxation system categorizes different types of taxes into direct and indirect taxes which are levied on income as well as on assets and wealth. The most relevant taxes for the Group’s activity in Macau are:

(i)	Industrial Contribution (Law no. 15/77/M, dated December 31, 1977), which corresponds to an annual fixed payment for the operation of industrial and commercial activities in Macau; and

(ii)	Complementary Income Tax (Law no. 21/78/M, dated September 9, 1978), which corresponds to a profit tax on earnings from business activities.

The Industrial Contribution and the Complementary Income Tax are administered by the Financial Services Bureau, which is an entity of the public administration of Macau authorized, among others, to supervise, coordinate and inspect all matters relating to taxation. The Financial Services Bureau is organized in sub-units, one of which being the Macau Finance Bureau (also referred to as the Macau Tax Department), that is responsible for carrying-out the tax administration and to execute, promote and enhance compliance with tax laws.

Infringements to tax statutes may result in the application of sanctions or penalties. While there isn’t a unified penalty policy, i.e. there isn’t a unified statute that lists all infringements to tax laws and their respective penalties (meaning that the individual tax regulations must be carefully and independently analyzed), generally speaking, infringements include not declaring income, inaccuracies and omissions in tax returns, refusal to submit requested documents and not cooperating with the tax authorities, concealment, destruction, falsification and vitiation of documents, or non-payment of taxes within the stipulated deadlines. Penalties are in the form of fines which, in general, can range from MOP50 to MOP100,000 and the payment of such fines does not discharge the taxpayer from the payment of the related taxes, interest in arrears or the criminal prosecution that may take place if such criminal prosecution is provided for under the relevant taxation laws.

As a guarantee to the taxpayers, the regulations for each type of tax contain detailed procedures for the latter to file complaints, hierarchical appeals and/or judicial appeals when they consider themselves adversely affected by the decisions or practices of the Financial Services Bureau. If challenged, decisions of the Financial Services Bureau in relation to taxation will, in general, only become final once all the applicable levels of appeal have been exhausted and the aggrieved taxpayer will be entitled to present their case to the relevant authorities (non- judicial or judicial as the case may be) at the appropriate moment.

Industrial Contribution

The Industrial Contribution (also known as Industrial Tax or Business Tax) is regulated by Law no. 15/77/M, dated December 31, 1977, which came into force on January 1, 1978, and corresponds to an annual fixed payment for the operation of industrial and commercial activities in Macau.

It should be noted that since 2002, the payment of Industrial Contribution in Macau has been exempted by the annual Budget Laws. While there is nothing to indicate that this exemption will not continue to be a tax relief measure in future years, it is not guaranteed that it will be kept in future Budget Laws.

Complementary Income Tax

Complementary Income Tax is regulated by Law no. 21/78/M, dated September 9, 1978, which came into force on January 1, 1979, and corresponds to a profit tax on earnings from commercial or industrial activities.

The Macau Complementary Income Tax corresponds to a profit tax levied at progressive rates between 3% and 12% over the global revenue corresponding to the annual net profits derived from carrying-on a commercial or industrial activity in Macau that any individual or corporation, regardless of residency or head office, derive from Macau. Under the Macau Complementary Income Tax Macau residents are taxed on worldwide income (profits) and non-Macau residents are taxed only on Macau-source income (profits). If a foreign entity is engaged in commercial/industrial activities and/or rendering services in Macau, the resultant gain from such commercial/industrial activities and/or services rendered will be subject to Complementary Income Tax in Macau (i.e. income will generally be regarded as arising in or derived from Macau if it is received in consideration of activities or services performed by the taxpayer in Macau).

During the two fiscal years ended June 30, 2023 and 2022, Galaxy HR (Macau) was exempted from taxation under Complementary Income Tax over profits up to MOP600,000 (six hundred thousand Patacas). Taxable income exceeding MOP600,000 was subject to taxation at 12%.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriter named below has agreed to purchase 2,000,000 Ordinary Shares from us.

Underwriter	Number of Ordinary Shares
Prime Number Capital LLC	2,000,000
Total	2,000,000

The underwriter is offering the Ordinary Shares subject to its acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriter is not required to take or pay for the Ordinary Shares covered by the underwriter’s option to purchase additional Ordinary Shares described below.

We have granted to the underwriter an option, exercisable for 45 days from the effective date of this registration statement, to purchase up to 300,000 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriter may exercise this option solely for the purpose of cover over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed in the preceding table bears to the total number of Ordinary Shares listed in the preceding table.

The underwriter will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.28 of the offering price per Ordinary Share. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriter. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

Discounts and Expenses

The underwriting discounts are equal to 7% of the public offering price on the shares being offered.

The following table shows the per Ordinary Share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional 300,000 Ordinary Shares.

	Per Share Without Exercise of Over- Allotment Option	Per Share With Full Exercise of Over- Allotment	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over-Allotment Option
Initial public offering price (1)	$4.00	$4.00	$8,000,000	$9,200,000
Underwriting discounts to be paid by us	$0.28	$0.28	$560,000	$644,000
Proceeds, before expenses, to us (2)	$3.72	$3.72	$7,440,000	$8,556,000

(1)	Initial public offering price per share is assumed as $4.00 per share.

(2)	This only includes the proceeds of the sale of the Ordinary Shares underwritten by the Underwriter. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholder.

We have agreed to reimburse the underwriter up to a maximum of $200,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by the underwriter and its counsel in connection with visits to, and examinations of, our company; (ii) background check on the Company’s principal shareholders, directors and officers; (iii) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto, and as many preliminary and final prospectuses as the underwriter may reasonably deem necessary; (iv) the fees and expenses of the transfer agent for such Ordinary Shares; and (v) the reasonable cost for road show meetings and preparation of a power point presentation. In addition, at the closing of the offering, the Company shall reimburse the underwriter one percent (1%) of the gross proceeds of the offering as non-accountable expenses.

We paid an expense deposit of $30,000 to the underwriter upon the execution of the engagement letter between us and the underwriter dated March 4, 2022 (the “Engagement Letter”), and an additional $50,000 upon the Company’s receipt of the acceptance of the Company’s filing by the SEC, for the underwriter’s anticipated out-of-pocket expenses; any expense deposits will be returned to us to the extent the underwriter’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have submitted the application to have our Ordinary Shares listed on Nasdaq Capital Market under the symbol “GLXG”. However, there can be no assurance that the offering will be closed and our Ordinary Shares will be trading on Nasdaq Capital Market.

Right of First Refusal

In addition, the Company agrees that it shall provide the underwriter the right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the underwriter, for six months from earlier of (i) date of commencement of sales of this offering or (ii) the termination or expiration of the Engagement Letter to provide investment banking service to the Company on an exclusive basis, including acting as leading manager for any underwritten public offering, as exclusive placement agent for any private financing by the Company, and as financial advisor in connection with any merger, business combination, recapitalization or sale of a majority or controlling portion of the equity or assets of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall be a breach by the underwriter of the Engagement Letter or a material failure by the underwriter to provide the services as contemplated by the Engagement Letter.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the date of the commencement of sale of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative of the underwriters.

Furthermore, each of our directors, director nominees, executive officers and all the shareholders of 5% or more of our Ordinary Shares other than the Selling Shareholder, has also entered into a similar lock-up agreement for a period of six (6) months from the date of the commencement of sale of this offering, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriter. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares. Specifically, the underwriter may sell more Ordinary Shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Ordinary Shares available for purchase by the underwriter under option to purchase additional Ordinary Shares. The underwriter can close out a covered short sale by exercising the option to purchase additional Ordinary Shares or purchasing Ordinary Shares in the open market. In determining the source of Ordinary Shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of Ordinary Shares compared to the price available under the option to purchase additional Ordinary Shares. The underwriter may also sell Ordinary Shares in excess of the option to purchase additional Ordinary Shares, creating a naked short position. The underwriter must close out any naked short position by purchasing Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this offering because such underwriter repurchases those Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Stamp Taxes

If you purchase Ordinary Shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$2,681
Nasdaq Listing Fee	$5,000
FINRA Filing Fee	$4,020
Legal Fees and Expenses	$345,453
Accounting Fees and Expenses	$563,200
Printing and Engraving Expenses	$15,000
Underwriter out-of-pocket Expenses	$80,000
Transfer Agent Expenses	$-
Miscellaneous Expenses	$236,923
Total Expenses	$1,252,277

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

We are being represented by Pryor Cashman LLP with respect to legal matters of United States federal securities law and New York State law in connection with this Offering. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Forbes Hare, our counsel as to British Virgin Islands law. Legal matters as to Hong Kong law and PRC law will be passed upon for us by Han Kun Law Offices LLP and Han Kun Law Offices. Certain legal matters with respect to the United States federal securities and New York law in connection with this Offering will be passed upon for the underwriter by VCL Law LLP.

EXPERTS

The consolidated financial statements as of and for the year ended June 30, 2022 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, 21st Floor, New York, New York 10006.

The consolidated financial statements as of and for the year ended June 30, 2023 included in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective September 1, 2022, Friedman LLP (“Friedman”), our then independent registered public accounting firm, combined with Marcum LLP. On February 10, 2023, we, with the approval from our board, engaged Marcum Asia CPAs LLP (“Marcum Asia”) to serve as our independent registered public accounting firm. The services previously provided by Friedman are now provided by Marcum Asia.

Friedman’s report on our consolidated financial statements for the years ended June 30, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during our two most recent fiscal years and the subsequent interim period through February 10, 2023, there have been no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference to the subject matter of the disagreement in connection with its report on our financial statements for such periods.

For our two most recent fiscal years and the subsequent interim period through February 10, 2023, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F, other than the material weaknesses reported by management in the Risk Factors section of this prospectus.

We provided Friedman with a copy of the above disclosure and requested that Friedman furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of Friedman’s letter is filed as Exhibit 16.1 to the registration statement of which this prospectus is a part.

During our two most recent fiscal years and through February 10, 2023, neither the Company nor anyone acting on our behalf consulted Marcum Asia with respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO FINANCIAL STATEMENTS

GALAXY PAYROLL GROUP LIMITED

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Galaxy Payroll Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Galaxy Payroll Group Limited and Subsidiaries (collectively, the “Company”) as of June 30, 2023, the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the year ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2021 (such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022).

New York, New York

October 17, 2023

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Galaxy Payroll Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Galaxy Payroll Group Limited and Subsidiaries (collectively, the “Company”) as of June 30, 2022, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended June 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the year ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Friedman LLP

Friedman LLP

We served as the Company’s auditor from 2021 through 2022.

New York, New York

November 9, 2022, except for Note 12 and Note 13, as to which the date is December 28, 2022.

GALAXY PAYROLL GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2023
	HKD	HKD	US$
Assets
Current assets
Cash	$12,971,458	$16,436,490	$2,097,481
Restricted cash	1,000,000	1,012,760	129,240
Accounts receivable, net	9,034,087	2,250,289	287,162
Prepayment, deposits and other receivables, net	3,626,140	4,454,823	568,486
Total current assets	26,631,685	24,154,362	3,082,369

Property and equipment, net	388,091	258,616	33,002
Right-of-use assets – operating lease	2,077,180	929,490	118,613
Deferred initial public offering (“IPO”) costs	3,158,916	4,935,602	629,838
Long-term rental deposit	502,808	-	-
Total non-current assets	6,126,995	6,123,708	781,453
Total assets	$32,758,680	$30,278,070	$3,863,822

Liabilities and shareholders’ equity
Current liabilities
Accrued expenses and other payables	$8,771,394	$13,165,562	$1,680,073
Account payable	105,091	66,076	8,432
Bank loans, current portion	2,934,016	2,000,740	255,317
Income tax payable	3,644,542	3,744,802	477,879
Operating lease obligation, current portion	1,111,628	960,101	122,520
Total current liabilities	16,566,671	19,937,281	2,544,221

Other liabilities
Operating lease obligation, non-current portion	990,964	-	-
Total other liabilities	990,964	-	-
Total liabilities	17,557,635	19,937,281	2,544,221

Commitment and contingencies

Shareholders’ equity
Ordinary shares, US$0.000625 par value, authorized unlimited number of Ordinary Shares as of June 30, 2023 and 2022; 16,000,000 shares issued and outstanding as of June 30, 2023 and 2022, respectively *	77,630	77,630	10,000
Subscription receivable	(77,630)	(77,630)	(10,000)
Additional paid-in capital	40,000	40,000	5,104
Retained earnings	15,074,314	10,259,641	1,309,246
Accumulated other comprehensive income	86,731	41,148	5,251
Total shareholders’ equity	15,201,045	10,340,789	1,319,601
Total liabilities and shareholders’ equity	$32,758,680	$30,278,070	$3,863,822

*	Giving retroactive effect to the 1,600 for 1 share split effected on December 19, 2022.

The accompany notes are an integral part of these consolidated financial statements.

GALAXY PAYROLL GROUP LIMITED

CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

	For the years ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Revenues
Employment services	$15,030,032	$14,485,440	$1,848,505
Payroll outsourcing services	16,011,572	16,981,233	2,166,996
Consultancy and market research services	15,873,473	-	-
Total revenues	46,915,077	31,466,673	4,015,501

Cost of revenues	(11,696,317)	(12,999,672)	(1,658,904)

Operating expenses
Selling, general and administrative expenses	(8,137,263)	(8,178,103)	(1,043,618)
(Provision for) reversal of provision for doubtful accounts	(5,246)	61,357	7,830
Total operating expenses	(8,142,509)	(8,116,746)	(1,035,788)

Income from operations	27,076,251	10,350,255	1,320,809

Other income (expense)
Interest income	5,142	186,390	23,785
Interest expense	(238,742)	(123,269)	(15,731)
Other income	411,692	402,967	51,423
Total other income	178,092	466,088	59,477
Income before income tax	27,254,343	10,816,343	1,380,286

Income tax expense
Current	(4,696,002)	(1,805,663)	(230,423)
Total income tax expense	(4,696,002)	(1,805,663)	(230,423)
Net income	$22,448,341	$9,010,680	$1,149,863

Foreign currency translation adjustment	(12,114)	(45,583)	(5,870)
Comprehensive income	$22,546,227	$8,965,097	$1,143,993

Weighted average number of ordinary shares
Basic*	16,000,000	16,000,000	16,000,000

Earnings per share
Basic*	$1.41	$0.56	$0.07

Supplemental Earnings Per Share (Unaudited)

The unaudited pro forma basic earnings per share reflect the accrual of the HK$13,825,353 (US$1,764,271) dividend that was declared and paid HK$9,884,032 (US$1,261,314) during the year.

Pro forma earnings per share gives effect to 153,602 additional ordinary shares issued in the IPO that would be necessary to fund the excess of the dividend payment over the current-period earnings of HK$9,010,680 (US$1,149,863).

The additional ordinary shares were calculated assuming an initial public offering price of US$4.00 per   share.

The following table sets forth the computation of pro forma basic earnings per share for the year ended June 30, 2023:

	For the year ended June 30, 2023
	HKD (except for share data)	US$ (except for share data)
Net Income	9,010,680	$1,149,863
Basic weighted average ordinary shares outstanding	16,000,000	16,000,000
Pro forma adjustment to reflect ordinary shares sold in the IPO to fund dividend payments in excess of current earnings	153,602	153,602
Basic weighted average ordinary shares outstanding used in computing pro forma net earnings per share	16,153,602	16,153,602
Pro forma earnings per share, basic	0.56	0.07

*	Giving retroactive effect to the 1,600 for 1 share split effected on December 19, 2022.

The accompany notes are an integral part of these consolidated financial statements.

GALAXY PAYROLL GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN

SHAREHOLDERS’ EQUITY

										Accumulated
	Ordinary Shares				Subscription	Additional paid-in		Retained		other comprehensive
	Shares*	Par Value			receivable	capital		Earnings		income		Total
		HKD			HKD	HKD		HKD		HKD		HKD
Balance, July 1, 2022	16,000,000		77,630		(77,630)		40,000		6,923,399		98,845		7,062,244
Dividend declared	-		-		-		-		(14,407,426)		-		(14,407,426)
Net income	-		-		-		-		22,558,341		-		22,558,341
Foreign currency translation	-		-		-		-		-		(12,114)		(12,114)
Balance, June 30, 2022	16,000,000		77,630		(77,630)		40,000		15,074,314		86,731		15,201,045
Dividends declared	-		-		-		-		(13,825,353)		-		(13,825,353)
Net income	-		-		-		-		9,010,680		-		9,010,680
Foreign currency translation	-		-		-		-		-		(45,583)		(45,583)
Balance, June 30, 2023	16,000,000		$77,630		$(77,630)		$40,000		$10,259,641		$41,148		$10,340,789
		US$	10,000	US$	(10,000)	US$	5,104	US$	1,309,246	US$	5,251	US$	1,319,601

*	Giving retroactive effect to the 1,600 for 1 share split effected on December 19, 2022.

The accompany notes are an integral part of these consolidated financial statements.

GALAXY PAYROLL GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Cash flows from operating activities:
Net income	$22,558,341	$9,010,680	$1,149,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	176,605	154,457	19,710
Amortization of right-of-use assets-operating lease	1,157,220	1,091,600	139,300
Provision for (reversal of provision for) doubtful accounts	5,246	(61,357)	(7,830)
Change in operating assets and liabilities
Accounts receivable	(5,597,909)	6,845,155	873,520
Prepayment, deposits and other receivables	(768,243)	(325,876)	(41,584)
Accrued expenses and other payables	(5,402,065)	452,847	57,789
Account payable	(19,499)	(39,015)	(4,979)
Income tax payable	1,078,638	100,260	12,794
Lease liabilities	(1,189,260)	(1,142,491)	(145,795)
Net cash provided by operating activities	11,999,074	16,086,260	2,052,788

Cash flow from investing activities:
Purchases of property and equipment	-	(25,303)	(3,229)
Net cash used in investing activity	-	(25,303)	(3,229)

Cash flow from financing activities:
Repayments of bank loan	(3,966,051)	(2,934,016)	(374,413)
New bank loan raised	-	2,000,740	255,317
Deferred IPO costs	(3,158,916)	(1,776,686)	(226,725)
Dividend payments	(18,924,782)	(9,884,032)	(1,261,314)
Net cash used in financing activities	(26,049,749)	(12,593,994)	(1,607,135)

Change in cash and restricted cash	(14,050,675)	3,466,963	442,424

Cash and restricted cash, beginning of the year	28,003,917	13,971,458	1,782,915
Effect on exchange rate	18,216	10,829	1,382

Cash and restricted cash, end of the year	$13,971,458	$17,449,250	$2,226,721

Reconciliation of cash and restricted cash to the consolidated balance sheets
Cash	$12,971,458	$16,436,490	$2,097,481
Restricted cash	1,000,000	1,012,760	129,240
Cash and restricted cash, end of the year	$13,971,458	$17,449,250	$2,226,721

Supplemental cash flow information
Cash paid for income tax	$(3,617,364)	$(1,705,403)	$(217,629)
Cash paid for interest expense	$(238,742)	$(123,269)	$(15,731)

Non-cash transaction in investing and financing activities
Right-of-use assets obtained in exchange of lease liabilities	$1,498,336	$-	$-
Unpaid dividend	$2,001,044	$5,942,365	$758,313

The accompany notes are an integral part of these consolidated financial statements.

GALAXY PAYROLL GROUP LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of business and organization

Galaxy Payroll Group Limited (“Galaxy Payroll BVI”) was incorporated in the British Virgin Islands with limited liability on August 26, 2021. Galaxy Payroll BVI has no substantial operations other than holding all of the outstanding share capital of Melkweg Holdings Limited (“Melkweg Cayman”). Melkweg Cayman is a holding Group incorporated on October 31, 2019 under the Companies Act (2021 Revision) of the Cayman Islands. Melkweg Cayman has no substantial operations other than holding all of the outstanding share capital of Melkweg Holdings (BVI) Limited (“Melkweg BVI”) which was incorporated under BVI law on November 5, 2019. Melkweg BVI is also a holding Group holding of all the equity interest of Galaxy Payroll Services Limited (“Galaxy Payroll (HK)” (which is the holding Group of Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”), Galaxy GEO Services Limited (“Galaxy GEO Services”), Galaxy Payroll (Taiwan) Limited (“Galaxy Payroll (TW)”) (which is the holding Group of Galaxy Human Resources Limited (“Galaxy HR (TW)”)) and Galaxy Payroll (China) Limited (“Galaxy Payroll (China)”) (which is the holding Group of Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”)) (collectively referred to as the “Subsidiaries”).

Galaxy Payroll BVI, through the Subsidiaries (together, the “Group”), is engaged in providing payroll outsourcing services and employment services. The Group’s headquarters are in Hong Kong, China, Taiwan, and Macau. Majority of the Group’s business activities are carried out by Galaxy Payroll (HK).

Melkweg BVI acquired all the equity interest of the Subsidiaries from the equity holders via certain share exchange agreement on December 12, 2019.

Melkweg Cayman acquired all the equity interest of Melkweg BVI from the shareholder via share exchange agreement on January 17, 2020. Galaxy Payroll BVI then acquired all the equity interests of Melkweg Cayman via certain share exchange agreement on August 26, 2021. Upon completion of the exchange, Melkweg Cayman was 100% owned by the Group, and the restructuring of the Group was then completed. Galaxy Payroll BVI, Melkweg Cayman and Melkweg BVI and all subsidiaries are under common control which results in the consolidation of Melkweg Cayman and Galaxy Payroll BVI at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompany consolidated financial statements.

The consolidated financial statements reflect the activities of each of the following entities:

Name	Background	Ownership	Principal activities
Galaxy Payroll Group Limited (“Galaxy Payroll BVI”)	● Located in the British Virgin Islands (“BVI”) ● Incorporated on August 26, 2021	-	Investment holding

Melkweg Holdings Limited (“Melkweg Cayman”)	● Located in the Cayman Islands ● Incorporated on October 31, 2019	100% directly owned by Galaxy Payroll BVI	Investment holding

Melkweg Holdings (BVI) Limited (“Melkweg BVI”)	● Located in the BVI ● Incorporated on November 5, 2019	100% directly owned by Melkweg Cayman	Investment holding

Galaxy Payroll Services Limited (“Galaxy Payroll (HK)”)	● Located in Hong Kong ● Incorporated on February 21, 2013	100% owned by Melkweg BVI	Provision of payroll outsourcing, employment and consultancy and market research services

Galaxy Recursos Humanos (Macau) Limitada (“Galaxy HR (Macau)”)	● Located in Macau ● Incorporated on July 26, 2016	98% owned by Galaxy Payroll (HK) and 2% owned by Galaxy GEO Services	Provision of payroll outsourcing services

Galaxy Payroll (Taiwan) Limited (“Galaxy Payroll (TW)”)	● Located in Hong Kong ● Incorporated on December 31, 2018	100% owned by Melkweg BVI	Investment holding

Galaxy Human Resources Limited (“Galaxy HR (TW)”)	● Located in Taiwan ● Incorporated on March 21, 2018	100% owned by Galaxy Payroll (TW)	Provision of employment services

Galaxy GEO Services Limited (“Galaxy GEO Services”)	● Located in Hong Kong ● Incorporated on February 5, 2013	100% owned by Melkweg BVI	Provision of employment services (acting as employer of record)

Galaxy Payroll (China) Limited (“Galaxy Payroll (China)”)	● Located in Hong Kong ● Incorporated on October 24, 2017	100% owned by Melkweg BVI	Investment holding

Galaxy Corporate Management Consultancy (Shenzhen) Limited (“Galaxy HR (SZ)”)	● Located in People’s Republic of China (“PRC”) ● Incorporated on February 21, 2013	100% owned by Galaxy Payroll (China)	Provision of payroll outsourcing and employment services

Note 2 — Liquidity

In assessing the Group’s liquidity, the Group monitors and evaluates its cash and its operating and capital expenditure commitments. The Group’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations.

As of June 30, 2023, the Group had a working capital in an amount of HKD4,217,081 (US$538,148) and generated a positive cash flow from its operating activities in an amount of HKD16,086,260 (US$2,052,788) for the year ended June 30, 2023.

Management believes that the Group has sufficient funds to meet its operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Group will be successful in implementing the foregoing plans or additional financing will be available to the Group on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine the Group’s plans such as (i) changes in the demand for the Group’s services, (ii) government policies, and (iii) economic conditions. The Group’s inability to secure needed financing when required may require material changes to the Group’s business plan and could have a material impact on the Group’s financial conditions and result of operations.

Note 3 — Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Group and its subsidiaries. All inter-Group transactions and balances are eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities including provision for doubtful accounts, and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates. Significant accounting estimates reflected in the Group’s consolidated financial statements include the Group’s ability to realize deferred tax assets and estimates of provision for doubtful accounts.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Foreign currency translation and transaction

The Group uses Hong Kong Dollar (“HKD”) as its reporting currency. The functional currency of Galaxy Payroll BVI is United States Dollar (“US$”) and its subsidiaries which are incorporated in Hong Kong, Cayman, Macau, Taiwan and China is HKD, USD, MOP, NTD and RMB, respectively, which are their respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

In the consolidated financial statements of the Group, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the income statements during the year in which they occur.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows from HKD into US$ as of June 30, 2023 are solely for the convenience of the readers and are calculated at the rate of US$1.00=7.8363, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2023. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Group.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobserved and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the balance sheets at face value or cost because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Revenue recognition

The Group adopted ASC Topic 606, Revenue from Contracts with Customers, using the modified retrospective transition method on July 1, 2019. The five-step model defined by ASC Topic 606 requires the Group to (1) identify its contracts with customers, (2) identify its performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to its performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Revenues are recognized when control of the promised services and deliverables are transferred to the Group’s clients in an amount that reflects the consideration the Group expects to be entitled to and receive in exchange for services and deliverables rendered.

The Group has elected to apply the practical expedient in paragraph ASC 606-10-50-14 and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

The Group elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Group expects that, upon the inception of revenue contracts, the period between when the Group transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

The Group generates revenues from fees charged for the services (payroll outsourcing services, employment services and consultancy and market research services) provided to its clients.

There are three revenue streams within the Group’s operations: payroll outsourcing services, employment services, and consultancy and market research services.

Employment services

For the employment services, the Group (i) employs candidates who are sourced by the customers themselves under the name of the Group’s entities or under the name of the Group’s in-country partners and then the Group seconds the employees back to the customers; (ii) handles the seconded employees’ payroll and other administrative matters as their employer of records directly or through its in-country partners; and (iii) makes sure the employment is complied with the Labor Law in the respective jurisdictions.

The performance obligations in the agreements are generally combined into one performance obligation, as they are considered a series of distinct services, and are satisfied over time because the client simultaneously receives and consumes the benefits provided as the Group performs the services. The Group uses the output method based on a fixed fee per employee serviced to recognize revenue, as the value to the client of the goods or services transferred to date (e.g. number of payees or number of payrolls processed) appropriately depicts performance towards complete satisfaction of the performance obligation. The fees are typically billed in the period in which services are performed.

The Group considers the guidance in ASC 606 with respect to principal versus agent considerations, in determining the appropriate treatment for the transactions between the Group and the Group’s in-country partners and the customers related to employment of candidates. The classification of transactions under the arrangements is determined based on the nature and contractual terms of the arrangement along with the nature of the operations of the participants. The Group arranges the employment for the Group’s customers who bear the cost of candidates’ salary. The Group collects the payroll and pays the candidate on behalf of its customers. Therefore, the Group acts as an agent in the provision of such services and recognizes the revenue with the gross billings to the customers less the amounts the Group pays to the candidates sourced by the customers.

The service fee for each seconded employee is charged on a monthly basis during the service period based on an agreed percentage of the seconded employee’s monthly remuneration package or at a fixed fee per seconded employee, at an agreed currency exchange rate on the monthly remuneration package for settlement where applicable. The Group usually allows a credit term of 30 days to its customers or the invoices are due upon receipt.

There is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, the Group recognizes revenues for the employment services on a monthly basis when it satisfies its performance obligations that it renders employment services throughout the contract terms.

There is no contract asset that the Group has right to consideration in exchange for its employment services that the Group has transferred to customers. Such right is not conditional on something other than the passage of time.

Payroll outsourcing services

The Group provides payroll outsourcing services to customers. Such services are recognized as a performance obligation satisfied over time when customer simultaneously receives and consumes the benefits provided by the Group using output methods, i.e. to recognize revenue using a time-based method resulting in straight-line revenue recognition.

The performance obligations in the agreements are generally combined into one performance obligation, as they are considered a series of distinct services, and are satisfied over time because the client simultaneously receives and consumes the benefits provided as the Group performs the services. The service fee for the payroll outsourcing services is charged and invoiced on a fixed fee per staff upon completion of each payroll calculation, as the value to the client of the goods or services transferred to date (e.g. number of payees or number of payrolls processed) appropriately depicts performance towards complete satisfaction of the performance obligation. The fees are typically billed in the period in which services are performed. The Group usually allows a credit term of ranging from 30 days to 90 days to its customers.

Therefore, The Group concludes that the monthly payroll outsourcing services satisfy the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation.  The Group recognizes revenue for this type of payroll outsourcing services over time.

There is no variable consideration, significant financing components or non-cash consideration in the contracts. Accordingly, based on the output methods, The Group recognizes revenues for the payroll outsourcing services on a monthly basis when it satisfies its performance obligations that it renders payroll outsourcing services throughout the contract terms.

There is no contract asset that the Group has right to consideration in exchange for its payroll outsourcing services that the Group has transferred to its customers. Such right is not conditional on something other than the passage of time.

Consultancy and market research services

Beginning July 2021, the Group launched consultancy and market research services to its clients who have an intention to explore the foreign locations without sufficient knowledge of the foreign labor policy and the labor environment. Consultancy and market research services include human capital consulting services and market research services. There are two performance obligations of the Group’s market research services due to the two separate natures of service provided in project basis and monthly basis. The entire transaction prices of each performance obligation are allocated based on the relative estimated stand-alone selling price.

The Group is engaged by its clients for market research services on written agreements. The predetermined fees for market research services are agreed by both the Group and its clients. The transaction price is allocated to two performance obligations including, 1) project basis for consultancy and market research service and 2) monthly basis of human capital consulting service, respectively. There is no variable consideration, significant financing components or noncash consideration in the contracts. The revenues are recognized in the amount that reflects the considerations agreed by the Group and its clients and the Group expects to receive upon the provision deliverables are completed by the Group and delivered to its clients.

For the project basis consultancy and market research services, the Group provides consultation for local policy in advanced level and delivery of country profile reports. The Group recognizes revenues for the project basis consultancy when it performs obligations at a point in time that the provision deliverables are rendered to its clients.

For the monthly basis human capital consulting services, the Group delivers general consultation on different topics as well as Q&A session with local experts on a monthly basis throughout the contract terms. The Group concludes that each monthly service (1) is distinct, (2) meets the criteria for recognizing revenue over time, and (3) has the same method for measuring progress. In addition, the Group concludes that the services provided each month are substantially the same and result in the transfer of substantially the same service to the customers each month. That is, the benefit consumed by the customers is substantially the same for each monthly transaction, even though the exact volume of services may vary each month. Therefore, the Group concludes that the monthly human capital consulting services satisfy the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. Accordingly, based on the output methods, the Group recognizes revenues for the human capital consulting services on a monthly basis when it satisfies its performance obligations that it renders human capital consulting services throughout the contract terms.

The revenues generated from consulting and market research services are generally based on the fixed fee billing arrangements that require the clients to pay a pre-established fee in exchange for a predetermined set of services. The clients agree to pay a fixed fee periodically over the contract terms as specified in the service agreements.

There is no contract asset that the Group has right to consideration in exchange for its consultancy and market research services that the Group has transferred to its customers. Such right is not conditional on something other than the passage of time.

Cost of Revenues

Cost of revenues consists of in-country partner cost, net exchange difference, employee compensation, related payroll benefits and the Group’s director remuneration which are attributable to the revenue-generating activities.

Related Parties

The Group accounts for related party transactions in accordance with FASB Accounting Standards Codification (ASC) Topic 850 (Related Party Disclosures). A party is considered to be related to the Group if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Group. Related parties also include principal owners of the Group, its management, members of the immediate families of principal owners of the Group and its management and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Cash

Cash primarily consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. Cash also consists of funds earned from the Group’s operating revenues which were held at the third-party platform fund accounts which are unrestricted as to immediate use or withdraw. The Group maintains its bank accounts in the Hong Kong SAR, China, Macau and Taiwan.

Deposits accounts denominated in Hong Kong Dollars, Renminbi or any other currencies at the banks and financial institutions who are the members of Deposit Protection Scheme will be covered up to a limit of HKD500,000 (US$63,806) per depositor per scheme member by Hong Kong Deposit Protection Board in an event of bank failure. As of June 30, 2023 and 2022, the cash was HKD16,436,490 (US$2,097,481) and HKD12,971,458, respectively. Majority of cash is held in the financial institutions in Hong Kong which are insured by Deposit Protection Scheme. The Group’s cash deposits held in financial institutions located in China, Macau and Taiwan are insured with the local regulation mandated on obligatory insurance of bank accounts. The Group has not experienced any losses in bank accounts and believe its credit risk is not significant.

Restricted cash

Restricted cash represents the deposit pledged to a bank to secure banking facilities granted to the Group. As of June 30, 2023 and 2022, restricted cash carried at an interest rate of from 0.1% to 4.6% and 0.1% per annum respectively.

Accounts receivable, net

Accounts receivable represents the service fees earned from the clients but have not yet collected. Accounts receivable is recorded at net realizable value. The Group establishes provision for doubtful accounts when there is objective evidence that the Group may not be able to collect amounts due. Management reviews the adequacy of the provision for doubtful accounts on an ongoing basis, using historical collection trends and individual account analysis. The provision is based on management’s best estimates of specific losses on individual customer exposures, as well as historical trends of collections. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is not probable.

Allowance for doubtful accounts was HKD19,022 (US$2,427) and HKD80,379 as of June 30, 2023 and 2022, respectively (See Note 5).

Prepayment, deposits and other receivables

Prepayment include the expenses paid in advance to service providers. Deposits consist of security payments made to local in-country partner for the employment services provided and are refundable upon termination of services. Other receivables include remuneration/ Mandatory Provident Fund (“MPF”) payment to be collected from the Group’s customers.

Other receivables are recorded at net realizable value. The Group establishes a provision for doubtful accounts when there is objective evidence that the Group may not be able to collect amounts due. Management reviews the adequacy of the provision for doubtful accounts on an ongoing basis, using historical collection trends and individual account analysis. The provision is based on management’s best estimates of specific losses on individual customer exposures, as well as historical trends of collections. Account balances are charged off against the provision after all means of collection have been exhausted and the likelihood of collection is not probable.

The Group did not have provision for doubtful accounts against other receivables as of June 30, 2023 and 2022, respectively (See Note 6).

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs. As of June 30, 2023, the Group did not conclude its IPO. During the year ended June 30, 2023, the Company recorded a charge of HKD1,776,686 (US$226,725) related to the IPO. As of June 30, 2023 and 2022, the accumulated deferred IPO cost was HKD4,935,602 (US$629,838) and HKD3,158,916, respectively.

Long-term rental deposits

Long-term rental deposits represent security payments made to a lessor for the office lease agreement entered over 1 year. The Group made such security payments upon the commencement of the original lease agreement and extended the lease agreement. The security deposit will be refunded to the Group upon the termination or expiration of the lease agreement as well as the delivery of the vacant leased properties to the lessor by the Group.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment if applicable. Depreciation is computed using the straight-line method after consideration of the estimated useful lives. The estimated useful lives are as follows:

Lesser of Lease Term or Estimated Useful Life
Leasehold improvements	5 years
Furniture and fixtures	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterment, which are expected to extend the useful life of assets, are capitalized. The Group also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable.

The Group assesses the recoverability of the assets based on the non-discounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the assets plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Group would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2023 and 2022, no impairment of long-lived assets was recognized.

Employee benefits

Under Hong Kong Mandatory Provident Fund Schemes Ordinance, an employer shall enroll their regular employees in Mandatory Provident Fund Schemes. Regular employees are those who are at between 18 and 65 years of age and have been employed for consecutive 60 days or more. An employer is required to make regular mandatory contributions at least 5% of the employee’s monthly income between HKD7,000 and HKD30,000 and HKD1,500 of the employee’s monthly income over HKD30,000.

The internal employees of the Group’s subsidiary in the PRC are members of state-managed retirement pension schemes operated by the local government. The subsidiary is required to contribute a specified percentage of its payroll costs to the retirement pension scheme to fund the benefits. The only obligation of this subsidiary with respect to the retirement pension scheme is to make the specified contributions.

The Group’s subsidiary in Taiwan also participates in the employee retirement benefits plans in Taiwan in respect of employees solely under the Group’s employment services. The Group is required to make monthly contributions calculated as a percentage of the monthly payroll costs and the government undertakes to assume the retirement benefit obligations of all existing and future retired employees of the Group in Taiwan.

The Group also operates a defined contribution scheme which is a unitized scheme, for eligible employees in Macau.

During the years ended June 30, 2023 and 2022, the Group provides employee benefits to its employees amounting to HKD635,635 (US$81,114) and HKD609,710, respectively.

Leases

Under ASC Topic 842, lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate based on the information available at the lease commencement date. The Group generally uses the base, non-cancellable lease term in calculating the right-of-use assets and lease liabilities.

The Group may recognize the lease payments in the consolidated statements of income on a straight-line basis over the lease terms and variable lease payments in the periods in which the obligations for those payments are incurred, if any. The lease payments under the lease arrangements are fixed.

The Group elected the practical expedients for an entity ongoing accounting and applied the short-term lease exception for lease arrangements with a lease term of 12 months or less at commencement. Lease terms used to compute the present value of lease payments do not include any option to extend, renew or terminate the lease that the Group is not able to reasonably certain to exercise upon the lease inception. Accordingly, operating lease right-of-use assets and liabilities do not include leases with a lease term of 12 months or less.

The Group did not adopt the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

Operating lease expense is recognized on a straight-line basis over the lease term. For the years ended June 30, 2023 and 2022, the Group’s operating lease expense was HKD1,177,995 (US$150,325) and HKD1,251,597, respectively.

The Group evaluates the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Group reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Group has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated lease payments in the undiscounted future pre-tax cash flows. For the years ended June 30, 2023 and 2022, the Group did not have any impairment loss against its operating lease ROU assets.

During the year ended June 30, 2023, the Group’s lessors did not grant a COVID-19 relief by providing a monthly lease concession. In prior fiscal year, the Group’s lessors granted a COVID-19 relief by providing a monthly lease concession in Hong Kong from HKD69,948 (US$9,007) to HKD66,500 (US$8,474) in April 2022 and in PRC from RMB28,565 (US$4,259) to RMB25,137 (US$3,748) and RMB21,424 (US$3,194) in April 2022 and May 2022, respectively. Consistent with updated guidance from the FASB in April 2020, the Group has elected not to treat the lease concessions related to COVID-19 pandemic as lease modifications under the current lease guidance and accounted for the concession as the resolution of a contingency. The recognition of rent concessions did not have a material impact on the Group’s consolidated financial statements as of June 30, 2023 and 2022.

Income taxes

Galaxy Payroll BVI, Melkweg Cayman and Melkweg BVI are not subject to tax on income or capital gains under the current laws of the Cayman Islands and British Virgin Islands respectively. In addition, upon payments of dividends by the Melkweg BVI and Galaxy Payroll (HK), Melkweg BVI to the Group’s shareholders, no British Virgin Islands and Cayman Island withholding tax will be imposed.

Galaxy Payroll HK, Galaxy GEO Services, Galaxy Payroll (China) and Galaxy Payroll (TW) are incorporated in and carry trade and business in Hong Kong Special Administrative Region and is subject to Hong Kong profits tax under Inland Revenue Department Ordinance.

No provision for taxation in PRC and Taiwan has been made as the Group’s entities in PRC and Taiwan had no assessable profit for the years ended June 30, 2023 and 2022.

The Group accounts for income tax in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred tax.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is charged or credited in the statement of operations, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group had no uncertain tax position as of June 30, 2023 and 2022. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2018 to 2023 are subject to examination by any applicable tax authorities. Hong Kong tax returns filed in 2016 to 2023 are subject to examination by any applicable tax authorities.

Commitments and Contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Segment reporting

The Group operates and manages its business as a single reportable segment, in accordance with ASC 280, Segment Reporting. The Group’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group generates majority of its revenues from clients in Taiwan, Hong Kong and PRC. Accordingly, tabular disclosure regarding geographical segments have been presented under Note 4 – Revenues.

Concentration of Risks

Concentration of credit risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Group places its cash and cash equivalents with financial institutions with high-credit ratings and quality. The Group’s credit risk with respect to cash and cash equivalents is discussed under “Cash and cash equivalent” in this section.

Accounts receivable primarily comprise of amounts receivable from the service clients. Other receivables consist of out-of-pocket payments to be receivable from the service clients. To reduce credit risk, the Group performs on-going credit evaluations of the financial condition of these service clients. The Group establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of customers

As of June 30, 2023, three customers accounted for 39.5%, 26.7% and 18.2%, respectively, of the Group’s total accounts receivable. As of June 30, 2022, four customers accounted for 38.2%, 14.6%, 11.1% and 11.1%, respectively, of the Group’s total accounts receivable.

For the year ended June 30, 2023, three major customers accounted for 36.4%, 14.7% and 13.4%, respectively, of the Group’s total revenues. For the year ended June 30, 2022, two major customers accounted for 28.2% and 10.6%, respectively, of the Group’s total revenues.

Concentration of vendors

As of June 30, 2023 and 2022, one vendor accounted for 100% of the Group’s total account payable.

For the year ended June 30, 2023, two major vendors accounted for 37.9% and 27.7% of the Group’s total in-country partner costs, respectively. For the year ended June 30, 2022, three major vendors accounted for 54.3%, 12.1% and 10.6% of the Group’s total in-country partner costs, respectively.

Foreign currency exchange risk

There is a linked exchange rate system implemented in Hong Kong to stabilize the exchange rate between the Hong Kong dollar (HKD) and the United States dollar (USD). The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. The Group is a holding Group and it relies on dividends paid by the Group’s operating subsidiaries in China for its cash needs. Any significant revaluation of the RMB may materially and adversely affect its liquidity and cash flows. To the extent that the Group needs to convert U.S. dollars into RMB for its operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount the Group would receive. Conversely, if the Group decides to convert RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount the Group would receive.

Recent accounting pronouncements

In June 2017, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. In November 2019, the FASB issued ASU 2019-10 which defers the effective dates for the credit losses, derivatives and lease standards for certain companies. The deferred effective date for credit losses is January 1, 2023 for calendar-year end companies which are “smaller reporting companies”, non-SEC filers and all other companies including not-for-profit companies and employee benefit plans. The deferral for the derivatives and lease standards is only applicable to the companies which are not public business entities. The Group is still evaluating the impact of the accounting standard of credit losses on the Group’s consolidated financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intraperiod allocation when there is gain in discontinued operations and a loss from continuing operations, 6) treatment of franchise taxes that are partially based on income. The guidance is effective for calendar year-end public entities on January 1, 2021 and other entities on January 1, 2022. The Group determined there is no impact of this guidance on its consolidated financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. There is no material impact on its consolidated financial statements.

The Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s consolidated balance sheets, consolidated statements of income and comprehensive income and consolidated statements of cash flows.

Note 4 — Revenues

Revenues are recognized when control of the promised services and deliverables are transferred to the Group’s clients in an amount that reflects the considerations the Group expects to be entitled to and receive in exchange for services and deliverables rendered.

The following table presents the Group’s revenues disaggregated by service lines for the years ended June 30, 2023 and 2022:

	For the years ended June 30
	2022	2023
	HKD	HKD	US$
Employment services	$15,030,032	$14,485,440	$1,848,505
Payroll outsourcing services	16,011,572	16,981,233	2,166,996
Consultancy and market research services	15,873,473	-	-
Total revenues	$46,915,077	$31,466,673	$4,015,501

The following table presented the Group’s revenues disaggregated by service lines and geographic location of the employees of our customers for the years ended June 30, 2023 and 2022:

	For the years ended June 30
	2022	2023	2023
Revenues	HKD	HKD	US$
Hong Kong	$1,108,019	$602,599	$76,898
Macau	169,027	277,889	35,462
PRC	11,426,534	10,550,194	1,346,322
Taiwan	1,623,067	1,703,697	217,411
Japan	361,826	699,535	89,269
Australia	116,278	132,354	16,890
Thailand	64,175	40,738	5,199
Malaysia	57,033	37,928	4,840
Vietnam	44,782	60,850	7,765
India	18,444	79,809	10,185
Indonesia	20,210	195,607	24,962
Philippines	20,637	62,901	8,027
Bangladesh	-	36,391	4,644
Singapore	-	4,948	631
Total employment services	15,030,032	14,485,440	1,848,505
Hong Kong	2,865,852	842,269	107,483
Macau	777,858	682,743	87,126
PRC	12,355,903	15,378,972	1,962,530
India	11,959	77,249	9,857
Total payroll outsourcing services	16,011,572	16,981,233	2,166,996
Hong Kong	15,873,473	-	-
Total consultancy and market research services	15,873,473	-	-
Total revenues	$46,915,077	$31,466,673	$4,015,501

The following table presents the Group’s revenues disaggregated by the timing of revenue recognition for the years ended June 30, 2023 and 2022:

	For the years ended June 30,
	2022	2023
	HKD	HKD	US$
Services transferred over time	$40,529,178	$31,466,673	4,015,501
Services and deliverables transferred at a point in time	$6,385,899	$-	-
Total revenues	$46,915,077	$31,466,673	4,015,501

Note 5 — Accounts receivable, net

Accounts receivable, net consisted of the following:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Accounts receivable	$9,114,466	2,269,311	289,589
Less: Allowance for doubtful accounts	(80,379)	(19,022)	(2,427)
Accounts receivable, net	$9,034,087	2,250,289	287,162

For the years ended June 30, 2023 and 2022, reversal of provision for doubtful accounts and provision for doubtful accounts were HKD61,357 (US$7,830) and HKD5,246, respectively.

The following table sets forth the movement of allowance for doubtful accounts:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Beginning balance	$75,133	80,379	10,257
Recovery	(75,133)	(79,490)	(10,144)
Addition	80,379	18,133	2,314
Ending balance	$80,379	$19,022	2,427

Note 6 — Prepayment, deposits and other receivables, net

Prepayment, deposits and other receivables, net included the following:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Prepayments (1)	$26,083	614,545	78,423
Other deposits (2)	1,853,072	1,862,922	237,730
Rental deposits	13,428	515,583	65,794
Remuneration receivables from the customers to customers’ employees (4)	1,509,556	1,377,989	175,847
Other receivables (3)	224,001	83,784	10,692
Total Prepayment, deposits and other receivables, net	$3,626,140	4,454,823	568,486

(1)	It includes the expenses paid in advance to service providers.

(2)	It is refundable deposits to in-country partners upon the termination of services.

(3)	It includes the out-of-pocket payments to be collected from the Group’s service clients.

(4)	It represents the unsettled payments from customers in respect of the Group’s invoices issued for payments of salaries and other statutory contributions (if applicable) of employees of the customers.

Note 7 — Property and equipment, net

Property and equipment consisted of the following:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Leasehold improvements	$229,624	229,624	29,303
Furniture and fixtures	102,000	102,000	13,016
Office equipment	620,868	642,666	82,011
Subtotal	952,492	974,290	124,330
Less: accumulated depreciation	(564,401)	(715,674)	(91,328)
Total	$388,091	258,616	33,002

Depreciation expense for the years ended June 30, 2023 and 2022 amounted to HKD154,457 (US$19,710) and HKD176,605, respectively. Purchase of property and equipment for the years ended June 30, 2023 and 2022 amounted to HKD25,303 (US$3,229) and nil, respectively.

Note 8 — Accrued expenses and other payables

Accrued expenses and other payables consisted of the following:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Accrued expenses	$1,078,493	746,214	95,225
Refundable deposits received for employment services (1)	4,240,507	4,790,267	611,291
Remuneration payables for customers’ employees (2)	1,196,579	1,532,464	195,560
Other deposits received (3)	58,171	88,451	11,287
Dividend Payable (Note 13)	2,001,044	5,942,366	758,313
Deferred income	196,600	65,800	8,397
Total	$8,771,394	13,165,562	1,680,073

(1)	It represented security deposits received from the customers to protect the Group from the loss that the Group may suffer from the termination of employment with the Group’s seconded employees.

(2)	It mainly comprised funds received from the customers in relation to retirement benefit contributions (including MPF and social insurance) and payroll funds of employees of the customers which are to be paid.

(3)	The deposits mainly represented the customers’ advance of payroll funds to ensure timely settlement of customer’s employees’ salaries and retirement benefit contributions to the relevant government authorities.

Note 9 — Bank loans

Bank loans consisted of the following:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Bank of China (Hong Kong) Limited – Loan 1 (1)	$1,913,234	$-	$-
The Hongkong and Shanghai Banking Corporation Limited – Loan 2 (2)	1,020,782	-	-
Bank of China (Hong Kong) Limited – Loan 3 (3)	-	2,000,740	255,317
Total	$2,934,016	2,000,740	255,317

(1)	On March 31, 2021, Galaxy Payroll (HK) borrowed HK$5,003,898 as working capital for 2 years from March 31, 2021 to March 31, 2023 at an annual interest rate of one-month Hong Kong Inter-bank Offered Rate plus 3% under the loan agreement with Bank of China (Hong Kong) Limited signed on January 15, 2021. The loan was secured by personal guarantees from Mr. Wai Hong Lao, Mr. But, Yiu Kong Kenneth and Mr. Wai Cheung Yeung, who is the directors and shareholders of Galaxy Payroll (HK).

(2)	On February 5, 2020, Galaxy Payroll (HK) borrowed HK$4,397,778 as working capital for 3 years from February 5, 2020 to February 5, 2023 at an annual interest rate of 3.875% under the loan agreement with The Hongkong and Shanghai Banking Corporation Limited signed on December 13, 2019. The loan was secured by personal guarantees from Mr. Wai Hong Lao, Mr. But, Yiu Kong Kenneth and Mr. Wai Cheung Yeung, who is the directors and shareholders of Galaxy Payroll (HK).

(3)	On June 30, 2023, Galaxy Payroll (HK) borrowed HK$2,000,000 as working capital for unlimited days at an annual interest rate of HKD Prime Rate plus 3% under the loan agreement with Bank of China (Hong Kong) Limited signed on January 15, 2021. The loan was secured by personal guarantees from Mr. Wai Hong Lao, Mr. But, Yiu Kong Kenneth and Mr. Wai Cheung Yeung, who is the directors and shareholders of Galaxy Payroll (HK).

Interest expenses pertaining to the above bank borrowings for the years ended June 30, 2023 and 2022 amounted to HKD62,547 (US$7,981) and HKD173,500, respectively. The weighted average annual interest rate for the years ended June 30, 2023 and 2022 was 3.89% and 3.52%, respectively.

The bank loan as of June 30, 2023 was subsequently fully repaid to Bank of China (Hong Kong) Limited on July 3, 2023.

Note 10 — Taxes

Cayman Island and British Virgin Islands

The Group, Melkweg Cayman and Melkweg BVI were incorporated in the Cayman Islands and British Virgin Islands respectively and conduct all of the Group’s businesses through subsidiaries in Hong Kong, Macau, PRC and Taiwan. Under the current laws of the Cayman Islands and British Virgin Islands, the Group and Melkweg BVI are not subject to tax on income or capital gains. In addition, upon payments of dividends by Melkweg BVI to Melkweg Cayman and Melkweg Cayman to the Group’s shareholders, no Cayman Island and British Virgin Islands withholding tax will be imposed.

Hong Kong

Two-tier Profits Tax Rates

Galaxy Payroll (HK), Galaxy GEO Services, Galaxy Payroll (China) and Galaxy Payroll (TW) were incorporated in Hong Kong and are subject to Hong Kong profits tax compliance.

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (“the Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Under the Ordinance, it is an entity’s election to nominate an entity that will be subject to the two-tier profits tax rate on its Profits Tax Return. The election is irrevocable.

Galaxy Payroll (HK) applies the two-tier profits tax rate for its provision for current income and deferred taxes.

Net operating loss will be carried forward indefinitely under Hong Kong profits tax regulation.

Macau

Galaxy HR (Macau) applies the exemption amount for the supplementary income tax income is set at MOP600,000 for its tax years of 2022 and 2021.

Corporate Income Tax in Galaxy HR (Macau) is subject to a 12% tax rate during the years ended June 30, 2023 and 2022.

The People’s Republic of China (“PRC”)

Under the Law of The People’s Republic of China on Enterprise Income Tax (the “EIT Law”) and Implementation Regulation of the EIT Law, the tax rate of Galaxy HR (SZ) is 25% during the years ended June 30, 2023 and 2022.

Taiwan

Corporate Income Tax in Galaxy HR (TW) is subject to a 20% tax rate during the years ended June 30, 2023 and 2022.

No provision for taxation in PRC and Taiwan has been made as the Group’s entities in PRC and Taiwan had no assessable profit.

The Income/(Loss) before Income Taxes consisted of the following components:

	For the years ended June 30,
	2022	2023
	HKD	HKD	US$

Hong Kong	$27,202,228	$11,003,941	$1,404,227
Foreign	52,115	(187,598)	(23,940)
Total Income/(Loss) before Income Taxes	$27,254,343	$10,816,343	$1,380,287

The income tax provision consisted of the following components:

	For the years ended June 30,
	2022	2023
	HKD	HKD	US$
Current:
Hong Kong	$4,696,002	$1,637,978	$209,024
Foreign	-	167,685	21,399
Total current	4,696,002	1,805,663	230,423
Total provision for income taxes	$4,696,002	$1,805,663	$230,423

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities as of:

	As of June 30,
	2022	2023
	HKD	HKD	US$
Deferred Tax Assets/Liabilities
Net operating loss carryforwards	$568,381	$419,847	$53,557
Less: valuation allowance	(568,381)	(419,847)	(53,557)
Deferred tax assets, net	$-	$-	$-

The net decrease of valuation allowance during the year ended June 30, 2023 was HKD148,534 (US$18,955) mainly due to utilization of the WFOE NOL HKD113,177 (US$14,443); increase in valuation allowance HKD26,686 (US$3,405) and foreign exchange difference HKD62,043 (US$7,917).

A reconciliation between the Group’s actual provision for income taxes and the provision at the Hong Kong statutory rate was as follows:

	For the years ended June 30,
	2022	2023
	HKD	HKD	US$
Income before income tax	$27,254,343	10,816,343	1,380,286
Hong Kong income tax rate	16.5%	16.5%	16.5%
Income tax expense computed at statutory rate	4,496,966	1,784,698	227,748
Reconciling items:
Non-deductible expenses	386,813	2,110	269
Non-taxable income	(45,673)	(31,867)	(4,067)
Preferential rate (1)	(239,160)	(239,160)	(30,520)
Temporary difference not recognized	25,534	20,614	2,631
Valuation allowance	144,648	(86,490)	(11,037)
Different tax rates of subsidiaries operating in other jurisdictions	(73,126)	322,900	41,206
Under-provision in prior year	-	32,858	4,193
Total income tax expense	$4,696,002	1,805,663	230,423
Effective tax rate	17%	17%	17%

(1)	The Group’s basic and diluted earnings per shares would have been each lower by HKD0.010 (US$0.001) per share for the year ended June 30, 2023 and 2022 without the preferential tax rate reduction, respectively.

The Group evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2023 and 2022, the Group has unrecognized tax losses, incurred from the PRC entities, of HKD1,679,389 (US$214,309) and HKD2,273,522 (US$289,724), respectively. The Management believes that it is more likely than not that the Group will not realize these potential tax benefits as these operations will not generate any operating profits in the foreseeable future. As a result, a valuation allowance was provided against the full amount of the potential tax benefits based on the unrecognized tax losses incurred. No deferred tax is recognized during the year ended June 30, 2023 and 2022. As of June 30, 2023, the tax loss carry-forwards will expire between the calendar year 2024 through 2028.

Note 11 — Related party transactions

The following was a summary of related party’s transactions for the years ended June 30, 2023 and 2022:

Mr. But, Yiu Kong Kenneth (“Mr. Kenneth But”), an executive director of the Group.

Transactions with related parties

			For the years ended June 30,
		Nature of	2022	2023
Name of related parties	Relationship	transactions	HKD	HKD	US$
Noah Trust (Asia) Limited	Mr. Kenneth But being one of its directors	Payroll outsourcing service fee income	6,000	6,000	766

Note 12 — Commitments and contingencies

The Group has entered into lease arrangements for its office facility.

The components of lease expense were as follows:

	For the years ended June 30,
	2022	2023
	HKD	HKD	US$
Operating lease cost	$1,251,597	$1,177,995	$150,325

Supplemental balance sheet information related to leases was as follows:

	June 30,
	2022	2023
	HKD	HKD	US$
Operating lease:
Operating lease right-of-use assets	$2,077,180	$929,490	$118,613

Current operating lease obligation	1,111,628	960,101	122,520
Noncurrent operating lease obligation	990,964	-	-
Total operating lease obligation	$2,102,592	$960,101	$122,520
Weighted average remaining lease term (in years):
Operating lease	1.9	0.9

Weighted average discount rate:
Operating lease	4.7%	4.7%

Cash paid for amounts included in the measurement of lease liabilities	$1,212,955	$1,147,124	146,386

Non-cancellable Operating Lease

The Group’s commitment for minimum lease payment under its operating lease for its office facility as of June 30, 2023 was as follows:

Years ending June 30,	Amount (HKD)	Amount (US$)
2024	$980,478	$125,120
Total future lease payments	980,478	125,120
Amount representing interest	(20,377)	(2,600)
Present value of future payments	$960,101	$122,520

Total operating lease expense for the Group’s office facilities for the years ended June 30, 2023 and 2022 was HKD1,177,995 (US$150,325) and HKD1,251,597, respectively.

Contingencies

In the ordinary course of business, the Group may be subject to certain legal proceedings, claims, and disputes that arise from the business operations. Although the outcomes of these legal proceedings cannot be predicted, the Group does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of June 30, 2023, the Group had no outstanding lawsuits nor claims.

Note 13 — Equity

Ordinary shares

As of June 30, 2023 and 2022, the ordinary shares issued were 16,000,000 and 10,000 shares with US$0.000625 and US$1.00 par value per share respectively. Each share confers upon the shareholders (a) the right to one vote at a meeting of the shareholders or on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company; and (c) the right to an equal share in the distribution of the surplus assets of the Company on its liquidation. If at any time the shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Dividends

The Group declared HKD13,825,353 (US$1,764,271) and HKD14,407,426 and paid HKD9,884,032 (US$1,261,314) and HKD18,924,782 to its shareholders during the years ended June 30, 2023 and 2022, respectively. The dividend per share was HKD0.86 (US$0.11) and HKD0.90, respectively, during the years ended June 30, 2023 and 2022. As of June 30, 2023, the dividend payable balance was HKD5,942,366 (US$758,313) (Note 8) and subsequently fully paid up to September 19, 2023.

Subscription receivable

The subscription receivable represents the unpaid capital contribution of US$10,000 for Galaxy Payroll BVI by the shareholders.

Share split

On December 19, 2022, the Company filed Amended and Restated Charter with the Registrar to increase its authorized shares from 50,000 Ordinary Shares, par value of US$1 per share, to unlimited number of Ordinary Shares, par value of US$0.000625 per share and effectuated a forward split of all issued and outstanding shares at a ratio of 1,600:1. All references made to share or per share amounts in the consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1,600 for 1 share split.

Note 14 — Subsequent events

On September 19, 2023, the Group fully paid the declared amount to the shareholders. On September 26, 2023, the Group declared additional dividends to the shareholders of HKD9,382,330 (US$1,200,000) and subsequently paid HKD2,350,890 (US$300,000) dividends on October 5, 2023 to the shareholders. The dividend per share of HKD0.59 (US$0.08).

The Group evaluated all events and transactions that occurred after June 30, 2023 up through the date the Group issued the consolidated financial statements. There were no other subsequent events occurred that would require recognition or disclosure in the Group’s consolidated financial statements.

Until [     ], 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 Ordinary Shares Offered by Galaxy Payroll Group Limited

Galaxy Payroll Group Limited

Prospectus dated October 17, 2023

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED October 17, 2023

Galaxy Payroll Group Limited

2,240,000 Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to the resale of 2,240,000 shares of our Ordinary Shares by the selling shareholder named in this prospectus. We will not receive any of the proceeds from the sale of the Ordinary Shares by the selling shareholder named in this prospectus.

We have reserved the symbol “GLXG” for purposes of listing our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) and have submitted the listing application to Nasdaq. The closing of this resale offering is conditioned upon Nasdaq’s final approval of our listing application. We cannot assure you that our listing application will be approved; if it is not approved by Nasdaq, we will not proceed with this offering.

No sales of the Ordinary Shares covered by this prospectus shall occur until after the closing of our initial public offering (the “IPO”). Any sales will occur from time to time at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholder. The date of effectiveness of the registration statement for our IPO is [●], 2023. The IPO price of the Ordinary Shares is [●] per Ordinary Share. On [●], 2023, the last reported sale price of our Ordinary Shares on Nasdaq was [●] per share.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” section of the Public Offering Prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures related to our status as an emerging growth company in the “Risk Factors” section of the Public Offering Prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2023

THE OFFERING

Ordinary Shares offered by the selling shareholder	2,240,000 Ordinary Shares

Ordinary Shares outstanding before the offering:	16,000,000 Ordinary Shares

Ordinary Shares to be outstanding after our initial public offering pursuant to the Public Offering Prospectus:	18,000,000 Ordinary Shares (18,300,000 shares if the underwriter’ over-allotment option is exercised in full)

Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the selling shareholder named in this prospectus.

ALT-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Ordinary Shares by the selling shareholder. In addition, the underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

SELLING SHAREHOLDERS

The following table sets forth the name of the Selling Shareholders, the number of Ordinary Shares owned by the Selling Shareholders immediately prior to the date of this prospectus and the number of Ordinary Shares to be offered by the Selling Shareholders pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholders to reflect the sale of all of the shares offered under this Resale Prospectus.

Beneficial ownership is based on information furnished by the Selling Shareholders. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially they own.

The Selling Shareholders have not had any position, office or other material relationship within past three years with the Company. The Selling Shareholders are not broker dealers or affiliates of a broker dealer. The Selling Shareholders do not have any agreement or understanding to distribute any of the Ordinary Shares being registered. The Selling Shareholders are offering to sell all their Ordinary Shares from time to time after the closing of the initial public offering by the Company.

Name of the Selling Shareholders	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares owned After Offering	Percentage Ownership After Offering
NEW BASIC GROUP LIMITED (1)	640,000	640,000	0	0%
FIRST START INTERNATIONAL LIMITED (2)	960,000	960,000	0	0%
DYNAMIC ALLY INVESTMENTS LIMITED (3)	640,000	640,000	0	0%
Total	2,240,000	2,240,000	0	0%

(1)	These shares are held by NEW BASIC GROUP LIMITED, a BVI company 100% owned by its sole director, Mr. YEUNG Chun Kong Anson. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Yeung has sole voting and investment power with respect to the shares set forth above.
(2)	These shares are held by FIRST START INTERNATIONAL LIMITED, a BVI company 100% owned by its sole director, Mr. TSE Joseph. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Tse has sole voting and investment power with respect to the shares set forth above.
(3)	These shares are held by DYNAMIC ALLY INVESTMENTS LIMITED, a BVI company 100% owned by its sole director, Mr. Wong Ying Chuen. Its registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Wong has sole voting and investment power with respect to the shares set forth above.

ALT-2

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this prospectus forms a part, and after the closing of the initial public offering, sell any or all of their Ordinary Shares being offered under this prospectus on any stock exchange, market or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling shareholder, rather than under this prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

ALT-3

Rule 5110 requires member firms to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

●

whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

●

in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholders in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by the selling shareholders.

If any of the Ordinary Share offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, the selling shareholders and purchaser are responsible for paying any discounts, and similar selling expenses they incur.

We and the selling shareholders have agreed to indemnify one the other against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain other legal matters as to BVI law will be passed upon for the selling shareholders by Forbes Hare, our counsel as to BVI law.

ALT-4

Galaxy Payroll Group Limited

2,240,000 Ordinary Shares

to be sold by the Selling Shareholders

___________________

RESALE PROSPECTUS

___________________

          , 2023

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [●], 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On August 26, 2021, the Company and Melkweg Holdings Limited entered into a share exchange agreement, pursuant to which the Company issued to three shareholders and their designees of Melkweg Holdings Limited a total of 10,000 (before the Forward Share Split) Ordinary Shares in exchange for all of the outstanding equity shares of Melkweg Holdings Limited. As a result of the share exchange, Melkweg Holdings Limited become a wholly owned subsidiary of the Company. The issuance of the shares were replied upon the exemption under Regulation S of the Securities Act.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 7 to the Registration Statement on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, Special Administrative Region of the People’s Republic of China, on October 17, 2023.

Galaxy Payroll Group Limited

By:	/s/ Wai Hong Lao
Wai Hong Lao
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 17, 2023.

Signature	Title

/s/ Wai Hong Lao	Chief Executive Officer (Principal Executive Officer), Chairman of the Board
Name: Wai Hong Lao

/s/ *	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Name: Wai Cheung Yeung

*	Chief Operating Officer, Director
Name: Yiu Kong Kenneth But

*By:	/s/ Wai Hong Lao
Wai Hong Lao
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on October 17, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Partner

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement

1.2	Form of Lockup Agreement (Included as an exhibit to the Form of Underwriting Agreement)

3.1**	Amended and Restated Memorandum and Articles of Association

4.1**	Specimen Certificate for Ordinary Shares

5.1**	Opinion of Forbes Hare regarding the validity of the securities being offered

8.1**	Opinion of Forbes Hare regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)

8.2**	Opinion of Han Kun Law Offices. regarding certain PRC tax matters (included in 99.2)

8.3**	Opinion of Han Kun Law Offices LLP, regarding certain Hong Kong tax matters (included in Exhibit 99.3)

10.1**	Form of Employment Agreement by and between executive officer and the Registrant

10.2**	Form of Indemnification Agreement by and between directors, officers and the Registrant

10.3**	English Translation of the human resources outsourcing service agreement by and between the Company and China-Key HR Outsourcing Co., Limited

10.4**	Master Service Agreement by and between the Company and Celergo LLC. dated March 20, 2013.

10.5**	Memorandum of Understanding by and between the Company and SafeGuard World International LLC. Dated March 13, 2013

10.6**	Office lease contract, by and between Galaxy Payroll (HK) and Smilax Investments Limited dated as of May 1, 2022.

10.7**	Office lease contract, by and between Galaxy HR (SZ) and Shenzhen Aoxinya Property Development Co., Ltd. dated as of June 1, 2021.

10.8**	Office lease contract, by and between Galaxy HR (TW) and Jianfeng Chen dated as of November 1, 2021.

10.9**	Service agreement by and between Galaxy Payroll (HK) and the Noah Trust (Asia) Limited, dated November 1, 2019.

10.10**	Office lease contract, by and between Galaxy HR (TW) and Raymond Lao dated May 18, 2019

10.11**	Office lease contract, by and between Galaxy HR (TW) and Raymond Lao dated May 19, 2020

10.12**	Termination of the office lease, by and between Galaxy HR (TW) and Raymond Lao dated October 31, 2020.

16.1**	Letter from Friedman LLP regarding change of auditor.

21.1**	List of Subsidiaries

23.1	Consent of Marcum Asia CPAs LLP

23.2	Consent of Friedman LLP

23.3**	Consent of Forbes Hare (included in Exhibit 5.1)

23.4**	Consent of Han Kun Law Offices LLP (included in Exhibit 99.3)

23.5**	Consent of Han Kun Law Offices (included in Exhibit 99.2)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Opinion of Han Kun Law Offices, PRC counsel to the Registrant, regarding certain PRC law matters

99.3**	Opinion of Han Kun Law Offices LLP, Hong Kong counsel to the Registrant, regarding certain Hong Kong law matters

99.4**	Consent of Kwok Ho Kenward Law

99.5**	Consent of Ho Fu Billy Wong

99.6**	Consent of Xiao Liang Li

107	Filing Fee Table

**	Previously filed.